Prospectus

Filed pursuant to 424(b)(3)

Registration Statement No. 333-276760

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

Issuance of up to 12,124,666 Ordinary Shares

Pre-Funded Warrants to Subscribe for up to 12,124,666 Ordinary Shares

(or some combination of Ordinary Shares and

Pre-Funded Warrants in the amounts reflected above)

Up to 12,124,666 Ordinary Shares Underlying the Pre-Funded Warrants

We are offering 12,124,666 ordinary shares, $0.0022 par value per share (the “Ordinary Shares”), at a public offering price of $0.24 (equal to 17.5 % off of the last sale price of our Ordinary Shares as reported by The Nasdaq Capital Market on February 15, 2024). We are also offering to certain purchasers whose acquisition of Ordinary Shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares immediately following the consummation of this offering, the opportunity to acquire, if any such purchaser so chooses, 12,124,666 pre-funded warrants to subscribe for Ordinary Shares, in lieu of Ordinary Shares that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares. Each pre-funded warrant will be exercisable for one ordinary share. The pre-funded exercise price for each pre-funded warrant (and accompanying warrants) will be equal to the price at which a single ordinary share is sold to the public in this offering, minus $0.0022, and the remaining non pre-funded exercise price of each pre-funded warrant will be $0.0022 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the Ordinary Shares issuable upon exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant acquired, the number of Ordinary Shares we are offering will be decreased on a one-for-one basis.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

We are a “foreign private issuer” as defined under applicable Securities and Exchange Commission (“SEC”) rules and an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are eligible for reduced public company disclosure requirements.

Our Ordinary Shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “SMX” and our public warrants are listed on The Nasdaq Capital Market under the symbol “SMXWW”. On February 15, 2024, the closing price of our Ordinary Shares was $0.2947.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Investing in the Company’s securities involves risks. See “Risk Factors” beginning on page 13 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Per Pre- Funded Warrant	Total
Price to the public	$0.24	0.2378	2,890,863.44
Underwriting discounts and commissions	$0.006	0.005945	72,271.59
Proceeds to us, before expenses	$0.234	0.231855	2,818,591.85

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and purchase all of the Ordinary Shares offered under this prospectus if any such shares are taken.

The underwriters expect to deliver the Ordinary Shares on or about February 20, 2024.

EF Hutton LLC

Prospectus dated February 15, 2024

ABOUT THE PROSPECTUS

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Any amendment or supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such amendment or supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. See “Where You Can Find More Information.”

Neither we nor the underwriter have authorized any other person to provide you with different or additional information. Neither we nor the underwriter take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, any you may obtain copies of those documents as described under “Where You Can Find More Information.”

Neither we nor the underwriter are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, neither we nor the underwriter have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade name or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Certain amounts that appear in this prospectus may not sum due to rounding.

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IMPORTANT INFORMATION ABOUT IFRS AND NON-IFRS FINANCIAL MEASURES

SMX (Security Matters) Public Limited Company’s (“Company”) financial statements are prepared in accordance with international financing reporting standards, as adopted by the International Accounting Standards Board (“IFRS”). Security Matter PTY’s historical consolidated financial statements are prepared in accordance with IFRS. Security Matters PTY (formerly, Security Matters Limited, an Australian public company with Australian Company Number (ACN) 626 192 998 listed on the Australian Stock Exchange through March 7, 2023) is currently a private, wholly-owned subsidiary of the Company, whose name was changed to Security Matters PTY Ltd. in June 2023 (“Security Matters PTY”).

Certain of the measures included in this prospectus may be considered non-IFRS financial measures. Non-IFRS financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with IFRS, and non-IFRS financial measures as used by Security Matters PTY may not be comparable to similarly titled amounts used by other companies.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the regions in which we operate, including our general expectations and market position, market opportunity, market share and other management estimates, is based on information obtained from various independent publicly available sources and other industry publications, surveys and forecasts, which we believe to be reliable based upon our management’s knowledge of the industry. We have not independently verified the accuracy and completeness of such third-party information to the extent included in this prospectus. Such assumptions and estimates of our future performance and growth objectives and the future performance of our industry and the markets in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the headings “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	the benefits of the transactions contemplated by the Business Combination Agreement, dated as of July 26, 2022, by and among the Company, Security Matters PTY, Lionheart III Corp., a Delaware corporation (“Lionheart”) and Aryeh Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”) (the “BCA”) and the scheme implementation deed, dated as of July 26, 2022, by and among the Company, Security Matters PTY, Lionheart and Merger Sub (“SID”) (collectively, the “Business Combination”);

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●	the Company’s financial performance following the Business Combination;

●	the ability to maintain the listing of the Ordinary Shares on Nasdaq;

●	changes in the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

●	the Company’s ability to develop and launch new products and services;

●	the Company’s ability to successfully and efficiently integrate future expansion plans and opportunities;

●	the Company’s ability to grow its business in a cost-effective manner;

●	the Company’s product development timeline and estimated research and development costs;

●	the implementation, market acceptance and success of the Company’s business model;

●	developments and projections relating to the Company’s competitors and industry;

●	the Company’s approach and goals with respect to technology;

●	the Company’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	the impact of war, state, terror threats, the COVID-19 pandemic or other adverse public health developments on the Company’s business;

●	changes in applicable laws or regulations; and

●	the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing views as of any subsequent date, and no obligation is undertaken to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the outcome of any legal proceedings that may be instituted against the Company;

●	the ability to maintain the listing of the Ordinary Shares on Nasdaq;

●	changes in applicable laws or regulations;

●	the lingering effects of the COVID-19 pandemic on the Company’s business;

●	the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities;

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●	the risk of downturns and the possibility of rapid change in the highly competitive industry in which the Company operates;

●	the risk that the Company and its current and future collaborators are unable to successfully develop and commercialize its products or services, or experience significant delays in doing so;

●	the risk that the Company may never achieve or sustain profitability;

●	the risk that the Company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all;

●	the risk that the Company experiences difficulties in managing its growth and expanding operations;

●	the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations;

●	the risk that the Company is unable to secure or protect its intellectual property;

●	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

●	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all the information that you should consider before investing in our securities. Before making an investment decision, you should read this entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other documents to which this prospectus refers. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements” for more information.

Our Company

We envision our self as the next generation solution provider of brand protection, authentication and track and trace technology for the anti-counterfeit market. Our vision is to build confidence in the era of the digital economy, enabling parties to maintain trust in physical assets and processes. Our transformative solution aims at building on the principles of The United Nations’ Sustainability Development Goals, particularly Goal 12: “Ensure sustainable consumption and production patterns” that can create value for participants in the circular economy. As an increasing number of industries and sectors are committing to using recycled material and realizing the broader strategic vision of net zero carbon emissions, we believe our solution is the next generation for sustainability and the circular economy.

For more information about the Company, see the sections entitled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Business Combination

On March 7, 2023 (the “Closing Date”), the Company consummated its previously announced business combination pursuant to the BCA and its previously announced SID.

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Beginning on the day immediately prior to the Closing Date and finishing on the day immediately after the Closing Date, the following transactions occurred pursuant to the terms of the BCA:

●	Under the SID, Security Matters PTY proposed a scheme of arrangement under Part 5.1 of the Corporations Act 2001 (Cth) (“Corporations Act”) (“Scheme”) and the equal reduction of capital under section 256B of the Corporations Act pursuant to which all ordinary shares of Security Matters PTY were cancelled in accordance with the terms of the resolution of the shareholders of Security Matters PTY whereby the shareholders approved the capital reduction (“Capital Reduction”) which resulted in all shares in Security Matters PTY being cancelled in return for the issuance of ordinary shares of the Company, with the Company being issued one share in Security Matters PTY (this resulted in Security Matters PTY becoming a wholly owned subsidiary of the Company);

●	Under the SID, Security Matters PTY proposed an option scheme of arrangement under Part 5.1 of the Corporations Act (“Option Scheme”), which resulted in the Security Matters PTY options held by participants in the Option Scheme being subject to a cashless exercise based on a Black-Scholes valuation, in exchange for SMX Shares. Under the Scheme those shares were cancelled and the participants received Ordinary Shares on the basis of the Scheme consideration;

●	Security Matters PTY shareholders received consideration under the Scheme of one Ordinary Share per 10.3624 Security Matters Shares having an implied value of $10.00 per Ordinary Share and the Company became the holder of all of the issued shares in Security Matters PTY and Lionheart, with Security Matters PTY being delisted from the Australian Stock Exchange;

●	Merger Sub merged with and into Lionheart, with Lionheart surviving the merger as a wholly owned subsidiary of the Company; and

●	Existing Lionheart stockholders received Ordinary Shares in exchange for their existing Lionheart shares and existing Lionheart warrant holders had their warrants automatically adjusted to become exercisable in respect of Ordinary Shares instead of Lionheart shares.

Recent Developments

Transfer to Nasdaq Capital Market

On January 3, 2024, the Company received notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), stating that the Nasdaq staff has approved the Company’s application to transfer the listing of its Ordinary Shares from the Nasdaq Global Market to the Nasdaq Capital Market. The Ordinary Shares were transferred to the Nasdaq Capital Market at the opening of business on January 8, 2024.

The Ordinary Shares will continue to trade under the symbol “SMX,” and trading of the Ordinary Shares will be unaffected by the transfer. The Nasdaq Capital Market operates in substantially the same manner as the Nasdaq Global Market.

As a result, the Company’s previously disclosed outstanding Nasdaq Global Market non-compliance notices are deemed to be resolved as a result of the Company’s transfer to the Nasdaq Capital Market.

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Sales Cooperation Agreement

On July 25, 2023, the Company entered into a Sales Cooperation Agreement with Data Vault Holdings, Inc., which acts in the area of Web 3.0 technologies, crypto anchors and data software as a service, pursuant to which each party on a non-exclusive basis will effect introductions of potential clients to the other. Pursuant to the agreement, any transaction between a party and an introduced client shall entitle the introducing party to a commission on income received in the transaction for 48 months. In addition to entering into the Sales Cooperation Agreement, the companies intend to collaborate to advance Data Vault’s Web 3.0 strategies for data visualization, inventory tracking and laboratory automation, using the Company’s digital blockchain platform enhanced with a physical marker.

Reverse Stock Split

On August 8, 2023, the Extraordinary General Meeting of Shareholders (the “General Meeting”) of the Company, which was originally scheduled for August 1, 2023, was held and the Company’s shareholders voted in favor of consolidating every twenty-two ordinary shares in the authorized but unissued and in the authorized and issued share capital of the Company into one ordinary share (the “Reverse Stock Split”).

The Reverse Stock Split reduced the number of outstanding shares of the Company from approximately 48.8 million to approximately 2.2 million and affected all outstanding ordinary shares. No fractional shares were issued in connection with the reverse stock split. Instead, the Company aggregated the fractional entitlements of shareholders who otherwise would have been entitled to receive fractional shares because they held a number of ordinary shares not evenly divisible by twenty-two ordinary shares pursuant to the Reverse Stock Split or they held less than the number of ordinary shares which should be consolidated into one ordinary share pursuant to the reverse stock split and, to the extent possible, sell such aggregated fractional ordinary shares on the basis of prevailing market prices at such time. The par value of the ordinary shares was increased from $0.0001 to $0.0022.

After the Reverse Stock Split, all outstanding Company options, warrants and other applicable convertible securities, including the Company’s warrants listed on the Nasdaq Capital Market under the symbol SMXWW which retained its existing CUSIP number, were proportionately adjusted in accordance with their respective terms.

In connection with the Reverse Stock Split, the Company amended the Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (“Amended Constitution”) to reflect the adjustment of the par value and increase in the total authorized ordinary shares of the Company.

Successful Marking of rPET Granule Raw Material

On August 21, 2023, the Company announced that, alongside Indorama Ventures, it successfully marked rPET granule raw material for textile production. Through successfully marking and detecting the uniformly dispersed SMX Technology within granulated rPET, Indorama Ventures is evaluating the patented non-destructive technology’s potential to authenticate premium rPET grades through its network of subcontractors and suppliers. The SMX Technology was successfully detected within the granules after the granulation process, within the dope dyed POY and DTY polyester filament yarns and within the undyed, dyed and dope dyed fabrics, regardless of color and the process methods.

Note and Warrant Offering

On September 6, 2023, we consummated the transactions pursuant to a Securities Purchase Agreement dated as of September 5, 2023 (the “Securities Purchase Agreement”) and issued and sold to an institutional investor a convertible promissory note and warrants, for gross proceeds to SMX of approximately US$2.5 million, before deducting fees and other offering expenses payable by the Company.

The note was in the principal amount of $4,290,000, all of which had been converted into Ordinary Shares as of the date of this prospectus. The actual amount loaned by the investor pursuant to the note was $2,574,000 after a 40% original issue discount. The maturity date of the note is the 12-month anniversary of the effective date, and is the date upon which any remaining accrued and unpaid interest and other fees, shall be due and payable. Interest accrues in the amount of 12% per year and shall be payable on the maturity date or upon acceleration or by prepayment or otherwise.

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The investor has the right, at any time, to convert all or any portion of the then outstanding and unpaid principal amount and interest (including any costs, fees and charges) into Ordinary Shares, at a fixed conversion price of $1.6378 per share, subject to customary adjustments and limitations as provided in the note including for fundamental transactions. Additionally, the Company has the right to convert in whole or in part the note into Ordinary Shares, subject to a beneficial ownership limitation.

The note contains customary events of default for transactions similar to the transactions contemplated by the Securities Purchase Agreement and the note, which entitle the investor, among other things, to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the note. Any principal amount or interest on the note which is not paid when due shall bear interest at the rate of the lesser of (i) 24.5% per annum and (ii) the maximum amount permitted by law during the event of default. Upon the occurrence of any event of default, the principal amount then outstanding plus accrued interest (including any costs, fees and charges) increases to 120% of such amount through the date of full repayment multiplied by 150%, as well as all costs of collection.

As of February 14, 2024, the investor has converted all of the principal of the note into an aggregate of 2,619,377 Ordinary Shares.

As part of the transaction, we issued two warrants to the investor, an “A” Warrant and a “B” Warrant. The A Warrant for 3,929,051 Ordinary Shares has an exercise price of $0.0022 per share, subject to customary adjustments, and may be exercised at any time until the five year anniversary of the A Warrant. The B Warrant for 2,619,367 Ordinary Shares has an exercise price of $1.6378 per share, subject to customary adjustments, and may be exercised at any time until the five year anniversary of the B Warrant.

Subsequent to February 14, 2024, the investor exercised the Warrant A for 653,595 Ordinary Shares.

Loan Agreement

On September 19, 2023, the Company amended the (a) loan agreement dated September 7, 2015 (as amended to date, the “Degania Agreement”), by and between SMX Security Matters Ltd. (Israel Corporate Number 515125771) (“SMX Israel”), Degania A. Business AGSHAH Ltd. and Kibbutz Degania and Kamea-the United Kibbutz Movement Ltd. (public benefit company) (“Kamea”) and (b) loan agreement dated September 7, 2015 (as amended to date, “Ketura Agreement” and, with the Degania Agreement, the “Loan Agreements”), by and between SMX Israel, Ketura International Energy AGSHAH Ltd. and Kibbutz Ketura.

Pursuant to the amendment to the Loan Agreements, among other things, Kamea agreed to convert $657,203 of indebtedness (the “Indebtedness Amount”) under the Loan Agreements into 487,281 Ordinary Shares of the Company as payment in full for such indebtedness; provided however, that in the event the proceeds received from Kamea with respect to any sales of the Ordinary Shares are not at least equal to the Indebtedness Amount, the Company will remain liable to Kamea for the balance of the Indebtedness Amount.

EF Hutton Indebtedness

On September 15, 2023, the Company paid $250,000 to EF Hutton LLC (formerly known as EF Hutton, division of Benchmark Investments, LLC), pursuant to a Satisfaction and Discharge of Indebtedness Pursuant to Promissory Note Dated March 7, 2023 (the “Satisfaction and Discharge Agreement”). Upon paying such amount, the promissory note dated March 7, 2023 (the “Note”) in the principal sum of $900,000 was deemed fully paid and satisfied and the promissory note was thereafter canceled, discharged and no longer of any further force or effect.

Joint Project with Domaine des Massifs

On September 27, 2023, the Company announced it launched a collaborative project with Domaine des Massifs, an industry leader in leather sourcing, aiming to offer and establish a comprehensive system for their clients, achieving full traceability, verification, and certification of the origin of raw materials from farm to finished products.

Investment Agreement

On October 3, 2023, Security Matters PTY entered into an Investment Agreement (the “Investment Agreement”) with True Gold Consortium Pty Ltd (“True Gold”), of which Security Matters PTY is a shareholder.

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Pursuant to the Investment Agreement, the AUD475,000 of indebtedness as of June 30, 2023 True Gold owes to Security Matters PTY was waived by Security Matters PTY in exchange for the issuance of additional shares of True Gold (the “True Gold Shares”) such that Security Matters PTY’s holdings in True Gold shall be increased to 51.9% of the total issued and outstanding shares of True Gold, making Security Matters PTY the majority owner of True Gold. Additionally, the existing license agreement as between Security Matters PTY and True Gold was amended to include additional intellectual property of Security Matters PTY to be licensed to True Gold thereunder. Security Matters PTY shall further supply to True Gold a credit line for research and development work by its employees of up to AUD1,000,000, free of interest and collateral.

Pursuant to the Investment Agreement, True Gold shall have the right, within 12 months of the issuance of the True Gold Shares to Security Matters PTY, to purchase the True Gold Shares from Security Matters PTY for a purchase price to be decided by an external valuator.

Plastic Cycle Token

On November 28, 2023, the Company announced the planned launch of a plastic cycle token, scheduled for release in Q2 2024. The initiative is being designed to present a reliable, ethical digital credit platform, aiming to capitalize on billions of dollars in recyclable plastics credits in a newly created market.

The tradeable plastic cycle token is being designed to enable companies to transition towards sustainable practices, encouraging entities within and outside the plastic ecosystem, including oil producers and waste management firms, to increase recycled content utilization.

This initiative is also expected to position the SMX Plastic Cycle Token as a next-generation alternative to carbon credits, creating a new paradigm in the Impact ESG investment landscape. Each token is being designed to represent a quantifiable amount of recycled plastic using the Company’s technology to physically mark the plastics, potentially offering a tangible impact on environmental circularity.

Warrant Reset Offer

On December 8, 2023, the Company consummated an inducement offer letter agreement with certain holders of the Company’s outstanding Warrant Bs to purchase Ordinary Shares of the Company. The Warrant Bs were issued on June 27, 2022 and had an exercise price of $5.28 per share (after taking into account the Company’s 1:22 reverse share split).

Pursuant to the inducement letter, the holders agreed to exercise for cash their Warrant Bs to purchase an aggregate of 606,060 Ordinary Shares at a reduced exercise price of $1.15 per share in consideration for the Company’s agreement to issue new warrants to purchase, in the aggregate, up to 909,090 of the Company’s Ordinary Shares at an exercise price of either (i) $0.0022 per share in an amount not to exceed 75% of the new warrant shares, or (ii) $1.15 per share, in the discretion of the warrantholders. The Company received aggregate gross proceeds, before payment of transaction fees and expenses, of approximately $697,000 from the exercise of the Warrant Bs by the holders. In January 2024, the holders of such reset warrants exercised 454,544 warrants pursuant to the option described above under clause (i), and as a result we issued an aggregate of 454,544 ordinary shares.

Agreement with R&I Trading of New York

On January 12, 2024, the Company announced that it entered into a $5 million contract with R&I Trading of New York (“R&I Trading”). The agreement with R&I Trading aims to set new standards in brand protection, authentication, ethical sourcing, and origination, specifically for the Fast-Moving Consumer Goods (FMCG) sector, including Beverage and Pharmaceutical industries.

Conversion and Exchange or Notes and Warrants

On or about January 12, 2024, the Company issued an aggregate of 4,032,256 Ordinary Shares and warrants to purchase an aggregate of 4,032,256 ordinary shares, to holders (the “Note Holders”) of existing convertible notes (the “Existing Notes”) and Redeemable Warrants (the “Redeemable Warrants”), in exchange for the cancellation of an aggregate of (a) approximately $750,000 owed to the Note Holders under the Existing Notes and (b) $1,450,000 cash value of Redeemable Warrants. The Company also issued 457,682 Ordinary Shares to a service provider (the “Service Provider”) as payment in full for $260,000 worth of services previously provided to the Company by the Service Provider. Such transactions were evidenced by a series of substantially similar Conversion and Exchange Rights Agreements executed as of December 31, 2023.

Notice of Failure to Satisfy a Continued Listing Rule

On January 26, 2024, the Company received a deficiency letter from the Listing Qualifications Department (the “Staff”) of Nasdaq, notifying the Company that it is not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) for continued listing on the Nasdaq Capital Market, as the bid price of the Company’s ordinary shares on the Nasdaq Capital Market was below $1.00 for 30 consecutive business days, from December 11, 2023 to January 25, 2024.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A) (the “Compliance Period Rule”), the Company has a period of 180 calendar days, or until July 24, 2024 (the “Compliance Date”), to regain compliance with the Minimum Bid Price Requirement. If, at any time before the Compliance Date, the closing bid price of the Company’s ordinary shares is at least $1.00 for a minimum of ten consecutive business days, the Staff will provide a written confirmation to the Company that it has regained compliance with the Minimum Bid Price Requirement.

If the Company does not regain compliance with the Minimum Bid Price Requirement by the Compliance Date, the Company may be eligible for additional time. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company meets these requirements, Nasdaq will inform the Company that it has been granted an additional 180 calendar days. However, if it appears to Nasdaq that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice that its securities will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Listing Qualifications Panel (the “Panel”) pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination by the Staff to the Panel, such appeal would be successful.

Additionally, there can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement, or will otherwise be compliant with other Nasdaq Listing Rules.

Letter Agreement with YA II PN, Ltd.

On February 2, 2024, the Company entered into a Letter Agreement with YA II PN, Ltd., a Cayman Islands exempt limited partnership (“Yorkville”) dated February 1, 2024 (the “Letter Agreement”), which amends and supplements the Standby Equity Purchase Agreement dated February 23, 2023, by and between the Company and Yorkville (the “SEPA”) pursuant to which, among other things, Yorkville advanced to the Company Pre-Paid Advances in the aggregate of $2,000,000 evidenced by a convertible promissory note issued to Yorkville dated May 23, 2023 as amended by that Letter Agreement dated July 27, 2023 (the “May Pre-Paid Advance”).

Pursuant to the Letter Agreement, the Company agreed to make payments to Yorkville, which may include proceeds of Advances (as defined in the SEPA) under the SEPA, to repay the amounts outstanding under the May Pre-Paid Advance plus Payment Premium (as defined in the SEPA), until all such amounts are fully repaid, and shall use commercially reasonable best efforts to do so by April 1, 2024. The Letter Agreement further provided that any proceeds from any capital raise after April 1, 2024, other than Advances under the SEPA, will be utilized to pay down outstanding principal, outstanding default interest and Payment Premium under the May Pre-Paid Advance. As a result, subsequent to the effective date of the Letter Agreement, the Company issued an aggregate of 1,000,000 Ordinary Shares as advances, the proceeds of which were applied to pay the first $100,000 fee described below and the remainder to repay a portion of the principal and interest outstanding under the convertible promissory note evidencing the remaining Pre-paid Advance.

The Company agreed to pay a fee to Yorkville equal to $200,000, of which $100,000 shall be payable from the next Advance after the date of the Letter Agreement and $100,000 shall be payable by April 1, 2024 (the “Second Tranche Fee”); provided, that the Second Tranche Fee will not be due if the total amount due and outstanding under the May Pre-Paid Advance is paid in full by April 1, 2024.

The Company further agreed to issue to Yorkville a 5-year warrant to purchase 250,000 ordinary shares of the Company at an exercise price of $0.0022 per share (the “Warrant”). Such ordinary shares issuable upon exercise of the Warrant have demand registration rights, and the Company further agreed to register additional ordinary shares that may be issued pursuant to the SEPA as provided in the Letter Agreement.

The Company also agreed to file a registration statement to register additional Registrable Securities (defined in the SEPA) and the Ordinary Shares issuable upon exercise of the warrant no later than thirty (30) calendar days from the date of the Letter Agreement and to file a registration statement to register additional Registrable Securities any time the Registrable Securities are less than 500,000 Ordinary Shares.

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Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

The Company qualifies as an “emerging growth company” as defined in the JOBS Act. As an “emerging growth company,” the Company may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

The Company may take advantage of these reporting exemptions until it is no longer an “emerging growth company.”

The Company is also considered a “foreign private issuer” and will report under the Securities Exchange Act of 1934, as amended (“Exchange Act”) as a non-U.S. company with “foreign private issuer” status. This means that, even after the Company no longer qualifies as an “emerging growth company,” as long as it qualifies as a “foreign private issuer” under the Exchange Act, it will be exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events

The Company may take advantage of these reporting exemptions until such time that it is no longer a “foreign private issuer.” The Company could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of the Company’s outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of the Company’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of the Company’s assets are located in the United States; or (iii) the Company’s business is administered principally in the United States.

The Company may choose to take advantage of some but not all of these reduced burdens. The Company has taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained in this prospectus may be different from the information you receive from the Company’s competitors that are public companies, or other public companies in which you have made an investment.

As a foreign private issuer, the Company is also be permitted to follow certain home country corporate governance practices instead of those otherwise required under the applicable rules of Nasdaq for domestic U.S. issuers. In order to rely on this exception, the Company is required to disclose each Nasdaq rule that it does not intend to follow and describe the home country practice that it will follow in lieu thereof. The Company currently follows the following Irish corporate governance practices in lieu of Nasdaq corporate governance rules: The Company has elected to (a) amend its 2022 Equity Incentive Plan to increase the number of shares authorized under the plan without stockholder approval, (b) follow home country practice in lieu of the requirements under Nasdaq Rule 5635(d) to seek shareholder approval in connection with certain transactions involving the sale, issuance and potential issuance of its Ordinary Shares (or securities convertible into or exercisable for its Ordinary Shares) at a price less than certain referenced prices, if such shares equal 20% or more of the Company’s Ordinary Shares or voting power outstanding before the issuance, and (c) follow home country practice in lieu of the requirements under Nasdaq Rule 5635(c) to seek shareholder approval in connection with the establishment or material amendment of a stock option or purchase plan or arrangement pursuant to which stock may be acquired by officers, directors, employees or consultants.

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Summary Risk Factors

Investing in our securities entails a high degree of risk as more fully described under “Risk Factors.” You should carefully consider such risks before deciding to invest in our securities. These risks include, among others:

Risks Related to Ownership of the Ordinary Shares

●	A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.
●	If securities or industry analysts do not publish or cease publishing research or reports about the Company, its business, or its market, or if they change their recommendations regarding the Ordinary Shares adversely, then the price and trading volume of the Ordinary Shares could decline.

Risks Related to Our Legal and Regulatory Environment

●	Changes in laws, regulations or rules, and a failure to comply with any laws, regulations and standards, may adversely affect our financial and operating performance and profitability.

Risks related to the business and operations of the Company

●	We are a rapidly growing company with a relatively limited operating history, which may result in increased risks, uncertainties, expenses and difficulties, and it may be difficult to evaluate our future prospects.
●	If we fail to effectively manage our growth, our business, financial condition, and results of operations could be adversely affected.
●	The industry in which we operate is competitive, and if we fail to compete effectively, we could experience price reductions, reduced margins or loss of revenues.
●	We will need in the future to raise additional funds, inter alia, by equity, debt, or convertible debt financings, to support our growth, and those funds may be unavailable on acceptable terms, or at all. As a result, we may be unable to meet our future capital needs, which may limit our ability to grow and jeopardize our ability to continue our business.

Risks Related to Technology, Intellectual Property and Data

●	We may be unable to, and it may be difficult and costly to, obtain, maintain, protect, or enforce our intellectual property and other proprietary rights sufficiently.

Risks Related to Our Operations in Israel

●	Conditions in Israel and relations between Israel and other countries could adversely affect our business.

Risks related to Tax

●	The enactment of legislation implementing changes in taxation of international business activities, the adoption of other corporate tax reform policies, or changes in tax legislation or policies could impact our future financial position and results of operations.

●	U.S. holders that directly or indirectly own 10% or more of our equity interests may be subject to adverse U.S. federal income tax consequences under rules applicable to U.S. shareholders of “controlled foreign corporations.”

●	Our U.S. shareholders may suffer adverse tax consequences if we are classified as a “passive foreign investment company.”

●	The Internal Revenue Service may not agree that the Company should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

●	Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

●	Future changes in U.S. and foreign tax laws could adversely affect the Company.

Risks related to Irish Law

●	The Company does not intend to pay dividends for the foreseeable future.

●	Provisions in the Company’s Amended and Restated Memorandum and Articles of Association (“Amended and Restated Memorandum and Articles of Association”) and under Irish law could make an acquisition of the Company more difficult, may limit attempts by the Company shareholders to replace or remove the Company’s management, may limit shareholders’ ability to obtain a favorable judicial forum for disputes with the Company or the Company’s directors, officers, or employees, and may limit the market price of the Ordinary Shares, the warrants to acquire one Ordinary Share at an exercise price of $253.00 per share (“Public Warrants”) and/or other securities issued by the Company.

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Risks Related to this Offering

●	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

●	You will experience immediate and substantial dilution as a result of this offering.

General Risks

●	The Company will incur significant costs and devote substantial management time as a result of being subject to reporting requirements in the United States, which may adversely affect the operating results of the Company in the future.

●	The stock price of the Ordinary Shares may be volatile.

●	The Company may issue additional Ordinary Shares or other equity securities without seeking approval of its shareholders, which would dilute your ownership interests and may depress the market price of the Ordinary Shares.

●

The Company may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses. This would subject the Company to generally accepted accounting principles, as in effect in the United States from time to time (“GAAP”), reporting requirements which may be difficult for it to comply with.

●

The Company is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Ordinary Shares less attractive to investors.

●	The Company will incur significant costs and devote substantial management time as a result of being subject to reporting requirements in the United States, which may adversely affect the operating results of the Company in the future.

●	The Company’s management has limited experience in operating a public company in the United States.

●	There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq. If we are not able to comply with the applicable continued listing requirements or standards of the Nasdaq Global Markets, Nasdaq could delist our Ordinary Shares and Public Warrants.

In addition, we face other risks and uncertainties that may materially affect our business prospects, financial condition, and results of operations. You should consider the risks discussed in “Risk Factors” and elsewhere in this prospectus before investing in our securities.

Corporate Structure

The Company has six wholly owned subsidiaries: Lionheart, Security Matters PTY, SMX Circular Economy Platform PTE, Ltd. (Singapore), TrueSilver SMX Platform Ltd. (Canada), SMX Fashion and Luxury (France) and SMX (Security Matters) Ireland Limited (Ireland). Security Matters PTY has two wholly-owned subsidiaries: Security Matters Ltd. (Israel) and SMX Beverages Pty Ltd. (Australia), along with the record holder of 50% of Yahaloma Technologies Inc. (Canada) and 51.9% of trueGold Consortium Pty Ltd. (Australia).

Corporate Information

The Company is a public limited company organized and existing under the laws of Ireland. The Company was formed on July 1, 2022 as a public limited company incorporated in Ireland under the name “Empatan Public Limited Company”. The Company changed its name to SMX (Security Matters) Public Limited Company on February 17, 2023. Its affairs are governed by its Amended and Restated Memorandum and Articles of Association, the ICA, and the laws of Ireland.

The Company’s principal website is https://smx.tech. We do not incorporate the information thereon, or accessible through, our website into this prospectus, and you should not consider it a part of this prospectus.

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THE OFFERING

The summary below described the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of the Company’s Ordinary Shares.

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 13 of this prospectus.

Issuer	SMX (Security Matters) Public Limited Company

Ordinary Shares being offered by the Company	12,124,666 Ordinary Shares. We are also registering 12,124,666 Ordinary Shares underlying the pre-funded warrants.

Pre-Funded Warrants Offered	We are also offering to certain purchasers whose subscription for our Ordinary Shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares immediately following the consummation of this offering, the opportunity to subscribe for, if such purchasers so choose, pre-funded warrants to subscribe for our Ordinary Shares, in lieu of Ordinary Shares that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares. Each pre-funded warrant will be exercisable for one Ordinary Share. The pre-funded exercise price for each pre-funded warrant (and accompanying warrants) will equal the price at which the Ordinary Share is being sold to the public in this offering, minus $0.0022, and the remaining non pre-funded exercise price of each pre-funded warrant will be $0.0022 per share. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the Ordinary Shares issuable upon exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant issued, the number of Ordinary Shares we are offering will be decreased on a one-for-one basis.

Ordinary Shares Outstanding Prior to Offering	13,569,767, as of February 14, 2024 (1)

Ordinary Shares to be Outstanding after the offering	25,694,433 based on our issued and outstanding Ordinary Shares as of February 14, 2024.

Use of Proceeds	We expect to receive net proceeds of approximately $2.66 million from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for (i) sales and marketing, (ii) consulting services, (iii) payment of outstanding liabilities and (iv) working capital and other general corporate purposes. See “Use of Proceeds” on page 35 of this prospectus for more information.

Market for Ordinary Shares	Our Ordinary Shares are listed on The Nasdaq Stock Market LLC under the symbol “SMX”.

Risk Factors	See the section entitled “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

(1) Excludes the following:

●	90,910 (adjusted pursuant to the Reverse Stock Split) Ordinary Shares issuable upon exercise of the Warrant B warrants, at an exercise price per share of $5.28;

●	6,273 (adjusted pursuant to the Reverse Stock Split) Ordinary Shares issuable upon exercise of the Warrant A warrants, at an exercise price per share of $5.28 (or, if exercised on a cashless basis, 3,137 Ordinary Shares);

●	30,303 (adjusted pursuant to the Reverse Stock Split) Ordinary Shares issuable upon exercise of underwriter warrants issued in June 2023, at an exercise price per share of $5.808;

●	284,091 (adjusted pursuant to the Reverse Stock Split) Ordinary Shares issuable upon conversion of our Public Warrants;

●	4,295 (adjusted pursuant to the Reverse Stock Split) Ordinary Shares issuable upon exercise of outstanding redeemable 5-year warrants, at an exercise price per share of $253.00;

●	7,182 (adjusted pursuant to the Reverse Stock Split) Ordinary Shares issuable upon exercise of outstanding 5-year warrants, at an exercise price per share of $253.00;

●	100,000 (adjusted pursuant to the Reverse Stock Split) Ordinary Shares issuable upon exercise of outstanding warrants issued to Lionheart Equities, LLC, a Delaware limited liability company (“Sponsor”) or its affiliates;

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●	60,307 (adjusted pursuant to the Reverse Stock Split) Ordinary Shares reserved for future issuance under options originally granted under Security Matters PTY’s 2018 Share Option Plan and that were assumed by us as a result of the Business Combination;

●	1,731,019 (adjusted pursuant to the Reverse Stock Split) Ordinary Shares reserved for issuance under our 2022 Incentive Equity Plan, of which (i) an aggregate of 197,042 are restricted stock units issued or to be issued to our employees and consultants, which vest from time to time through March 2027, and (ii) an aggregate of 32,138 5-year options were granted to employees, services providers and advisory board members, at exercise prices per share ranging from $78.54 to $88.00;

●	Ordinary Shares that may be issued from time to time to Yorkville under the SEPA, including upon conversion of the outstanding convertible promissory note in the amount of $2.0 million (of which approximately $1,626,000 has been converted through the date of this prospectus) held by Yorkville as pre-advances under the SEPA;

●	Ordinary Shares issuable upon the conversion of accrued interest under a promissory note dated September 5, 2023;

●	3,929,051 Ordinary Shares issuable upon exercise of an outstanding 5-year “A” warrant, at an exercise price per share of $0.0022, of which 653,595 Ordinary Shares were issued upon the exercise of Warrant A subsequent to the date of this prospectus;

●	2,619,367 Ordinary Shares issuable upon exercise of an outstanding 5-year “B” warrant, at an exercise price per share of $1.6378;

●	4,032,256 Ordinary Shares issuable upon exercise of outstanding 5-year warrants at an exercise price of $1.17 per share;

●	457,682 Ordinary Shares issuable upon exercise of outstanding 5-year warrants at an exercise price of $1.17 per share;

●	227,273 Ordinary Shares issuable upon exercise of outstanding 5-year reset warrants at an exercise price of $1.15 per share;

●	227,273 Ordinary Shares issuable upon exercise of outstanding 5-year reset warrants at an exercise price of $0.0022 per share; and

●	500,000 Ordinary Shares issued to Yorkville pursuant to advances under the SEPA subsequent to February 14, 2024, and 250,000 Ordinary Shares issuable upon exercise of an outstanding 5-year warrant held by Yorkville at an exercise price of $0.0022 per share.

RISK FACTORS

An investment in our securities is highly speculative, involves a high degree of risk and should be made only by investors who can afford a complete loss. If any of the following risks actually occurs, then our business, financial condition or results of operations could be materially adversely affected, the trading of our Ordinary Share and warrants could decline, and you may lose all or part of your investment therein. In addition to the risks outlined below, risks and uncertainties not presently known to us or that we currently consider immaterial may also impair our business operations. Potential risks and uncertainties that could affect our operating results and financial condition include, without limitation, the following:

Risks Related to Ownership of the Ordinary Shares

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

The price of our securities may fluctuate significantly due to the general market and economic conditions. An active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities become delisted from Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

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The trading price of our securities could be volatile and subject to wide fluctuations.

The trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to the Company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources and could also require us to make substantial payments to satisfy judgments or to settle litigation.

If securities or industry analysts do not publish or cease publishing research or reports about the Company, its business, or its market, or if they change their recommendations regarding the Ordinary Shares adversely, then the price and trading volume of the Ordinary Shares could decline.

The trading market for our Ordinary Shares will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company. If no securities or industry analysts commence coverage of the Company, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover the Company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Ordinary Shares would likely decline. If any analyst who may cover the Company were to cease coverage or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

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Risks related to the business and operations of the Company

We are a rapidly growing company with a relatively limited operating history, which may result in increased risks, uncertainties, expenses and difficulties, and it may be difficult to evaluate our future prospects.

We have experienced rapid growth in recent years in the markets we serve, including hiring additional employees, running multiple projects concurrently and expanding into new fields, and we plan to continue to expand into new markets. Our limited operating history may make it difficult to make accurate predictions about our future performance. Assessing our business and future prospects may also be difficult because of the risks and difficulties we face. These risks and difficulties include our ability to:

●	enter into new relationships and maintain existing relationships with clients and business partners;

●	maintain cost-effective access to capital;

●	expand the use and applicability of our technology;

●	successfully build our brand and protect our reputation from negative publicity;

●	successfully adjust our proprietary technology, products and services in a timely manner in response to changing market conditions;

●	successfully compete with companies that are currently in, or may in the future enter, the business of providing traceability solutions;

●	enter into new markets and introduce new products and services based on our technology;

●	comply with and successfully adapt to complex and evolving legal and regulatory environments in our existing markets and ones we may enter in the future;

●	attract, integrate and retain qualified employees and independent contractors; and

●	effectively manage, scale and expand the capabilities of our teams, outsourcing relationships, third-party service providers, operating infrastructure and other business operations.

If we are not able to timely and effectively address these risks and difficulties as well as those described elsewhere in this “Risk Factors” section, our business, financial condition and results of operations may be adversely affected.

If we fail to effectively manage our growth, our business, financial condition, and results of operations could be adversely affected.

As described above, over the last several years, we have experienced rapid growth in our business and number of employees, and we expect to continue to experience growth in the future. This rapid growth has placed, and may continue to place, significant demands on our management, processes, systems and operational, technological and financial resources. Our ability to manage our growth effectively, integrate new employees, independent contractors and technologies into our existing business and attract new business partners and maintain relationships with existing business partners will require us to continue to retain, attract, train, motivate and manage employees and independent contractors and expand our operational, technological and financial infrastructure. Continued growth could strain our ability to develop and improve our operational, technological, financial and management controls, reporting systems and procedures, recruit, train and retain highly skilled personnel and maintain business partners’ and their customers’ satisfaction.

We may not have sufficient manufacturing capabilities for our markers and readers to satisfy demand for our products, including due to the Eastern-European issues, world politics, COVID-19 related issues, international freight issues, costs of goods and other external financial or political issues. We may be unable to control the availability or cost of producing such products.

Our current manufacturing capabilities may not reach the required production levels necessary in order to meet growing demands for any products we may commission or future products we may develop. There can be no assurance that our commissioned products can be manufactured at the desired commercial quantities, in compliance with our requirements and at an acceptable cost. Any such failure could delay or prevent us from shipping said products and marketing the technologies in accordance with our target growth strategies.

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While we were able to date to find new employees, when required, Israeli (and other) high-tech employment atmosphere (including due to the post-COVID-19 pandemic and lack of available professionals) is making it harder and harder to find and retain new employees. Thus, risk exists that we will not be able to hire all the employees we seek to hire, in the timeframe required and anticipated, which may slow down our growth, cause increased costs and reduced profits or hinder our ability to duly and timely fulfill all tasks and growth plans.

We note that due to such employment atmosphere we may need to extend additional resources, including issuance of shares and options, and financial measures in order to create retention plans for key personnel.

Part of our products are in the field of sustainability and circular economy and part of our growth engine is the upcoming world-wide legislation and regulations demanding sustainability and circular economy and carbon-free environment. While we are not relying on such upcoming legislation or regulations, slow legislation or promulgation process and changes in priorities (including due to the COVID-19 epidemic or the Eastern-European issues) may slow our growth.

Due to the fact that we aim our sales efforts at large international market-maker conglomerates, our sales cycle is relatively slow and there is a larger risk that at any time, due to many reasons that are beyond our control, the sales cycle will be broken and all efforts will be lost.

Any of the foregoing factors could negatively affect our business, financial condition and results of operations.

If the Isorad Licence Agreement is terminated, our business, financial condition and results of operations may be harmed.

In January 2015, SMX Israel entered a license agreement with Isorad Ltd (a company wholly owned by the State of Israel with rights to exclusively commercialize the Soreq Nuclear Research Center technology for civilian uses) (“Isorad”) to license the initial technology of tracking and tracing materials by observing and identifying markers (“Source IP”) and commercialize and develop the technology further (“Isorad Licence Agreement”). Under the Isorad Licence Agreement, the Source IP can be utilized in almost any industry and with any product. The Source IP has been the cornerstone for our technological developments. Since entering into the Isorad Licence Agreement, we filed over a hundred additional patent applications worldwide (most of which are irrelated to the Source IP).

Specifically as to Yahaloma, the royalty rate on gross sales of Yahaloma, to be paid by Yahaloma, are 4.2% (and not 2.2% that applies solely to Security Matters PTY, its other affiliates and to other sublicensees). Upon the occurrence of an M&A event (as such event is defined in such agreement to include mergers, sale of all or substantially all the assets of Yahaloma and similar event), Isorad is entitled to a fee equal to 1% of the total consideration paid to, received by, or distributed to, Yahaloma and/or its shareholders and/or its affiliates in connection with the event, including, without limitation, all cash, securities or other property which is received by Yahaloma and/or its shareholders in connection with such event of two such events (i.e. twice) at its choice.

The Isorad License Agreement will continue in full force and effect in perpetuity unless terminated. If either party does not remedy a material breach of its obligations within 180 days of notice of the material breach, the non-defaulting party may terminate the Isorad License Agreement immediately. Isorad may terminate the agreement by providing 30 days prior written notice if the royalties payable to Isorad are nil in any semi-annual report or if we breach other certain obligations (such as a failure to maintain a patent or patent application in the previous semi-annual review period). If the Isorad License Agreement is terminated, our business, financial condition and results of operations may be harmed.

If we fail to penetrate the full value chain manufacturing eco-system effectively, our business, financial condition, and results of operations could be adversely affected.

Value based pricing may be necessary to enable roll-out across clients, creating challenges in full value capture and effective customer segmentation. Some end-markets (e.g. plastics) require high levels of penetration to support our full value proposition. A broad range of potential end-markets and clients with different value propositions and price sensitivities will require a substantial, high performing, commercial organization.

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In order to maintain continuous growth there is a need to onboard more and more players from different parts of the value chain manufacturing eco-system with the final view of covering all links in the value chain manufacturing eco-system. This may be time and cost consuming and will require funding and personnel and we may not be able to achieve the full value chain penetration due to failure to attain funding or personnel or due to external circumstances, which may hinder our growth.

The COVID-19 pandemic has adversely affected, and may continue to affect, our business, financial condition, liquidity and results of operations.

The COVID-19 pandemic has resulted in a widespread health crisis that has adversely affected businesses, economies and financial markets worldwide, placed constraints on the operations of businesses, decreased consumer mobility and activity, and caused significant economic volatility in the United States, Israel, Australia and international capital markets. We have followed guidance issued from time to time by the Australian and Israeli governments and the other local governments in territories in which we operate to protect our employees. As such, we have implemented work from home where possible, minimized face-to-face meetings and utilized video conference as much as possible and adhered to social distancing rules at our facilities while eliminating international travel, which required us to use local representatives to handle presentations and demonstrations for oversees customers. As a result, we have experienced some difficulties in employee ability to efficiently collaborate to meet our customer needs, a difficulty in our efforts to recruit and hire qualified personnel during this time, and have recorded a minor decrease in expected growth in 2020 and 2021, both due to the lockdown and restrictions, and our customers postponing or being hesitant of making future financial, or other, commitments due to the need to put response to the pandemic at the forefront, hesitations that may continue, or reoccur, in the future. Although some of these limitations have been lifted as the pandemic has receded, many of the resulting difficulties have remained in varying degrees.

We cannot predict the other future potential, direct or indirect, impacts of the COVID-19 pandemic on our business or operations, and there is no guarantee that any near-term trends in our results of operations will continue, particularly if the COVID-19 pandemic and the adverse consequences thereof worsen. Additional waves of infections, a continuation of the current environment, or any further adverse impacts caused by the COVID-19 pandemic could further impact employment rates, supply chains, priorities and the economy, affecting our customer base and divert customers’ discretionary spend to other uses, including for essential items. These events could impact our cash flows, results of operations and financial conditions and heighten many of the other risks described in this prospectus.

Our operations in foreign jurisdictions will subject us to risks associated with operating in those jurisdictions and may adversely affect our business, cash flows, financial condition and results of operations.

As we operate in foreign jurisdictions (such as Ireland, Israel, Australia, Singapore, France and Canada), we will be subject to those risks associated with operating in foreign jurisdictions. Such risks may include economic, social or political instability or change, hyperinflation, currency non-convertibility or instability and changes of laws affecting foreign ownership, government participation, taxation, working conditions, rates of exchange, exchange control, licensing, repatriation of income or return of capital, consumer health and safety or labor relations. While the jurisdictions in which we currently operate are economically stable, there is no certainty that political and economic conditions will remain stable. Any deterioration in political or economic conditions, including hostilities or terrorist activity may adversely affect our operations and profitability. There is a risk that the government of any such jurisdiction may change its policies regarding foreign investment, apply new or different taxes and levies, or make any other change which may have an adverse impact on our profitability. See the risk factors under “Risks Related to Our Operations in Israel.”

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Prior to the Russian-Ukrainian dispute, Security Matters PTY was cooperating with a Ukrainian entity in parallel with its activities in Israel and European entities for research and development for its readers. Security Matters PTY was also reviewing potential relationships with entities in Russia, Belarus and Ukraine. As a result of the dispute, Security Matters PTY put on hold its research and development in Ukraine while continuing its research and development activity in Israel and with European entities and undertook no business relationships with parties in those regions. It is yet unknown what other effects such dispute may have on other jurisdictions, mainly in Europe, and any such effect might affect our business and growth. We cannot predict the other future potential impacts of the dispute on our business or operations, especially if such dispute becomes more than a regional event. These events could impact our cash flows, business, results of operations and financial condition and heighten many of the other risks described in this prospectus.

Moreover, events may occur within or outside the jurisdictions in which we operate that could impact those economies, our operations and the price of the Ordinary Shares. These events include but are not limited to acts of terrorism, an outbreak of international hostilities, fires, floods, earthquakes, labor strikes, civil wars, natural disasters, outbreaks of disease or other natural or manmade events or occurrences that can have an adverse effect on the demand for our products and our ability to conduct business. While we seek to maintain insurance in accordance with industry practice to insure against the risks we consider appropriate after consideration of our needs and circumstances, no assurance can be given as to our ability to obtain such insurance coverage in the future at reasonable rates or that any coverage arranged will be adequate and available to cover any and all potential claims. The occurrence of an event that is not covered or fully covered by insurance could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to successfully identify and integrate acquisitions, our results of operations could be adversely affected.

Acquisitions may be a significant component of our growth strategy and from time to time we may seek to identify and complete acquisitions. Our future acquisitions may not be successful or may not generate the financial benefits that we expected we would achieve at the time of acquisition. In addition, there can be no assurance that we will be able to locate suitable acquisition candidates in the future or acquire them on acceptable terms or, because of competition in the marketplace. Acquisitions involve special risks, including, without limitation, the potential assumption of unanticipated liabilities and contingencies, difficulty in assimilating the operations and personnel of the acquired businesses, disruption of our existing business, dissipation of our limited management resources and impairment of relationships with employees and customers of the acquired business as a result of changes in ownership. While we believe that strategic acquisitions can improve our competitiveness and profitability, these activities could have a material adverse effect on our business, financial condition and operating results.

We may incur significant costs such as transaction fees, professional service fees and other costs related to future acquisitions. We may also incur integration costs following the completion of any such acquisitions as we integrate the acquired business with the rest of our Company. Although we expect that the realization of efficiencies related to the integration of any acquired businesses will offset the incremental transaction and acquisition-related costs over time, this net financial benefit may not be achieved in the near term, or at all.

The industry in which we operate is competitive, and if we fail to compete effectively, we could experience price reductions, reduced margins or loss of revenues.

Generally, the track and trace and anti-counterfeit industry in which we operate is subject to global and domestic competition. We are unable to influence or control the conduct of our competitors and such conduct may detrimentally affect our financial and operating performance There are several competitors that operate in the anti-counterfeit and track-and-trace industries and if new competitors enter the market, or established companies develop new products and technologies that are superior to our current technology, our ability to exploit any technological advantage successfully may be affected. We may be unable to develop further products or keep pace with developments and may lose clients to competitors. If our competitors develop a more efficient business model or undertake a more aggressive marketing campaign, this is likely to affect our marketing strategies and results of operations adversely.

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There is no guarantee that customers will adopt our products and we may be unable to compete successfully with more established track and trace and anti-counterfeit companies on price or quality or may be unsuited to the established preferences of potential customers.

Our continued growth, including our ability to manage our operations and meet our strategic objectives, depends on retaining our current employees upon whom we are dependent and attracting and retaining qualified personnel, and we may not be able to do so at a rate that will enable us to stand up to our expected growth or cope with specific demands that may arise.

Our success depends to a large extent upon the skills and experience of our executive officers, management and sales, marketing, operations and scientific staff. We may not be able to attract or retain qualified employees due to the intense competition for qualified personnel in the technology industry, as well as to geographic considerations, our ability to offer competitive compensation and benefits, and other reasons.

If we are not able to attract and retain the necessary qualified personnel to manage our operations and accomplish our business objectives, we may experience constraints that will adversely affect our ability to manufacture, sell and market our products or to support research and development programs effectively.

SMX Israel has entered into employment contracts with several of its executives including Haggai Alon, its founder and Chief Executive Officer, and Limor Moshe Lotker, its Chief Financial Officer. Due to the specific knowledge and experience of these executives regarding the industry, technology and market generally and to our company specifically, the loss of the services of any one of these executives could have a material adverse effect on us. We have not obtained a key person insurance policy on any officer.

Although our employment agreements contain non-compete clauses, Israeli law does not fully enforce employees’ non-compete obligations and may limit their application, including with regard to duration and scope.

Under Israeli case law an Israeli Court will usually only enforce non-compete provisions if the employee received specific consideration for it. While all of our employment agreements include specific provisions stipulating that special consideration was paid for the non-compete provision, a risk always exists that a Court will not enforce such.

We may not be able to anticipate or adapt to consumer preferences which may have an adverse effect on our business, cash flows, financial condition and results of operations.

Our success upon completion of the business combination will depend on our ability to develop and commercialize our technology. A failure to successfully develop and commercialize our technology could lead to a loss of opportunities and adversely impact on our business, cash flows, financial condition and results of operations.

The global market for our technology is ever changing due to new technologies, new products, changes in regulations and other factors influencing market acceptance or market rejection of our technologies. This market volatility and risks exists despite our best efforts in relation to market research, promotion and sales efforts.

Our business is dependent on consumer awareness and market acceptance of our products. We may not be able to anticipate and react to trends within the industries we target in a timely manner or accurately assess the impact that such trends may have on consumer preferences. Failure to respond to changes in consumer preferences or anticipate market trends may adversely affect our future revenues and performance. Although we have striven to establish market recognition for our products in the relevant industry, it is too early in the life cycle of our brand to determine whether markers, readers, blockchain technology and any further technology developed by us will achieve and maintain satisfactory levels of acceptance and sustained adoption by manufacturers and consumers. Our technology may not be accepted by the market or used in our proposed markets and industries. We may not be able to commercialize our products, which could adversely impact on business, cash flows, financial condition and results of operations.

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We may not be able to adapt our markers to the needs of any customer or field which may have an adverse effect on our business, cash flows, financial condition and results of operations.

Research and development tailoring costs are required to adapt marker and scanning technology to different materials and industrial/commercial environments, potentially increasing the cost and time to market as we scale across customers and verticals. If we are unable to adapt our markers to the needs of any customer or field due to the costs of doing so, our business, cash flows, financial condition and results of operations could be adversely affected.

We will need in the future to raise additional funds, inter alia, by equity, debt, or convertible debt financings, to support our growth, and those funds may be unavailable on acceptable terms, or at all. As a result, we may be unable to meet our future capital needs, which may limit our ability to grow and jeopardize our ability to continue our business.

We plan to continue to make investments to support our growth and will require additional funds to respond to business challenges that may arise, including the need to develop new products and services, enhance our technology, scale and improve our operating infrastructure, or acquire complementary businesses and technologies. Accordingly, we will need to engage in equity, debt or convertible debt financings to secure additional funds. In raising additional funds by the issuance of equity securities or securities convertible into equity securities, our shareholders may experience dilution. Debt financing, such as credit facilities or corporate bonds, may involve covenants restricting our operations or our ability to incur additional debt. Debt financing may also require security arrangements including cash collateral agreements that restrict the availability of cash held as collateral which is the case for amounts we may borrow in the future. In addition, future equity financing or replacement or refinancing of any debt financings may not be available on terms favorable to us, or at all, and the fact that debt holders are repaid first may reduce our ability to raise a later equity financing and may limit the ability to distribute dividends.

If we are unable to obtain adequate financing or financing at terms satisfactory to us when we require it, we may be unable to pursue certain business opportunities, supply proper service to our customers, and our ability to continue to support our business growth and the then current business and to respond to business challenges may be impaired and our business may be harmed.

Legal proceedings, investigations or claims against us may be costly and time-consuming to defend and may harm our reputation and damage our business regardless of the outcome. In addition, our business and operations could be negatively affected if they become subject to any securities litigation or shareholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategy and impact our share price.

We are currently not aware of any risk of litigation against us, but we may be involved in litigation disputes with third parties including suppliers, customers, employees, former employees and government bodies in the ordinary course of business. The occurrence of a litigation dispute may be costly and impact on our reputation which may have a material adverse effect on our business, cash flows, financial condition and results of operations. Insurance might not cover such claims, might not provide sufficient payments to cover all the costs to resolve one or more such claims and might not continue to be available at terms acceptable to us. A claim brought against us for which we are uninsured or underinsured could result in unanticipated costs, potentially harming our business, cash flows, financial position and results of operations.

Although not a director of that entity, Mr. Alon previously worked as the deputy general manager for business development of an Israeli public company, Plat Technologies International Ltd (“Plat”) which entered insolvency. In early 2017, an ILS 35.9 million shareholders claim was filed by the appointed Court officers at the end of the seven year statute of limitation period against 18 defendants, including Mr. Alon, regarding the collapse of Plat (“Claim”). The insurance policy covering directors and officers responded and are now handling the claim. Mr. Alon denies any wrongdoing and does not consider that he will be required to commit any significant time to the conduct of the Claim and therefore will not constrain his ability to perform his duties and obligations to Security Matters PTY. The parties agreed to try and amicably resolve the dispute in mediation under which the insurance company agreed to consider taking upon itself any compensation as to the liability of Mr. Alon, if any, in such mediation proceedings. Security Matters PTY is not a party to the Claim and the Claim does not relate to the business or the affairs of Security Matters PTY.

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Our markers may contaminate or spoil the raw material into which our marker is inserted, which could damage our reputation, subject us to product liability claims and result in a loss of revenue.

While we follow production protocols and conduct quality assurance tests, our markers may contaminate the raw material or certain raw material ingredients may be spoiled, contaminated by chemicals, microorganisms or toxins, or include foreign materials or substances. The risk of contamination may lead to product recalls or other interventions, which may cause serious damage to our reputation as a marking solution which does not affect the characteristics of the materials or products, or result in product liability claims and loss of revenue.

Our markers may include hazardous materials which may put customers, employees and other parties in our supply chain at risk. If any person is harmed by hazardous materials in our markers, our reputation could be damaged and we could be subject to litigation which may adversely affect our business, cash flows, financial position and results of operations.

The markers used by us are produced from materials chosen specifically for a specific application. Markers may, in some cases, include low concentrations of materials that may be deemed hazardous materials and the production of the markers by our employees can include dealing with hazardous materials. While manufacturing is conducted according to the material’s Material Safety Data Sheets (MSDS) and other relevant safety guidelines, a risk of health, even if minimal, may arise. While the hazardous materials are sent to the customers at a low concentration (of the marker), the risk of misuse or error in production may cause damage to our employees or customers, which may affect our expenses and production abilities. While we take safety provisions with respect to the hazardous materials used in our markers, these safety precautions may not be sufficient to prevent harm to our employees or customers from the production of or use of, respectively, our markers. While we are in compliance with the requirements of ISO 9001:2015 standard for quality management and quality assurance as well as safety measures instructed by an external safety engineer, such safety provisions may not be sufficient to prevent human error or other causes of damage.

Our readers use x-rays and may be of danger if tampered with or otherwise not used in accordance with the user manual and safety rules.

Although we supply customers with strict instructions for the use of our readers, and although we take measures to avoid misuse of the readers and minimize the risk of damage from misuse of the readers, users and others may suffer damage from not following such user instructions and may seek legal actions against us, even if such users or others are at fault.

We may not be able to procure adequate insurance and any insurance we have or may have may not be of sufficient coverage

We and our subsidiaries seek to maintain appropriate policies of insurance consistent with those customarily carried by organizations in our industry sector, including product insurance, as well as cyber-risk and privacy-risk insurance. Any increase in the cost of insurance policies or the industry in which they operate could adversely affect our business, cash flows, financial condition and results of operations. Our insurance coverage may also be inadequate to cover losses we may sustain and the insurance company may refuse to provide coverage or demand excessive payment for such coverage. In particular, our insurance does not extend to any potential liability or claims made against us under our agreement with Isorad. Uninsured loss or a loss in excess of our insured limits could adversely affect our business, cash flows, financial condition and results of operations.

Our risk management policies and procedures, and those of our third-party vendors upon which we rely, may not be fully effective in identifying or mitigating risk exposure. If our policies and procedures do not adequately protect us from exposure to these risks, we may incur losses that would adversely affect our financial condition, reputation and market share.

We have developed risk management policies and procedures and we continue to refine such as we conduct our business. Our policies and procedures are meant to identify, monitor and manage risks may not be fully effective in mitigating our risk exposure. Further, as we are an R&D company and expand into new fields of business, our risk management policies and procedures may not be able to keep up with our current rapid rate of expansion adequately, and may not be adequate or sufficient to mitigate risks. Moreover, we are subject to the risks of errors and misconduct, including by our officers, employees and independent contractors, including fraud and non-compliance with policies. These risks are difficult to detect in advance and prevent or avoid, and could harm our business, results of operations or financial condition. Although we seek to maintain insurance and use other traditional risk-shifting tools when possible, such as third-party indemnification, where possible, to manage certain exposures, they are subject to terms such as deductibles, coinsurance, limits and policy exclusions, as well as risk of counterparty denial of coverage, default or insolvency. If our policies and procedures do not adequately protect us from exposure, and our exposure is not adequately covered by insurance or other risk-shifting tools, we may incur losses that would adversely affect our business, cash flows, financial condition and results of operations.

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Risks Related to Technology, Intellectual Property and Data

We may be unable to, and it may be difficult and costly to, obtain, maintain, protect, or enforce our intellectual property and other proprietary rights sufficiently.

Our ability to operate our businesses depends, in part, upon our proprietary technology. We may be unable to protect our proprietary technology effectively, which would allow competitors to duplicate our technology and adversely affect our ability to compete with them.

We have applied for over a hundred patents. While we are not aware of any such patent applications or the technology infringing any third party’s patents, we have not undertaken an exhaustive assessment of existing patents to determine any overlapping technology or potential infringement, and we do not conduct a freedom to operate search or any other exhaustive search of patents that may limit our ability to supply solutions to specific customers or fields, as the costs of such would be prohibitive. Accordingly, there is a risk that a third party may claim that any patent application infringes that third party’s patent. Any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have an adverse effect on our ability to market or exploit our technology.

There is no guarantee that our proposed patents that are the subject of the patent applications filed by us will provide adequate protection for our intellectual property, or that third parties will not infringe or misappropriate the patents or similar proprietary rights. In addition, there can be no assurance that we will not have to pursue litigation against other parties to assert our rights. There is no guarantee that any of the patents that have been applied for will be granted. If some or all of the patent applications are not granted, our ability to exploit our technology may be materially adversely affected.

If third parties claim that we infringe upon or otherwise violate their intellectual property rights, our business could be adversely affected.

Although we are not aware of any infringement on the rights of third parties, we may in the future be subject to claims that we have infringed or otherwise violated third parties’ intellectual property rights. There is patent, copyright, and other intellectual property development and enforcement activity in our industry and relating to the advanced technology we use in our business. Our future success depends in part on not infringing upon or otherwise violating the intellectual property rights of others. From time to time, our competitors or other third parties (including non-practicing entities and patent holding companies) may contend that we are infringing upon or otherwise violating their intellectual property rights, or attack our pending or approved patents, and we may be found to be infringing upon or otherwise violating such rights or otherwise in legal claims regarding patents or other intellectual property rights. We may be unaware of the intellectual property rights of others that may cover some or all of our current or future technology or conflict with our rights, and the patent and other intellectual property rights of others may limit our ability to improve our technology and compete effectively. Any claims of intellectual property infringement or other intellectual property violations, even those without merit, could cause the incurrence of costs and other direct, or indirect, damage to us, including:

●	be expensive and time consuming to defend;

●	cause us to cease making, licensing, or using any of our products that incorporate the challenged intellectual property;

●	require us to modify, redesign, reengineer or rebrand our products, if feasible;

●	damage our reputation;

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●	hinder our ability to market or sell our products and services;

●	affect negotiations or executed agreements;

●	cause increase to our insurance policies premium or refusal of insurance companies to insure us;

●	divert management’s attention and resources; or

●	require us to enter into royalty or licensing agreements to obtain the right to use a third-party’s intellectual property.

Any royalty or licensing agreements, if required, may not be available to us on acceptable terms or at all. A successful claim of infringement against us could result in our being required to pay significant damages, enter into costly settlement agreements, or prevent us from offering our solutions, any of which could have a negative impact on our operating profits and harm our future prospects. We may also be obligated to indemnify our customers or business partners in connection with any such litigation and to obtain licenses, modify our solutions, or refund fees, which could further exhaust our resources. Such disputes could also disrupt our solutions, adversely affecting our customer satisfaction and ability to attract customers.

Under applicable employment laws, we may not be able to enforce covenants not to compete.

As part of our employment agreements with our employees we have confidentiality obligations. These agreements generally prohibit our employees, if they cease working for us, from competing directly with us or working for our competitors for a limited period. We may be unable to enforce these agreements under the laws of the jurisdictions in which our employees work and it may be difficult for us to restrict our competitors from benefitting from the expertise our former employees or consultants developed while working for us. For example, Israeli labor Courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer which have been recognized by the courts, such as the protection of a company’s trade secrets or other proprietary knowhow.

Risks Related to Our Legal and Regulatory Environment

Litigation, regulatory actions, consumer complaints and compliance issues could subject us to significant fines, penalties, judgments, remediation costs and/or requirements resulting in increased expenses.

In the ordinary course of business, we may be named as a defendant in various legal actions, including litigation or regulatory enforcement actions. All such legal actions are inherently unpredictable and, regardless of the merits of the claims, are often expensive, time-consuming, disruptive to our operations and resources, and distracting to management.

Changes in laws, regulations and standards and failure to comply with laws, regulations and standards may adversely affect our financial and operating performance and profitability.

Any changes to the existing regulatory framework or the imposition of new legislation or regulations applicable to any of the industries in which Security Matters PTY operates may adversely affect the financial and operating performance of Security Matters PTY. This risk factor applies to government policy and legislative changes in the United States, Australia, Israel, as well as the other jurisdictions in which we currently operate, or will operate in the future, or jurisdictions in which our current or future customers may operate.

Additionally, while we currently do not anticipate this, as the markers used in materials or products are of minuscule quantities, the markers may in the future be required to comply with health and safety laws in certain jurisdictions, and failure to comply with such laws may lead to penalties and other liabilities being imposed on us. In such circumstances, we may be required to suspend production or cease operations, which may lead to a materially adverse effect on our financial performance and profitability.

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While we are not aware of any regulation or similar restriction that currently materially limits our ability to use our markers, such regulation or similar restriction may in the future limit our ability to sell our products and may require us either to avoid marking certain material or require us to disclose data to certain entities for certification process that may be required in order for us to use our markers.

The readers use X-range ray technology, which may thus require in certain jurisdictions specific authorization in order to import, manufacture or use such readers. Such authorization process in each such jurisdiction may be time and resources consuming, but may also limit the ability of users to use the readers without proper qualifications, as well as may require, in certain jurisdictions the supervision of such use.

Obligations and changes in laws or regulations relating to privacy, cybersecurity, and data protection, or any actual or deemed failure by us to comply with such laws and regulations that could adversely affect our business

We receive, collect, use, disclose, transmit, and store information, including certain sensitive data, relating to our customers and employees. Our collection and processing of such data in our business may subject us to certain state, federal, and international laws and regulations relating to privacy, cybersecurity, and data protection. These laws, rules, and regulations evolve frequently and their scope may continually change through new legislation, amendments to existing legislation, and changes in interpretation or enforcement, and may be inconsistent from one jurisdiction to another.

Changes in laws or regulations relating to privacy, cybersecurity, and data protection, particularly any new or modified laws or regulations that require enhanced protection of certain types of data or new obligations with regard to data retention, transfer, or disclosure, could greatly increase the cost of our operations or prevent us from providing certain services. Complying with these requirements through changing our policies and practices may be onerous and costly. These changes may in turn impair our ability to offer our existing or planned products and services or increase our cost of doing business. Further, we may become subject to privacy and data security laws from jurisdictions outside of our standard business operations in. Despite our efforts to comply with any applicable laws, regulations, and other obligations relating to privacy, cybersecurity, and data protection, it is possible that our interpretations of the law, practices, or our network could be inconsistent with, or fail or be alleged to fail to meet all requirements of, such laws, regulations, or obligations. Our failure, or the failure by our business partners or customers using our services to comply with applicable laws or regulations or any other obligations relating to privacy, cybersecurity, and data protection or any compromise of security that results in unauthorized access to, or use or release of personal information or other data relating to consumers or other individuals, or the perception that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing business partners and customers from working with us, or result in fines, investigations, or proceedings by governmental agencies and private claims and litigation, any of which could adversely affect our business, cash flows, financial condition, and results of operations. Even if not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, cash flows, financial condition, and results of operations.

We invest significant resources in information technology protection and security measures. If these measures are targeted or breached, we may incur significant legal and financial exposure as a result of ransomware, loss of information, and related litigation. Moreover, we hold data of our employees and customers and we invest significant resources in information technology protection and security measures to ensure that such data is safe. If these measures are targeted or breached, we may incur significant reputational damage and related legal and financial exposure.

Risks Related to Our Operations in Israel

Conditions in Israel and relations between Israel and other countries could adversely affect our business.

Certain of our offices and R&D facilities are located in Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region directly affect our business and operations and could materially and adversely affect our ability to continue to operate from Israel. Recently, for example, the current political situation in Israel where the ruling parties are attempting to implement laws that essentially allow the parliament to enact laws that are preemptively immune to judicial review could adversely affect our business and results of operations. In addition, since the State of Israel was established in 1948, a number of armed conflicts have occurred between Israel and its Arab neighbors. In the event that our facilities are damaged as a result of hostile action or hostilities otherwise disrupt the ongoing operation of our facilities, our ability to continue our operations could be materially adversely affected.

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In recent years, and most recently restarting in October 2023 Israel has been engaged in sporadic armed conflicts with terrorist groups, including those that control the Gaza Strip and other regions close to Israel. In addition, Iran has threatened to attack Israel and may be developing nuclear weapons. Some of these hostilities were accompanied by missiles being fired from the Gaza Strip, Lebanon and Syria against civilian targets in various parts of Israel, including areas in which our employees and independent contractors are located, which negatively affected business conditions in Israel. Any hostilities involving Israel, regional political instability or the interruption or curtailment of trade between Israel and its trading partners could materially and adversely affect our operations and results of operations.

Our commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of property damage and certain direct and indirect damages that are caused by terrorist attacks or acts of war, such coverage would likely be limited, may not be applicable to our business (either due to the geographic location of our offices or the type of business that we operate) and may not reinstate our loss of revenue or economic losses more generally. Furthermore, we cannot assure that this government coverage will be maintained or that it will sufficiently cover our potential damages, or whether such coverage would be timely provided. Any losses or damages incurred by us could have a material adverse effect on our business, cash flows, financial condition and results of operations.

Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts and Israeli legal reforms initiatives may cause countries to limit activities with Israel or otherwise apply certain restrictions, or may otherwise adversely affect our activities. Several countries still restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in Israel or political instability in the region continues or increases. These restrictive laws and policies, or significant downturn in the economic or financial condition of Israel, could materially and adversely affect our operations and product development, and could cause our sales to decrease.

A large concentration of our staff resides in Israel and many of our employees and independent contractors in Israel are required to perform military reserve duty, which may disrupt their work for us.

Many of our employees and independent contractors, including certain of our founders and certain members of our management team, operate from our headquarters that are located in central Israel. In addition, a number of our officers and directors are residents of Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region may directly affect our business and operations.

In addition, many Israeli citizens are obligated to perform several days, and in some cases more, of annual military reserve duty each year until they reach the age of 40 (or older, for reservists who are military officers or who have certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists, including since October 7, 2023. It is possible that there will be additional and continued military reserve duty call-ups in the future. Our operations could be disrupted by such call-ups, particularly if such call-ups include the call-up of members of our management, and given the current shortage of talent in Israel due to the recent acceleration of activity in startups, especially in the technology space. Such disruption could materially and adversely affect our business, financial condition and results of operations.

Risks related to Tax

The enactment of legislation implementing changes in taxation of international business activities, the adoption of other corporate tax reform policies, or changes in tax legislation or policies could impact the Company’s future financial position and results of operations.

Corporate tax reform, base-erosion efforts and tax transparency continue to be high priorities in many tax jurisdictions where we have business operations. As a result, policies regarding corporate income and other taxes in numerous jurisdictions are under heightened scrutiny and tax reform legislation is being proposed or enacted in a number of jurisdictions.

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In 2015, the Organization for Economic Co-operation and Development (the “OECD”) published final recommendations on base erosion and profit shifting (“BEPS”). These recommendations proposed the development of rules directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. Several of the areas of tax law on which the BEPS project focused have led or will lead to changes in the domestic law of individual OECD jurisdictions. These changes include (amongst others) restrictions on interest and other deductions for tax purposes, the introduction of broad anti-hybrid regimes and reform of controlled foreign corporation rules. Changes are also expected to arise in the application of certain double tax treaties, which may restrict the ability of certain members of the Company to rely on the terms of relevant double tax treaties in certain circumstances.

On 20 December 2021, the OECD published the draft Global Anti-Base Erosion Model Rules which are aimed at ensuring that Multinational Enterprises (“MNEs”) will be subject to a global minimum 15% tax rate from 2023 (“GloBE Rules”). The GloBE Rules are part of the OECD/G20 Inclusive Framework on BEPS which currently has 141 participant countries. The EU Council adopted Council Directive 2022/25234 (the “GloBE Directive”) on 22 December 2022 to implement the GloBE Rules in the EU. The GloBE Directive provides for the introduction of rules designed to achieve a minimum effective taxation for MNEs and large-scale domestic groups with revenues of at least €750,000,000, operating in the EU’s internal market and beyond. It provides a common framework for implementing the GloBE Rules into EU Member States’ national laws by 31 December 2023. If the Company is regarded as part of an “MNE Group” (or large-scale domestic group) which has consolidated revenues of more than EUR 750,000,000 in at least two out of the previous four years, it may be within the scope of the GloBE Rules which may result in an increase in the Company’s tax costs and operational expenses.

Changes of law in individual jurisdictions which may arise as a result of the BEPS project or other tax measures may ultimately increase the tax base of individual members of the Company in certain jurisdictions or the worldwide tax exposure of the Company. Changes of law may also include revisions to the definition of a “permanent establishment” and the rules for attributing profit to a permanent establishment. Other changes may focus on the goal of ensuring that transfer pricing outcomes are in line with value creation.

Such changes to tax laws could increase their complexity and the burden and costs of compliance. Additionally, such changes could also result in significant modifications to existing transfer pricing rules and could potentially have an adverse impact on the Company’s taxable profits in various jurisdictions.

U.S. holders that directly or indirectly own 10% or more of our equity interests may be subject to adverse U.S. federal income tax consequences under rules applicable to U.S. shareholders of “controlled foreign corporations.”

A non-U.S. corporation generally will be classified as a controlled foreign corporation for U.S. federal income tax purposes (a “CFC”), if “10% U.S. equityholders” (as defined below) own, directly, indirectly or constructively, more than 50% of either (i) the total combined voting power of all classes of stock of such corporation entitled to vote or (ii) the total value of the stock of such corporation. We do not believe that the Company would be classified as a CFC at the time of Closing, although CFC status is determined after taking into account complex constructive ownership rules and, accordingly, there can be no assurance in this regard. However, certain of the Company’s non-U.S. subsidiaries may be classified as CFCs (as a result of the application of certain constructive ownership rules which treat the Company’s U.S. subsidiaries as owning the equity of those non-U.S. subsidiaries), and it is possible that we may be classified as a CFC in the future. The U.S. federal income tax consequences for U.S. holders who at all times are not 10% U.S. equityholders would not be affected by the CFC rules. However, a U.S. holder that owns (or is treated as owning, directly, indirectly or constructively, including by applying certain attribution rules) 10% or more of the combined voting power of all classes of our stock entitled to vote or the total value of our equity interests (including equity interests attributable to a deemed exercise of options and convertible debt instruments), or a “10% U.S. equityholder,” if we were classified as a CFC, would generally be subject to current U.S. federal income taxation on a portion of our applicable subsidiaries’ earnings and profits (as determined for U.S. federal income tax purposes) and our earnings and profits, regardless of whether such 10% U.S. equityholder receives any actual distributions (with certain exceptions in the case of CFCs attributed through downward attribution). In addition, if we were classified as a CFC, a portion of any gains realized on the sale of our common shares by a 10% U.S. equityholder may be treated as ordinary income. A 10% U.S. equityholder will also be subject to additional U.S. federal income tax information reporting requirements with respect to our subsidiaries that are classified as CFCs and with respect to us (if we or any of our subsidiaries were classified as a CFC) and substantial penalties may be imposed for noncompliance. We cannot provide any assurances that the Company will assist U.S. holders in determining whether the Company or any of its subsidiaries are treated as a CFC for U.S. federal income tax purposes or whether any U.S. holder is treated as a 10% U.S. equityholder with respect to any of such CFC or furnish to any holder information that may be necessary to comply with reporting and tax paying obligations if the Company, or any of its subsidiaries, is treated as a CFC for U.S. federal income tax purposes. Each U.S. holder should consult its own tax advisor regarding the CFC rules and whether such U.S. holder may be a 10% U.S. equityholder for purposes of these rules.

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Our U.S. stockholders may suffer adverse tax consequences if we are classified as a “passive foreign investment company.”

A non-U.S. corporation generally will be treated as a “passive foreign investment company” (a “PFIC”), for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. Based on the current and anticipated composition of the income, assets and operations of the Company and its subsidiaries and certain factual assumptions, the Company does not expect to be treated as a PFIC for its taxable year that includes the date of the Business Combination. However, there can be no assurances in this regard, because PFIC status is determined annually and requires a factual determination that depends on, among other things, the composition of a company’s income, assets and activities in each taxable year, and can only be made annually after the close of each taxable year, and is thus subject to significant uncertainty. Furthermore, because the value of our gross assets is likely to be determined in part by reference to our market capitalization, a decline in the value of our Ordinary Shares may result in the Company becoming a PFIC. Accordingly, there can be no assurance that we will not be considered a PFIC for any taxable year. If we are a PFIC for any taxable year during which a U.S. holder (as defined in “Certain Material U.S. Federal Income Tax Considerations”) holds our Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. Prospective U.S. Holders should consult their tax advisors regarding the potential application of the PFIC rules to them. See “Certain Material U.S. Federal Income Tax Considerations—Material U.S. Federal Tax Considerations—Passive Foreign Investment Company Rules” below.

The Internal Revenue Service may not agree that the Company should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

Although the Company is incorporated in Ireland, the Internal Revenue Service (“IRS”) may assert that it should be treated as a U.S. corporation (and therefore a U.S. tax resident) for U.S. federal income tax purposes pursuant to Section 7874 of the Internal Revenue Code of 1986, as amended (the “Code”). For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation (or U.S. tax resident) if it is organized in the United States, and a corporation is generally considered a “foreign” corporation (or non-U.S. tax resident) if it is not a U.S. corporation. Because the Company is an entity incorporated in Ireland, it would generally be classified as a foreign corporation (or non-U.S. tax resident) under these rules. Section 7874 of the Code provides an exception under which a foreign incorporated and foreign tax resident entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes.

As more fully described in the section titled “Certain Material U.S. Federal Income Tax Considerations—Material U.S. Federal Tax Considerations—U.S. Federal Income Tax Treatment of the Company,” based on the terms of the Business Combination and certain factual assumptions, the Company is not currently expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code after the Business Combination. However, the application of Section 7874 of the Code is complex and is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by changes in such U.S. Treasury Regulations with possible retroactive effect) and is subject to certain factual uncertainties. Accordingly, there can be no assurance that the IRS will not challenge the status of the Company as a foreign corporation under Section 7874 of the Code or that such challenge would not be sustained by a court.

If the IRS were to successfully challenge under Section 7874 of the Code the Company’s status as a foreign corporation for U.S. federal income tax purposes, the Company and certain the Company shareholders would be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on the Company and future withholding taxes on certain the Company shareholders, depending on the application of any income tax treaty that might apply to reduce such withholding taxes.

See “Certain Material U.S. Federal Income Tax Considerations—Material U.S. Federal Tax Considerations —U.S. Federal Income Tax Treatment of the Company” for a more detailed discussion of the application of Section 7874 of the Code to the Business Combination. Investors in the Company should consult their own tax advisors regarding the application of Section 7874 of the Code to the Business Combination.

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Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We are subject to federal and state income taxes in the United States and potentially in other jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

●	changes in the valuation of our deferred tax assets and liabilities;

●	expected timing and amount of the release of any tax valuation allowances;

●	tax effects of stock-based compensation;

●	changes in tax laws, regulations or interpretations thereof; or

●	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by taxing authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

Future changes in U.S. and foreign tax laws could adversely affect the Company.

The U.S. Congress and the Organisation for Economic Co-operation and Development have focused on issues related to the taxation of multinational corporations. In particular, specific attention has been paid to “base erosion and profit shifting”, where payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates. As a result, the tax laws in Ireland could change on a prospective or retroactive basis, and any such change could adversely affect the Company.

Risks related to Irish Law

The Company does not intend to pay dividends for the foreseeable future.

The Company has never declared or paid any cash dividends on its capital stock and does not intend to pay any cash dividends in the foreseeable future. The Company expects to retain future earnings, if any, to fund the development and growth of its business. Any future determination to pay dividends on the Company’s capital stock will be at the discretion of the board of directors of the Company (“Board”).

Irish taxes may apply to any dividends paid or transfers of the Company’s securities.

If the Company pays dividends, such dividends may be subject to Irish dividend withholding tax or Irish income tax. Certain transfers of Ordinary Shares and pre-funded warrants may be subject to Irish capital acquisitions tax or stamp duty. In particular, Irish stamp duty will apply to any future transfer of Ordinary Shares or pre-funded warrants which are not listed or held through DTC and generally the purchaser / transferee will be liable for the payment of the stamp duty arising.

Provisions in the Amended and Restated Memorandum and Articles of Association and under Irish law could make an acquisition of Lionheart more difficult, may limit attempts by the Company shareholders to replace or remove the Company’s management, may limit shareholders’ ability to obtain a favorable judicial forum for disputes with the Company or the Company’s directors, officers or employees, and may limit the market price of the Ordinary Shares, the Public Warrants and/or other securities issued by the Company.

Provisions in the Amended and Restated Memorandum and Articles of Association may have the effect of delaying or preventing a change of control or changes in the Company’s management. The Amended and Restated Memorandum and Articles of Association includes provisions that:

●	require that the Company’s Board be classified into three classes of directors with staggered three-year terms;

●	permit the Company’s Board to establish the number of directors and fill any vacancies and newly created directorships; and

●	prohibit shareholder action by written consent without unanimous approval of all holders of the Ordinary Shares.

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Risks Related to this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the currently intended purposes described in the section entitled “Use of Proceeds.” Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply our cash from this offering in ways that ultimately increase the value of any investment in our securities or enhance stockholder value. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply our cash in ways that enhance stockholder value, we may fail to achieve expected financial results, which may result in a decline in the price of our shares of Class A common stock, and, therefore, may negatively impact our ability to raise capital, invest in or expand our business, acquire additional products or licenses, commercialize our product, or continue our operations.

You will experience immediate and substantial dilution as a result of this offering.

As of June 30, 2023, our net tangible book value was approximately $(17,270,000), or approximately $(1.27) per share based on 13,569,767 Ordinary Shares issued and outstanding as of February 14, 2024. Since the effective price per share of our Ordinary Shares being offered in this offering is substantially higher than the net tangible book value per share, you will suffer substantial dilution with respect to the net tangible book value of the Ordinary Shares that you purchase in this offering. Based on the public offering price of $0.24 per Ordinary Share being sold in this offering, and our net tangible book value per share as of June 30, 2023, if you purchase securities in this offering, you will suffer immediate and substantial dilution of $0.8080 per share with respect to the net tangible book value of the Ordinary Shares offered hereby. See the section titled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our securities will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

There is a risk that we will be a passive foreign investment company for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in our shares.

In general, a non-U.S. corporation is a passive foreign investment company, or PFIC, for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and certain gains. Cash is a passive asset for these purposes.

Based on the expected composition of our income and assets and the value of our assets, including goodwill, which is based on the expected price of the shares in this offering, we do not expect to be a PFIC for our current taxable year. However, the proper application of the PFIC rules to a company with a business such as ours is not entirely clear. Because the proper characterization of certain components of our income and assets is not entirely clear, because we will hold a substantial amount of cash following this offering, and because our PFIC status for any taxable year will depend on the composition of our income and assets and the value of our assets from time to time (which may be determined, in part, by reference to the market price of our shares, which could be volatile), there can be no assurance that we will not be a PFIC for our current taxable year or any future taxable year.

If we were a PFIC for any taxable year during which a U.S. investor holds shares, certain adverse U.S. federal income tax consequences could apply to such U.S. investor. See “Material Income Tax Considerations—U.S. Federal Income Taxation Considerations—Passive Foreign Investment Company Consequences” for additional information.

General Risk Factors

The Company will incur significant costs and devote substantial management time as a result of being subject to reporting requirements in the United States, which may adversely affect the operating results of the Company in the future.

As a company subject to reporting requirements in the United States, the Company incurs significant legal, accounting and other expenses that the Company would not have incurred as a private limited company in Ireland. For example, the Company is subject to the reporting requirements of the Exchange Act and is required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations subsequently implemented by the SEC, including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Compliance with these requirements increase the Company’s legal and financial compliance costs and make some activities more time consuming and costly, while also diverting management attention. In particular, the Company expects to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, which will increase when it is no longer an emerging growth company as defined by the JOBS Act.

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The Company’s management has limited experience in operating a public company in the United States.

While the Company’s executive officers have experience in the management of a public company in Australia, the Company’s executive officers have limited experience in the management of a public company in the United States. The Company’s management team may not successfully or effectively manage its transition to a U.S. public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to U.S. public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the Company. The Company may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for the Company to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that the Company will be required to expand its employee base and hire additional employees to support its operations as a public company, which will increase its operating costs in future periods.

The stock price of the Ordinary Shares may be volatile.

The market price of the Ordinary Shares may be volatile. In addition to factors discussed elsewhere in this Risk Factors section, the market price of the Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond the Company’s control, including:

●	overall performance of the equity markets;

●	actual or anticipated fluctuations in the Company’s revenue and other operating results;

●	changes in the financial projections the Company may provide to the public or the failure to meet these projections;

●	failure of securities analysts to initiate or maintain coverage of the Company, changes in financial estimates by any securities analysts who follow the Company or the Company’s failure to meet these estimates of the expectations of investors;

●	the issuance of reports from short sellers that may negatively impact the trading price of the Ordinary Shares;

●	the Company’s stock being targeted by “naked” short sellers or other manipulative acts;

●	recruitment or departure of key personnel;

●	the economy as a whole and market conditions in the Company’s industry;

●	new laws, regulations, subsidies, or credits or new interpretations of them applicable to the Company’s business;

●	negative publicity related to real or perceived quality of the Company’s products;

●	rumors and market speculation involving the Company or other companies in the Company’s industry;

●	announcements by the Company or its competitors of significant technical innovations, acquisitions, strategic partnerships, or capital commitments;

●	lawsuits threatened or filed against the Company;

●	other events or factors including those resulting from war, incidents of terrorism or responses to these events or events related to changes, attempted changes, or anticipated changes in the Israeli or other legal or governmental system in jurisdictions in which the Company is active;

●	the expiration of contractual lock-up or market standoff agreements; and

●	sales or anticipated sales of shares of the Ordinary Shares by the Company or the Company’s shareholders.

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In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have instituted securities class action litigation following periods of market volatility.

The Company may issue additional Ordinary Shares or other equity securities without seeking approval of the Company’s shareholders, which would dilute your ownership interests and may depress the market price of the Ordinary Shares.

The Company has warrants and other convertible securities outstanding to purchase approximately 14 million Ordinary Shares (post- Reverse Stock Split), compared to 13,569,767 Ordinary Shares issued and outstanding, as of February 14, 2024. Further, the Company may choose to seek third party or other financing to provide additional working capital, in which event the Company may issue additional equity securities. The Company may also issue additional Ordinary Shares or other equity securities of equal or senior rank in the future for any reason or in connection with, among other things, future acquisitions, the redemption of outstanding warrants, or repayment of outstanding indebtedness, without shareholder approval, in a number of circumstances.

The Company’s issuance of additional Ordinary Shares or other equity securities of equal or senior rank would have the following effects:

●	The Company’s existing shareholders’ proportionate ownership interest in the Company will decrease;

●	the amount of cash available per share, including for payment of dividends in the future, may decrease;

●	the relative voting strength of each previously outstanding Ordinary Share may be diminished; and

●	the market price of the Ordinary Shares may decline.

The Company is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Ordinary Shares less attractive to investors.

The Company is an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, the Company is only required to provide two years of audited financial statements and only two years of related selected financial data and management discussion and analysis of financial condition and results of operations disclosure. In addition, the Company is not required to obtain auditor attestation of its reporting on internal control over financial reporting, has reduced disclosure obligations regarding executive compensation and is not required to hold non-binding advisory votes on executive compensation. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies. The Company has elected to take advantage of such extended transition period. The Company cannot predict whether investors will find the Ordinary Shares to be less attractive as a result of its reliance on these exemptions. If some investors find the Ordinary Shares to be less attractive as a result, there may be a less active trading market for the Ordinary Shares and the price of the Ordinary Shares may be more volatile.

The Company will remain an emerging growth company until the earliest of: (i) the end of the fiscal year in which the Company has total annual gross revenue of $1.07 billion; (ii) the last day of the Company’s fiscal year following the fifth anniversary of the date on which Lionheart consummated its initial public offering; (iii) the date on which the Company issues more than $1.0 billion in non-convertible debt during the preceding three-year period; or (iv) the end of the fiscal year in which the market value of the Ordinary Shares held by non- affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter.

Further, there is no guarantee that the exemptions available to the Company under the JOBS Act will result in significant savings. To the extent that the Company chooses not to use exemptions from various reporting requirements under the JOBS Act, it will incur additional compliance costs, which may impact the Company’s financial condition.

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The Company will need additional capital in the future to meet its financial obligations and to pursue its business objectives. Additional capital may not be available on favorable terms, or at all, which could compromise the Company’s ability to meet its financial obligations and grow its business.

The Company will need to raise additional capital to fund operations in the future, pay substantial existing liabilities and obligations, and possibly finance future growth of acquisitions.

If the Company seeks to raise additional capital in order to meet various objectives, including developing existing or future technologies and solutions, refinancing or repaying indebtedness or other liabilities or obligations, increasing working capital, acquiring new clients, expanding geographically and responding to competitive pressures, capital may not be available on favorable terms or may not be available at all, which could have a material adverse effect on the continued development or growth of the Company. Lack of sufficient capital resources could significantly limit the Company’s ability to take advantage of business and strategic opportunities. Any additional capital raised through the sale of equity or debt securities with an equity component would dilute stock ownership. If adequate additional funds are not available, the Company may be required to delay, reduce the scope of, or eliminate material part of its business strategy, including acquiring potential new clients or the continued development of new or existing technologies or solutions and geographic expansion.

There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq. If we are not able to comply with the applicable continued listing requirements or standards of the Nasdaq Capital Markets, Nasdaq could delist our Ordinary Shares and Public Warrants.

The Company’s Ordinary Shares and Public Warrants are currently listed on the Nasdaq Capital Market, after failing to meet all of the listing standards of the Nasdaq Global Market. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding minimum stockholders’ equity, minimum market value, minimum share price, and certain corporate governance requirements.

On January 26, 2024, the Company received a deficiency letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market, LLC (“Nasdaq”), notifying the Company that it is not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) for continued listing on the Nasdaq Capital Market, as the bid price of the Company’s ordinary shares on the Nasdaq Capital Market was below $1.00 for 30 consecutive business days, from December 11, 2023 to January 25, 2024.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A) (the “Compliance Period Rule”), the Company has a period of 180 calendar days, or until July 24, 2024 (the “Compliance Date”), to regain compliance with the Minimum Bid Price Requirement. If, at any time before the Compliance Date, the closing bid price of the Company’s ordinary shares is at least $1.00 for a minimum of ten consecutive business days, the Staff will provide a written confirmation to the Company that it has regained compliance with the Minimum Bid Price Requirement.

If the Company does not regain compliance with the Minimum Bid Price Requirement by the Compliance Date, the Company may be eligible for additional time. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company meets these requirements, Nasdaq will inform the Company that it has been granted an additional 180 calendar days. However, if it appears to Nasdaq that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice that its securities will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Listing Qualifications Panel (the “Panel”) pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination by the Staff to the Panel, such appeal would be successful.

Additionally, there can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement, or will otherwise be compliant with other Nasdaq Listing Rules.

If Nasdaq delists the Ordinary Shares and/or the Public Warrants from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that the Ordinary Shares is a “penny stock” which will require brokers trading in the Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” To the extent the Ordinary Shares and Public Warrants are listed on Nasdaq, they are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

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Future issuances of debt securities and equity securities may adversely affect us, including the market price of our Ordinary Shares and may be dilutive to existing shareholders.

We expect that significant additional capital will be needed in the future to continue our planned research, development and business operations. In the future, we may incur debt or issue equity ranking senior to our Ordinary Shares. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of Ordinary Shares. Because our decision to issue debt or equity in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, recent and future capital raising efforts may reduce the market price of Ordinary Shares and be dilutive to existing shareholders. In addition, our ability to raise additional capital through the sale of equity or convertible debt securities could be significantly impacted by the resale of Ordinary Shares by selling shareholders pursuant to one or more prospectuses, which could result in a significant decline in the trading price of Ordinary Shares and potentially hinder our ability to raise capital at terms that are acceptable to us or at all.

The JOBS Act permits “emerging growth companies” like the Company to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, which may make our Ordinary Shares less attractive to investors.

The Company currently qualifies as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Its Business Startups Act of 2012, which is referred to as the “JOBS Act.” As such, the Company takes advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act. As a result, Company shareholders may not have access to certain information they deem important.

The Company cannot predict if investors will find Ordinary Shares less attractive because it relies on these exemptions. If some investors find Ordinary Shares less attractive as a result, there may be a less active trading market and share price for Ordinary Shares may be more volatile. The Company may incur increased legal, accounting and compliance costs associated with Section 404 of the Sarbanes-Oxley Act.

There is expected to be less publicly available information concerning the Company than there is for issuers that are not foreign private issuers because the Company will be considered a foreign private issuer and will be exempt from a number of rules under the Exchange Act, and will be permitted to file less information with the SEC than issuers that are not foreign private issuers.

The Company is considered a “foreign private issuer” under the Exchange Act. A foreign private issuer under the Exchange Act is exempt from certain rules under the Exchange Act, and is not required to file periodic reports and financial statements with the SEC as frequently or as promptly as companies whose securities are registered under the Exchange Act but are not foreign private issuers, or to comply with Regulation FD, which restricts the selective disclosure of material non-public information. The Company is exempt from certain disclosure and procedural requirements applicable to proxy solicitations under Section 14 of the Exchange Act. SMX currently prepares its financial statements in accordance with IFRS. The Company will not be required to file financial statements prepared in accordance with or reconciled to U.S. GAAP so long as its financial statements are prepared in accordance with IFRS as issued by the International Accounting Standards Board. The Company is not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. The members of the Company’s board of directors, officers and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act with respect to their purchases and sales of Company securities. Accordingly, there will likely be less publicly available information concerning the Company than there is for companies whose securities are registered under the Exchange Act but are not foreign private issuers, and such information may not be provided as promptly as it is provided by such companies.

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In addition, certain information may be provided by the Company in accordance with Irish law, which may differ in substance or timing from such disclosure requirements under the Exchange Act. As a foreign private issuer, under Nasdaq rules the Company is subject to less stringent corporate governance requirements. Subject to certain exceptions, the rules of Nasdaq permit a foreign private issuer to follow its home country practice in lieu of the listing requirements of Nasdaq, including, for example, certain internal controls as well as board, committee and director independence requirements. The Company intends from time to time to follow Irish corporate governance practices in lieu of Nasdaq corporate governance rules and most recently (a) followed Irish practices to amend its 2022 Incentive Equity Plan to increase the number of authorized shares under such plan without shareholder approval and (b) followed home country practice in lieu of the requirements under Nasdaq Rule 5635(d) to seek shareholder approval in connection with certain transactions involving the sale, issuance and potential issuance of its Ordinary Shares (or securities convertible into or exercisable for its Ordinary Shares) at a price less than certain referenced prices, if such shares equal 20% or more of the Company’s Ordinary Shares or voting power outstanding before the issuance, each as permitted under Irish law, and we cannot assure you that we will not avail ourselves of other such exceptions in the future. If the Company determines to follow Irish corporate governance practices in lieu of Nasdaq corporate governance standards, the Company will disclose each Nasdaq rule that it does not intend to follow and describe the Irish practice that the Company will follow in lieu thereof.

The Company may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses. This would subject the Company to GAAP reporting requirements which may be difficult for it to comply with.

As a “foreign private issuer,” the Company would not be required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations. Under those rules, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter.

In the future, the Company could lose its foreign private issuer status if a majority of its Ordinary Shares are held by residents in the United States and it fails to meet any one of the additional “business contacts” requirements. Although the Company intends to follow certain practices that are consistent with U.S. regulatory provisions applicable to U.S. companies, the Company’s loss of foreign private issuer status would make such provisions mandatory. The regulatory and compliance costs to the Company under U.S. securities laws if it is deemed a U.S. domestic issuer may be significantly higher. If the Company is not a foreign private issuer, the Company will be required to file periodic reports and prospectuses on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. For example, the Company would become subject to the Regulation FD, aimed at preventing issuers from making selective disclosures of material information. The Company also may be required to modify certain of its policies to comply with good governance practices associated with U.S. domestic issuers. Such conversion and modifications will involve additional costs. In addition, the Company may lose its ability to rely upon exemptions from certain corporate governance requirements of Nasdaq that are available to foreign private issuers. For example, Nasdaq’s corporate governance rules require listed companies to have, among other things, a majority of independent board members and independent director oversight of executive compensation, nomination of directors, and corporate governance matters. As a foreign private issuer, the Company would be permitted to follow home country practice in lieu of the above requirements. As long as the Company relies on the foreign private issuer exemption to certain of Nasdaq’s corporate governance standards, a majority of the directors on its board of directors are not required to be independent directors, its compensation committee is not required to be comprised entirely of independent directors, and it will not be required to have a nominating committee. Also, the Company would be required to change its basis of accounting from IFRS as issued by the IASB to GAAP, which may be difficult and costly for it to comply with. If the Company loses its foreign private issuer status and fails to comply with U.S. securities laws applicable to U.S. domestic issuers, the Company may have to de-list from Nasdaq and could be subject to investigation by the SEC, Nasdaq and other regulators, among other materially adverse consequences.

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USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of our Ordinary Shares in this offering will be approximately $2.66 million, based on a public offering price of $0.24 per share (equal to 17.5% off of the last sale price of our Ordinary Share as reported by The Nasdaq Capital Market on February 15, 2024), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We plan to use the net proceeds of this offering as follows:

●	$298,591 to settle Company debts and working capital;

●	$1,650,000 for marketing by third party marketing groups for the Company; and

●	$750,000 for digital branding consulting services.

The Company is entering into a series of agreements at the closing of this offering to reflect the services being paid for with the proceeds.

The foregoing represents our current intentions to use and allocate the net proceeds of this offering based upon our present plans and business conditions.

DIVIDEND POLICY

The holders of Ordinary Shares are entitled to such dividends as may be declared by the Company’s board of directors. Dividends may be declared and paid out of the funds legally available therefor, or any other fund or account which can be authorized for this purpose in accordance with the ICA.

BUSINESS

Vision

The Company envisions itself as the next generation solution provider of brand protection, authentication and track and trace technology for the anti-counterfeit market. Its vision is to build confidence in the era of the digital economy, enabling parties to maintain trust in physical assets and processes. Its transformative solution aims at building on the principles of The United Nations’ Sustainability Development Goals, particularly Goal 12: “Ensure sustainable consumption and production patterns” that can create value for participants in the circular economy. As an increasing number of industries and sectors are committing to using recycled material and realizing the broader strategic vision of net zero carbon emissions, we believe our solution is the next generation for sustainability and the circular economy.

History

SMX Israel was incorporated in 2014 to provide brand protection and supply chain integrity solutions to businesses. It provides these solutions through the commercialization of the initial technology of tracking and tracing materials by observing and identifying markers (the “Source IP”). SMX Israel’s Source IP was initiated from the Soreq Nuclear Research Center, an Israeli government research and development institute for nuclear and photonic technologies under the Israeli Atomic Energy Commission (“Soreq”). In January 2015, SMX Israel entered into the Isorad License Agreement with Isorad Ltd. (an IP holding company of Soreq) to license the Source IP and develop and commercialize the technology (the “Isorad License Agreement”). Under the Isorad License Agreement, as amended, the Source IP can be utilized in almost any industry and with any product.

In 2018, SMX Israel merged into Security Matters PTY, an Australian company, to effect a listing on the Australian Securities Exchange under the symbol “ASX: SMX.” Security Matters PTY was incorporated in May 2018 under Australian law. SMX’s registered address is Mespil Business Center, Mespil House, Sessex Road, Dublin 4, Ireland, D04 T4A6. Security Matters PTY has two wholly-owned subsidiaries: Security Matters Ltd. (Israel), and SMX Beverages Pty Ltd. (Australia). It is also the record holder of 50% of Yahaloma Technologies Inc., a Canadian company and 51.9% of trueGold Consortium Pty Ltd., an Australian company.

SMX (Security Matters) Public Limited Company (f/k/a Empatan Public Limited Company) was formed on July 1, 2022 as a public limited company under the name Empatan Public Limited Company, incorporated in Ireland. The Company’s principal executive office is located at Mespil Business Centre, Mespil House, Sussex Road, Dublin 4, Ireland, D04 T4A6. The Company’s telephone number is +353 1 920 1000.

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The Company was newly incorporated for the purposes of becoming a holding company following the Business Combination. Through the consummation of the Business Combination, the Company did not conduct any material activities other than those incident to its formation and the Business Combination and only had nominal assets consisting of cash and its interest in Merger Sub.

On March 7, 2023 (the “Closing Date”), the Company consummated its previously announced business combination pursuant to the BCA and its previously announced SID. Beginning on the day immediately prior to the Closing Date and finishing on the day immediately after the Closing Date, the following transactions occurred pursuant to the terms of the BCA:

●	Under the SID, Security Matters PTY proposed a scheme of arrangement under Part 5.1 of the Corporations Act (“Scheme”) and Capital Reduction which resulted in all shares in Security Matters PTY being cancelled in return for the issuance of Ordinary Shares, with the Company being issued one share in Security Matters PTY (“Security Matters Shares”) (this resulted in Security Matters PTY becoming a wholly owned subsidiary of the Company);

●	Under the SID, Security Matters PTY proposed an option scheme of arrangement under Part 5.1 of the Corporations Act (“Option Scheme”), which resulted in the Security Matters PTY options held by participants in the Option Scheme being subject to a cashless exercise based on a Black-Scholes valuation, in exchange for Security Matters Shares. Under the Scheme those shares were cancelled and the participants received Ordinary Shares on the basis of the Scheme consideration;

●	Security Matters PTY shareholders received consideration under the Scheme of 1 Ordinary Share per 10.3624 Security Matters Shares having an implied value of $10.00 per Ordinary Share and the Company became the holder of all of the issued shares in Security Matters PTY and Lionheart, with Security Matters PTY being delisted from the Australian Stock Exchange;

●	Merger Sub merged with and into Lionheart, with Lionheart surviving the merger as a wholly owned subsidiary of the Company; and

●	Existing Lionheart stockholders received Ordinary Shares in exchange for their existing Lionheart shares and existing Lionheart warrant holders had their warrants automatically adjusted to become exercisable in respect of Ordinary Shares instead of Lionheart shares.

The Company is subject to certain of the informational filing requirements of the Exchange Act. Since the Company is a “foreign private issuer,” it is exempt from the rules and regulations under the Exchange Act prescribing the furnishing and content of proxy statements, and the officers, directors and principal shareholders of the Company are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of Parent Shares. In addition, the Company is not required to file reports and financial statements with the SEC as frequently or as promptly as U.S. public companies whose securities are registered under the Exchange Act. However, the Company is required to file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm. The SEC maintains a website at http://www.sec.gov that contains reports and other information that the Company files with or furnishes electronically to the SEC.

Overview

The Company provides one solution to solve both authentication and track and trace challenges in order to uphold supply chain integrity and provide quality assurance and brand accountability to producers of goods. Its technology works as a track and trace system using a marker, a reader and an algorithm to identify embedded sub-molecular particles in order to track and trace different components along a production process (or any other marked good along a supply chain) to the end producer.

Its proprietary marker system embeds a permanent or removable (depending on the needs of the customer) mark on solid, liquid or gaseous objects or materials. Each marker is comprised of a combination of marker codes such that each marker is designed to be unique and unable to be duplicated. The marker system is coupled with an innovative patented reader that responds to signals from the marker and, together with a patented algorithm, captures the details of the product retrieved and stored on a blockchain digital ledger. Each marker can be stored, either locally on the reader and on private servers, cloud servers or on a blockchain ledger, to protect data integrity and custody.

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Business Model

The Company’s business model targets leading brands and manufacturers (as opposed to directly targeting consumers) in order to create a new market standard for circular economy solutions, brand authentication and supply chain integrity. The Company offers both business-to-business sales and “white label” solutions, depending on the needs of customers and the ultimate end use based on either a fixed fee or volume-based revenue model (or both).

The Company may work directly with the manufacturer of the products or through the manufacturer’s raw material supplier so that the manufacturer is not required to change (or is required to make no more than minimal changes to) its manufacturing process in order to implement Security Matters PTY technology in the production process. Gaining the trust of raw material producers is the first stage, which in turn allows for credibility and trust when supplying solutions to brand owners, manufacturers and suppliers, which is a key step for its success.

Product and Applications

Product

The Company provides a solution comprised of three components: (1) a physical or chemical marker system coupled with (2) a reader and connected to (3) a blockchain digital platform.

Markers

Markers are embedded sub-molecular particles applied to a solid, liquid or gas. The Company uses various building blocks, comprised of a variety of molecules, to serve as markers for materials and products. For each project, its team selects a combination of molecules based on the specification of the customer and marked material (for example, the marked medium, the production process, the end use of the product and regulatory requirements, among others). The Company’s innovative reader can identify the marker and identify a response at a sub molecular building block level, designed to make the marker identification more accurate.

The ability to more accurately identify the concentration level of a marker allows Security Matters PTY to use numerous markings from a variety of different molecules. This enables it to not only identify the marker, but also identify the concentration within a product within a pre-defined range and “read” whether the marked material was diluted (authenticating not only the marked goods but also identifying the quantity).

Based on the specifications of the marked product, Security Matters PTY can mark materials based on several techniques, allowing its solution to be implemented across materials and processes. Markers can carry information denoting each origins of manufacture, product provenance, date of production and many other types of data, depending on customer needs.

The Company can produce either permanent or removable markers that can be applied either topically or internally to material in any state of matter (solid, liquid or gas) to form an “Intelligence on Things,” or “IOT2” marking system. The IOT2 concept involves marking products during or after the manufacturing process by inserting or applying materials to the products and encoding information through this process, namely by the treatment of materials or affixing and embedding product authentication security devices. The IOT2 concept allows for materials in a wide variety of products to be protected against counterfeiting, tampering, and diversion, and to help ensure the integrity of genuine products and manage the supply chain and logistics processes.

The marker supports invisible, indelible, and non-damaging tracking of distinctive molecules designed to ensure uniqueness and prevent duplication or counterfeiting. The marker is designed to not in any way affect the properties of the material it is applied to—it simply becomes a part of that material. The molecules are designed to be inert, inactive, and invisible to the human eye.

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Readers

Markers are embedded in the material and can only be read by designated readers. A reader scans for the existence of markers. If the reading satisfies a pre-determined condition set by Security Matters PTY (which can be programmed), than the reader can identify the marked product and convey information about such product to the customer.

The Company currently utilizes an x-ray wave reader that is modified according to its specifications to allow it to scan its proprietary markers. The reader and Security Matters PTY’s algorithm are designed to make its detection method unique and prevent duplication or interference with its markers. The reader is available as hand-held device or industrial apparatus for large-scale applications, with the ability to read the embedded material data from a physical or chemical marker without requiring lengthy and expensive laboratory testing for confirmation.

Platform

Blockchain technology is a ledger of records, which are linked and designed to be secured using cryptography from third party infrastructure and Security Matters PTY’s architecture. The Company can record a marker manifestation on the blockchain and store this information in cloud computing data storage. It has developed an algorithm designed to securely connect its reader to an existing platform (licensed from a SaaS provider) and record changing ownership and other information to the blockchain. Once Security Matters PTY’s blockchain solution is implemented, a marked good or material is scanned in order to identify the marker, the results can be verified on the blockchain in order to confirm the data embedded in it, such as the identity of the producer, date of production, supplier and past owners. During the same scan, the reader can record to the blockchain a change of location or ownership of the marked product or material.

The IOT2 concept mentioned above also refers to the retrieving, analyzing and processing of encoded information embedded on products and product components and uploading such information to a cloud computing system or to a distributed blockchain system, creating a digital twin to a physical product for the purpose of product authentication, brand protection, tracking and tracing products and product components, supply chain management, and logistical processes.

Applications

The Company’s solution offers the following applications across industries:

Process Tracing

Process tracing involves the upstream marking of raw material and blockchain-backed scanning throughout processing stages to allow for full traceability of raw material across its life cycle. Manufacturers are under increasing consumer and regulatory pressure to prove material provenance in order to be able to certify compliance with environmental, social and governance, or ESG, sourcing practices and carbon content of finished goods. Through upstream marking of raw material and blockchain-backed scanning throughout the processing stages, Security Matters PTY’s technology enables real tracking and tracing of materials, including the source of those materials. Additionally, Security Matters PTY’s technology enables manufacturers to know whether any used items are theirs and enables them to pay third parties to collect their used products, creating a market for collecting used products and selling them to other manufacturers.

Authentication

Growing concerns about component tampering along high security or critical infrastructure product supply chains and increasing counterfeit issues for high value density products are also issues that Security Matters PTY’s marking and authenticating process is designed to address. Manufacturers can validate product authenticity to their customers by marking final products or prime components and scanning the marker at a retail location or as part of the process of recycling their products.

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Sustainability and Circular Economics

The end-to-end technology solution covers three product lifecycles to enhance the circular economy from raw material to manufacturing/production, packaging, and end-of-life, enabling it to re-enter the economy for recycling or reuse. By marking upstream raw material and later scanning recycled content at waste collection points, an advanced sorting of materials is enabled which can increase the value of recycled content and in turn help to increase global recycling rates and recycled content certification.

Key Strengths

Innovative Technology

The Company’s technology can serve various manufacturers’ needs such as brand protection, authentication, track and trace for supply chain integrity and quality assurance. This technology has the potential to disrupt several industries and enable manufacturers and brand owners to be better able to protect their products.

Growing Addressable Market

The circular economy represents a potential opportunity for global economic growth as society moves towards a more sustainable future and as manufacturers and other entities come under increasing consumer and regulatory pressure to comply with ESG sourcing practices.

Experienced Development Technology Team

The Company’s technology team is an experienced team of professionals, with a track record in the industrial sector and governmental agencies.

Cross Segment Activity and Collaborative Relationships

The Company’s technology is applicable for multiple industries. The growth potential of the Company is derived from its ability to provide an adaptive solution for multiple market segments, based on a unified technology solution. The Company also has collaborative relationships with leading companies which can provide it with access to various entities to which to sell its technology. This is part of the Company’s strategy to create strategic partnerships with market leaders across its main segments of activity.

Sustainability

The Company believes regulatory and consumer pressure to increase recycling rates of high-pollution materials, such as plastics and rubber as well as growing sustainability concerns and requirements to preserve resources and minimize pollution are important drivers for our growth. Thus, any such sustainability regulations and consumer pressure promoting solutions that enable the circular economy, including the solutions that Security Matters PTY offers, can help to drive our growth.

Business Strategy

The Company’s roadmap for entry into markets it identifies is as follows:

●	Market Leader Adoption. Adoption of the solution by a market leader that provides a “seal of approval” that the technology is valid for the industry and generates added value.

●	Becoming an Industry Standard. Leverage the market leader’s position in the market to increase adoption by other companies along the value chain.

●	Regulator Adoption. In the future, Security Matters PTY aims to become the preferred solution by regulators and professional associations in each industry.

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Research and Development

Given the varied needs of different industries, the Company’s research and development processes are divided according to industry.

Plastics, Rubber and Other Materials

In 2022, Security Matters PTY completed a successful trial of marking recycled plastics by studying the impact of gravimetric and volumetric feeding methods on final Post Consumer Recyclate, or PCR, readings. The compounding master batch and extrusion processes of these trials were performed on a pilot scale in a fully commercial and industrial facility. The Company’s team demonstrated its ability to manage the process remotely, indicating the viability of industrial scale adoption.

The successful trial provides plastic manufacturer and importing companies with a proof of concept, enabling them to more accurately identify and audit, via an automated transparent reporting system, the polymer type, number of loops and the amount of recycled content despite the size and color of the plastic. As a result, the Company is positioning itself to be able to offer plastic manufacturing and importing companies the ability to promote their operations as being sustainable and environmentally friendly. Combined with its ability to digitally certify the materials, the Company is also positioning itself to offer these companies the ability to avoid human/manual-paper auditing and use technology/automated auditing, which helps to reduce the potential for human errors and can provide for cost savings.

In March 2023, the Company announced that it succeeded for the first time in verifying a marker substance for natural rubber in a tire and so throughout the entire production process. The dedicated marker technology, which the Company and Continental optimized for use in natural rubber, is designed to create greater transparency along the entire value chain of tires and technical rubber products from Continental. Provided with special security features, the use of the marker substances enables the invisible marking of natural rubber with information on its geographical origin. This means, for example, that responsibly sourced natural rubber and its origin can be verified at every stage of the supply chain all the way through to the customer.

In the field test, the marker substance was added to responsibly grown latex during harvesting and withstood not only the intensive preparations involved in the production of natural rubber but also the tire manufacturing process itself. In the manufactured tire, the data was retrieved using special, purpose-built software and a reader and correctly interpreted. The appearance and performance of a bicycle tire containing the invisible marker remained unchanged.

The Company expects that Continental will use the new marker technology on a larger scale in the future during the process of sourcing its rubber and also to integrate it in other rubber products. As part of the industrialization of this technology, it is conceivable to link the markers with blockchain technology. This could provide additional support for tamper-free monitoring of compliance with quality standards and quality criteria along the complex supply chain of natural rubber.

Plastic Cycle Token

On November 28, 2023, the Company announced the planned launch of a plastic cycle token, scheduled for release in Q2 2024. The initiative is being designed to present a reliable, ethical digital credit platform, aiming to capitalize on billions of dollars in recyclable plastics credits in a newly created market.

The tradeable plastic cycle token is being designed to enable companies to transition towards sustainable practices, encouraging entities within and outside the plastic ecosystem, including oil producers and waste management firms, to increase recycled content utilization.

This initiative is also expected to position the SMX Plastic Cycle Token as a next-generation alternative to carbon credits, creating a new paradigm in the Impact ESG investment landscape. Each token is being designed to represent a quantifiable amount of recycled plastic using SMX’s technology to physically mark the plastics, potentially offering a tangible impact on environmental circularity.

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Gold and Other Metals

Gold

Security Matters PTY formed a joint initiative with Perth Mint to develop a mine-to-marketplace ethical gold supply chain technology solution. Since the incorporation of trueGold Consortium Pty Ltd (“trueGold”) in June 2020, this research and development project aims to promote a ‘mine to product’ transparency solution dedicated to responsible mining of materials. Security Matters PTY’s track & trace technology provides information on the origin of the materials and how they move across production and distribution chains towards recycling and back to refining.

On July 29, 2020, Security Matters PTY signed a shareholders’ agreement with W.A. Mint Pty Ltd. (“Perth Mint”) and trueGold. The shareholders’ agreement and the ancillary agreements discuss the establishment of a new entity—trueGold—by Security Matters PTY and Perth Mint. Security Matters PTY granted to trueGold, subject to the terms of the license agreement, an exclusive, worldwide, perpetual license to use Security Matters PTY’s technology for the purpose of commercializing it within the industry comprising gold as a precious metal (as elaborated below). Security Matters PTY owns any development of its intellectual property and, while trueGold owns all generated data it creates, trueGold granted to Security Matters PTY a free non-exclusive, irrevocable, perpetual, royalty free license to use the generated data, subject to regulatory requirements and to the extent that it relates to the Isorad License Agreement technology or Security Matters PTY’s technology. The parties agreed that neither of Perth Mint or Security Matters PTY are required to provide any funding to trueGold and that any investment by any of them in trueGold from time to time will be by way of in-kind contributions. Third party equity investors will contribute the working capital will fund R&D, development capital and other expenses in accordance with the business plan.

Other than with the consent of the other shareholders or between affiliates (defined, inter alia, as a related body corporate of a shareholder; a company in which the shareholder beneficially owns 50% or more of the issued shares) a transfer of shares will be done subject to a right of first refusal of the other shareholders, whom will also have tag-along rights and a drag-along (as elaborated below). Under the constitution (as amended in July, 2022, to add the specific right of Security Matters PTY to purchase shares before any other shareholders) any shareholder wishing to transfer shares must notify the board of directors and, before the board of directors authorize the transfer of any share or shares, the share or shares must first have been offered to Security Matters PTY (for its own benefit and unless Security Matters PTY is 50% owned by one entity), and if SMX does not notify within 30 days that it wishes to purchase, then to all other shareholders (including Security Matters PTY) at a price to be agreed on by the transferor and the directors of trueGold. If the transferor and the directors of trueGold are unable to agree on a price, the price of the relevant shares will be a price which: represents a fair market price; and is determined by expert determination administered by the Australian Disputes Centre (ADC) in accordance with the ADC Rules for Expert Determination which are operating at the time the matter is referred to ADC, which Rules are incorporated into the constitution of trueGold. The determination of such person in relation to the price of the relevant shares will be final and binding on all shareholders.

Subject to certain terms and conditions, a drag-along right is established under which where shareholders wish to dispose of all of their share to a third party that wishes to acquire 100% of trueGold and 75% or more of the aggregate number of shares on issue at that time agreed, the remaining shareholders may be forced to transfer to the third party all of the shares held by each of the remaining shareholders. In case of a deadlock (defined as a case where the board of directors disagrees on a material matter regarding the fundamental operation of trueGold or the business and cannot resolve the disagreement within 10 business days of the disagreement first arising), if the shareholders are unable to reach agreement on any matter, a dispute resolution mechanism was created.

The board of directors of trueGold was agreed to consist of not less than three and not more than seven. The board is comprised as follows: Security Matters PTY may appoint (remove or replace) up to two directors; Zeren Browne; Perth Mint may appoint (remove or replace) up to two directors; and Hugh Morgan, who is a non-executive, independent chair. A list of resolutions was set, which require a board majority including at least one Security Matters PTY appointed director and one Perth Mint appointed director. Another list of resolutions was set, which require a resolution carried by a majority of the shareholders including Security Matters PTY and Perth Mint. trueGold and Yahaloma (defined below) agreed to bear the payments to Soreq related thereto of 4.2% of its revenues. SMX’s CEO, Mr. Haggai Alon, provides CEO services to trueGold and reports to the board of directors of trueGold, and Zeren Browne provides General Manager services to trueGold.

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On October 3, 2023, Security Matters PTY entered into the Investment Agreement with trueGold. Pursuant to the Investment Agreement, the AUD475,000 of indebtedness as of June 30, 2023 trueGold owes to Security Matters PTY was waived by Security Matters PTY in exchange for the issuance of additional shares of True Gold (the “True Gold Shares”) such that Security Matters PTY’s holdings in trueGold shall be increased to 51.9% of the total issued and outstanding shares of trueGold, making Security Matters PTY the majority owner of trueGold. Additionally, the existing license agreement as between Security Matters PTY and trueGold was amended to include additional intellectual property of Security Matters PTY to be licensed to trueGold thereunder. Security Matters PTY shall further supply to trueGold a credit line for research and development work by its employees of up to AUD1,000,000, free of interest and collateral.

trueSilver

On June 7, 2023, we announced that we are in the process of creating a new subsidiary, trueSilver, and that we have entered into a 120 day exclusive agreement with Sunshine Minting Inc. (“Sunshine”), to create a path to full transparency and traceability for silver products from mine site to final products and recycling and the creation of an industry standard. During the 120-day exclusivity period, Sunshine shall evaluate our technology for its use, with possible further collaborations thereafter.

In July 2023, we transferred the ownership of our wholly owned granddaughter company “Security Matters Canada Ltd.” from ownership by our subsidiary Security Matters PTY to direct ownership by the Company and renamed it “TrueSilver SMX Platform Ltd.”

Non-Ferrous Metals

On November 29, 2022, Security Matters PTY signed a products distribution and SAAS reseller agreement with Sumitomo Corporation, a Japanese corporation. Under such agreement, Security Matters PTY appointed Sumitomo to act as Security Matters PTY’s exclusive, worldwide distributor to market and sell markers, readers and Security Matters PTY services to customers for application in the Non-Ferrous Metals Market (as defined below) only, subject to the customer entering into with Security Matters PTY its standard product license agreement. The “Non-Ferrous Metals Market” is defined as all supply chain market segments of the industry for aluminum, copper, lead, nickel, zinc, molybdenum, cobalt, lithium and tin.

The price at which Security Matters PTY shall sell products to Sumitomo and the license fee at which Security Matters PTY shall license Security Matters PTY products and Security Matters PTY service to Sumitomo shall be a discount of the invoices issued to the customers.

Generally, the agreement shall remain in effect for an initial term of five years from the effective date of first commercial sale by Security Matters PTY to Sumitomo of any products. The companies have agreed that over the coming years there is a target to reach US$35 million in sales.

Alcoholic Beverages

In December 2021, Security Matters PTY acquired all the holdings SMX Beverages Pty Ltd, a joint venture incorporated in February 2020 for the promotion of solutions in the alcoholic beverage industries including in relation to the prevention of counterfeit alcoholic beverages, circular economy concepts and packaging and supply chain within those industries.

Diamonds and Precious Stones

On April 30, 2019, Security Matters PTY signed an agreement with Trifecta Industries Inc. (“Trifecta”) for the commercialization of Security Matters PTY’s trace technology in the diamonds and precious stone industry. Under the terms of the agreement, Security Matters PTY and Trifecta established a new entity—Yahaloma Technologies Inc. (“Yahaloma”), which is equally held by Security Matters PTY and Trifecta.

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Both parties covenanted not to pursue the use of Security Matters PTY’s technology for diamonds and precious stones, or any other venture related to the testing of the origin of diamonds or precious stone, other than through the Yahaloma. Additionally, in agreement with Isorad, all rights in and to any intellectual property related to the diamonds and precious stones industry that is developed by or for Yahaloma is jointly owned in equal parts by the Security Matters PTY, Yahaloma and Soreq.

Security Matters PTY continues to develop the technology and will supply Yahaloma technical services. Security Matters PTY bears the cost of such R&D services but the agreed hourly costs of Security Matters PTY’s staff is recorded as a shareholders loan of Security Matters PTY to Yahaloma, once the first USD 250,000 to be paid by Trifecta are exhausted (which is yet to happen). Trifecta supplies Yahaloma diamonds and other raw materials, which remain in the ownership of Trifecta. If Security Matters PTY causes damage to such diamonds during the R&D process, this will be reported the Trifecta and the damage recorded as a shareholders loan of Trifecta to Yahaloma. Trifecta will supply Yahaloma services of business development. Trifecta bears the cost of such services but the agreed hourly costs of Trifecta’s staff is recorded as a shareholders loan of Trifecta to Yahaloma. Management of Yahaloma is agreed to be jointly, with certain special resolutions requiring agreement of both parties. Actual day-to-day management is in Canada.

In addition to the shareholders loan extended by man-hours as stipulated above, the parties covenanted to extend up to USD 1 million to Yahaloma (USD 350,000 by Security Matters PTY and USD 650,000 by Trifecta, with USD 250,000 extended by Trifecta registered as capital and all other funds as shareholders loans). Funds were agreed to be injected upon reaching certain milestones. The Security Matters PTY loan of USD 350,000 are to be injected only upon reaching future milestones and only if such funds will be required, which stage has not yet arrived. Such Security Matters PTY loan will bear an interest rate of 5% per annum. Upon Yahaloma being able to repay the shareholders loans, first a sum of USD 250,000 will be repaid to Trifecta and then all other shareholders loans will be repaid pro-rata. Only after repayment of all shareholders loans will Yahaloma distribute profits.

A party may not transfer its shares to others without the prior approval of the other party other than a transfer to an affiliate (defined as an entity directly or indirectly controlled by a party or directly or indirectly controls such party or is directly or indirectly controlled by a person which also, directly or indirectly, controls such person) done after 30 days’ notice to the other party, and after the affiliate agrees to adopt the agreement.

Yahaloma agreed to bear the payments to Soreq related thereto (as described in “Gold and Other Metals” above).

Electronics

Security Matters PTY has joined an alliance formed by six founding partners, among them the World Business Council for Sustainable Development, to set a shared vision for a circular economy for electronics, called the Circular Electronics Partnership. This group of global companies has been brought together to reduce e-waste and to commit to a roadmap for a circular economy for electronics by 2030.

Fashion

In December 2020, Security Matters PTY announced that it had launched a Fashion Sustainability Competence Centre to enable fashion brands globally, to transition successfully to a sustainable circular economy by being able to identify the origination of their raw materials and hence, recycle their own unsold and/or end-of-life merchandise (garments, footwear and accessories including sunglasses) back into new high-quality materials and new fashion merchandise Security Matters PTY’s technology is applicable across a range of materials including leather, silk, cotton, wool, coated canvas, vegan leather, polyesters, cashmere, metals (e.g., gold & metallic parts) and plastics; and its applications encompass finished leather goods, shoes, garments, and accessories. Security Matters PTY is also collaborating with several luxury fashion conglomerates on R&D projects to trace the origin of raw materials used in their supply chain and is in commercial negotiations regarding the implementation of its solution with partners in the industry.

In July 2023, we changed the name of the wholly owned subsidiary from “SMX France” to “SMX Fashion and Luxury” in anticipation for such company to be used for the fields of fashion and luxury.

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Intellectual Property

The ability of Security Matters PTY to develop and maintain proprietary IT is crucial to our success. Since 2015, Security Matters PTY technology has been protected by more than 20 patent families and more than 100 patents filed around the world in various stages with respect to our marking and reading technologies. The table below lists the 20 patent families. Under each patent family, we note the countries under which such patents have been filed.

The following table provides a list of Security Matters PTY’s patents that have passed the international phase (PCT) and may be publicly disclosed:

Patent Family	Countries	Type	Title and Type of Patent Protection	US Status	US App#’s	US Filing Date	US Patent #	US Publication	US Expiration Date
1	US Taiwan Japan China Europe Israel Republic of Korea	PCT	System and method for reading x-ray-fluorescence marking	Registered	15/563,756 16/709,804	Mar 2016 Mar 2016	US10539521B2 US10969351B2	Jan.2020 Apr 2021	Jul 2036 Mar 2036

2	US Australia China Europe Israel Japan Korea	PCT	Authentication of metallic objects	Registered	16/074,226	Feb 2017	US11446951B2	Sep 2022	Jan 2040

3	US Australia Europe Israel Korea	PCT	Access control system and method thereof	Published/ Pending	16/083,966	Mar 2017	US20200242865A1	Jul 2020

4	US Australia China Europe Israel Japan Korea	PCT	A method and a system for XRF marking and reading XRF marks of electronic systems	Registered Registered	16/091,222 16/834,732	Apr 2017	US10607049B2	Mar 2020	Apr 2037

5	US Australia China Europe Austria Germany Estonia Spain Finland France Great Britain Latvia Sweden Israel Japan Korea	PCT	An XRF analyzer for identifying a plurality of solid objects, a sorting system and a sorting method thereof	Registered	US16/311,290	Jun 2021	US10967404B2	Apr 2021	Dec 2037

6	US Australia Canada Europe Israel South Africa	PCT	Method for marking and authenticating precious stones	Registered Pending	16/328,526 17/666,866	Aug 2017	US11320384B	May 2022	Oct 2038

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Patent Family	Countries	Type	Title and Type of Patent Protection	US Status	US App#’s	US Filing Date	US Patent #	US Publication	US Expiration Date
7	US Australia China Europe Israel Korea Taiwan Japan Ukraine	PCT	X- ray fluorescence system and method for identifying samples	Registered	16/334,431	Sep 2017	US11112372B2	Sep 2021	Jun 2038

8	US Australia China Europe Israel Japan Korea	PCT	Method for Detecting Mishandling and Misuse of Food Products	Pending	16/336,712	Sep 2017	US20210321649A1	Oct 2021

9	US Australia China Europe Israel Japan Korea	PCT	XRF-Identifiable Transparent Polymers	Registered	16/340,913	Oct 2017	US11193007B2	Dec2021	Apr 2038

10	US Australia China Europe Israel Japan Korea	PCT	A System for Virtual Currency based on Blockchain Architecture and Physical Marking	Pending	16/609,686	May 2018	US20200184465A1	Jun 2020

11	US Australia Europe Israel Korea – Application discontinuation	PCT	An Object Marking System for Authentication and Verification	Registered	16/609,700	May 2018	US11221305B2	Jan 2022	Oct 2038

12	US Australia Canada China Europe Israel Japan Korea	PCT	Management of Recyclable Goods and Their Source Materials	Application Filed	17/766,874	Oct 2020	WO2021070182A1	Apr 2021

13	US Australia China Europe Hong-Kong Israel Japan Korea	PCT	Systems and Methods for Supply Chain Management and Integrity Verification Via Blockchain	Application filed	16/980,693	Mar 2019	WO2019175878A1	Sep 2019

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Patent Family	Countries	Type	Title and Type of Patent Protection	US Status	US App#’s	US Filing Date	US Patent #	US Publication	US Expiration Date

14	US Australia Azerbaijan Brazil Canada China Europe Hong-Kong Indonesia Israel Japan Korea Malaysia Singapore Uzbekistan	PCT	System and Method for Detection and Identification of Foreign Elements in a Substance	Application filed	17/285,167	Oct 2019	US20210325323A1	Oct 2021

15	US Australia Canada Europe Israel Japan Korea	PCT	Method and System for Classification of Samples	Application filed	17/594,406	Apr 2020	WO2020212969A1	Oct 2022

16	US Australia Canada Europe Israel Japan Korea	PCT	Traceable Composite Polymers and Preparation Methods Thereof Traceable Composite Polymers and Preparation Methods Thereof for Providing Transparency in Production Value Chains	Pending Pending	17/626,916 17/626,923	Jul 2020 Jul 2020	US20220251252A1 US20220259356A1	Aug 2022 Aug 2022	Pending Pending

17	US Australia Canada Europe Israel Japan Korea	PCT	Traceable Composite Polymers and Preparation Methods Thereof Traceable Composite Polymers and Preparation Methods Thereof for Providing Transparency in Production Value Chains	Pending Pending	17/626,916 17/626,923	Jul 2020 Jul 2020	US20220251252A1 US20220259356A1	Aug 2022 Aug 2022

18	US Australia Canada Europe Israel Japan Korea	PCT	Traceable Composite for Marking Seeds and Plants	Application Filed	17/639,397	Sep 2020	20220312711 A1	Oct 2022

19	US Australia Canada China Europe Israel Japan Korea	PCT	Management of Recyclable Goods and Their Source Materials	Application Filed	17/769,175	Oct 2020	WO2021074919A1	Apr 2022

20	PCT/ IL2021/050325	PCT	Device and Method for Detection of Viruses By XRF	Application filed		Mar 2021	WO2021191899A1	Sep 2021

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Abstracts

Patent Family 1:

System and method for reading x-ray-fluorescence marking (US10,539,521, granted, expires 13/07/2036; US10969351B2, granted, expires 31/03/2036). Abstract: Method and systems are presented for authentication of precious stones, according to their natural ID and/or predetermined markings created in the stones, based on unique characteristic radiation response of the stone to predetermined primary radiation.

Patent Family 2:

Authentication of metallic objects (US16/074,226, granted, expires 25/01/2040). Abstract: The present invention provides an anti-counterfeit marking technique for verifying authenticity of objects using x-ray fluorescence (XRF) analysis.

Patent Family 3:

Access control system and method thereof (US16/083,966, Pending, filed 21/03/2017). Abstract: The present invention relates to an access control system, an access object and a method for access control. The access control system comprises an access request receiving device being configured and operable for receiving an access object; the access request receiving device comprising an emitter configured and operable for irradiating the access object with a radiation having a wavelength in the range of about 10”12 and 10”9 m and a detector configured and operable for detecting a response signal from the irradiated access object; a control circuit being configured and operable to receive the response signal from the access request receiving device and process the response signal to identify spectral features indicative of an XRF signature of the access object; wherein the control circuit is adapted to generate an unlocking signal for switching a module device between a locked state and an unlocked state upon identification of the XRF signature.

Patent Family 4:

A method and a system for XRF marking and reading XRF marks of electronic systems (US10,607,049, granted, expires 04/042037, US16/834,732, granted, expires 04/12/2037). Abstract: Methods and systems for verifying compatibility of components (e.g. parts or devices) of an electronic system are disclosed. In certain embodiments the method includes: irradiating a first and second components presumably associated with the electronic system, with XRF exciting radiation, and detecting one or more XRF response signals indicative of a first and a second XRF signatures, emitted from the first and second components in response to the irradiation. Then the first and second XRF signatures are processed to determine whether they are associated with respectively a first and second XRF marking compositions on the first and second components, and the compatibility of the first and second components to the electronic system is determined/verified based on the correspondence between the first and a second XRF signatures/marking. Certain embodiments also disclose electronic systems including at least a first and a second electronic components/devices respectively having the first and second XRF marking compositions that enable verification of compatibility of the components. Certain embodiments disclose techniques for pairing the first and second components (e.g. devices) based a correspondence between the first and second XRF signatures/markings thereof. Certain embodiments disclose various calibration techniques for calibrating the XRF measurements of XRF markings applied to different substrate materials of the electronic components.

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Patent Family 5:

An XRF analyzer for identifying a plurality of solid objects, a sorting system and a sorting method thereof (US10,967,404, granted, expires 04/12/2037). Abstract: The present invention discloses a novel XRF analyzer capable of simultaneously identifying the presence of a marking composition in a plurality of objects by modulating/varying the intensity of the excitation beam on the different objects and measuring the secondary radiation thereof. The XRF analyzer comprises a radiation emitter assembly adapted for emitting at least one X-Ray or Gamma-Ray excitation radiation beam having a spatial intensity distribution for simultaneously irradiating the plurality of objects; a radiation detector for detecting secondary radiation X-Ray signals arriving from a plurality of objects in response to irradiation of the objects by X-Ray or Gamma-Ray radiation, and providing data indicative of spatial intensity distribution of the detected data X-Ray signals on the plurality of objects; and a signal reading processor in communication with the detector, the processor being adapted for receiving and processing the detected response X-Ray signals to verify presence of the marking composition included at least one surface of each object of the plurality objects.

Patent Family 6:

Method for marking and authenticating precious stones (US16/091,222, granted, expires 20/10/2038, US Divisional 17/666,866, pending, filed 08/02/2022). Abstract: Method and systems are presented for authentication of precious stones, according to their natural ID and/or predetermined markings created in the stones, based on unique characteristic radiation response of the stone to predetermined primary radiation.

Patent Family 7:

X-ray fluorescence system and method for identifying samples (US11,112,372, granted, expires 03/06/2038). Abstract: A control system and method are presented for controlling operation of an X-ray Fluorescent (XRF) system for detecting at least one material carried by a sample, for example at least one marker carried by the sample. The control system comprises: data input utility for receiving input data comprising material/marker related data about said at least one material/marker; and data processor and analyzer utility. The data processor and analyzer utility is configured and operable for analyzing the input data and determining optimal geometrical characteristics of the XRF system for optimizing operational conditions of said XRF system to maximize amount of primary X-ray radiation that reaches a predetermined region of the sample and is absorbed by a volume of said region and to maximize a portion of secondary radiation emitted from said region that reaches a detector of the XRF system; and for generating operational data to the XRF system enabling adjustment of the geometrical characteristics of the XRF system.

Patent Family 8:

Method for Detecting Mishandling and Misuse of Food Products (US16/366,712, Pending, filed 25/09/2017). Abstract: The present invention provides a method of labeling a product for human or animal use with an XRF identifiable label, the method comprising forming a pattern of at least one FDA-grade material identifiable by XRF on at least an area of the product. Wherein the pattern is optionally at least partially invisible to the naked eye and has predefined identifiable properties, wherein the product is selected from foods, therapeutics and cosmetics.

Patent Family 9:

XRF-Identifiable Transparent Polymers (US11,193,007, granted, expires 02/03/2038). Abstract: The invention provides formulations and masterbatches of a polymeric material and XRF-identifiable markers, for producing transparent elements including a polymer and at least one XRF-identifiable marker for a variety of industrial uses.

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Patent Family 10:

A System for Virtual Currency based on Blockchain Architecture and Physical Marking (US16/609,686, Pending, filed 08/05/2018). Abstract: Methods and system for management of transactions of marked objects are disclosed. In an embodiment, a method for recording a marked object includes: determining specific and unique marking of the object by a reader unit; and communicating encrypted data indicative of the marking and data indicative of the marked object to at least one server system, for generating at least one record of the object and its marking thereat. The at least one server system may be a distributed blockchain system including: at least one blockchain service module adapted for recording transactions of objects in a blockchain; and at least one management service module adapted for authorization of each transaction of an object based on authentication of the transaction by: providing a reader unit with a certain reading scheme/parameters that authorize/enable the reader unit to correctly read the specific marking on the object; and obtaining from the reader unit in response, a reading data indicative of the marking being read using the reading scheme, and authenticating the object based on a match between the reading data and stored data of the object’s marking which is stored by the at least one server. In turn, before carrying out a request for recordation of a transaction for the object in the blockchain, the blockchain service module is adapted to await authorization of the transaction from the management service.

Patent Family 11:

An Object Marking System for Authentication and Verification (US11,221,305, granted, expires 23/10/2038). Abstract: Systems and methods for marking of objects, such as keys/key-blanks, in a production line are disclosed. The objects are marked by applying a marking composition(s) to pre-selected areas on the surface thereof. The system includes a marking unit for dispensing a volume of marking composition in one or more localized pre-selected areas on the surface of an object to be marked; a holder/gripper for positioning the object to be marked in one or more positions relative to the marking unit so as to allow the marking unit to dispense the marking composition on the one or more pre-selected localized areas; a reading/verification unit for detecting the marking composition applied to the object thereby verifying that the objects are properly marked; an orientation sensing unit for identifying the orientation of the object to be marked relatively to the holder. The system also includes a controller configured for controlling the operation of the holder, orientation sensing unit, and the marking unit. The reading/verification unit is adapted to identify the marking composition in the one or more pre-selected areas on surface of the object by detecting an electromagnetic signal (such as XRF signal) emitted from the marking composition (e.g. in response to its illumination by X-ray or gamma-ray).

Patent Family 12:

Management of Recyclable Goods and Their Source Materials (US17/766,874, Pending, filed 07/10/2020). Abstract: Techniques for monitoring production and reuse of a recyclable material, and/or determining a currency or quality measure thereof, are disclosed. In the disclosed embodiments one or more markers are introduced into ingredient material components of the recyclable material, where the one or more markers being indicative of one or more properties of at least one of the ingredient material components. Information indicative of at least the one or more properties is recorded in a database comprising a plurality of records, each associated with at least one of the one or more markers. A signal obtained from a product comprising the recyclable material is processed for determining presence of at least one of the one or more markers, and based thereon the information recorded in at least one of the database records associated therewith, and a quality or currency measure of at least one of the ingredient material components of the recyclable material comprised in the product is determined based on the one or more properties indicative by the information.

Patent Family 13:

Systems and Methods for Supply Chain Management and Integrity Verification Via Blockchain (US16/980,693, Pending, filed 14/03/2019). Abstract: Systems and methods for managing transactions of physical objects are disclosed. The system is connectable to a first distributed ledger adapted to record object transactions associated with transactions of one or more physical objects between parties. The system includes a second distributed ledger adapted to record data indicative of object handling operations carried out with respect to the one or more physical objects; and an object handling management module adapted to authenticate handling operations carried out with respect to the one or more physical objects. The object handling management module is configured and operable for obtaining parameters of execution of the handling operations, authenticating the parameters of execution of the handling operations, and recording the authenticated handling operations in the second distributed ledger. The system thereby enables recordation of the object transactions associated with the one or more physical objects upon authenticating that the parameters of execution of the handling operations that are carried out with respect to the one or more physical objects satisfy one or more respective predetermined conditions.

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Patent Family 14:

System and Method for Detection and Identification of Foreign Elements In A Substance (US17/285,167, Pending, filed 18/10/2019). Abstract: In one embodiment, a system and method for inspecting a substance to detect and identify predetermined foreign element(s) in the substance. The foreign element may carry X-ray responding material compositions, emitting X-ray signals in response to primary exciting X-ray or Gamma-ray radiation. The inspection is performed during a relative displacement between the substance and an inspection zone, defined by an overlap region between a solid angle of emission of an X-ray/Gamma-ray source and a solid angle of detection of X-ray radiation, along a predetermined movement path, as the substance moves along said path, the detected X-ray radiation includes X-ray response signals from successive portions of the substance propagating towards, through, and out of said overlap region. Measured data indicative of X-ray response signals is analyzed to identify a signal variation pattern over time indicative of a location of at least one foreign element carrying an X-ray responsive marker.

Patent Family 15:

Method and System for Classification of Samples (US17/594,406, Pending. filed 05/04/2020). Abstract: A method and system are provided for model-based analysis of samples of interest and management of sample classification. Predetermined modeled data is provided comprising data indicative of K models for respective K measurement schemes based on a predetermined function having a spectral line shape, data indicative of M characteristic vectors of M predetermined group to which different samples relate, and data indicative of a common vector of weights for the M groups. A data processor utilizes said data and operates to apply model-based processing to measured spectral data of a sample of interest using said predetermined modeled data, and generate classification data indicative of relation of said specific sample of interest to one of said M predetermined groups.

Patent Family 16:

Traceable Composite Polymers and Preparation Methods Thereof Traceable Composite Polymers and Preparation Methods Thereof for Providing Transparency In Production Value Chains (US17/626,916, Pending, filed 15/07/2020). Abstract: The present invention is in the field of polymers comprising XRF identifiable tracers allowing information to be encoded by the polymers, and in particular polymers for conservation, restoration and retouching in artworks, electronics, coatings, plastics etc.

Patent Family 17:

Traceable Composite Polymers and Preparation Methods Thereof Traceable Composite Polymers and Preparation Methods Thereof for Providing Transparency In Production Value Chains (US17/626,923, Pending, filed 15/07/2020). Abstract: The present invention is in the field of polymers comprising identifiable tracers by spectroscopic methods such as XRF, IR, NIR and XRD allowing information to be encoded by the polymers, and in particular polymers for conservation, restoration and retouching in artworks, electronics, coatings, plastics, packaging, 3D printing, rubber, and the like.

Patent Family 18:

Traceable Composite for Marking Seeds and Plants (US17/639,397, application filed, filed 02/09/2020). Abstract: The invention concerns compositions and methods for authenticating an agricultural product.

Patent Family 19:

Management of Recyclable Goods and Their Source Materials (US17/769,175, application filed, filed 15/10/2020). Abstract: Techniques for managing production and reuse of a recyclable material are disclosed. Combination of markers introduced into one or more ingredient material components of recyclable materials are used to indicate one or more properties of at least one of the ingredient material components e.g., a type of material used, percentage of the material type in the recyclable material, and suchlike. A signal obtained from a product comprising the recyclable material can be processed to detect presence or absence of the combination of markers therein. Based on the detection of the combination of markers, information indicative of the one or more properties of the at least one ingredient material component is determined, and based on the information it is decided either about a suitable recycling process for reusing the at least one ingredient material component, or a suitable disposal process for disposing the product.

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Patent Family 20:

Device and Method for Detection of Viruses by XRF (PCT/IL2021/050325, National Phase due by September 26, 2022). Abstract: The invention provides methods and tools for the directed and indirect detection of infection with micro-organisms pathogens in biological and non- biological samples, and specifically applications of XRF (X-ray fluorescence) methodology for the detection of infections with viral and bacterial pathogens responsible for the widespread epidemics in mammals and humans, including the current pandemic of COVID-19.

Marketing and Sales

The Company intends to concentrate its market penetration efforts into the U.S. market, including recruitment of sales and marketing personnel, either located in the U.S. or with U.S. orientation, participation in various professional expos, conventions and exhibitions and entering into agreements or arrangements with distributors in the U.S. markets and commencing collaborative relationships with commercial entities for the development of new customized products. Moreover, the Company intends to continue to invest significant resources in research and development in order to improve and build on its array of existing solutions and strive to develop new innovative products in sync with new market technological developments. The Company plans to further advance its innovative technology and commercialization efforts by:

●	engaging with additional suppliers and service providers in order to improve and streamline its product development process and supply chain;

●	increasing marketing and sales activities, concentrating on specific target markets;

●	increasing participation in professional expos, conventions and exhibitions; and

●	establishing partnerships and collaborations with strategic customers and entities in the segments relevant to its technology.

The Company’s pricing is based on the perceived value proposition of its solution for its customers. The pricing model is expected to be comprised of three components:

●	set-up fee (for initial consultations);

●	marker implementation fee (typically on a per item or per kg basis) and sale or lease of readers; and

●	service fee (for reading, blockchain services and other support services).

Pricing may also include an annual license fee, payment of royalties, pay-per-read, or other models.

Target Industries

Fashion

For the fashion industry, the Company’s technology enables authentication from raw materials to retail stores and beyond:

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Its technology targets the luxury fashion industry by enabling high-end brands to:

●	verify the origin of raw materials to prevent fraud;

●	control material usage during the manufacturing process;

●	track a product’s journey from the first point of manufacturing to delivery to customers.

●	share information on product traceability with customers to prevent fraud in returned products;

●	generate secondary and reseller demand by demonstrating product authenticity; and

●	improve upcycling and recycling processes through material recognition, grading, and recycled content certification.

Electronics

For the electronics industry, the Company’s technology enables end-to-end traceability and authentication from raw material to point of use.

Its technology targets semiconductor manufacturers enabling a manufacturer to:

●	verify the origin of raw material;

●	control material usage;

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●	demonstrate product authenticity along its supply chain;

●	detect tampering during use (e.g., when giving products off-premises for maintenance or other reasons); and

●	implement upcycling and/or recycling programs through material recognition, grading, and recycled content certification.

Gold and Other Metals

The Company’s technology allows for the tracing of gold or other metals from mine to consumer.

Its technology enables gold and other metal refineries, mining companies, and bullion banks to:

●	prove the origin and mine location of the gold or other metal;

●	facilitate the sale or trading of gold or other metal from ESG-compliant mines; and

●	demonstrate that their products are ESG-compliant to customers and end-users.

Plastics, Rubber and Other Materials

Given the challenges around mechanical recycling, chemical recycling is emerging as a promising solution to help tackle the global challenge associated with single use plastic waste. An embedded chemical marker allows for better tracking, monitoring and sorting of post-consumer plastic with the Circular Value Chain Approach. The Company’s technology is applicable throughout the life cycle of the material or product, from raw material to production to recycling. Its technology enables plastic footprint transparency and traceability along the supply chain.

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Its digital twin technology can address a key challenge of the first step to identify, track and trace commodities produced in emerging countries for use in the developed countries, such as rubber or food commodities (e.g., cocoa, soy, and palm oil). The creation of a digital twin for each physical good enables participants in the value chain to come together and form the global ledger for the goods. As a number of industries and sectors are increasing their commitments to recycling, many companies are realizing the need for sustainability and circular economies.

Competition

Armed with its various products and designs, the Company believes it possesses a unique combination of knowledge and features. It has established an innovative, cross- segment technology, developed over several years by an experienced and dedicated team of scientists, which it believes create a barrier to entry to its competitors.

The Company’s product is currently undergoing pilot projects with customers with strong international presence. The customizable nature of its technology allows Security Matters PTY to embed the technology in multiple products, from silk to rubber to diamonds to gold to plastics, across multiple segments.

The Company is constantly striving to improve its competitive status in the market by:

●	entering into agreements or arrangements with large and high-profile customers in the industry, which it believes enhances its status and reputation in multiple markets and provides opportunities to enter into new agreements or arrangements with new customers;

●	entering into agreements or arrangements with strategic partners in order to strengthen its position to become the new industry standard; and

●	Providing high level development and support services to customers, to promote customer retention, and encourage its customers to rely on Security Matters PTY to use its technologies for future projects.

Facilities

The Company’s main business activities are conducted at SMX Israel’s headquarters in central Israel. It leases 363 square meters of office space at this location under a lease until May 31, 2027, with an option to extend the lease with an additional rental fee of 10% for an additional five years. The Company also leases an additional adjacent building of 146 square meters where it conducts research and development activities. The lessor (who represented that he is not aware of any such impending circumstances) has the right to shorten the lease with 90 days-notice if it is demanded by a government entity to evacuate the premises, to change the agreement or to pay fines due to the agreement. The Company believes that its current facilities are suitable and sufficient to meet its anticipated needs for the foreseeable future.

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Government Royalty Obligations and Regulations

Israeli R&D Law

The Government of Israel encourages research and development projects oriented towards products for export or projects which will otherwise benefit the Israeli economy. This is conducted by the Israel Innovation Authority (IIA), which replaced the former Office of the Chief Scientist (OCS).

Under Israeli laws with respect to research and development, which is referred to as R&D Law, a royalty of between 3% to 5% applies to the net sales of products developed from a project funded by the IIA, beginning with the commencement of sales of products developed with grant funds and ending when a dollar-linked amount equal to 100% of the grant plus interest at LIBOR has been repaid. The terms of the R&D Law also place restrictions on the location of the manufacturing of products developed with government grants, which, in general, must be performed in Israel, and on the transfer to third parties of technologies developed through projects in which the government participates. Security Matters PTY’s research and development team will remain in Israel and all funds previously received by way of a grant from IIA have been invested in Israel.

The IIA has published a directive incorporating most of the former provisions, including those with respect to transfer of manufacturing rights, transfer of know-how and others. These provisions include limitations and requirements for payment with respect to outsourcing or transferring development or manufacturing activities with respect to any product or technology outside of Israel, and change in control in companies which received government funding from the OCS or IIA, which may impair ability to sell technology assets outside of Israel or to outsource, transfer develop or manufacture with respect to any product or technology that received government funding under the R&D Law outside of Israel, or consummate a change in control in the Company, all without prior approval of the IIA.

In May 2017, the IIA published the Rules for Granting Authorization for Use of Know-How Outside of Israel, or the Licensing Rules. The Licensing Rules enable the approval of licensing arrangements and other arrangements for granting of an authorization to an entity outside of Israel to use know-how developed under research and development programs funded by the IIA. Subject to payment of a “License Fee” to the IIA, at a rate that will be determined by the IIA in accordance with the Licensing Rules, the IIA may now approve arrangements for the license of know-how outside of Israel. This allows companies that have received IIA support to commercialize know-how in a manner which was not previously available. In addition, the IIA has recently published a directive incorporating most of the former provisions, including those with respect to transfer of manufacturing rights, transfer of know-how and others.

Security Matters PTY had one approved project with the IIA (project number 55715, approved on November 23, 2015) of a 40% grant out of a project of up to approximately $400 thousand under which it received $196 thousand in prior years. Security Matters PTY passed a final review by the IIA and no additional funding is expected to be received under the project.

Security Matters PTY is obligated to pay 3% of our relevant revenues for the first three years, and 4% of the relevant revenues for further years, until repayment of the entire grant, being $196 thousand. To date we paid about $1 thousand out of such amount.

Approved Enterprise

The Israeli Encouragement of Capital Investments Law, 1959, is intended to encourage investment in industry in Israel in national priority areas, to promote economic initiatives while giving preference to advanced and innovative industries, and to strengthen development areas. Based on the Investment Law, the Investment Center may, on application, grant the status of “Approved Enterprise” for Capital Investments in industry and tourism. Certificates of approval are issued and such approval entitles the project to receive substantial support from the State. The support may be in the form of reduced taxation, investment grants or other benefits specifically designed to encourage capital investment in Israel. Such State support is conditional on certain restrictions on the activities of a supported company, which restrictions may not easily be alleviated.

In December 2016, Security Matters PTY received approval as an Approved Enterprise (File 24638, Plan 429, Motion 120941) for the building of a factory for the marking of materials with an investment of ILS 3,700,000, provided that at least 24% of the investment will be financed by the issuance of new shares. Due to changes in our activity plans, we did not pursue such project and did not take any funds under such Approved Enterprise.

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Isorad License Agreement

Under the Isorad License Agreement (as amended), Security Matters PTY received from Isorad an exclusive, worldwide, royalty-bearing license, to make use of (including, without limitation, to develop, manufacture, use, market, offer for sale, sell, export and import in the field of marking methods) US patent number 8158432 B2 and the technology derived from it can be utilized in almost any industry and with any product. Additionally, any uses for the Israeli Security Forces and/or its purposes will be conducted via us at a “cost plus” price to be agreed. While Isorad and Soreq reserve the right to freely continue to research and develop the technology, Security Matters PTY has a right of first offer to any newly developed technology. If the Source IP is developed further by Soreq and Soreq wishes to commercialize the new technology, then Soreq must offer the right to commercialize the new technology to Security Matters PTY in the first instance.

Security Matters PTY and its affiliate are to pay Isorad royalties for 25 years as of January 1, 2020 in the amount of 2.2% of all gross sales by the Company, our affiliates or sublicensees and after 25 years the license becomes royalty-free. Gross sales are defined under the Isorad License Agreement to include the total amount invoiced or received by Security Matters PTY and/or its affiliates, including, without limitation, for sale of products and provision of services. If Security Matters PTY charges a fee for sublicensing or an option for a sublicense, for which it does not pay the 2.2% royalty described above, such income will be subject to royalty payment of 15% of the amounts received. The royalties for revenues from sub-licensing the technology are payable as of January 1, 2020.

Upon the occurrence of the next M&A event (as such event is defined in such agreement to include mergers, sale of all or substantially all the assets of ours and similar event) Security Matters PTY is to pay a cash amount equal to 1.5% of the Exit Consideration (as such term is defined in such agreement). Additionally, Isorad was issued 864,000 options to purchase shares of Security Matters PTY and is entitled to receive 1% of any amount actually received against equity or other funding convertible into equity at the closing of the transaction and any amount actually received against equity or other funding during a period of 13 months thereafter (to be paid after reaching an aggregated received amount of US$27 million, or at the end of such 13 months, the earlier thereof). This will not apply to any future offer of shares, merger or sale of assets thereafter.

Under the Isorad Agreement, Isorad can only refuse to approve a sublicense based on governmental defense, security, governmental policy, political and other official State of Israel policy considerations. A sublicensee cannot further grant, directly or indirectly, to any third party any sublicense or rights to the technology and cannot further assign the sublicense agreement.

Specifically as to Yahaloma, the royalty rate on gross sales of Yahaloma, to be paid by Yahaloma, are 4.2% (and not 2.2% that applies solely to Security Matters PTY, its other affiliates and to other sublicensees). Upon the occurrence of an M&A event (as such event is defined in such agreement to include mergers, sale of all or substantially all the assets of Yahaloma and similar event), Isorad is entitled to a fee equal to 1% of the total consideration paid to, received by, or distributed to, Yahaloma and/or its shareholders and/or its affiliates in connection with the event, including, without limitation, all cash, securities or other property which is received by Yahaloma and/or its shareholders in connection with such event of two such events (i.e. twice) at its choice.

The Isorad License Agreement will continue in full force and effect until terminated pursuant to its terms. If either party does not remedy a material breach of its obligations within 180 days of notice of the material breach, the non-defaulting party may terminate the Isorad License Agreement immediately. Isorad may terminate the agreement by providing 30 days prior written notice if the royalties payable to Isorad are $nil in any semi-annual report and we have breached other certain obligations (such as a failure to maintain a patent or patent application in the previous semi-annual review period).

Security Matters PTY has provided broad indemnities to Isorad and Soreq and their related parties under the terms of the Isorad License Agreement. The Isorad License Agreement is governed by the laws of Israel.

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Safety Certifications and Permits

Security Matters PTY is in compliance with the requirements of the ISO 9001:2015 standard for quality management and quality assurance. The ISO organization promotes worldwide proprietary, industrial and commercial standards. Security Matters PTY is examined annually to verify that we comply with the ISO standards of excellence, safety, quality, process management and risks management, and currently holds an ISO certificate valid through April 26, 2024.

Under the provisions of the Israeli Non Ionizing Radiation Law, and the Work Safety regulations (regarding employment safety and health of those working with non-ionizing radiation), the Company is required to hold a valid license for operations involving non ionizing radiation as well as employ a safety expert with qualifications as defined by the law. As of May 8, 2022, Security Matters PTY has a valid license for operations involving non ionizing radiation and employs a safety expert as required by law. Additionally, the import and use of its readers may be subject to a license requirement in certain jurisdictions, which requirement may change from one jurisdiction to another.

Employees

As of February 14, 2024, the Company had 32 employees, 24 full time employees and 4 part time employees located in Israel. The Company also has two employees in Singapore, one in Australia and one in the United Kingdom.

None of the Company’s employees are members of a union or subject to the terms of a collective bargaining agreement. In Israel, the Company is subject to certain Israeli labor laws, regulations and Labor Court precedent rulings, as well as certain provisions of collective bargaining agreements applicable to the Company by virtue of extension orders issued in accordance with relevant labor laws by the Israeli Ministry of Economy and Industry, and which apply such agreement provisions to the Company’s employees even though they are not part of a union that has signed a collective bargaining agreement.

All of the Company’s employment and consulting agreements include standard non-compete and intellectual property assignment provisions, as well as strict confidentiality obligations. The enforceability of non-compete provisions may be limited by Israeli law.

The Company has a diversity policy in effect, last updated and approved by the board on February 7, 2021, according to which we are committed to gender diversity across its Board of Directors, senior management team and across its entire workforce, with a particular goal of increasing the representation of women in all areas.

Legal Proceedings

From time to time, the Company may become involved in legal proceedings or may be subject to claims arising in the ordinary course of our business. Although the results of these proceedings and claims cannot be predicted with certainty, the Company currently believes that the final outcome of these ordinary course matters will not have a material adverse effect on our business, operating results, financial condition or cash flows. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provide information which our management believes is relevant to an assessment and understanding of the Company’s consolidated results of operations and financial condition. This discussion and analysis should be read together with our unaudited interim condensed consolidated financial statements and related notes as of June 30, 2023, and the audited consolidated financial statements and related notes as of December 31, 2022 of our Company and our predecessor companies included elsewhere in this prospectus. This discussion and analysis should also be read together with the section of this prospectus entitled “Business”. In addition to historical financial information, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements” elsewhere in this prospectus. Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or elsewhere in this prospectus.

Business

SMX integrates chemistry, physics, and computer science to give materials memory and create a culture of transparency and trust across multiple industries. The Company’s nearly 100 patents support unique marking, measuring, and tracking technologies allowing clients to seamlessly deploy transparency at all levels of development and provide stakeholders with a complete provenance of material composition and history, from virgin material to recycled, to address manufacturing challenges and ESG goals while maintaining sustainable growth. As a result, SMX’s technologies are designed and developed to help companies address ESG commitments and transition more successfully to a low-carbon economy.

The Company’s technology seeks to enable global companies across various industries to transition more successfully to a sustainable circular economy. By adopting our technology, they would be able to tangibly measure and track the raw material from origination, through the supply chain and at the end of life—where the amount of material recycled/reused from that product item can be measured and as well as the number of times that specific material/item has been recycled/reused.

The Company provides one solution to solve both authentication and track and trace challenges in order to uphold supply chain integrity and provide quality assurance and brand accountability to producers of goods. Its technology works as a track and trace system using a marker, a reader and an algorithm to identify embedded sub-molecular particles in order to track and trace different components along a production process (or any other marked good along a supply chain) to the end producer.

Its proprietary marker system embeds a permanent or removable (depending on the needs of the customer) mark on solid, liquid or gaseous objects or materials. Each marker is comprised of a combination of marker codes such that each marker is designed to be unique and unable to be duplicated. The marker system is coupled with an innovative patented reader that responds to signals from the marker and, together with a patented algorithm, captures the details of the product retrieved and stored on a blockchain digital ledger. Each marker can be stored, either locally on the reader and on private servers, cloud servers or on a blockchain ledger, to protect data integrity and custody.

History

SMX Israel was incorporated in 2014 to provide brand protection and supply chain integrity solutions to businesses. It provides these solutions through the commercialization of the initial technology of tracking and tracing materials by observing and identifying markers (the “Source IP”). SMX Israel’s Source IP was initiated from the Soreq Nuclear Research Center, an Israeli government research and development institute for nuclear and photonic technologies under the Israeli Atomic Energy Commission (“Soreq”). In January 2015, SMX Israel entered into the Isorad License Agreement with Isorad Ltd. (an IP holding company of Soreq) to license the Source IP and develop and commercialize the technology (the “Isorad License Agreement”). Under the Isorad License Agreement, as amended, the Source IP can be utilized in almost any industry and with any product.

SMX Israel merged into Security Matters PTY, an Australian company, to effect a listing on the Australian Securities Exchange under the symbol “ASX: SMX.” At that time, Security Matters PTY had three wholly-owned subsidiaries: Security Matters Ltd. (Israel), SMX Fashion and Luxury (France), and SMX Beverages Pty Ltd. (Australia). It was also the record holder of 50% of Yahaloma Technologies Inc., a Canadian company and, as of October 3, 2023, 51.9% of trueGold Consortium Pty Ltd., an Australian company.

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On March 7, 2023 (the “Closing Date”), the Company consummated its previously announced business combination pursuant to the BCA and its previously announced SID. Beginning on the day immediately prior to the Closing Date and finishing on the day immediately after the Closing Date, the following transactions occurred pursuant to the terms of the BCA:

●	Security Matters PTY proposed a scheme of arrangement under Part 5.1 of the Corporations Act (“Scheme”) and Capital Reduction which resulted in all shares in Security Matters Limited being cancelled in return for the issuance of the Company’s Ordinary Shares, with the Company being issued one share in Security Matters PTY (“Security Matters Shares”) (this resulted in Security Matters PTY becoming a wholly owned subsidiary of the Company);

●	Security Matters PTY proposed an option scheme of arrangement under Part 5.1 of the Corporations Act (“Option Scheme”), which resulted in the Security Matters PTY options held by participants in the Option Scheme being subject to a cashless exercise based on a Black-Scholes valuation, in exchange for Security Matters Shares. Under the Scheme those shares were cancelled and the participants received Ordinary Shares on the basis of the Scheme consideration;

●	Security Matters PTY shareholders received consideration under the Scheme of 1 Ordinary Share per 10.3624 Security Matters Shares having an implied value of $10.00 per Ordinary Share and the Company became the holder of all of the issued shares in Security Matters PTY and Lionheart, with Security Matters PTY being delisted from the Australian Stock Exchange;

●	Merger Sub merged with and into Lionheart, with Lionheart surviving the merger as a wholly owned subsidiary of the Company;

●	Existing Lionheart stockholders received Ordinary Shares in exchange for their existing Lionheart shares and existing Lionheart warrant holders had their warrants automatically adjusted to become exercisable in respect of Ordinary Shares instead of Lionheart shares; and

●	The Company’s Ordinary Shares were listed on NASDAQ under the ticker SMX and the Public Warrants were listed under the ticker SMXWW.

As a result of the Business Combination, the Company owns the entire share capital of Security Matters PTY. Accordingly, for financial reporting purposes, Security Matters PTY (the legal subsidiary) is the accounting acquirer and the Company (the legal parent) is the accounting acquiree. The consolidated financial statements prepared following the reverse acquisition are issued under the name of the Company, but they are a continuance of the financial statements of Security Matters PTY and reflect the fair values of the assets and liabilities of the Company (the acquiree for accounting purposes), together with a deemed issuance of shares by Security Matters PTY at fair value based on the quoted opening share price of the Company in its first trading day following the closing of the Business Combination, and a recapitalization of its equity. This deemed issuance of shares is in fact both an equity transaction under IAS 32 (receiving the net assets of the Company) and an equity-settled share-based payment transaction under IFRS 2 (receiving the listing status of the Company). The difference between the fair value of the shares deemed to have been issued by Security Matters PTY and the fair value of the Company’s identifiable net assets represent a payment for the service of obtaining a stock exchange listing for its shares and it is therefore expensed immediately to profit or loss at the closing date.

Key Factors Affecting Operating Results

The Company believes that its performance and future success depend on several factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section of this prospectus titled “Risk Factors.

Commercial Agreements

The Company’s technology seeks to enable global companies across various industries to transition more successfully to a sustainable circular economy. By adopting our technology, they can be able to tangibly measure and track the raw material from origination, through the supply chain and at the end of life—where the amount of material recycled/reused from that product item can be measured and as well as the number of times that specific material/item has been recycled/reused.

Due to the fact that we aim our sales efforts at large international market-makers conglomerates, our sale cycle is relatively slow and there is a larger risk that at any time, due to many reasons that are beyond our control, the sale cycle will be broken and all efforts will be lost.

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The Company has received interest in its technology from several international market-makers conglomerates as well as parties interested in making such technology a market standard, which will greatly assist the creation of future income. Any delays in the successful completion of projects or the creation of a market standard, as well as the materialization of any of the risks described in the section entitled “Risk Factors” above may impact the ability to generate revenue.

Components of Operating Results

The results of operations presented below should be reviewed in conjunction with the consolidated financial statements and notes included elsewhere in this prospectus.

Revenue

To date, we have not yet generated significant revenue from the sale of our technology, partly as a result of focusing on onboarding a client portfolio, building the foundation to be an industry standard and best practice and to be ready for full and fast deployment to commercial global service.

Operating Expenses

The Company’s current operating expenses consist of the following components: research and development expenses, general and administrative expenses and selling and marketing expenses. The Company is working to maintain discipline on expenses over time.

Research and Development Expenses, net

The Company’s research and development expenses consist primarily of wage and salary related expenses, subcontractors and consultants, depreciation and amortization of equipment, research expenses and share-based compensation expenses. The Company expects that its research and development expenses will increase as the Company continues to develop its products and recruit additional research and development employees.

The Company is engaged in Proof of Concept (POC) agreements according to which it receives funds for financing research and development expenses from prospective customers. Those funds are reimbursements for expenses and therefore are offset against the related R&D expenses in profit or loss.

General and Administrative Expenses

General and administrative expenses consist primarily of professional services fees, wages and salary related expenses, share-based compensation, facility-related costs, insurance and other general and administrative expenses. In the six months ended June 30, 2023, general and administrative expenses also include the costs that are related to the Business Combination.

Selling and Marketing Expenses

Selling and marketing expenses consist primarily of digital advertising and business development consultants.

Finance Income and Expenses

Finance expenses, net consists primarily of revaluation of financial liabilities at fair value, interest on borrowings, exchange rate difference, fees and commissions to banks and income on short-term deposits.

Foreign currency

The consolidated financial statements are prepared in US Dollars, which is the presentation currency of the Company. Security Matters PTY’s functional currency is Australian Dollars. The functional currency of SMX Israel is New Israeli Shekels.

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Transactions and balances in foreign currencies are converted into US Dollars in accordance with the principles set forth by International Accounting Standard (IAS) 21 (“The Effects of Changes in Foreign Exchange Rates”). Accordingly, transactions and balances have been converted as follows:

●	Assets and liabilities – at the rate of exchange applicable at the reporting date;
●	Expense items – at annual average rate at the statements of financial position date.
●	Share capital, capital reserve and other capital movement items were at rate of exchange as of the date of recognition of those items.
●	Accumulated deficit was based on the opening balance for the beginning of the reporting period in addition to the movements mentioned above.
●	Exchange gains and losses from the aforementioned conversion are recognized in the statement of other comprehensive lose in Foreign.

Comparison of the Six Months Ended June 30, 2023, and 2022

The following table summarizes our historical results of operations for the periods indicated:

	Six Months Ended June 30
U.S. dollars in thousands (except of per share data)	2023	2022
Research and development expenses	(1,172)	(933)
Selling and marketing expenses	(228)	(378)
General and administrative expenses	(13,350)	(1,200)
Listing expenses	(16,802)	(-)
Operating Loss	(31,552)	(2,511)
Finance expenses	(2,496)	(36)
Finance income	1,143	105
Share of net loss of associated companies	(104)	-
Loss before income tax	(33,009)	(2,442)
Income tax	—	—
Loss for the period	(33,009)	(2,442)
Basic and diluted loss per share attributable to shareholders	*(39.46)	**(3.36)

* After giving effect to the reverse stock split

** Restated as a result of the Business Combination and after giving effect to the reverse stock split

Operating loss for the six months ended June 30, 2023 was $31,552 thousand compared to $2,511 thousand for the six months ended June 30, 2022, an increase of $29,041 thousand, or 1,156%. The major increase is due to the costs that are related to the Business Combination, with listing expenses which amounted to $16,802 thousand and transaction cost which amounted to $7,792 thousand.

Research and Development Expenses, net

The Company’s research and development expenses for the six months ended June 30, 2023, amounted to $1,172 thousand representing an increase of $239 thousand, or 26%, compared to $933 thousand for the six months ended June 30, 2022. The major changes in research and development expenses were an increase of $169 thousand in Share based compensation, a decrease of 327 thousand in salaries and related expenses and a decrease of $265 thousand in Subcontractors and research expenses that were offset against the reimbursement from paid pilots and proof of concept projects that decreased in $671 thousand.

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General and Administrative Expenses

The Company’s general and administrative expenses amounted to $13,350 thousand for the six months ended June 30, 2023, an increase of $12,150 thousand, or 1,013%, compared to $1,200 for the six months ended June 30, 2022. The increase was primarily attributable to $7,792 thousand in transaction cost, an increase of $1,526 thousand in Advertising, Public and Investors Relations, an increase of $1,723 thousand in share-based compensation, an increase of $375 thousand in travel expenses, an increase of $310 thousand in insurance costs and an increase of $235 thousand in wages and salaries related expenses reflecting an increase in the number of employees and in related salary expenses.

Selling and Marketing Expenses

The Company’s selling and marketing expenses totaled $228 thousand for six months ended June 30, 2023, a decrease of $150 thousand, or 40%, compared to $378 thousand for the six months ended June 30, 2022, and was primarily due to a decrease in digital advertising cost.

Finance Income and Expenses

The Company’s finance income for the six months ended June 30, 2023, totaled $1,143 thousand, an increase of $1,038 thousand, or 989%, compared to $105 thousand for the six months ended June 30, 2022. The increase is primarily due to revaluation of financial liabilities, which consist of warrants and a Convertible note, at fair value.

The finance expense for the six months ended June 30, 2023, totaled $2,496 thousand, an increase of $2,460 thousand, or 6,833%, compared to $36 thousand for the six months ended June 30, 2022. The increase is related to a revaluation of financial liabilities, which consist of bridge loans, at fair value.

Share of Net Profit/Loss of Associated Companies

As of June 30, 2023, and December 31, 2022, the carrying amount of the investment in associated companies is $112 thousand and $221 thousand, respectively.

Share of net loss of associated companies consists of equity loss from associated joint venture activity for the six months ended June 30, 2023, totaled $104 thousand.

Income Tax

As of June 30, 2023, the Company estimated carry forward tax losses was $56,106 thousand (June 30, 2022: $19,927 thousand) which may be carried forward and offset against taxable income for an indefinite period in the future. The Company did not recognize deferred tax assets relating to carry forward losses in the financial statements because their utilization in the foreseeable future is not probable.

Net Loss attributable to shareholders

As a result of the forgoing, our net loss for the six months ended June 30, 2023, was $33,009 thousand, compared to $2,442 thousand for the six months ended June 30, 2022, an increase of $30,567 thousand, or 1,252%.

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Comparison of the Years Ended December 31, 2022 and December 31, 2021

The following table summarizes our historical results of operations for the periods indicated:

	Year Ended December 31,
U.S. dollars in thousands (except of per share data)	2022	2021

Research and development expenses	1,898	2,039
Selling and marketing expenses	569	453
General and administrative expenses	2,723	2,482

Operating Loss	(5,190)	(4,974)
Finance expenses	(1,128)	(101)
Finance income	28	237
Share of net profit (loss) of associate companies	106	(101)

Loss before income tax	(6,184)	(4,939)

Income tax	—	—

Loss for the year	(6,184)	(4,939)

Basic and diluted loss per share attributable to shareholders**	(8.47)	(7.41)

** Restated as a result of the Business Combination and after giving effect to the reverse stock split

As a result of the foregoing, our operating loss for year ended December 31, 2022 was $5,190 thousand compared to an operating loss of $4,974 thousand for year ended December 31, 2021, an increase of $216 thousand, or 4.3%.

Research and Development Expenses, net

The Company’s research and development expenses for the year ended December 31, 2022, amounted to $1,898 thousand, representing a decrease of $141 thousand, or 7%, compared to $2,039 thousand for the year ended December 31, 2021. The major changes in research and development expenses were an increase of $371 thousand in salaries and related expenses that were offset against the reimbursement from paid pilots and proof of concept projects that increased in $335 thousand and Subcontractors and consultants’ expenses that decreased in $257 thousand.

General and Administrative Expenses

The Company’s general and administrative expenses totaled $2,723 thousand for the year ended December 31, 2022, a net increase of $241 thousand, or 10%, compared to $2,482 for the year ended December 31, 2021. The net increase was primarily attributable to an increase of $183 thousand in wages and salaries related expenses reflecting an increase in the number of employees and an increase of $223 thousand in travel expenses offset by decrease of $194 thousand in share-based compensation expenses.

Selling and Marketing Expenses

The Company’s selling and marketing expenses totaled $569 thousand for the year ended December 31, 2022, an increase of $116 thousand, or 26%, compared to $453 thousand for the year ended December 31, 2021, and was primarily due to an increase in digital advertising cost associated with our marketing efforts.

Finance Income and Expenses

The Company’s finance income for the year ended December 31, 2022, totaled $28 thousand, a decrease of $209 thousand, or 88%, compared to $237 thousand for the year ended December 31, 2021. The Company’s finance expenses totaled $1,128 thousand for the year ended December 31, 2022, an increase of $1,027 thousand or 1,017%, compared to $101 thousand for the year ended December 31, 2021.

Share of Net Profit/Loss of Associated Companies

Shares of net profit of associated companies consists of equity profit from associated joint venture activity for the year ended on December 31, 2022 at the amount of $106 thousand and share of net loss of associated companies consists of equity loss from associated joint venture activity for the year ended on December 31, 2021 at the amount of $101 thousand. As of December 31, 2022 and December 31, 2021, the carrying amount of the investment in associated companies is $221 thousand and $147 thousand, respectively.

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Income Tax

As of December 31, 2022, the Company estimated carry forward tax losses of approximately $24,106 thousand (December 31, 2021: $17,659 thousand) which may be carried forward and offset against taxable income for an indefinite period in the future. The Company and its subsidiaries did not recognize deferred tax assets relating to carry forward losses in the financial statements because their utilization in the foreseeable future is not probable.

Net Loss attributable to shareholders

As a result of the forgoing, our net loss for the year ended December 31, 2022 was $6,184 thousand, compared to $4,939 thousand for the year ended December 31, 2021, an increase of $1,245 thousand, or 25%.

Liquidity and Capital Resources

Overview

Since our inception through June 30, 2023 and thereafter, the Company has funded its operations principally through the issuance of Ordinary Shares, warrants, convertible notes, loans from investors and related parties and reimbursement from prospected customers for paid pilots and proof-of-concept projects. As of June 30, 2023, the Company had $3,020 thousand in cash and cash equivalents. In addition, in September 2023, the Company raised gross proceeds of approximately $2,500 thousand, before deducting fees and other offering expenses payable by the Company, from the sale of a convertible promissory note and warrants to an institutional investor, and in December 2023, the Company induced certain holders of its outstanding Warrants Bs to exercise an aggregate of 606,060 of such warrants at a reduced exercise price of $1.15 per share, for aggregate gross proceeds, to the Company of approximately $697,000 before deducting fess and other offering expenses payable by the Company.

The table below presents our cash flows for the periods indicated:

	For the Six Months Ended June 30,		For the Year Ended December 31,
U.S. dollars in thousands	2023	2022	2022	2021
Net cash used in operating activities	7,675	2,862	5,223	3,908
Net cash used in investing activities	393	966	1,127	1,765
Net cash provided by financing activities	9,703	542	3,846	6,118

Net increase (decrease) in cash and cash equivalents	1,635	(3,286)	(2,504)	445

Operating Activities

Net cash used in operating activities was $7,675 thousand during the six months ended June 30, 2023, compared to net cash used in operating activities of $2,862 thousand during the six months ended June 30, 2022. The increase was primarily used for transaction costs and payments that are related to the Business Combination.

Net cash used in operating activities was $5,223 thousand during the year ended December 31, 2022, compared to net cash used in operating activities of $3,908 thousand during the year ended December 31, 2021. The increase was primarily used for payment of salaries and related expenses, travel expenses, research and development, subcontractors, consultants and materials. In addition, the increase in cash used in operating activities derived from a material increase in prepaid expenses related to the BCA.

Investing Activities

Net cash used in investing activities was $393 thousand during the six months ended June 30, 2023 and consisted of cost of capitalized development expenses in the amount of $383 thousand and $10 thousand used for purchasing property, plant and equipment. Net cash used in investing activities was $966 thousand during the six months ended June 30, 2022, consisted of cost of capitalized development expenses in the amounts of $783 thousand and $183 thousand, which were used for purchasing property and equipment.

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Net cash used in investing activities was $1,127 thousand during the year ended December 31, 2022 and consisted of cost of capitalized development expenses in the amount of $975 thousand and $152 thousand used for purchasing property, plant and equipment. Net cash used in investing activities was $1,765 thousand during the year ended December 31, 2021, and consisted of cost of capitalized development expenses in the amounts of $1,468 thousand and $297 thousand, which were used for purchasing property and equipment.

Financing Activities

Net cash provided by financing activities was $9,703 thousand during the six months ended June 30, 2023, consisted mainly of $3,220 thousand in advance payment for equity, $2,923 thousand for net proceeds from issuance of shares in the Business Combination, an aggregate of $2,811 thousand net proceeds from the issuance of bundled securities, $550 thousand in proceeds from bridge loans and $250 thousand in proceeds from the issuance of a convertible note.

Net cash provided by financing activities was $542 thousand during the six months ended June 30, 2022, consisted mainly of $581 thousand in proceeds from the issuance of convertible notes, which was partially offset by payment of $39 thousand for lease liabilities.

Net cash provided by financing activities was $3,846 thousand during the year ended December 31, 2022, consisted mainly of $3,310 thousand in proceeds from bridge loans and warrants and $581 thousand of net proceeds from issuance of convertible notes and $182 thousand net issuance of shares, which was partially offset by payment of $172 thousand for loan repayment to related parties. Net cash provided by financing activities was $6,118 thousand during the year ended December 31, 2021, consisted mainly of $5,892 thousand in proceeds from net issuance of shares and warrants and $395 thousand of net proceeds from the exercise of warrants, which was partially offset by payment of $98 thousand for lease liabilities and loan repayment to related parties of $103 thousand.

Current Outlook

The Company has incurred and continues to incur losses, and continues to generate negative cash flows from operations since inception in 2015. Since the Company’s inception, it has not generated significant revenue from the sale of products.

As of June 30, 2023 and December 31, 2022, the Company had $3,020 thousand and $1,398 thousand, respectively, in cash and cash equivalents, which the Company has been using and continues to use for working capital and general corporate purposes since those dates. Since June 30, 2023, the Company has raised an additional approximately $3.0 million in net funding from various investors. The Company expects that its existing cash and cash equivalents, and along with amounts it may draw down under the SEPA, and receivables from clients once paid, will be sufficient to fund its operations for the foreseeable future but perhaps at a delayed or reduced scope. In addition, the Company has outstanding approximately $12 million in existing payables and other liabilities related to expenses of the Business Combination, of which approximately $8.5 million is deferred through the second quarter of 2024 when such amounts are expected to be paid. The Company expects to fund the payment of such amounts out of available cash, the Yorkville SEPA referred to below, ongoing activities of the Company and possibly other capital raisings in 2024. Further, the Company’s operating plans may change as a result of many factors that may currently be unknown to it, and it may need to seek additional funds sooner than planned. The Company’s future capital requirements will depend on many factors, including:

●	the progress and costs of our research and development activities;

●	the costs of filing, prosecuting, enforcing and defending patent claims and other intellectual property rights;

●	the potential costs of contracting with third parties to provide marketing and distribution services for us or for building such capacities internally; and

●	the magnitude of our general and administrative expenses.

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Until the Company can generate significant recurring revenues and profit, the Company expects to satisfy its future cash needs through capital raising and shareholders’ financial support. The Company cannot be certain that additional funding will be available when needed, on acceptable terms, if at all. The Company’s outstanding warrants are either out of the money or have nominal exercise prices; accordingly, the Company does not expect to raise any material additional funds from the exercise of outstanding warrants in at least the short-term. If funds are not available, the Company may be required to delay or reduce the scope of research or development plans.

We can give no assurances that we will be able to secure additional sources of funds to support our operations on acceptable terms, or at all, or, if such funds are available to us, that such additional financing will be sufficient to meet our needs. If we raise additional funds by issuing equity or convertible debt securities, including pursuant to the SEPA, it could result in dilution to our existing stockholders or increased fixed payment obligations. In addition, as a condition to providing additional funds to us, future investors may demand, and may be granted, rights superior to those of existing stockholders. If we incur additional indebtedness, we could become subject to covenants that would restrict our operations and potentially impair our competitiveness, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. Additionally, any future collaborations we enter into with third parties may provide capital in the near term but may not be on terms that are favorable to us. Any of the foregoing could significantly harm our business, financial condition and results of operations. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may be required to reduce the scope of the commercialization of our planned products or delay, scale back or discontinue the development of one or more of our product candidates.

We may also need to take certain other actions to allow us to maintain our projected cash and projected financial position, including but not limited to additional reductions in general and administrative costs, sales and marketing costs, and other discretionary costs. Although we believe such plans, if executed and coupled with the above described sources of liquidity, should provide us with financing to meet our needs, successful completion of such plans is dependent on factors outside of our control.

We anticipate that we will continue to incur net losses into the foreseeable future as we continue our development of our product candidates, and expand our corporate infrastructure.

Contractual Obligations

Reciprocal Standby Equity Purchase Agreement

Effective March 7, 2023, we entered into the SEPA with Yorkville, whereby we have the right, but not the obligation, to sell to Yorkville up to $25.0 million of our Ordinary Shares at our request, subject to the terms therein. We have received as loans Pre-Advances of $3.5 million, of which as of the date of this prospectus, an aggregate of approximately $2.8 million in principal have been converted into our Ordinary Shares or repaid in cash. We may from time to time offer and sell our Ordinary Shares under the SEPA, which is expected to provide us with an additional source of liquidity.

Our decision to make any Advance under the SEPA will depend on a variety of factors to be determined by us from time to time, including, among other things, the trading price of our Ordinary Shares and determination by us that other sources of capital may be more beneficial, and determinations by us as to the appropriate sources of funding for our business and operations.

We do not believe that the existence of the SEPA will have any adverse effect on our ability to raise any capital from other sources except that pursuant to the SEPA, we are not permitted to enter into any variable rate transactions during the term of the SEPA, which could result in potential investors declining to consider investing in our Company on terms agreeable to us or at all.

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Leases

SMX Israel is a party to a lease agreement dated January 14, 2020, and amended as of December 24, 2020 (the “Lease”). Under the Lease, it is obligated to pay ILS 253 thousand plus VAT per year. The Lease will expire on May 31, 2027, with an additional option of 5 years, unless terminated by the landlord due to a requirement of a governmental authority to modify or terminate the Lease, pursuant to the terms of the lease.

Borrowings

On September 19, 2023, the Company amended the loan agreements dated September 7, 2015, by and between SMX Israel, the Company’s shareholders and Kamea Fund. Pursuant to the amendment to the loan agreements, Kamea agreed to convert $657 thousand of indebtedness under the loan agreements into 487,281 ordinary shares (post share reverse split) of the Company, as payment in full for such indebtedness; provided however, that in the event the proceeds received from Kamea with respect to any sales of the shares are not at least equal to the indebtedness amount, the Company will remain liable to Kamea for the balance of the indebtedness amount

Additionally, Kibbutz Ketura provides administrative services for SMX Israel for which it was debited $19 thousand and $25 thousand for the six month ended June 30, 2023 and June 30, 2022, respectively.

Security Matters PTY and the Company borrowed an aggregate of $3,860 thousand from private investors between September 2022 and February 2023, which loans are due no earlier than May 31, 2024. All of such loans have an interest rate of 10% per annum. Each such lender (except for one lender which lent an amount of $1,000 thousand which is not entitled to the redeemable warrants), further received 20% redeemable 5-year warrant coverage to subscribe for Ordinary Shares at $11.50 per share, plus 5% 5-year bonus warrant coverage to subscribe for Ordinary Shares at $11.50 per share and a first priority security interest in the shares of Security Matters PTY’s interest in trueGold Consortium Pty Ltd. In March 2023, the Company signed an addendum to the Bridge Loans agreements which converted $1,350 thousand into common shares and deferred the remaining cash payments to March 31, 2024.

On or about January 12, 2024, the Company issued an aggregate of 4,032,256 Ordinary Shares and warrants to purchase an aggregate of 4,032,256 ordinary shares, to the lenders, in exchange for the cancellation of an aggregate of (a) approximately $750 thousand in principal owed to the lenders and (b) $1,450 thousand cash value of Redeemable Warrants. The Company also issued 457,682 Ordinary Shares to a service provider (the “Service Provider”) as payment in full for $260,000 worth of services previously provided to the Company by the Service Provider. Such transactions were evidenced by a series of substantially similar Conversion and Exchange Rights Agreements executed as of December 31, 2023.

In January 2023, the Company borrowed $250 thousand from a private investor, which loan is due December 31, 2024. Such loan has an interest rate of 15% per annum, and is convertible at a conversion price of $10.00 per share, and the holder further received 5% redeemable 5-year warrant coverage to subscribe for Ordinary Shares at $11.50 per share, plus 5% 5-year bonus warrant coverage to subscribe for Ordinary Shares at $11.50 per share.

On September 6, 2023, the Company consummated the transactions pursuant to a Securities Purchase Agreement dated as of September 5, 2023 and issued and sold to an institutional investor a promissory note with a fixed conversion price of $1.6378 and warrants, for gross proceeds to SMX of approximately $2,500 thousand, before deducting fees and other offering expenses payable by the Company. The note was issued in the principal amount of $4,290 thousand, all of which have been converted as of the date of this prospectus into an aggregate of 2,619,377 Ordinary Shares. The actual amount loaned by the investor pursuant to the Note was $2,574 thousand after a 40% original issue discount. The maturity date of the note is the 12-month anniversary of the effective date, and is the date upon which any remaining accrued and unpaid interest and other fees, shall be due and payable. Interest accrues in the amount of 12% per year and shall be payable on the maturity date or upon acceleration or by prepayment or otherwise. The investor has the right, at any time, to convert all or any portion of the then outstanding and unpaid principal amount and interest (including any costs, fees and charges) into Ordinary Shares at a fixed conversion price of $1.6378 per share. Any such conversion is subject to customary adjustments and limitations set forth in the note, including for fundamental transactions. Additionally, as part of the transaction, we issued two warrants to the Investor, an “A” Warrant and a “B” Warrant. The A Warrant for 3,929,051 Ordinary Shares has an exercise price of $0.0022 per share, subject to customary adjustments, and may be exercised at any time until the five year anniversary of the A Warrant. The B Warrant for 2,619,367 Ordinary Shares has an exercise price of $1.6378 per share, subject to customary adjustments, and may be exercised at any time until the five year anniversary of the B Warrant. In no case shall the Company convert the note or exercise the A Warrants or the B Warrants if the result of the issuance of Ordinary Shares thereby would result in the beneficial ownership of the investor of ordinary shares in excess of 4.99% of the Company’s issued and outstanding Ordinary Shares. Subsequent to the date of this prospectus, the investor exercised the Warrant A for 653,595 Ordinary Shares.

Government Grants

As of June 30, 2023 and December 31, 2022, the Company has a contingent liability of $141 thousand and $135 thousand respectively, for government grant it received for the use of research and development activities from Israel Innovation Authority (IIA). The Company is subject to paying 3% of its relevant revenues for the first three years, and 4% of the relevant revenues for further years, until repayment of the entire grant.

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Isorad License Agreement

In January 2015, the Company entered into the Isorad License Agreement with Isorad Ltd. (a company wholly owned by the State of Israel with rights to exclusively commercialize the Soreq Research Center technology for civilian uses), according to which the Company was granted technological license in return for future royalties based on 2.2% of gross sales by the Company and its affiliates and after 25 years the license becomes royalty-free. Upon the occurrence of an M&A event (as such event is defined in the agreement to include mergers, sale of all or substantially all the assets of ours and similar event), in the first M&A event, the Company is to pay a consideration equal to 1% of the amount received or transferred and in the second M&A event, a consideration equal to 2% of the amount received or transferred. This will not apply to any future offer of shares, merger or sale of assets thereafter.

In January 2023, the Company signed an amendment to the Isorad License Agreement that provided for the following: (1) for the BCA with Lionheart, (a) Isorad was issued 864,000 options to purchase shares of the Company, which options were issued in January 2023 and valued using the Black-Scholes pricing model, with the main parameters used being: (1) risk-free rate: 3.42%; (2) expected volatility: 81.92%: (3) expected term: up to 3 years; and (4) expected dividend yield: 0%; and (b) Isorad will be entitled to 1% of any amount actually received against equity or other funding convertible into equity at the closing of the transaction and until 13 months thereafter (to be paid after reaching an aggregated received amount of $27 million, or at the end of such 13 months, the earlier thereof); and (2) Exit fee - in the occurrence of the first M&A event (as such event is defined in such agreement to include mergers, sale of all or substantially all the assets of the Company and similar event) after the closing of the BCA, the Company is to pay a cash amount equal to 1.5% of the amount received or transferred. This will not apply to any future offer of shares, merger or sale of assets thereafter. In the six months ended June 30, 2023, based on the funds the Company actually received, the Company recognized a technology license intellectual property at the amount of $101 thousand against a liability that reflects the due amount.

Quantitative and Qualitative Disclosures about Market Risk

The Company is exposed to market risks in the ordinary course of business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily a result of U.S. dollar/ILS Israeli Shekels exchange rates, which is discussed in detail in the following paragraph.

Foreign Currency Exchange Risk

Currency Fluctuations

The Company’s operating expenses are denominated in USD and ILS, and therefore are currently subject to foreign currency risk. We have been affected by changes in the rate of ILS currency compared to the U.S. dollar, as the ILS decreased against the U.S. dollar by approximately 6% and 13% in the six months ended June 30, 2023 and June 30 2022, respectively.

The Company’s policy is not to enter into any currency hedging transactions, and we cannot assure you that we will not be adversely affected by currency fluctuations in the future.

Credit Risk

Credit risk is a risk of financial loss if a counterparty or customer fails to meet its contractual obligations. We closely monitor the activities of our counterparties and control the access to its intellectual property which enables it to ensure a prompt collection. Our main financial assets are cash and cash equivalents as well as other receivables and represent the Company’s maximum exposure to credit risk in connection with its financial assets. Wherever possible and commercially practical, the Company holds cash with major and sound financial institutions in Israel and Australia.

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Liquidity Risk

Liquidity risk is the risk that we will encounter in meeting our obligations associated with our financial liabilities that are settled by delivering cash or another financial asset. The Company seeks to minimize that risk by maintaining sufficient cash and other highly liquid current assets and by having available an adequate amount of committed credit facilities. For more details, please refer to the section titled, “Liquidity and Capital Resources”.

Critical Accounting Policies and Estimates

Reverse Acquisition Transaction

As a result of the Business Combination, the Company owns the entire share capital of Security Matters PTY Ltd. Accordingly, for financial reporting purposes, Security Matters PTY Ltd. (the legal subsidiary) is the accounting acquirer, and the Company (the legal parent) is the accounting acquiree. The consolidated financial statements prepared following the reverse acquisition are issued under the name of the Company, but they are a continuance of the financial statements of Security Matters PTY Ltd. and reflect the fair values of the assets and liabilities of the Company (the acquiree for accounting purposes), together with a deemed issuance of shares by Security Matters PTY Ltd. at fair value based on the quoted opening share price of the Company in its first trading day following the closing of the transaction ($11,599 thousand), and a recapitalization of its equity. This deemed issuance of shares is in fact both an equity transaction under IAS 32 (receiving the net assets of the Company) and an equity-settled share-based payment transaction under IFRS 2 (receiving the listing status of the Company). The difference, in the amount of $16,802 thousand, between the fair value of the shares deemed to have been issued by Security Matters PTY Ltd. and the fair value of the Company’s identifiable net assets represent a payment for the service of obtaining a stock exchange listing for its shares and it is therefore expensed immediately to profit or loss at closing date.

The Company is initially consolidated in the financial statements from the Closing Date of the Business Combination. Substantially all of the assets and liabilities of the Company were comprised of marketable securities held in a trust account ($4,921 thousand) and trade and other payables and warrants ($10,127 thousand) respectively, with fair values that were equivalent to their carrying amounts. Below are the implications of the accounting treatment on the financial statements:

1.	The assets and liabilities of Security Matters PTY have been recognized and measured in the consolidated financial statements of the Company for the six month period ended June 30, 2023, at their pre-combination carrying amounts.

2.	The retained earnings and other equity balances recognized in the consolidated financial statements of the Company for the six month period ended June 30, 2023, are the retained earnings and other equity balances of Security Matters PTY immediately before the Business Combination.

3.	The amount recognized as issued equity instruments in the consolidated financial statements of the Company for the six month period ended June 30, 2023, has been determined by adding to the issued equity of Security Matters PTY immediately before the Business Combination the fair value of the deemed issuance of shares, as described above. However, the equity structure (the number and type of shares issued) reflects the equity structure of the Company, including the shares issued by the Company through recapitalization. Accordingly, the equity structure of Security Matters PTY (issued capital and addition paid in capital) in comparative periods is restated using the exchange ratio established in the Business Combination to reflect the number and par value of shares of the Company issued in the reverse acquisition transaction.

4.	The statement of comprehensive loss in the consolidated financial statements of the Company for the six month period ended June 30, 2023, reflects that of Security Matters PTY for the full period together with the post-acquisition results of the Company from the Closing Date. Loss per share of Security Matters PTY for periods prior to the acquisition date is restated such the denominator of the historical loss per share calculation is adjusted by multiplying the weighted-average shares used in each historically reported loss per share calculation by the exchange ratio established in the Business Combination.

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BOARD OF DIRECTORS AND EXECUTIVE MANAGEMENT

Management and Board of Directors

The following sets forth certain information, as of February 14, 2024, concerning our executive officers and members of the Board.

Name	Age	Position
Director
Ophir Sternberg	53	Chairman of the Board
Haggai Alon	49	Director
Amir Bader	60	Director
Pauline Khoo	63	Director
Roger Meltzer	72	Director
Thomas Hawkins	62	Director
Zeren Browne	44	Director
Executive Officers
Haggai Alon	49	Chief Executive Officer
Limor Moshe Lotker	53	Chief Financial Officer
Zeren Browne	44	Executive Vice President, Chief Strategy Officer, Managing Director of trueGold

Information about Directors

Ophir Sternberg. Mr. Sternberg, our Chairman, was the Chairman, President and Chief Executive Officer of Lionheart since its inception through the Business Combination. He has been our Chairman since the Business Combination, and has over 28 years of experience acquiring, developing, repositioning and investing in all segments of the real estate industry, including office, industrial, retail, hospitality, ultra-luxury residential condominiums and land acquisitions. Mr. Sternberg is the Founder and Chief Executive Officer of Miami-based Lionheart Capital, founded in 2010. Lionheart Capital is a Miami-based diversified investment firm focused on building shareholder value in high-growth companies.

Mr. Sternberg began his career assembling, acquiring and developing properties in emerging neighborhoods in New York City, which established his reputation for identifying assets with unrealized potential and combining innovative partnerships with efficient financing structures to realize above average returns. Mr. Sternberg came to the United States in 1993 after completing three years of military service within an elite combat unit for the Israeli Defense Forces.

Under Mr. Sternberg’s leadership, Lionheart Capital executed numerous prominent real estate transactions and repositions, including The Ritz-Carlton Residences in Miami Beach, which resulted in a total sell-out value in excess of $550 million, as well as purchase of the development’s site, the former Miami Heart Institute. Additionally, Mr. Sternberg led the $120 million sale of The Seagull Hotel, making it the highest grossing hotel sale of 2020 in Miami Beach. Mr. Sternberg and Lionheart Capital are currently in development on a number of other projects, including retail properties in Miami’s fashion and culture epicenter, The Design District. In addition to The Ritz-Carlton Residences, Miami Beach, Lionheart Capital also developed The Ritz-Carlton Residences Singer Island, Palm Beach, cementing a reputation for developing high-end luxury branded properties.

In 2017, Mr. Sternberg founded Out of the Box Ventures, LLC, a Lionheart Capital subsidiary, to acquire and reposition distressed retail properties throughout the United States. With 19 properties in 14 states, Out of the Box Ventures currently controls over 5 million square feet of big box stores, shopping centers and enclosed regional mall properties with plans to improve and expand upon these acquisitions.

Mr. Sternberg and Lionheart Capital are dedicated to working with best-in-class operators and partners such as Marriot International. Lionheart Capital has been able to execute numerous, marquee transactions due largely in part to Mr. Sternberg’s extensive industry relationships particularly with key institutional investors.

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In March 2020, Mr. Sternberg became Chairman of Nasdaq-listed OPES which on June 30, 2020, announced a definitive agreement to merge with BurgerFi International LLC. The OPES-BurgerFi merger closed on December 16, 2020 to form BurgerFi International Inc., or BurgerFi, a fast-causal “better burger” concept that consists of approximately 120 restaurants nationally and internationally. Mr. Sternberg is the Chairman of the Nasdaq-listed company, BurgerFi (NASDAQ: BFI). The OPES team, led by Mr. Sternberg, evaluated over 50 potential targets and negotiated business combination terms with multiple candidates in a span of a few months and acquired BurgerFi at what it believed was an attractive multiple relative to its peers.

In addition, in May 2021, Lionheart Capital led a partnership group to purchase the iconic American powerboat business, Cigarette Racing Team, from its longtime owner.

In addition, since its inception in December 2019, Mr. Sternberg has been the Chairman, President and Chief Executive Officer of Nasdaq-listed Lionheart Acquisition Corporation II (“Lionheart II”), a SPAC. Lionheart II completed its initial public offering in August 2020, in which it sold an aggregate of 23,000,000 units (including the exercise of the underwriters’ over-allotment option), each unit consisting of one share of Lionheart II Class A common stock and one-half of one redeemable warrant for one share of Lionheart II Class A common stock, for an offering price of $10.00 per unit, generating aggregate proceeds of $230,000,000. Lionheart II’s units, shares of Class A common stock and warrants currently trade on Nasdaq under the symbols “LIONU,” “LION” and “LIONW,” respectively. On July 12, 2021, Lionheart II announced a $32.6 billion business combination with MSP Recovery, Inc. (d/b/a LifeWallet) (NASDAQ” LIFW), a leader in data-driven solutions that recovers improperly paid benefits on behalf of Medicare, Medicaid and other commercial payers. The Lionheart II-MSP merger closed on May 23, 2022. Mr. Sternberg serves on the Board of Directors for MSP Recovery, Inc. Mr. Sternberg is qualified to serve as a director due to his extensive experience in acquiring, developing, repositioning and investing in all segments of the real estate industry.

Haggai Alon. Haggai Alon is the founder of Security Matters (SMX) and has served as the CEO of SMX Israel since 2015 and a director and CEO of SMX since July 2018. Mr. Alon is also the CEO and a board member of trueGold Consortium Pty Ltd since June 2020. Mr. Alon has over 25 years of experience in commercializing technology. Haggai Alon held several roles at the Ministry of Defense and was the CEO of an economic consulting firm focusing on M&A. He has a master’s degree from the Tel Aviv and Haifa Universities in international relations and political science. Out of a total of 27 patent families filed in the name of SMX, Haggai Alon is a named inventor on 26 of them. Most of the applications that are part of these patent families are under examination, many are still unpublished. In 7 of the 26 patent families Haggai Alon is a named inventor, the patents have been issued in a variety of jurisdictions. Presently, Haggai Alon is a named inventor on 19 patents, all of which are in the public domain. He has also published a White Paper—New Plastic Economic Order: To regulate the entire value chain, not just the product, which calls for a transition to a new regulatory approach by the EU over plastics. Mr. Alon’s founding of Security Matters and his experience as CEO of Security Matters since 2015 makes him a valuable asset to our board.

Amir Bader. Amir Bader is has served as the CEO of the Dairy Farm at the Golan Heights, currently the manager of one of Israel’s largest dairy farms, since April 2017. Previously, Mr. Bader served as the CEO of Degenya Cooperative Agricultural Association from 2012 through 2016. Mr. Bader has been a director of SMX since July 2018. Mr. Bader and has more than 38 years of experience at managerial positions in dairy farms and other agricultural projects in Israel and Europe. Amir Bader also served as Kibbutz Degania A’s business manager for five years, during that period he served as the board member of several subsidiaries and companies related to the Kibbutz. Amir Bader brings to the Company board extensive experience in the management of agricultural businesses.

Pauline Khoo. Ms. Khoo currently serves as the Wealth Planning Manager at Mishcon de Reya since January 2022 and was previously the Managing Director of Credit Suisse Trust Limited from August 2009 to December 2021. Ms. Khoo has more than forty years of financial and managerial experience in financial institutions, law firms and various companies. Ms. Khoo is a member of the Institute of Chartered Secretaries (by completing exams), the Society of Trust and Estate Practitioners, the Institute of Chartered Secretaries and Administrators Chartered Trustee of Singapore Trustees Association, Family Firm Institute-Business Advisory and Family Advisory and a senior member of the Global-Asia Family Office Circle. We believe Ms. Khoo is well qualified to serve on our board due to her more than forty years of experience in financial and managerial positions.

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Thomas Hawkins. Thomas Hawkins, a director of Lionheart until the Business Combination, previously served as a Management Consultant for MEDNAX, Inc. from February 2014 to December 2017, after serving as General Counsel and Board Secretary from April 2003 to August 2012. Prior to that, Mr. Hawkins worked for New River Capital Partners as a Partner from January 2000 to March 2003; AutoNation, Inc. as Senior Vice President of Corporate Development from May 1996 to December 1999; Viacom, Inc. as Executive Vice President from September 1994 to May 1996; and Blockbuster Entertainment Corporation as Senior Vice President, General Counsel, and Secretary from October 1989 to September 1994. Mr. Hawkins currently serves on the board of directors of the Alumni Association of the University of Michigan and Jumptuit Inc., a data analytics technology company. Mr. Hawkins also serves on the board of directors of MSP Recovery. Mr. Hawkins received his Juris Doctor from Northwestern University in 1986 and his A.B. in Political Science from the University of Michigan in 1983. Mr. Hawkins is qualified to serve as a director due to his experience as a senior executive and chief legal officer at several public companies (including his experience acquiring companies) and with counseling and serving on boards of directors.

Roger Meltzer, Esq. Mr. Meltzer practiced law at DLA Piper LLP from 2007 and held various roles: Global Co-Chairman (2015 through 2020), and currently as Chairman Emeritus; Americas Co-Chairman (2013 through 2020); Member, Office of the Chair (2011 through 2020); Member, Global Board (2008 through 2020); Co-Chairman, U.S. Executive Committee (2013 through 2020); Member, U.S. Executive Committee (2007 through 2020); and Global Co-Chairman, Corporate Finance Practice (2007 through 2015). Prior to joining DLA Piper LLP, Mr. Meltzer practiced law at Cahill Gordon & Reindel LLP from 1977 to 2007 where he was a member of the Executive Committee from 1987 through 2007, Co-Administrative Partner and Hiring Partner from 1987 through 1999, and Partner from 1984 through 2007. Mr. Meltzer currently serves on the Advisory Board of Harvard Law School Center on the Legal Profession (May 2015—Present); and the Board of Trustees, New York University Law School (September 2011—Present); and previously served on the Corporate Advisory Board, John Hopkins, Carey Business School (January 2009—December 2012). He has previously served on the board of directors of: Lionheart II  Corp (March 2021 to May 2022), Lionheart III Corp (March 2021 to August 2022), Haymaker Acquisition Corp. III (February 2021 to July 2022), certain subsidiaries of Nordic Aviation Capital (December 2021 to April 2022), The Legal Aid Society (November 2013 to January 2020), Hain Celestial Group, Inc. (December 2000 to February 2020), American Lawyer Media (January 2010 to July 2014) and The Coinmach Service Corporation (December 2009 to June 2013). Mr. Meltzer has also received several awards and honors and has been actively involved in philanthropic activity throughout his career. Mr. Meltzer received Juris Doctor degree in law from New York University School of Law and an A.B. from Harvard College. In February 2021, Mr. Meltzer joined the board of directors of Haymaker Acquisition Corp. 4, a special purpose acquisition company focused on identifying and implementing value creation initiatives within the consumer and consumer-related products and services industries. In May 2022, Mr. Meltzer joined the board of directors of MSP Recovery, Inc. following its business combination with Lionheart Acquisition Corp. II. In August 2022, Mr. Meltzer joined the board of directors of the Company following the Business Combination. In April 2023, Mr. Meltzer joined the board of directors of Cyxtera Technologies, Inc., a company specializing in colocation and interconnection services, with a footprint of more than 60 data centers in over 30 markets. In November 2023, Mr. Meltzer joined the board of directors of Audacy Inc., a leading multi-platform audit content and entertainment company. Mr. Meltzer also serves on the board of directors of various private companies as well.

Zeren Browne. Ms. Browne has previously held senior management roles and led the marketing and commercial business activities for brands under luxury & lifestyle conglomerates LVMH and Estee Lauder Companies. Ms. Browne has been the Executive Vice President and Chief Strategy Officer, of the Company and its predecessors since July 2018. She was formerly the Managing Director at Mulloway Pty Limited from October 2016 to July 2020 and is currently the Managing Director of trueGold Consortium Pty Limited since June 2020. Ms. Browne holds a Bachelor of Commerce Degree and an advanced MBA Degree from The University of Western Australia, where she was awarded the Dux and The Women in Management Scholarship. Ms. Browne brings more than 20 years’ experience in global marketing and strategic brand management to our board.

Information about Executive Officers

Haggai Alon. See “Information about Directors” above.

Limor Moshe Lotker. Ms. Limor Lotker, CPA was appointed as Chief Financial Officer of SMX since May 2021. Ms. Lotker is a qualified Israel chartered accountant with over 20 years’ experience. Ms. Lotker previously worked in various roles at Baya Technologies Ltd., including Deputy CEO and CFO, from June 2009 to May 2021. Ms. Lotker is highly experienced in financial and operational aspects of the business controllership and leading finance and investing processes. She has vast experience with publicly traded companies.

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Mr. Alon and Ms. Lotker have employment agreements with Security Matters Ltd., an Israeli company and subsidiary of SMX, and as provided in their employment agreement will provide services to Security Matters Ltd., and its parent and any wholly owned subsidiary thereof. Pursuant to their employment agreements, Mr. Alon and Ms. Lotker will receive a salary of approximately US$295,000 and US$203,000, respectively, and be entitled to other benefits such as receipt of options and bonus payments.

Zeren Browne. See “Information about Directors” above.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with Nasdaq rules, we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. While we expect to voluntarily follow most Nasdaq corporate governance rules, we may choose to take advantage of the following limited exemptions:

●	Exemption from filing quarterly reports on Form 10-Q containing unaudited financial and other specified information or current reports on Form 8-K upon the occurrence of specified significant events;

●	Exemption from Section 16 rules requiring insiders to file public reports of their securities ownership and trading activities and providing for liability for insiders who profit from trades in a short period of time;

●	Exemption from quorum requirements for shareholder meetings;

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers;

●	Exemption from the requirement to obtain shareholder approval for certain issuances of securities, including shareholder approval of share option plans;

●	Exemption from the requirement that our audit committee have review and oversight responsibilities over all “related party transactions,” as defined in Item 7.B of Form 20-F;

●	Exemption from the requirement that our board have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. We currently have only director who serves on the compensation committee who meets the heightened independence standards for members of a compensation committee; and

●	Exemption from the requirements that director nominees are selected, or recommended for selection by our board, either by (1) independent directors constituting a majority of our board’s independent directors in a vote in which only independent directors participate, or (2) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

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Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as we, may rely on home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). Most recently, we have elected to (a) amend our 2022 Equity Incentive Plan to increase the number of shares authorized under the plan without stockholder approval, and (b) follow home country practice in lieu of the requirements under Nasdaq Rule 5635(d) to seek shareholder approval in connection with certain transactions involving the sale, issuance and potential issuance of our Ordinary Shares (or securities convertible into or exercisable for our Ordinary Shares) at a price less than certain referenced prices, if such shares equal 20% or more of the Company’s Ordinary Shares or voting power outstanding before the issuance, each as permitted under Irish law.

Accordingly, our shareholders will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Corporate Governance

The Company structured its corporate governance in a manner it believes closely aligns its interests with those of its shareholders. Notable features of this corporate governance include:

●	The Company has four independent directors and independent director representation on our audit and compensation committees immediately. Furthermore, until members of a nominating committee have been appointed, director nominees will be selected, or recommended for the Board’s selection, by independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate.

●	The independent directors will meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;

●	The Company implemented a range of other corporate governance practices, including a robust director education program.

At this time, the Company does not have on its Audit Committee at least one member who qualifies as an “audit committee financial expert” as defined by the SEC; however, the Company believes that all of the audit committee members are able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. Additionally, at least one member of the audit committee has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, and accordingly believes that the audit committee can properly fulfill its functions and role as if at least one member was an “audit committee financial expert” as defined by the SEC.

Classified Board of Directors

In accordance with the Company’s Amended and Restated Memorandum and Articles of Association, its board of directors shall be divided into three classes of directors with staggered terms depending on the class. The Board has designated Amir Bader and Thomas Hawkins as Class I Directors with terms ending in 2026, Pauline Khoo, Roger Meltzer and Zeren Browne as Class II Directors with terms ending in 2024, and Haggai Alon and Ophir Sternberg as Class III Directors with terms ending in 2025.

Independence of our Board of Directors

Four of the Company’s seven directors are independent as defined in Nasdaq listing standards and applicable SEC rules and the Company’s board of directors has an independent audit committee and a compensation committee. Furthermore, until members of a nominating committee have been appointed, director nominees will be selected, or recommended for the Board’s selection, by independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate.

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Board Committees

Audit Committee

The audit committee is responsible for, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
●	discussing with our independent registered public accounting firm their independence from management;
●	reviewing, with our independent registered public accounting firm, the scope and results of their audit;
●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the annual financial statements that we file with the SEC;
●	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
●	reviewing our policies on risk assessment and risk management;
●	reviewing related person transactions; and
●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

The members of the Company’s audit committee are Pauline Khoo, Chairperson, Amir Bader and Thomas Hawkins.

Each member of the Company’s audit committee qualifies as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to audit committee membership. In addition, all audit committee members meet the requirements for financial literacy under applicable SEC and Nasdaq rules The audit committee’s charter is available on the Company’s website. The reference to the Company’s website address in this prospectus does not include or incorporate by reference the information on the Company’s website into this prospectus.

Compensation Committee

The compensation committee is responsible for, among other things:

●	reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving, (either alone or, if directed by the board of directors, in conjunction with a majority of the independent members of the board of directors) the compensation of our Chief Executive Officer;
●	overseeing an evaluation of the performance of and reviewing and setting or making recommendations to our board of directors regarding the compensation of our other executive officers;
●	reviewing and approving or making recommendations to our board of directors regarding our incentive compensation and equity-based plans, policies and programs;
●	reviewing and approving all employment agreement and severance arrangements for our executive officers;
●	making recommendations to our shareholders regarding the compensation of our directors; and
●	retaining and overseeing any compensation consultants.

The members of the Company’s compensation committee are Roger Meltzer, Chairperson, Pauline Khoo and Amir Bader, all of whom qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to compensation committee membership, including the heightened independence standards for members of a compensation committee. The compensation committee’s charter is available on the Company’s website. The reference to the Company’s website address in this prospectus does not include or incorporate by reference the information on the Company’s website into this prospectus.

Nominating and Corporate Governance Committee

The Company has not yet appointed members of the Board of Directors to a nominating committee. Any nominating committee would be responsible for, among other things:

●	identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;
●	overseeing succession planning for our Chief Executive Officer and other executive officers;

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●	periodically reviewing our board of directors’ leadership structure and recommending any proposed changes to our board of directors;
●	overseeing an annual evaluation of the effectiveness of our board of directors and its committees; and
●	developing and recommending to our board of directors a set of corporate governance guidelines.

Until members of a nominating committee have been appointed, director nominees will be selected, or recommended for the Board’s selection, by independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate.

Any nominating and corporate governance committee charter would be available on the Company’s website. The reference to the Company’s website address in this prospectus does not include or incorporate by reference the information on the Company website into this prospectus.

Limitation on Liability and Indemnification of Directors and Officers

The Company is subject to the ICA. Subject to exceptions, the ICA does not permit a company to exempt a director or certain officers from, or indemnify a director against, liability in connection with any negligence, default, breach of duty or breach of trust by a director in relation to the company. The exceptions allow a company to (i) purchase and maintain director and officer insurance against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company; and (ii) indemnify a director or other officer against any liability incurred in defending proceedings, whether civil or criminal (a) in which judgement is given in his or her favor or in which he or she is acquitted or (b) in respect of which an Irish court grants him or her relief from any such liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused for the wrong concerned.

Under the Company’s Amended and Restated Memorandum and Articles of Association, subject to certain limitations and so far as may be permitted by the ICA, each director, officer or employee of the Company, and each person who is or was serving at the request of the Company as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company, shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of the Company or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court. However, any such indemnity shall not be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company unless and only to the extent that the courts of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The Company on closing entered into indemnification agreements with each of its directors to provide contractual indemnification providing for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Company, and to Lionheart if applicable or, at Lionheart’s request, service to other entities, as officers or directors occurring at or prior to the Business Combination, to the maximum extent permitted by applicable law.

The Company maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Company, and (2) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to any indemnification provision contained in the Company’s Amended and Restated Memorandum and Articles of Association or otherwise as a matter of law.

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Board Leadership Structure

It is not anticipated that a policy requiring the positions of the Chairperson of the Board and Chief Executive Officer to be separate or held by the same individual will be implemented by the Board, as the Board’s determination is expected to be based on circumstances existing from time to time, based on criteria that are in the Company’s best interests and the best interests of its stockholders, including the composition, skills and experience of the Board and its members, specific challenges faced by the Company or the industry in which it operates and governance efficiency. If the Board convenes for a meeting, it is expected that the non-management directors will meet in one or more executive sessions, if the circumstances warrant. The Board may consider appointing a lead independent director, if the circumstances warrant.

Risk Oversight

Upon the consummation of the Business Combination, the Board administered the risk oversight function directly through the Board as a whole, as well as through its committees, where applicable, monitoring and assessing strategic risk exposure, enterprise risk, and governance risks. The audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The allocation of risk oversight responsibility may change, from time to time, based on the evolving needs of the Company.

Code of Business Conduct and Ethics

The Board adopted a Code of Ethics applicable to our directors, executive officers and team members that complies with the rules and regulations of Nasdaq and the SEC. The Code of Ethics is available on the Company’s website. In addition, the Company intends to post on the Corporate Governance section of its website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the Code of Ethics. The reference to the Company’s website address in this prospectus does not include or incorporate by reference the information on the Company’s website into this prospectus.

Executive Officer and Director Compensation

The aggregate compensation paid by Security Matters PTY to Security Matters PTY’s directors for the fiscal years ended December 31, 2023 and December 31, 2022 was approximately US$23 thousand and US$136 thousand. The compensation amount included 322,317 shares that were granted to its directors as a group.

The aggregate compensation paid by to our senior executive officers for the fiscal years ended December 31, 2023 and December 31, 2022 was approximately US$913 thousand and US$541 thousand. In fiscal years 2023 and 2022, our predecessor granted stock option awards to its executive officers to acquire an aggregate of 200,000 of Security Matters PTY’s ordinary shares, all of the options are subject to performance condition. In fiscal year 2023, we granted an aggregate of 81,551 restricted stock units to our executive officers.

The Company’s CEO, CFO and Executive Vice President are subject to the terms of their employment agreements with SMX Israel. It is expected that any executive compensation program beyond existing arrangements will include:

●	annual base salaries;

●	performance bonus opportunities, potentially in cash and/or equity awards;

●	long term incentive compensation in the form of stock options, restricted stock and stock appreciation awards, among others, and

●	with regard to key executive officers, formal employment arrangements to include change of control provisions.

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Director Compensation

For fiscal year ended December 31, 2023, each independent director was granted restricted stock units in an amount equal to $150,000 divided by the closing price on the last trading day of the fiscal year, generally to vest on the one-year anniversary of the date of grant and be settled in Ordinary Shares, subject to such director’s continuous services as a director until such time and earlier vesting due to a change of control. In addition, each committee chair is entitled to receive an additional grant annually of restricted stock units in an amount equal to $15,000 divided by the closing price on the last trading day of the fiscal year, subject to the same terms listed in the prior sentence. Mr. Alon and Ms. Browne will not receive any director compensation as their compensation is governed by their individual agreements. The Company’s directors, other than Mr. Alon and Ms. Browne, were granted an aggregate of 8,018 restricted stock units.

2022 Incentive Equity Plan and Other Plan Options

Our board of directors and its shareholders approved and adopted the SMX Public Limited Company 2022 Incentive Equity Plan (“2022 Incentive Equity Plan”), which was subsequently amended by our board of directors, which reserved for grant and authorized 231,019 Ordinary Shares. Additionally, pursuant to the 2022 Incentive Equity Plan, the Ordinary Shares reserved for issuance thereunder will automatically increase annually by 5% on the first day of each fiscal year beginning with the 2023 fiscal year, by an amount equal to 5% of the number of outstanding shares of the Company as of the last day of the prior fiscal year. As of the date of this prospectus, an aggregate of 225,407 restricted stock units or stock options have been granted under the 2022 Incentive Equity Plan. The Company received stockholder approval at its 2023 annual general meeting of shareholders held on December 21, 2023, which increased the number of ordinary shares by 1,500,000 to a total of 1,731,019 ordinary shares.

The 2022 Incentive Equity Plan provides for the grant of options, restricted shares units, phantom shares or substitute awards or any combination of the foregoing including such other awards that may be denominated or payable in, value in whole or in part, by reference to or otherwise based upon, or related to, shares to our employees, directors, and consultants and any of our affiliates’ employees and consultants.

Our board of directors, or any person or persons or committee to whom decision-making authority with respect to the 2022 Incentive Equity Plan is delegated by our board of directors (the “Administrator”) will administer the 2022 Incentive Equity Plan.

Our board of directors and the Administrator have the authority to amend or suspend the 2022 Incentive Equity Plan at any time and from time to time, and our Board has the authority to terminate the 2022 Incentive Equity Plan provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our shareholders.

In addition, as part of the Business Combination, we assumed an aggregate of 1,326,747 options originally granted under Security Matters PTY’s 2018 Share Option Plan.

DESCRIPTION OF SECURITIES

General

The Company is a public limited company organized and existing under the laws of Ireland. The Company was formed on July 1, 2022 as a public limited company incorporated in Ireland under the name “Empatan Public Limited Company” and underwent a change of name to SMX (Security Matters) Public Limited Company on February 17, 2023. The Company’s affairs are governed by the Company’s Amended and Restated Memorandum and Articles of Association, the ICA, and the laws of Ireland.

The following are summaries of material provisions of the Company’s Amended and Restated Memorandum and Articles of Association and the ICA, insofar as they relate to the material terms of the Ordinary Shares.

Ordinary Shares

The following are summaries of material provisions of the Company’s Amended and Restated Memorandum and Articles of Association, and the ICA, insofar as they relate to the material terms of the Ordinary Shares.

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General. The authorized share capital of the Company is US$100,000,000 divided into 36,363,636,364 Ordinary Shares with a nominal value of US$0.0022 each, 200,000,000,000 preferred shares with a nominal value of US$0.0001 each and €25,000 divided into 25,000 deferred Ordinary Shares with a nominal value each of €1.00 each.

Immediately prior to consummation of the Business Combination, the Company had issued and paid-up share capital of (i) €25,000 representing 25,000 deferred shares of €1.00 each and (ii) US$0.0001 representing one Ordinary Share of US$0.0001 each in the capital of the Company, in order to satisfy statutory capitalization requirements for all Irish public limited companies.

Dividends. The holders of Ordinary Shares are entitled to such dividends as may be declared by the Company’s board of directors. Dividends may be declared and paid out of the funds legally available therefor, or any other fund or account which can be authorized for this purpose in accordance with the ICA.

Voting Rights. Each Ordinary Share shall be entitled to one vote on all matters subject to the vote at general meetings of the Company. Voting at any meeting of shareholders is by way of a poll, which shall be taken in such manner as the chairperson of the meeting directs.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than 75% of the votes cast attaching to the outstanding Ordinary Shares at a meeting. Where the shareholders wish to act by way of written resolution in lieu of holding a meeting, unanimous consent of the holders of the Ordinary Shares shall be required. A special resolution will be required for important matters such as a change of name, reducing the share capital or making changes to the Company’s Amended and Restated Memorandum and Articles of Association.

Transfer of Ordinary Shares. Subject to the restrictions contained in the BCA with respect to the Ordinary Shares, and subject to any further restrictions contained in the Amended and Restated Memorandum and Articles of Association, any shareholder may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by the Company’s Board.

Liquidation. On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of Ordinary Shares), assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders thereof on a pro rata basis. If the Company’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by the Company’s shareholders proportionately.

General Meetings of Shareholders. Shareholders’ meetings may be convened by the board of directors on the requisition of the shareholders or, if the Board fails to so convene a meeting, such extraordinary general meeting may be convened by the requisitioning shareholders where the requisitioning shareholders hold not less than 10% of the paid up share capital of the Company. Any action required or permitted to be taken at any annual or extraordinary general meetings may be taken only upon the vote of the shareholders at an annual or extraordinary general meeting duly noticed and convened in accordance with the Company’s Amended and Restated Memorandum and Articles of Association and the ICA. Unanimous consent of the holders of the Ordinary Shares shall be required before the shareholders may act by way of written resolution without a meeting.

Public Warrants

Each whole Public Warrant shall entitle the holder thereof to purchase one Ordinary Share at an exercise price of US$253.00 per share.

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Subject to the terms of the BCA, on the consummation of the Business Combination, each Lionheart Public Warrant remained outstanding but was automatically adjusted to become one Public Warrant. Each such Public Warrant continues to have, and be subject to, the same terms and conditions set forth in the warrant agreement pursuant to which such Lionheart Public Warrant was issued immediately prior to the consummation of the Business Combination, except that each Public Warrant is exercisable (or will become exercisable in accordance with its terms) for that number of whole Ordinary Shares equal to the number of Lionheart Private Shares that were issuable upon exercise of such Lionheart Public Warrant that was outstanding immediately prior to the consummation of the Business Combination, and subject to adjustment pursuant to the subsequent reverse stock split. In addition, each Lionheart Private Warrant remains outstanding but is automatically adjusted to become one Public Warrant, subject to adjustment pursuant to the subsequent reverse stock split (each a “Parent Founder Warrant”). Each such Parent Founder Warrant continues to have, and be subject to the same terms and conditions set forth in the warrant agreement pursuant to which such Lionheart Private Warrant was issued immediately prior to the consummation of the Business Combination, except that each Parent Founder Warrant is exercisable (or will become exercisable in accordance with its terms) for that number of whole Ordinary Shares equal to the number of Lionheart Private Shares that were issuable upon exercise of such Lionheart Private Warrant that was outstanding immediately prior to the consummation of the Business Combination, subject to adjustment pursuant to the subsequent reverse stock split. As used herein: (1) “Lionheart Private Shares” shall mean the 400,000 shares of Lionheart Class A Common Stock, included in the units (“Lionheart Private Units”) issued in private placements at the time of the consummation of the initial public offering by Lionheart, which closed on November 8, 2021 (“IPO”), including (a) one Lionheart Class A Common Stock and (b) one-half of a warrant, with whole warrants entitling the holder thereof to purchase one Lionheart Class A Common Stock at an exercise price of $11.50 per share; (2) “Lionheart Private Warrants” shall mean (a) each warrant issued in private placements at the time of the consummation of the IPO, entitling the holder thereof to purchase one Lionheart Class A Common Stock at an exercise price of $11.50 per share and (b) each warrant issued as a component of Lionheart Private Units; and (3) “Lionheart Public Warrants” shall mean each warrant issued as a component of the Lionheart Public Units.

The Company is not obligated to deliver any Ordinary Shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Ordinary Shares underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No Public Warrant will be exercisable, and the Company will not be obligated to issue Ordinary Shares upon exercise of a Public Warrant unless the Ordinary Shares issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any Public Warrant.

The Company has agreed that as soon as practicable, but in no event later than 30 days after the closing of the Business Combination, the Company would use its best efforts to file with the SEC a registration statement for the registration under the Securities Act of the Ordinary Shares issuable upon exercise of the Public Warrants and thereafter will use its best efforts to cause the same to become effective within 60 business days following the closing of the Transactions and to maintain a current prospectus relating to the Ordinary Shares issuable upon exercise of the Public Warrants, until the expiration of the Public Warrants in accordance with the provisions of that certain warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Lionheart (the “Warrant Agreement”). As a registration statement covering the Ordinary Shares issuable upon exercise of the Public Warrants was not effective by the 60th business day after the closing of the Transactions, holders of the Public Warrants may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If that exemption, or another exemption, is not available, holders of the Public Warrants will not be able to exercise their Public Warrants on a cashless basis. Once the Public Warrants become exercisable, the Company may call the Public Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.22 per warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the reported last reported sale price of the Ordinary Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

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If and when the Public Warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of Ordinary Shares upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification. The Company will use its best efforts to register or qualify such shares under the blue sky laws of the state of residence in those states in which the Public Warrants were offered.

The Company has established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Public Warrants, each holder of the Public Warrants will be entitled to exercise its Parent Warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the $396.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $253.00 warrant exercise price after the redemption notice is issued.

If the Company calls the Public Warrants for redemption as described above, the Company’s management will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” the Company’s management will consider, among other factors, the Company’s cash position, the number of Public Warrants that are outstanding and the dilutive effect on the Company’s shareholders of issuing the maximum number of Ordinary Shares issuable upon the exercise of Public Warrants. If the Company’s management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average last reported sale price of the Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants.

If the Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Ordinary Shares to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. The Company believes this feature is an attractive option to the Company if they do not need the cash from the exercise of the Public Warrants after the closing of the transactions contemplated by the BCA, the SID and the Ancillary Agreements.

A holder of a Public Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the Ordinary Shares outstanding immediately after giving effect to such exercise.

If the number of outstanding Ordinary Shares is increased by a stock dividend payable in Ordinary Shares, or by a split-up of Ordinary Shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of Ordinary Shares issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding Ordinary Shares. A rights offering to holders of Ordinary Shares entitling holders to purchase Ordinary Shares at a price less than the fair market value will be deemed a stock dividend of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) and (ii) one (1) minus the quotient of (x) the price per share of Ordinary Shares paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for the Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of the Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

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In addition, if the Company, at any time while the Public Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of the Ordinary Shares on account of such Ordinary Shares (or other shares of the Company’s capital stock into which the Public Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Ordinary Share in respect of such event.

If the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each Parent Warrant will be decreased in proportion to such decrease in outstanding Ordinary Shares.

Whenever the number of Ordinary Shares purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Ordinary Shares (other than those described above or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Ordinary Shares in such a transaction is payable in the form of Ordinary Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Parent Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the Parent Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Parent Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the Public Warrants in order to determine and realize the option value component of the Public Warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the Public Warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of the Public Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Ordinary Share and any voting rights until they exercise their Public Warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Public Warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by Company shareholders.

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No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of Ordinary Shares to be issued to the warrant holder.

The Company has agreed that, subject to applicable law, any action, proceeding or claim against the Company arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the Company irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

History of Security Issuances

Upon its formation, the Company issued one ordinary share at a price of US$0.0001 each to Doron Afik, and subsequently issued 25,000 deferred ordinary shares at a price of €1.00 per share, to Doron Afik. Immediately prior to consummation of the Business Combination, the Company had paid up capital of €25,000 and US$0.0001.

Transfer Agent

The transfer agent for the Ordinary Shares is Continental Stock Transfer & Trust Company.

Comparison of Irish and Delaware Corporate Governance And Shareholder Rights

As holders of Ordinary Shares may be unfamiliar with corporate governance and shareholder rights of Irish public limited company when compared to a Delaware corporation, the below summarizes and compares certain corporate governance and shareholder rights of the Company, an Irish Public Limited Company, and Lionheart, a Delaware corporation, from immediately prior to the Business Combination.

	Ireland	Delaware
PRINCIPAL APPLICABLE LEGISLATION	The ICA	Delaware General Corporation Law

CORPORATE PURPOSE	The objects for which the Company was established are very broad and allow the Company to engage in a wide range of activities for which a company may be incorporated under the ICA.	The purpose of Lionheart is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware

SHAREHOLDER VOTING	Except where a greater majority is required by the Irish Companies Act or otherwise prescribed by the Company’s Amended Memorandum and Articles of Association, any question, business or resolution proposed at any general meeting shall be decided by a resolution approved by a simple majority of votes cast, in person or by proxy, at a general meeting of the Company shareholders at which a quorum is present (referred to under Irish law as an “ordinary resolution”).	Generally, approval of routine corporate matters that are put to a stockholder vote require the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

An ordinary resolution is needed, among other matters, to appoint a Company director (where the appointment is by shareholders), to remove a Company director and to provide, vary or renew the Company’s directors’ authority to allot relevant securities.

Irish law requires approval of certain matters by a resolution approved by not less than 75% of the votes cast, in person or by proxy, at a general meeting of shareholders at which a quorum is present (referred to under Irish law as a “special resolution”).

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	Ireland	Delaware
PRINCIPAL APPLICABLE LEGISLATION	The ICA	Delaware General Corporation Law

CORPORATE PURPOSE	The objects for which the Company was established are very broad and allow the Company to engage in a wide range of activities for which a company may be incorporated under the ICA.	The purpose of Lionheart is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware

SHAREHOLDER VOTING

Except where a greater majority is required by the Irish Companies Act or otherwise prescribed by the Company’s Amended Memorandum and Articles of Association, any question, business or resolution proposed at any general meeting shall be decided by a resolution approved by a simple majority of votes cast, in person or by proxy, at a general meeting of the Company shareholders at which a quorum is present (referred to under Irish law as an “ordinary resolution”).

An ordinary resolution is needed, among other matters, to appoint a Company director (where the appointment is by shareholders), to remove a Company director and to provide, vary or renew the Company’s directors’ authority to allot relevant securities.

Generally, approval of routine corporate matters that are put to a stockholder vote require the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

Irish law requires approval of certain matters by a resolution approved by not less than 75% of the votes cast, in person or by proxy, at a general meeting of shareholders at which a quorum is present (referred to under Irish law as a “special resolution”).

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	Ireland	Delaware

A special resolution is needed, among other matters, to amend the Company’s Amended Memorandum and Articles of Association, to disapply statutory pre-emption rights on the issuance of equity securities of the Company and to reduce the Company’s company capital.

Additionally, the rights attaching to a particular class of shares may only be varied if (a) the holders of seventy five percent (75%) of the nominal value of the issued shares of that class consent in writing to the variation, or (b) a special resolution, passed at a separate general meeting of the holders of that class, sanctions the variation.

SHAREHOLDER APPROVAL OF BUSINESS COMBINATION

Mergers generally require approval of a majority of all outstanding shares.

Mergers in which less than 20% of the acquirer’s stock is issued generally do not require acquirer stockholder approval.

Mergers in which one corporation owns 90% or more of a second corporation may be completed without the vote of the second corporation’s board of directors or stockholders.

SPECIAL VOTE REQUIRED FOR COMBINATIONS WITH INTERESTED SHAREHOLDERS		A corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder.

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	Ireland	Delaware
SHAREHOLDER RIGHTS PLAN	Subject to applicable law, the Company’s Amended Memorandum and Articles of Association provides the Board with the power to adopt a shareholder rights’ plan upon such terms as the Board deems expedient in the best interests of the Company, and to exercise any power of the Company to grant rights (including approving the execution of any documents relating to the grant of such rights) to subscribe for ordinary Shares or preference shares in the capital of the Company in accordance with the terms of such rights’ plan. The Company’s ability to adopt a rights’ plan or to take other anti-takeover measures after the Board has received an approach which may lead to an offer or has reason to believe an offer is, or may be, imminent would be restricted by the frustrating actions’ prohibition of the Irish Takeover Rules. A number of Irish companies have pre-existing rights’ plans, which automatically trigger in specified circumstances without the need for a target board decision (other than a decision to disarm), although the validity of these plans has not been tested with the Irish Takeover Panel or in the Irish courts.

APPRAISAL RIGHTS		Stockholders have appraisal rights in certain circumstances as provided for under the Delaware General Corporation Law, as maybe amended from time to time (“DGCL”).

SHAREHOLDER CONSENT TO ACTION WITHOUT MEETING	As set out in the Company’s Amended Memorandum and Articles of Association, for so long as the Company has more than one shareholder, any action required or permitted to be taken by the holders of shares of the Company requires the unanimous consent of the holders of the Ordinary Shares before the shareholders may act by way of written resolution in lieu of holding a duly called annual or extraordinary general meeting of such shareholders.	As set out in the charter, except as may be otherwise provided for any action required or permitted to be taken by the stockholders of Lionheart must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to Lionheart’s Class B Common Stock with respect to which action may be taken by written consent.

MEETINGS OF SHAREHOLDERS	The quorum is set in the Company’s Amended Memorandum and Articles of Association. Two members present in person or by proxy and having the right to attend and vote at the meeting and together holding shares representing more than 50% of the votes that may be cast by all members at the relevant time shall be a quorum at a general meeting; provided, however, that at any time when the Company is a single-member company, one member of the Company present in person or by proxy, at a general meeting of it shall be a quorum.	The quorum is set in Lionheart’s Bylaws. The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the charter. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

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	Ireland	Delaware
DISTRIBUTIONS AND DIVIDENDS; REPURCHASES AND REDEMPTIONS

Under Irish law, the Company may only pay dividends and make other distributions (and, generally, make share repurchases and redemptions) out of distributable profits. In addition, no dividend may be paid or other distribution, share repurchase or redemption made by the Company unless the net assets of the Company are equal to, or exceed, the aggregate of the Company’s called-up share capital plus its un-distributable reserves and the dividend or other distribution, share repurchase or redemption does not reduce the Company’s net assets below such aggregate

The Company’s Amended Memorandum and Articles of Association authorizes the Board to pay such dividends as appears to the Board to be justified by the profits of the Company.

The Board may also recommend a dividend to be approved and declared by the Company’s shareholders at a general meeting, provided that no such dividend may exceed the amount recommended by the Board.

Stockholders have the right to receive dividends to the extent declared by the board of directors.

NUMBER OF DIRECTORS

Under the Company’s Amended and Restated Memorandum and Articles of Association, the number of directors shall from time to time be not less than two nor more than seven.

Under the Company’s Amended and Restated Memorandum and Articles of Association, the Board will be divided into three classes designated as Class I, Class II and Class III. The term of the initial Class I directors shall terminate at the conclusion of the Company’s 2023 annual general meeting; the term of the initial Class II directors shall terminate on the conclusion of the Company’s 2024 annual general meeting; and the term of the initial Class III directors shall terminate on the conclusion of the Company’s 2025 annual general meeting. Directors are eligible to stand for re-election at the relevant annual general meeting. Directors shall be re-elected for a three-year term.

Size of Board: Under Lionheart’s charter, the number of directors, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by Lionheart’s board of directors pursuant to a resolution adopted by a majority of Lionheart’s board of directors.

Election of Directors: Under Lionneart’s charter, the board of directors is divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. Lionheart’s board of directors is authorized to assign members of the board already in office to Class I, Class II or Class III. Each of the successors elected to replace the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal.

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	Ireland	Delaware
VACANCIES ON BOARD OF DIRECTORS

Any vacancy on the Board, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director in accordance with the Company’s Amended and Restated Memorandum and Articles of Association, may be filled by a majority of the directors then in office or by ordinary resolution of the shareholders (i.e., a simple majority of the members attending and voting). The replacement director will hold office until the next annual general meeting at which the director he replaces would have been subject to retirement by rotation.

In the event of a contested election (i.e., where the number of the Company director nominees exceeds the number of the Company directors to be elected), each of those nominees shall be voted upon as a separate resolution and the directors of the Company shall be elected by a plurality of the votes cast in person or by proxy at any such meeting. “Elected by a plurality” means the election of those of the Company director nominees equaling in number the number of positions to be filled at the relevant general meeting that receive the highest number of votes.

Under Lionheart’s charter, newly created directorships resulting from an increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by the stockholders), and any director so chosen will hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

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	Ireland	Delaware
REMOVAL OF DIRECTORS; STAGGERED TERM OF DIRECTORS	Under Irish law, the Company shareholders may remove a director without cause by ordinary resolution, before the expiration of his or her period of office by way of ordinary resolution, provided that at least 28 clear days’ notice of the resolution is given to the Company, and the shareholders comply with the relevant procedural requirements of the ICA. Under Irish law, one or more Company shareholders representing not less than 10% of the paid-up share capital of the Company carrying voting rights may requisition the holding of an extraordinary general meeting at which a resolution to remove a director and appoint another person in his or her place may be proposed.

Lionheart’s charter, whenever the holders of one or more series of the preferred stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the preferred stock as set forth in Lionheart’s charter and such directors shall not be included in any of the classes created pursuant to Lionheart’s charter unless expressly provided by such terms.

Any or all of the other directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of the capital stock entitled to vote generally in the election of directors, voting together as a single class.

COMMITTEES	Under the Amended and Restated Memorandum and Articles of Association, the directors of the Company may establish one or more committees consisting in whole or in part of members of the Board. The composition, function, power and obligations of any such committee will be determined by the Board from time to time.

CUMULATIVE VOTING		Under the charter the holders of shares of Ordinary Shares shall not have cumulative voting rights with regard to election of directors.

AMENDMENT OF GOVERNING DOCUMENTS	The Amended and Restated Memorandum and Articles of Association may only be amended by a special resolution of the shareholders.	Pursuant to the DGCL, the affirmative vote of the holders of a majority of the voting power of the Ordinary Shares entitled to vote thereon is required to amend, alter, or repeal provisions of the charter, subject to any additional vote required therein. In addition, for so long as any shares of Class B Stock shall remain outstanding, the, affirmative vote of the holders of a majority of the shares of Class B Stock outstanding, voting separately as a single class, shall be required to amend, alter or repeal any provision of the charter, in a manner that would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B Stock; and the affirmative vote of the holders of at least 65% of all outstanding shares of the Ordinary Shares, shall be required to amend Article IX regarding business combinations and redemption rights.

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	Ireland	Delaware
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subject to exceptions, the ICA does not permit a company to exempt a director or certain officers from, or indemnify a director against, liability in connection with any negligence, default, breach of duty or breach of trust by a director in relation to the company.

The exceptions allow a company to (i) purchase and maintain director and officer insurance against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company and (ii) indemnify a director or other officer against any liability incurred in defending proceedings, whether civil or criminal (a) in which judgement is given in his or her favor or in which he or she is acquitted or (b) in respect of which an Irish court grants him or her relief from any such liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused for the wrong concerned.

Under the Amended and Restated Memorandum and Articles of Association, subject to certain limitations and so far as may be permitted by the ICA, each director, officer or employee of the Company, and each person who is or was serving at the request of the Company as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, as more particularly described in the section titled “Indemnification of Directors and Officers.”

It is expected that the Company will purchase and maintain directors and officers insurance on behalf of its directors, secretary, and employees.

Under the charter, the Lionheart, to the fullest extent permitted by Section 145 of DGCL, shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of Lionheart or, while a director or officer of Lionheart, is or was serving at the request of Lionheart as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan, each of whom is an “indemnitee,” whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding.

Expenses (including attorneys’ fees) incurred by an indemnitee in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification under the charter shall be paid by Lionheart in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall finally be determined that he is not entitled to be indemnified by Lionheart.

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	Ireland	Delaware
LIMITED LIABILITY OF DIRECTORS	Under the ICA, a director of the Company may be liable to the Company where such director acts in breach of certain of his or her fiduciary duties.	Under the charter, a director shall not be personally liable to Lionheart or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under DGCL unless a director violated his or her duty of loyalty to Lionheart or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her actions as a director.

ADVANCE NOTIFICATION REQUIREMENTS FOR PROPOSALS OF SHAREHOLDERS

The Company’s Amended and Restated Memorandum and Articles of Association requires that an annual general meeting shall be convened by not less than twenty-one clear days’.

The Company’s Amended and Restated Memorandum and Articles of Association requires that, subject to the ICA, all extraordinary general meetings shall be convened by not less than 21 clear days’ notice except that they may be called by not less than 14 clear days’ notice where (i) all members, who hold shares that carry rights to vote at the meeting, are permitted to vote by electronic means at the meeting; and (ii) a special resolution reducing the period of notice to 14 days has been passed at the immediately preceding annual general meeting, or at a general meeting held since that meeting. “clear days” means calendar days and excludes: the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect

A Lionheart stockholder must (i) give timely notice thereof in proper written form to the Secretary, and (ii) the business must be a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of Lionheart not less than 90 or more than 120 days before the anniversary date of the immediately preceding meeting. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Additionally, the stockholder must provide information pursuant to the advance notice provisions in Lionheart’s bylaws.

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	Ireland	Delaware
SHAREHOLDERS’ SUITS

The Company’s Amended and Restated Memorandum and Articles of Association provides that any dispute or claim arising out of or in connection with the Company’sAmended and Restated Memorandum and Articles of Association will be governed by, and construed in accordance with, the laws of Ireland and that the courts of Ireland will have exclusive jurisdiction to settle any dispute arising out of or in connection with the Company’s Amended and Restated Memorandum and Articles of Association.

The Company’s Amended and Restated Memorandum and Articles of Association separately provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Exchange Act or the Securities Act.

The charter provides that unless Lionheart consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of Lionheart, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of Lionheart to Lionheart or Lionheart’s stockholders, or any claim for aiding and abetting such alleged breach, (iii) any action asserting a claim against the Lionheart, its directors, officers or employees arising pursuant to any provision of the DGCL or the Bylaws, or (iv) any action asserting a claim against Lionheart, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or arising under the federal securities laws, including the Securities Act of 1933, as amended, and the rules and regulations thereunder as to which the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum, unless Lionheart consents in writing to the selection of an alternative forum.

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	Ireland	Delaware
RIGHT TO INSPECT CORPORATE BOOKS AND RECORDS		Any stockholder may inspect the corporation’s books and records for a proper purpose during the usual hours for business.

RIGHTS TO INSPECT SHAREHOLDER LIST		Under Section 220 of the DGCL, a stockholder or its agent has a right to inspect Lionheart’s stock ledger, a list of all of its stockholders and its other books and records during the usual hours of business upon written demand stating his purpose (which must be reasonably related to such person’s interest as a stockholder). If Lionheart refuses to permit such inspection or refuses to reply to the request within five business days of the demand, the stockholder may apply to the Delaware Court of Chancery for an order to compel such inspection.

CLASS ACTION SUITS		Generally, Lionheart is subject to potential liability under the federal securities laws and under Delaware law. Under the DGCL, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. Generally, a person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction that is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. The DGCL also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile. In certain circumstances, class action lawsuits are available to stockholders.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Business Combination

On March 7, 2023, we consummated the Business Combination. See “Explanatory Note” and “Item 4.A History and Development of the Company” in our Annual Report on Form 20-F filed by us with the SEC on March 13, 2023, as well as “Prospectus Summary-Recent Developments-Business Combination,” and “Description of Securities-Public Warrants” included elsewhere in this prospectus, for a discussion of the Business Combination and the related party transactions with respect to the Business Combination.

General Legal Counsel

On January 10, 2017, an affiliate of Lionheart’s Sponsor, Lionheart Equities, LLC (“Lionheart Equities”), engaged Jessica L. Wasserstrom, LLC (“Wasserstrom”), to represent Lionheart Capital and its affiliated companies, as corporate general counsel and otherwise in connection with any corporate and/or transactional matters as requested by Lionheart Equities. The engagement letter between Lionheart Equities and Wasserstrom is for an indefinite period only subject to termination rights of either party, of which no termination has occurred since the agreement was executed. Jessica Wasserstrom, the principal of Wasserstrom, currently holds the title of Chief Legal Officer of Lionheart Equities and its affiliated companies.

In connection therewith, Wasserstrom was specifically engaged by Lionheart to provide counsel for general corporate legal matters, including related to mergers and acquisitions activity and, as such, may be deemed to be a related party of Lionheart. For the years ended December 31, 2022 and 2021, Lionheart incurred an aggregate of $402,199 and $150,000, respectively, of legal fees from Wasserstrom, an aggregate of $552,199 are recorded within accrued expenses and remain unpaid and outstanding as of December 31, 2022.

Chairman Agreement

Mr. Ophir Sternberg and the Company entered into a Chairman Agreement (the “Chairman Agreement”). Pursuant to the Chairman Agreement, beginning at the closing of the Business Combination, Mr. Sternberg will serve as the Chairman of the Board for so long as he serves as a member of the Board, unless he is earlier terminated. Mr. Sternberg will not receive any cash compensation for his service on the Board nor will he be entitled to participate in any employee benefit plans of the Company.

The Chairman Agreement provides that Mr. Sternberg will be granted restricted stock units of the Company representing 3% of the issued and outstanding Ordinary Shares as of the grant date in accordance with and subject to the terms and conditions of the Company’s 2022 Incentive Equity Plan. Mr. Sternberg’s restricted stock units are subject to time-based vesting, as follows: 20% vest on the grant date, and the remaining restricted stock units will vest in quarterly installments thereafter over a period of three years subject to his continued service on the Board as of each vesting date subject to earlier vesting as forth below.

In the event of the expiration or termination of the Chairman Agreement for any reason other than termination for Cause (as defined in the Chairman Agreement), any unvested outstanding equity awards held by Mr. Sternberg will immediately vest and become nonforfeitable. In the event of the termination of the Chairman Agreement by the Company for Cause, all unvested outstanding equity awards will be cancelled and forfeited, and Mr. Sternberg will not be entitled to any payment in connection therewith.

The Chairman Agreement states that Mr. Sternberg will honor his confidentiality obligations after the termination of his services.

Independent Contractor Agreement

Mr. Faquiry Diaz and the Company entered into an independent contractor agreement (the “Independent Contractor Agreement”). The Independent Contractor Agreement provides for an initial term of three years that automatically renews for one-year terms thereafter, so long as Ophir Sternberg is the Chairman of the Board. Notwithstanding the foregoing, the Independent Contractor Agreement is terminable by either party at any time, with or without Cause (as defined in the Independent Contractor Agreement), effective upon notice to the other party.

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In exchange for his services, Mr. Diaz Cala will be compensated and reimbursed in the total amount of $84,000, annually, payable in twelve equal monthly payments. In addition, the Independent Contractor Agreement provides that Mr. Diaz Cala will be granted restricted stock units of the Company representing 1% of the issued and outstanding Ordinary Shares as of the grant date in accordance with and subject to the terms and conditions of the Company’s 2022 Incentive Equity Plan. Mr. Diaz Cala’s restricted stock units are subject to time-based vesting, as follows: 20% vest on the grant date, and the remaining restricted stock units will vest in quarterly installments thereafter over a period of three years subject to his continued service on the Board as of each vesting date subject to earlier vesting as set forth below.

In the event of the termination of the Independent Contractor Agreement by the Company without Cause or upon a Change in Control (each such term as defined in the Independent Contractor Agreement), any unvested outstanding equity awards held by Mr. Diaz Cala will immediately vest and become nonforfeitable. In the event of the termination of the Independent Contractor Agreement for Cause by the Company or for any reason by Mr. Diaz Cala, all unvested outstanding equity awards will be cancelled and forfeited without consideration.

The Independent Contractor Agreement also contains non-solicitation and non-competition covenants, generally prohibiting Mr. Diaz Cala from (i) soliciting or hiring employees or business contacts during the one-year period that follows the termination of the Independent Contractor Agreement and (ii) directly or indirectly competing with the Company during the term of the Independent Contractor Agreement. In addition, the Independent Contractor Agreement states that Mr. Diaz Cala will honor his confidentiality obligations after the termination of his services.

The only discussions involving continuing employment or involvement for any persons affiliated with Lionheart before the Business Combination were with Ophir Sternberg relating to the Chairman Agreement with The company and with Faquiry Diaz relating to an independent contractor agreement, with the Company, which provides for certain services to the Company. There has not been any formal or informal commitment to retain any financial advisors after the Business Combination, and there are no pre-existing relationships between Lionheart (or individuals affiliated with Lionheart) and additional investors.

Borrowings From Related Parties

In 2015, SMX Israel signed an agreement to receive a loan of ILS 2 Million (US$512,558 at 2015) from Kibbutz Ketura, and Kibbutz Degania A, an entity associated with Mr. Bader on back-to-back terms from a third party (the Kamea Fund). The loan bears an interest at an annual rate of 4%. The loan was fully repaid in August 2022. The balance as of December 31, 2021 was US$269,311 (including provision for bonus at the amount US$87,311), and as of December 31, 2020 was US$279,939. The balance includes interest and there was no change in the interest rate.

In consideration with providing the funding, SMX Israel agreed to provide, as additional consideration, a bonus payment on the occurrence of an exit or major liquidity event. The bonus payment is capped at ILS 3 Million (approximately US$965,000) per each of Kibbutz Ketura and Kibbutz Degania A (together, the “Bonus Payments”). The Bonus Payments are intended to operate in one of the two trigger events: (i) dividend distributions by Security Matters Ltd.; or (ii) the sale of shares by either Kibbutz Ketura and Kibbutz Degania A in SMX Israel (either in the event of a takeover or otherwise). Only if the aggregate amounts of one of the two trigger events exceeds the investment of Kibbutz Ketura and Kibbutz Degania A in SMX Israel (by loan or shares), the either party would be entitled to the Bonus Payment.

We entered into an Amended and Restated Promissory Note dated as of March 7, 2023 in the principal amount of $549,000, in favor of Lionheart Management, LLC and Lionheart Equities, LLC, which are affiliates of Ophir Sternberg, our Chairman of the Board, Such note was amended in April 2023 to extend the maturity date thereunder to June 10, 2024; however, we prepaid the note in full in May 2023. Such note amended and restated a Promissory Note, executed by Lionheart in favor of the holders, in the original aggregate principal amount of $549,000, to reflect the assumption of all rights and responsibilities of Lionheart by the Company.

In August 2022, the Company signed an addendum to the Loan agreement that reduces the amount of the Bonus payment for both lenders to a total fixed amount of ILS 2.5 million ($710 thousand) that was to be paid upon the completion of the Business Combination. On March 2, 2023, the Bonus payment date was postponed to March 31, 2024 and on April 28, 2023, it was further postponed to June 1, 2024.

On September 19, 2023, the Company amended the loan agreements dated September 7, 2015, by and between SMX Israel, the Company’s shareholders and Kamea Fund. Pursuant to the amendment to the loan agreements, Kamea agreed to convert $657 thousand of indebtedness under the loan agreements into 487,281 ordinary shares (post share reverse split) of the Company, as payment in full for such indebtedness; provided however, that in the event the proceeds received from Kamea with respect to any sales of the shares are not at least equal to the indebtedness amount, the Company will remain liable to Kamea for the balance of the indebtedness amount

Additionally, Kibbutz Ketura provides administrative services for SMX Israel for which it was paid US$36 thousand in 2022 and US$39 thousand in 2021. Until 2020, SMX Israel’s lab was located in Kibbutz Ketura.

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Proof Of Concept Projects Paid By Affiliated Companies

The Company is engaged in Proof of Concept (POC) agreements according to which it receives funds for financing research and development expenses from prospective customers and affiliated companies. Affiliated companies paid for reimbursement of POC projects the amount of US$1,091 thousand in 2021 and US$1,426 thousand in 2022.

Lock-Up Agreements

At the closing of the Business Combination, certain of our shareholders, executive officers and directors entered into lock-up agreements, as filed hereto as Exhibit 4.34 through 4.43, pursuant to which, among other things, they agreed not to offer, sell, contract to sell or otherwise transfer or dispose of any of their Ordinary Shares for six months after the Closing Date, subject to the exceptions described in the agreements.

Review, Approval or Ratification of Transactions with Related Persons

We have a related party transaction policy that requires the review and, if applicable, approval or ratification of any related party transaction by the Audit Committee.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our Ordinary Shares or our warrants for at least six months would be entitled to sell their securities provided that (1) that person is not deemed to have been an affiliate of us at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Ordinary Shares or our warrants for at least six months but who are affiliates of us at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of our Ordinary Shares then outstanding; or

●	the average weekly reported trading volume of our Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is generally not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

While we were formed as a shell company, since the completion of the Business Combination we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management of the Company

The following table sets forth the information regarding the beneficial ownership of the Ordinary Shares as of February 14, 2024:

●	each person known by the Company to be the beneficial owner of more than 5% of the Company’s Ordinary Shares; and

●	each of the Company’s current executive officers and directors and all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, and includes shares underlying warrants and options, as applicable, that are currently exercisable or convertible or exercisable or convertible within 60 days. Ordinary Shares that may be acquired within 60 days of February 14, 2024 pursuant to the exercise of warrants or options are deemed to be outstanding for the purpose of computing the percentage ownership of such holder but are not deemed to be outstanding for computing the percentage ownership of any other person or entity shown in the table.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the Ordinary Shares beneficially owned by them.

The percentage of Ordinary Shares beneficially owned is computed on the basis of 13,569,767 Ordinary Shares outstanding on February 14, 2024.

Name and Address of Beneficial Owners	Number of Ordinary Shares	Percentage of Total Voting Power
Haggai Alon(1)	105,524	*
Ophir Sternberg(2)(3)	189,929	1.39%
Amir Bader(4)	12,533	*
Zeren Browne(5)	11,988	*
Pauline Khoo(6)	12,674	*
Limor Moshe Lotker(7)	1,755	*
Thomas Hawkins(8)	13,952	*
Roger Meltzer(8)	13,952	*
All executive officers and directors as a group (8 persons)	362,307	2.62%
Greater than 5% Holders
Lionheart Equities, LLC(2)	138,367	1.01%
Doron Afik(9)	1,879,930	13.85%
Khoo Boon Hui(10)	883,491	6.51%

*	Less than 1%

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(1)	Represents shares held by Benguy Escrow Company Ltd., a testamentary trust of which Mr. Alon is the beneficiary. Doron Afik is the trustee of Benguy Escrow Company Ltd. The amount of beneficial ownership includes 2,193 (adjusted pursuant to the Reverse Stock Split) Ordinary Shares issuable as a result of Security Matters PTY options held, that are currently exercisable or exercisable within 60 days. Also includes 23,102 (adjusted pursuant to the Reverse Stock Split) vested restricted stock units that settle into Ordinary Shares granted to Mr. Alon, and an additional 3,850 (adjusted pursuant to the Reverse Stock Split) restricted stock units that settle into Ordinary Shares that vest within 60 days from February 14, 2024. Also includes 50,000 restricted stock units that settle into Ordinary Shares that vest within 60 days from February 14, 2024. Does not include an additional 57,755 (adjusted pursuant to the Reverse Stock Split) restricted stock units that do not vest within 60 days of February 14, 2024.
(2)	Includes warrants to purchase 85,568 (adjusted pursuant to the Reverse Stock Split) Ordinary Shares held in the name of Lionheart Equities, LLC. Ophir Sternberg, Lionheart’s Chairman, President and Chief Executive Officer, is the member of the Sponsor. Mr. Sternberg disclaims beneficial ownership over any securities owned by the Sponsor in which he does not have any pecuniary interest.
(3)	Includes 18,482 (adjusted pursuant to the Reverse Stock Split) restricted stock units that settle into Ordinary Shares granted to Mr. Sternberg. Also includes 30,000 restricted stock units that settle into Ordinary Shares that vest within 60 days from February 14, 2024. Does not include an additional 33,883 (adjusted pursuant to the Reverse Stock Split) restricted stock units that do not vest within 60 days of February 14, 2024.
(4)	Includes 11,111 restricted stock units that settle into Ordinary Shares that vest within 60 days from February 14, 2024.
(5)	Represents shares held by Sooperduper Pty Ltd., which is owned by Ms. Browne and Simon Browne. Ms. Browne is the control person of Sooperduper Pty Ltd. Also includes 11,111 restricted stock units that settle into Ordinary Shares that vest within 60 days from February 14, 2024
(6)	Represents shares held by in nominee by HSBC Bank Australia Limited. Also includes 11,111 restricted stock units that settle into Ordinary Shares that vest within 60 days from February 14, 2024.
(7)	Reflects 1,755 (adjusted pursuant to the Reverse Stock Split) Ordinary Shares issuable as a result of Security Matters PTY options that are currently exercisable or exercisable within 60 days from February 14, 2024.
(8)	Includes warrants to purchase 341 (adjusted pursuant to the Reverse Stock Split) Ordinary Shares. Also includes 11,111 restricted stock units that settle into Ordinary Shares that vest within 60 days from February 14, 2024.
(9)	Includes 5,556 restricted stock units that settle into Ordinary Shares that vest within 60 days from February 14, 2024.
(10)	Includes 3,333 restricted stock units that settle into Ordinary Shares that vest within 60 days from February 14, 2024.

DILUTION

If you invest in our securities, your ownership interest will be diluted to the extent of the difference between the public offering price per Ordinary Share and the as adjusted net tangible book value per Ordinary Share immediately after this offering. Dilution results from the fact that the public offering price per Ordinary Shares offered in this offering is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

As of June 30, 2023, our net tangible book value was approximately $(17,270,000), or approximately $(1.27) per share based on 13,569,767 Ordinary Shares issued and outstanding as of February 14, 2024. Our net tangible book value represents the amount of our total consolidated tangible assets (which is calculated by subtracting intangible assets from our total consolidated assets), less the amount of our total consolidated liabilities. Dilution is determined by subtracting net tangible book value per share after giving effect to this offering.

After giving effect to our sale of 12,124,666 of our Ordinary Shares in this offering and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no issuance of pre-funded warrants in this offering, our as adjusted net tangible book value as of June 30, 2023 would have been approximately $(14,843,679), or approximately $(0.5680) per Ordinary Share. This amount represents an immediate increase in net tangible book value of $0.7047 per share attributable to this offering and an immediate dilution in net tangible book value of $0.8080 per share to purchasers of our Ordinary Shares in this offering, as illustrated in the following table.

Public offering price per share		$0.2400
Net tangible book value per Ordinary Share at June 30, 2023	$(1.2727)
Decrease in net tangible book value per Ordinary Share attributable to new investors in this offering	$0.7047
As adjusted net tangible book value per Ordinary Share immediately after this offering		$(0.5680)
Dilution per Ordinary Share to new investors in this offering		$0.8080

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The above discussion and table are based on 13,569,767 Ordinary Shares outstanding as of February 14, 2024 and excludes the following:

●	90,910 (adjusted pursuant to the Reverse Stock Split) Ordinary Shares issuable upon exercise of the Warrant B warrants, at an exercise price per share of $5.28;

●	6,273 (adjusted pursuant to the Reverse Stock Split) Ordinary Shares issuable upon exercise of the Warrant A warrants, at an exercise price per share of $5.28 (or, if exercised on a cashless basis, 3,137 Ordinary Shares);

●	30,303 (adjusted pursuant to the Reverse Stock Split) Ordinary Shares issuable upon exercise of underwriter warrants issued in June 2023, at an exercise price per share of $5.808;

●	284,091 (adjusted pursuant to the Reverse Stock Split) Ordinary Shares issuable upon conversion of our Public Warrants;

●	17,477 (adjusted pursuant to the Reverse Stock Split) Ordinary Shares issuable upon exercise of outstanding redeemable 5-year warrants, at an exercise price per share of $253.00;

●	9,341 (adjusted pursuant to the Reverse Stock Split) Ordinary Shares issuable upon exercise of outstanding 5-year warrants, at an exercise price per share of $253.00;

●	100,000 (adjusted pursuant to the Reverse Stock Split) Ordinary Shares issuable upon exercise of outstanding warrants issued to Lionheart Equities, LLC, a Delaware limited liability company (“Sponsor”) or its affiliates;

●	60,307 (adjusted pursuant to the Reverse Stock Split) Ordinary Shares reserved for future issuance under options originally granted under Security Matters PTY’s 2018 Share Option Plan and that were assumed by us as a result of the Business Combination;

●	3,231,019 (adjusted pursuant to the Reverse Stock Split) Ordinary Shares reserved for issuance under our 2022 Incentive Equity Plan, of which (i) an aggregate of 198,269 are restricted stock units issued or to be issued to our employees and consultants, which vest from time to time through March 2027, and (ii) an aggregate of 27,138 5-year options were granted to employees, services providers and advisory board members, at exercise prices per share ranging from $78.54 to $88.00;

●	Ordinary shares that may be issued from time to time to YA II PN, LTD, a Cayman Islands exempt limited partnership (“Yorkville”) pursuant to the Reciprocal Standby Equity Purchase Agreement we entered into with Yorkville on February 23, 2023 (“SEPA”), including upon conversion of the outstanding convertible promissory note in the amount of $2.0 million (of which approximately $1,626,000 has been converted through the date of this prospectus) held by Yorkville as pre-advances under the SEPA;

●	Ordinary Shares issuable upon the conversion of accrued interest under a promissory note dated September 5, 2023;

●	3,929,051 Ordinary Shares issuable upon exercise of an outstanding 5-year “A” warrant, at an exercise price per share of $0.0022, of which 653,595 Ordinary Shares were issued upon the exercise of the Warrant A subsequent to the date of this prospectus;

●	2,619,367 Ordinary Shares issuable upon exercise of an outstanding 5-year “B” warrant, at an exercise price per share of $1.6378;

●	4,032,256 Ordinary Shares issuable upon exercise of outstanding 5-year warrants at an exercise price of $1.17 per share; and

●	500,000 Ordinary Shares issued to Yorkville pursuant to advances under the SEPA subsequent to February 14, 2024, and 250,000 Ordinary Shares issuable upon exercise of an outstanding 5-year warrant held by Yorkville at an exercise price of $0.0022 per share.

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To the extent that stock options or warrants are exercised, new stock options are issued under our equity incentive plan, convertible notes are converted, or we issue additional Ordinary Shares in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING

In connection with this offering, we have entered into an underwriting agreement with EF Hutton LLC (“EF Hutton”) as the representative of the underwriters named in this prospectus, with respect to the Ordinary Shares in this offering. Under the terms and subject to the conditions contained in the underwriting agreement, the representative will agree to purchase from us on a firm commitment basis the respective number of Ordinary Shares at the public price less the underwriting discounts set forth on the cover page of this prospectus, and we have agreed to sell to the underwriters, at the public offering price per shares less the underwriting discounts set forth on the cover page of this prospectus, the number of Ordinary Shares and the number of pre-funded warrants listed next to its name in the following table:

Name of Underwriter	Number of Shares	Number of Pre-Funded Warrants
EF Hutton LLC	3,462,666	8,662,000

The Ordinary Shares and pre-funded warrants sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover page of this prospectus. Any Ordinary Shares sold by the underwriters to securities dealers may be sold at a discount from the public offering price not to exceed $0.006 per share. If all of the shares are not sold at the offering price, the representative may change the offering price and the other selling terms. The representative has advised us that the underwriters do not intend to make sales to discretionary accounts.

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in compliance with Regulation M under the Exchange Act, as described below:

●	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing securities in the open market.

●	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. A naked short position occurs if the underwriters sell more securities than could be covered by the over-allotment option. This position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

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These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our shares of Common Stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Discounts and Expenses

The following table shows the underwriting discounts payable to the underwriters by us in connection with this offering:

	Per Share	Per Pre- Funded Warrant	Total
Price to the public	$0.24	0.2378	2,890,863.44
Underwriting discounts and commissions	$0.006	0.005945	72,271.59
Proceeds to us, before expenses	$0.234	0.231855	2,818,591.85

We will be also responsible for and will pay all expenses relating to the offering, including, without limitation, (a) all filing fees and expenses relating to the registration of the securities with the Commission; (b) all fees and expenses relating to the listing of the Company’s Ordinary Shares; (c) all fees, expenses and disbursements relating to the registration or qualification of the securities under the “blue sky” securities laws of such states and other jurisdictions as the representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be the underwriters’ counsel) unless such filings are not required in connection with the Company’s proposed listing on a national exchange, if applicable; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities under the securities laws of such foreign jurisdictions as the representative may reasonably designate; (e) the costs of all mailing and printing of the offering documents; (f) transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the underwriters; and (g) the fees and expenses of the Company’s accountants; (h) all filing fees and communication expenses associated with the review of this offering by FINRA; (i) other expenses, considering that a total amount of all fees and expenses including “road show,” diligence, and reasonable legal fees and disbursements for the underwriters’ counsel shall not exceed $100,000.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other websites maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriter, and should not be relied upon by investors.

Other than the prospectus in electronic or printed format, the information on the underwriters’ website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus, or the possession, circulation or distribution of this prospectus or any other material relating to us or the securities, where action for that purpose is required. Accordingly, the securities may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the securities may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

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Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax considerations generally applicable to the acquisition, ownership, and disposition of the Ordinary Shares by a “U.S. Holder.” This discussion applies only to the Ordinary Shares that are held by a U.S. Holder as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not describe all U.S. federal income tax considerations that may be relevant to a U.S. Holder in light of such U.S. Holder’s particular circumstances, nor does it address any state, local, or non-U.S. tax considerations, any non-income tax (such as gift or estate tax) considerations, the alternative minimum tax, the special tax accounting rules under Section 451(b) of the Code, the Medicare contribution tax on net investment income, or any tax consequences that may be relevant to U.S. holders that are subject to special tax rules, including, without limitation:

●	banks or other financial institutions;
●	insurance companies;
●	mutual funds;
●	pension or retirement plans;
●	S corporations;
●	broker or dealers in securities or currencies;
●	traders in securities that elect mark-to-market treatment;
●	regulated investment companies;
●	real estate investment trusts;
●	trusts or estates;
●	tax-exempt organizations (including private foundations);
●	persons that hold the Ordinary Shares as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale,” or other integrated transaction for U.S. federal income tax purposes;
●	persons that have a functional currency other than the U.S. dollar;
●	certain U.S. expatriates or former long-term residents of the United States;
●	persons owning (directly, indirectly, or constructively) 5% (by vote or value) or more of our stock;
●	persons that acquired the Ordinary Shares pursuant to an exercise of employee stock options or otherwise as compensation;
●	partnerships or other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes and investors in such entities;
●	“controlled foreign corporations” within the meaning of Section 957(a) of the Code;
●	“passive foreign investment companies” within the meaning of Section 1297(a) of the Code; and
●	corporations that accumulate earnings to avoid U.S. federal income tax.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Ordinary Shares, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership and the partner. Partnerships holding the Ordinary Shares should consult their tax advisors regarding the tax consequences in their particular circumstances.

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This discussion is based on the Code, the U.S. Treasury regulations promulgated thereunder, administrative rulings, and judicial decisions, all as currently in effect and all of which are subject to change or differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences described herein. Furthermore, there can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge the tax considerations described herein and that a court will not sustain such challenge.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the Ordinary Shares, that is, for U.S. federal income tax purposes:

●	an individual who is a U.S. citizen or resident of the United States;
●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES, PRE-FUNDED WARRANTS, WARRANTS, AND WARRANT SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

Distributions on the Ordinary Shares

Subject to the PFIC rules discussed below under “—Passive Foreign Investment Company Rules,” distributions on the Ordinary Shares generally will be taxable as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the applicable U.S. Holder’s adjusted tax basis in its Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other taxable disposition of the Ordinary Shares and will be treated as described below under “—Sale or Other Taxable Disposition of the Ordinary Shares.” The amount of any such distributions will include any amounts required to be withheld by us (or another applicable withholding agent) in respect of any non-U.S. taxes. Any such amount treated as a dividend will be treated as foreign-source dividend income. Any such dividends received by a corporate U.S. Holder generally will not qualify for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. With respect to non-corporate U.S. Holders, any such dividends generally will be taxed at currently preferential long-term capital gains rates only if (i) the Ordinary Shares are readily tradable on an established securities market in the United States or we are eligible for benefits under an applicable tax treaty with the United States, (ii) we are not treated as a PFIC with respect to the applicable U.S. Holder at the time the dividend was paid or in the preceding year, and (iii) certain holding period and other requirements are met. Any such dividends paid in a currency other than the U.S. dollar generally will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

As noted above and subject to applicable limitations, taxing jurisdictions other than the United States may withhold taxes from distributions on the Ordinary Shares, and a U.S. Holder may be eligible for a reduced rate of withholding to the extent there is an applicable tax treaty between the applicable taxing jurisdiction and the United States and/or may be eligible for a foreign tax credit against the U.S. Holder’s U.S. federal income tax liability. The foreign tax credit rules are complex and U.S. Holders should consult their tax advisers regarding the application of such rules, including the creditability of foreign taxes, in their particular circumstances.

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Sale or Other Taxable Disposition of the Ordinary Shares

Subject to the PFIC rules discussed below under “—Passive Foreign Investment Company Rules,” upon any sale or other taxable disposition of the Ordinary Shares, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of (A) the amount of cash and (B) the fair market value of any other property received in such sale or disposition and (ii) the U.S. Holder’s adjusted tax basis in the Ordinary Shares. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Ordinary Shares exceeds one year. Long-term capital gain recognized by non-corporate U.S. Holders generally will be taxed at currently preferential long-term capital gains rates. The deductibility of capital losses is subject to limitations. For foreign tax credit purposes, any such gain or loss generally will be treated as U.S. source gain or loss.

If the consideration received by a U.S. Holder upon a sale or other taxable disposition of the Ordinary Shares is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of such sale or disposition. A U.S. Holder may have foreign currency gain or loss to the extent of the difference, if any, between (i) the U.S. dollar value of such payment on the date of such sale or disposition and (ii) the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of settlement.

U.S. Holders should consult their tax advisors regarding the tax consequences of a sale or other taxable disposition of the Ordinary Shares, including the creditability of foreign taxes imposed on such sale or disposition by a taxing jurisdiction other than the United States, in their particular circumstances.

U.S. Federal Income Tax Treatment of the Company

A corporation is generally considered for U.S. federal income tax purposes to be a tax resident in the jurisdiction of its organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, the Company, which is organized under the laws of Ireland, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. Section 7874 of the Code provides an exception to this general rule (more fully discussed below), under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex and there is limited guidance regarding their application.

Under Section 7874, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, as a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if each of the following three conditions are met: (i) the non-U.S. corporation, directly or indirectly, acquires substantially all of the properties held directly or indirectly by a U.S. corporation (including through the acquisition of all of the outstanding shares of the U.S. corporation); (ii) the non-U.S. corporation’s “expanded affiliated group” does not have “substantial business activities” in the non-U.S. corporation’s country of organization or incorporation and tax residence relative to the expanded affiliated group’s worldwide activities (this test is referred to as the “substantial business activities test”); and (iii) subject to the Third Country Rule discussed below, after the acquisition, the former stockholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the shares of the non-U.S. acquiring corporation by reason of holding shares in the U.S. acquired corporation (taking into account the receipt of the non-U.S. corporation’s shares in exchange for the U.S. corporation’s shares) as determined for purposes of Section 7874 (this test is referred to as the “Ownership Test”).

For purposes of Section 7874, the first condition described above will be met with respect to the Business Combination because the Company will acquire indirectly all of the assets of Lionheart through the Business Combination, and the Company, including its “expanded affiliated group,” is not expected to satisfy the substantial business activities test upon consummation of the Business Combination. As a result, whether Section 7874 will apply to cause the Company to be treated as a U.S. corporation for U.S. federal income tax purposes following the Business Combination should depend on the satisfaction of the Ownership Test.

Based upon the terms of the Business Combination, the rules for determining share ownership under Section 7874 and the Treasury Regulations promulgated thereunder, and certain factual assumptions, Lionheart and the Company currently expect that the Section 7874 ownership percentage of the Lionheart stockholders in the Company should be less than 80%.

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Even so, Treasury Regulations promulgated under Section 7874 include a rule that generally provides that, if (i) there is an acquisition of a U.S. corporation by a non-U.S. corporation in which the Section 7874 ownership percentage is at least 60% (without the application of the Third Party Rule, as defined below), and (ii) in a related acquisition, the non-U.S. corporation acquires another non-U.S. corporation and the acquiring non-U.S. corporation is not subject to tax as a resident in the foreign country in which the acquired non-U.S. corporation was subject to tax as a resident prior to the acquisition, then stock of the acquiring non-U.S. corporation held by former stockholders of the acquired non-U.S. corporation by reason of having held stock in the acquired non-U.S. corporation is excluded in applying the Ownership Test. This rule is referred to herein as the “Third Country Rule.” If applicable, the Third Country Rule increases the Section 7874 ownership percentage and generally results in the acquiring non-U.S. corporation meeting the Ownership Test.

Because the Company acquired Security Matters PTY as part of the Business Combination, and Security Matters PTY is not subject to tax as a resident of Ireland (the country in which the Company is subject to tax as a resident), the stock of the Company held by former Security Matters PTY shareholders by reason of having held stock in Security Matters PTY is excluded from applying the Ownership Test, the Third Country Rule could apply to the Business Combination if the Section 7874 ownership percentage of Lionheart stockholders in the Company were at least 60%. Based upon the terms of the Business Combination, the rules for determining share ownership under Section 7874 and the Treasury Regulations promulgated thereunder, and certain factual assumptions, Lionheart and the Company currently expect that the Section 7874 ownership percentage of the Lionheart stockholders in the Company should be less than 60%.

Accordingly, the Company is not expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874. However, whether the Ownership Test has been satisfied must be finally determined after completion of the Business Combination, by which time there could be adverse changes to the relevant facts and circumstances. Further, for purposes of determining the ownership percentage of former Lionheart stockholders for purposes of Section 7874, former Lionheart stockholders will be deemed to own an amount of Ordinary Shares in respect to certain redemptions by Lionheart prior to the Business Combination. In addition, as discussed above, the rules for determining ownership under Section 7874 are complex, unclear and the subject of ongoing regulatory change. Accordingly, there can be no assurance that the IRS would not assert a contrary position to those described above or that such an assertion would not be sustained by a court.

If the Company were to be treated as a U.S. corporation for U.S. federal income tax purposes, it could be subject to substantial liability for additional U.S. income taxes, and the gross amount of any dividend payments to its non-U.S. holders could be subject to 30% U.S. withholding tax, depending on the application of any income tax treaty that might apply to reduce the withholding tax.

The remainder of this discussion assumes that the Company will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874.

Possible Constructive Distributions

The terms of each Parent Warrant provide for an adjustment to the number of Ordinary Shares for which the Parent Warrant may be exercised or to the exercise price of the Parent Warrant in certain events, as discussed in the section entitled “Description of Securities.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. holder of a Parent Warrant would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the holder’s proportionate interest in the Company’s assets or earnings and profits (e.g., through an increase in the number of Ordinary Shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash to the holders of the Ordinary Shares which is taxable to the U.S. holders of such shares as described under the section entitled “—Distributions on Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holder of such warrant received a cash distribution from the Company equal to the fair market value of such increased interest. The rules regarding constructive distributions are complex. U.S. holders should consult their own tax advisors regarding the application of the rules to them in light of their own circumstances.

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Passive Foreign Investment Company Rules

Generally. The treatment of U.S. holders of the Ordinary Shares could be materially different from that described above if the Company is treated as a passive foreign investment company (a “PFIC”), for U.S. federal income tax purposes. A PFIC is any foreign corporation with respect to which either: (i) 75% or more of the gross income for a taxable year constitutes passive income for purposes of the PFIC rules, or (ii) 50% or more of such foreign corporation’s assets in any taxable year (generally based on the quarterly average of the value of its assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, certain royalties and rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. The determination of whether a foreign corporation is a PFIC is based upon the composition of such foreign corporation’s income and assets (including, among others, its proportionate share of the income and assets of any other corporation in which it owns, directly or indirectly, 25% (by value) of the stock), and the nature of such foreign corporation’s activities. A separate determination must be made after the close of each taxable year as to whether a foreign corporation was a PFIC for that year. Once a foreign corporation qualifies as a PFIC it is, with respect to a shareholder during the time it qualifies as a PFIC, and subject to certain exceptions, always treated as a PFIC with respect to such shareholder, regardless of whether it satisfied either of the qualification tests in subsequent years.

Based on the projected composition of the Company’s income and assets, including goodwill, the Company does not expect to be classified as a PFIC for its taxable year that includes the date of the Business Combination. The tests for determining PFIC status are applied annually after the close of the taxable year, and it is difficult to predict accurately future income and assets relevant to this determination. The fair market value of the assets of the Company is expected to depend, in part, upon (a) the market value of the Ordinary Shares, and (b) the composition of the assets and income of the Company. Further, because the Company may value its goodwill based on the market value of the Ordinary Shares, a decrease in the market value of the Ordinary Shares and/or an increase in cash or other passive assets (including as a result of the Business Combination) would increase the relative percentage of its passive assets. Moreover, any interest income that the Company earns on its cash deposits would generally be treated as passive income and increase the risk that the Company would be treated as a PFIC. The application of the PFIC rules is subject to uncertainty in several respects and, therefore, no assurances can be provided that the IRS will not assert that the Company is a PFIC for the taxable year that includes the date of the Business Combination or in a future year.

If the Company is or becomes a PFIC during any year in which a U.S. holder holds Ordinary Shares, there are three separate taxation regimes that could apply to such U.S. holder under the PFIC rules, which are the (i) excess distribution regime (which is the default regime), (ii) mark-to-market regime and (iii) QEF regime (as defined below). A U.S. holder who holds (actually or constructively) stock in a foreign corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. federal income taxation under one of these three regimes. The effect of the PFIC rules on a U.S. holder will depend upon which of these regimes applies to such U.S. holder. However, dividends paid by a PFIC are generally not eligible for the lower rates of taxation applicable to qualified dividend income (“QDI”) under any of the foregoing regimes.

Excess Distribution Regime. If a U.S. holder does not make a mark-to-market election, as described below, the U.S. holder will be subject to the default “excess distribution regime” under the PFIC rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of Ordinary Shares, and (ii) any “excess distribution” received on Ordinary Shares (generally, any distributions in excess of 125% of the average of the annual distributions on Ordinary Shares during the preceding three years or the U.S. holder’s holding period, whichever is shorter). Generally, under this excess distribution regime:

●	the gain or excess distribution will be allocated ratably over the period during which the U.S. holder held Ordinary Shares;

●	the amount allocated to the current taxable year, will be treated as ordinary income; and

●	the amount allocated to prior taxable years will be subject to the highest tax rate in effect for that taxable year, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

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The tax liability for amounts allocated to years prior to the year of disposition or excess distribution will be payable generally without regard to offsets from deductions, losses and expenses. In addition, gains (but not losses) realized on the sale of Ordinary Shares cannot be treated as capital gains, even if you hold the shares as capital assets. Further, no portion of any distribution will be treated as QDI.

Mark-to-Market Regime. Alternatively, a U.S. holder may make an election to mark marketable shares in a PFIC to market on an annual basis. PFIC shares generally are marketable if: (i) they are “regularly traded” on a national securities exchange that is registered with the Securities and Exchange Commission or on the national market system established under Section 11A of the Securities Exchange Act of 1934; or (ii) they are “regularly traded” on any exchange or market that the Treasury Department determines to have rules sufficient to ensure that the market price accurately represents the fair market value of the stock. It is expected that Ordinary Shares, which are expected to be listed on Nasdaq, will qualify as marketable shares for the PFIC rules purposes, but there can be no assurance that Ordinary Shares will be “regularly traded” for purposes of these rules. Pursuant to such an election, a U.S. holder would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. A U.S. holder may treat as ordinary loss any excess of the adjusted basis of the stock over its fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the election in prior years. A U.S. holder’s adjusted tax basis in the PFIC shares will be increased to reflect any amounts included in income, and decreased to reflect any amounts deducted, as a result of a mark-to-market election. Any gain recognized on a disposition of Ordinary Shares will be treated as ordinary income and any loss will be treated as ordinary loss (but only to the extent of the net amount of income previously included as a result of a mark-to-market election). A mark-to-market election only applies for the taxable year in which the election was made, and for each subsequent taxable year, unless the PFIC shares ceased to be marketable or the IRS consents to the revocation of the election. U.S. holders should also be aware that the Code and the Treasury Regulations do not allow a mark-to-market election with respect to stock of lower-tier PFICs that is non-marketable. There is also no provision in the Code, Treasury Regulations or other published authority that specifically provides that a mark-to-market election with respect to the stock of a publicly traded holding company (such as the company) effectively exempts stock of any lower-tier PFICs from the negative tax consequences arising from the general PFIC rules. U.S. holders should consult their own tax advisors to determine whether the mark-to-market tax election is available to them and the consequences resulting from such election. In addition, U.S. holders of Public Warrants will not be able to make a mark-to-market election with respect to their Public Warrants.

QEF Regime. Alternatively, a U.S. holder of a PFIC may avoid the adverse PFIC tax consequences described above in respect of stock of the PFIC (but not warrants) by making and maintaining a timely and valid qualified electing fund (“QEF”) election (if eligible to do so) to include in income its pro rata share of the PFIC’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the first taxable year of the U.S. Holder in which or with which the PFIC’s taxable year ends and each subsequent taxable year. In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from the PFIC. The company does not presently intend to provide a PFIC Annual Information Statement in order for U.S. Holders to make or maintain a QEF election. However, as described above, the company does not expect to be classified as a PFIC for the taxable year that includes the Business Combination.

PFIC Reporting Requirements. A U.S. holder of Ordinary Shares will be required to file an annual report on IRS Form 8621 containing such information with respect to its interest in a PFIC as the IRS may require. Failure to file IRS Form 8621 for each applicable taxable year may result in substantial penalties and result in the U.S. holder’s taxable years being open to audit by the IRS until such Forms are properly filed.

Additional Reporting Requirements

Certain U.S. holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 to their tax return, for each year in which they hold Ordinary Shares. Substantial penalties apply to any failure to file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not willful neglect. Also, in the event a U.S. holder does not file IRS Form 8938 or fails to report a specified foreign financial asset that is required to be reported, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. holder for the related taxable year may not close before the date which is three years after the date on which the required information is filed. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of Ordinary Shares.

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Certain U.S. holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property to the company. Substantial penalties may be imposed on a U.S. holder that fails to comply with this reporting requirement and the statute of limitations on the assessment and collection of U.S. federal income taxes will be extended in the event of any such failure to comply.

Non-U.S. Holders

This section applies to non-U.S. holders. For purposes of this discussion, a “non-U.S. holder” means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of Ordinary Shares or Public Warrants that is not a U.S. holder, including:

●	a nonresident alien individual, other than certain former citizens and residents of the United States;

●	a foreign corporation; or

●	a foreign estate or trust;

but, generally, does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition.

Ownership and Disposition of Ordinary Shares and Public Warrants by Non-U.S. Holders. A non-U.S. holder of Ordinary Shares will generally not be subject to U.S. federal income tax or, subject to the discussion below under “—Information Reporting and Backup Withholding,” U.S. federal withholding tax on any dividends received on Ordinary Shares or any gain recognized on a sale or other disposition of Ordinary Shares (including, any distribution to the extent it exceeds the adjusted basis in the non-U.S. holder’s Ordinary Shares) unless the dividend or gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States. In addition, special rules may apply to a non-U.S. holder that is an individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met. Such holders should consult their own tax advisors regarding the U.S. federal income tax consequences of the sale or disposition of Ordinary Shares.

Dividends and gains that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. holder and, in the case of a non-U.S. holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a Public Warrant, or the lapse of a Public Warrant held by a non-U.S. holder generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “—Exercise or Lapse of a Public Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a non-U.S. holder’s gain on the sale or other disposition of the Ordinary Shares and Public Warrants.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. holder’s broker) or is otherwise subject to backup withholding. U.S. Holders may be subject to information reporting to the IRS and possible U.S. backup withholding with respect to their Ordinary Shares, Pre-Funded Warrants, Warrants and Warrant Shares. U.S. holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

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Information returns may be filed with the IRS in connection with, and non-U.S. holders may be subject to backup withholding on amounts received in respect of their Company Public Shares, Company Public Warrants or their Ordinary Shares, unless the non-U.S. holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the non-U.S. holder otherwise establishes an exemption. Dividends paid with respect to Ordinary Shares and proceeds from the sale of other disposition of Ordinary Shares and other securities received in the United States by a non-U.S. holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such non-U.S. holder provides proof of an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the holder’s U.S. federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

FATCA

Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose U.S. federal withholding tax of 30% on certain withholdable payments to a “foreign financial institution” (as defined in the Code) (an “FFI”) unless the FFI (1) enters into an agreement with the IRS (or is subject to an applicable intergovernmental agreement) to withhold on certain payments and to collect and provide to the IRS (or local revenue authorities, as required under an applicable intergovernmental agreement) information regarding United States persons who hold accounts with the FFI and its affiliates (including certain foreign entities owned by United States persons), and (2) provides the payor with a properly completed IRS Form W-8BEN-E to document its status or the FFI otherwise qualifies for an exemption. This IRS Form W-8BEN-E must include the FFI’s Global Intermediary Identification Number, which is obtained by registering with the IRS.

FATCA may also impose a 30% withholding tax on withholdable payments to a “non-financial foreign entity” (as defined in the Code) unless the entity provides the withholding agent with a properly completed IRS Form W-8BEN-E certifying that it does not have any “substantial United States owners” (as defined in the Code) or identifying its direct and indirect substantial United States owners or the entity otherwise qualifies for an exemption.

For purposes of FATCA, “withholdable payments” generally include U.S.-source payments otherwise subject to non-resident withholding tax (e.g., U.S. source interest or dividends), and, subject to the proposed Treasury regulations discussed below, payments of gross proceeds from the sale or other disposition of any property of a type that can produce U.S. source interest or dividends (e.g., retirements and redemptions of indebtedness, sales of securities, or redemptions of stock in a U.S. corporation), even if the payment would otherwise not be subject to U.S. non-resident withholding tax (e.g., because it is capital gain).

While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of property, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may (but are not required to) rely on these proposed Treasury regulations until final Treasury regulations are issued. Redeeming non-U.S. holders are encouraged to consult with their own tax advisors regarding the possible application of FATCA to redemptions of Company Public Shares.

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CERTAIN MATERIAL IRISH TAX CONSIDERATIONS TO NON-IRISH HOLDERS

Scope

The following is a summary of the anticipated material Irish tax consequences of the acquisition, ownership and disposal of Ordinary Shares and pre-funded warrants covered by this offering. The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners in effect on the date of this prospectus and confirmations which have been received from the Irish Revenue Commissioners. Changes in law and/or administrative practice may result in a change in the tax consequences described below, possibly with retrospective effect.

A “Non-Irish Holder” is an individual who beneficially owns, that is neither a resident nor ordinarily resident in Ireland for Irish tax purposes and does not hold their Ordinary Shares and / or pre-funded warrants (as applicable), in connection with a trade carried on by such person through an Irish branch or agency.

This summary does not constitute tax advice and is intended only as a general guide. The summary is not exhaustive and securityholders should consult their tax advisors about the Irish tax consequences (and tax consequences under the laws of other relevant jurisdictions) of the acquisition, ownership and disposal of Ordinary Shares and / or pre-funded warrants (as applicable). The summary applies only to Non-Irish Holders who own their Ordinary Shares and / or pre-funded warrants as capital assets and does not apply to other categories of Non-Irish Holders, such as dealers in securities, trustees, insurance companies, collective investment schemes and Non-Irish Holders who acquired, or are deemed to have acquired, their Ordinary Shares and / or pre-funded warrants by virtue of an Irish office or employment (performed or carried on to any extent in Ireland).

Irish Tax on Chargeable Gains (Irish CGT)

The current rate of tax on chargeable gains (where applicable) in Ireland is 33%.

Non-Irish Holders will not be within the territorial scope of a charge to Irish CGT on a disposal of Ordinary Shares, provided that such Ordinary Shares neither (a) were used in or for the purposes of a trade carried on by such Non-Irish Holder through an Irish branch or agency, nor (b) were used, held or acquired for use by or for the purposes of an Irish branch or agency.

Non-Irish Holders will not be within the territorial scope of a charge to Irish CGT on a disposal of pre-funded warrants, provided that such pre-funded warrants (a) were not used in or for the purposes of a trade carried on by such Non-Irish Holder through an Irish branch or agency, (b) were not used, held or acquired for use by or for the purposes of an Irish branch or agency, and (c) do not derive their value or more than 50 per cent. of their value from Irish real estate, mineral rights or exploration rights.

Stamp Duty

The rate of stamp duty (where applicable) on transfers of shares or warrants of Irish incorporated companies is 1% of the greater of the price paid or market value of the shares or warrants acquired. Where Irish stamp duty arises it is generally a liability of the transferee. However, in the case of a gift or transfer at less than fair market value, all parties to the transfer are jointly and severally liable.

A transfer of pre-funded warrants will be subject to Irish stamp duty at a rate of 1% of the higher of consideration paid or the market value of the pre-funded warrant transferred unless an exemption applies.

Irish stamp duty may be payable in respect of transfers of the Ordinary Shares, depending on the manner in which the Ordinary Shares are held. The Company entered into arrangements with the Depository Trust Company (“DTC”) to allow the Ordinary Shares to be settled through the facilities of DTC.

Ordinary Shares Held Through DTC

The Irish Revenue Commissioners have confirmed to the Company that transfers of Ordinary Shares effected by means of the transfer of book entry interests in DTC will not be subject to Irish stamp duty.

Ordinary Shares Held Outside of DTC or Transferred Into or Out of DTC

A transfer of Ordinary Shares where any party to the transfer holds such Ordinary Shares outside of DTC will be subject to Irish stamp duty at a rate of 1% of the higher of consideration paid or the market value of the Ordinary Shares transferred unless an exemption applies.

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Holders of Ordinary Shares wishing to transfer their Ordinary Shares into (or out of) DTC may do so without giving rise to Irish stamp duty provided that:

●	there is no change in the beneficial ownership of such shares as a result of the transfer; and

●	the transfer into (or out of) DTC is not effected in contemplation of a sale of such shares or warrants by a beneficial owner to a third party.

Withholding Tax on Dividends (DWT)

Distributions made by the Company will, in the absence of one of many exemptions, be subject to DWT, currently at a rate of 25%.

For DWT and Irish income tax purposes, a distribution includes any distribution that may be made by the Company to holders of Ordinary Shares and / or pre-funded warrants, including cash dividends, non-cash dividends and additional stock taken in lieu of a cash dividend. Where an exemption from DWT does not apply in respect of a distribution made to a holder of Ordinary Shares and / or pre-funded warrants (as applicable), the Company is responsible for withholding DWT prior to making such distribution.

General Exemptions

Irish domestic law provides that a non-Irish resident holder of Ordinary Shares and / or pre-funded warrants (as applicable) is not subject to DWT on distributions received from the Company if such holder is beneficially entitled to the distribution and is either:

●	a person (not being a company) resident for tax purposes in a Relevant Territory (including the United States) and is neither resident nor ordinarily resident in Ireland (for a List of Relevant Territories for DWT purposes see Exhibit 99.1 to the Registration Statement on Form F-1 to which this prospectus forms a part);

●	a company resident for tax purposes in a Relevant Territory, provided such company is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

●	a company that is controlled, directly or indirectly, by persons resident in a Relevant Territory and who is or are (as the case may be) not controlled by, directly or indirectly, persons who are not resident in a Relevant Territory;

●	a company whose principal class of shares (or those of its 75% direct or indirect parent) is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange either in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

●	a company that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance;

and provided, in all cases noted above (but subject to “—Shares Held by U.S. Resident Shareholders” below), the Company or, in respect of Ordinary Shares held through DTC, any qualifying intermediary appointed by the Company, has received from the holder of such Ordinary Shares and / or pre-funded warrant (as applicable), where required, the relevant DWT Forms prior to the payment of the distribution. In practice, in order to ensure sufficient time to process the receipt of relevant DWT Forms in the case of holdings of Ordinary Shares, the holders of Ordinary Shares, where required, should furnish the relevant DWT Form to:

●	its broker (and the relevant information is further transmitted to any qualifying intermediary appointed by the Company) before the record date for the distribution (or such later date before the distribution payment date as may be notified to the holder of Ordinary Shares by the broker) if its Ordinary Shares are held through DTC; or

●	the Company’s transfer agent before the record date for the distribution if its Ordinary Shares are held outside of DTC.

111

Links to the various DWT Forms are available at: http://www.revenue.ie/en/tax/dwt/forms/index.html. The information on such website does not constitute a part of, and is not incorporated by reference into, this prospectus.

For non-Irish resident holders of Ordinary Shares and / or pre-funded warrants (as applicable) that cannot avail themselves of one of Ireland’s domestic law exemptions from DWT, it may be possible for such holder of Ordinary Shares and / or pre-funded warrants (as applicable) to rely on the provisions of a double tax treaty to which Ireland is party to reduce the rate of DWT.

Ordinary Shares Held by U.S. Resident Shareholders

Distributions paid in respect of Ordinary Shares that are owned by a U.S. resident and held through DTC will not be subject to DWT provided the address of the beneficial owner of such Ordinary Shares in the records of the broker holding such Ordinary Shares is in the United States (and such broker has further transmitted the relevant information to a qualifying intermediary appointed by the Company). It is strongly recommended that such holders of Ordinary Shares ensure that their information is properly recorded by their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by the Company).

Distributions paid in respect of Ordinary Shares that are held outside of DTC and are owned a U.S. resident will not be subject to DWT if such holder of Ordinary Shares provides a completed IRS Form 6166 or a valid DWT Form to the Company’s transfer agent to confirm its U.S. residence and claim an exemption. It is strongly recommended that such holders provide the appropriate completed IRS Form 6166 or DWT Form to the Company’s transfer agent as soon as possible after receiving their Ordinary Shares.

If any holder of Ordinary Shares that is resident in the United States receives a distribution from which DWT has been withheld, the holder of Ordinary Shares should generally be entitled to apply for a refund of such DWT from the Irish Revenue Commissioners, provided the holder of Ordinary Shares is beneficially entitled to the distribution.

Ordinary Shares Held by Residents of Relevant Territories Other Than the United States

Holders of Ordinary Shares who are residents of Relevant Territories, other than the United States, must satisfy the conditions of one of the exemptions referred to above under the heading “—General Exemptions”, including the requirement to furnish valid DWT Forms, in order to receive distributions without suffering DWT. If such holders of Ordinary Shares hold their Ordinary Shares through DTC, they must provide the appropriate DWT Forms to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by the Company) before the record date for the distribution (or such later date before the distribution payment date as may be notified to holder of Ordinary Shares by the broker). If such holders of Ordinary Shares hold their Ordinary Shares outside of DTC, they must provide the appropriate DWT Forms to the Company’s transfer agent before the record date for the distribution.

If any holder of Ordinary Shares who is resident in a Relevant Territory receives a distribution from which DWT has been withheld, the holder of Ordinary Shares may be entitled to a refund of DWT from the Irish Revenue Commissioners provided the holder of Ordinary Shares is beneficially entitled to the distribution.

Securities Held by Other Persons

Holders of Ordinary Shares and / or pre-funded warrants (as applicable) that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT and should provide the applicable DWT Form to confirm its entitlement to such an exemption in advance of payment of any distributions. If any holders of Ordinary Shares and / or pre-funded warrants (as applicable) are exempt from DWT, but receive distributions subject to DWT, such holders of Ordinary Shares and / or pre-funded warrants (as applicable) may apply for refunds of such DWT from the Irish Revenue Commissioners.

Distributions paid in respect of Ordinary Shares held through DTC that are owned by a partnership formed under the laws of a Relevant Territory and where all the underlying partners are resident in a Relevant Territory will be entitled to exemption from DWT if all of the partners complete the appropriate DWT Forms and provide them to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by the Company) before the record date for the distribution (or such later date before the distribution payment date as may be notified to the holder of Ordinary Shares by the broker). If any partner is not a resident of a Relevant Territory, no part of the partnership’s position is entitled to exemption from DWT.

112

Qualifying Intermediary

Prior to paying any distribution on its Ordinary Shares, the Company will put in place an agreement with an entity that is recognized by the Irish Revenue Commissioners as a “qualifying intermediary,” which will provide for certain arrangements relating to distributions in respect of Ordinary Shares that are held through DTC, which are referred to as the “Deposited Securities.” The agreement will provide that the qualifying intermediary shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution with respect to the Deposited Securities after the Company delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.

The Company will rely on information received directly or indirectly from its qualifying intermediary, brokers and its transfer agent in determining where holders of Ordinary Shares and / or pre-funded warrants (as applicable) reside, whether they have provided the required U.S. tax information and whether they have provided the required DWT Forms. Holders of Ordinary Shares and / or pre-funded warrants (as applicable) that are required to file DWT Forms in order to receive distributions free of DWT should note that such forms are generally valid, subject to a change in circumstances, until December 31 of the fifth year after the year in which such forms were completed.

Additional anti-avoidance measures

Additional withholding measures will apply to payments of distributions on Ordinary Shares and / or the pre-funded warrants (as applicable) with effect from 1 April 2024. Notwithstanding the above stated exemptions, payments of distributions to associated entities in jurisdictions that are on the EU list of non-cooperative jurisdictions or zero-tax jurisdictions may be subject to DWT on payment following that date. Association for these purposes generally means a 50% ownership connection (assessed on the basis of share ownership, voting power or entitlement to profits on a distribution) or the ability to control the board of directors.

Income Tax on Dividends Paid

Irish income tax may arise for certain persons in respect of distributions received from Irish resident companies.

A Non-Irish Holder that is entitled to an exemption from DWT will generally have no Irish income tax or universal social charge liability on a distribution from the Company. A Non-Irish Holder that is not entitled to an exemption from DWT, and therefore is subject to DWT, generally will have no additional Irish income tax liability or liability to universal social charge. The DWT deducted by the Company discharges the Irish income tax liability and liability to universal social charge.

Capital Acquisitions Tax (CAT)

CAT comprises principally gift tax and inheritance tax on property situated in Ireland for CAT purposes or otherwise within the territorial scope of CAT. CAT could apply to a gift or inheritance of the Ordinary Shares and / or pre-funded warrants (as applicable) because the Ordinary Shares and pre-funded warrants should be regarded as property situated in Ireland for CAT purposes. The person who receives the gift or inheritance has primary liability for CAT.

CAT is currently levied at a rate of 33% on the value of any taxable gift or inheritance above certain tax-free thresholds. The appropriate tax-free threshold depends upon (1) the relationship between the donor and the donee and (2) the aggregation of the values of previous taxable gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT, as are gifts to certain charities. Children have a lifetime tax-free threshold of €335,000 in respect of taxable gifts or inheritances received from their parents. There is also a “small gift exemption” from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation. This exemption does not apply to an inheritance.

THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY AND ARE NOT INTENDED TO PROVIDE ANY DEFINITIVE TAX REPRESENTATIONS TO HOLDERS. EACH SECURITYHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SECURITYHOLDER.

EXPENSES RELATED TO THE OFFERING

U.S. dollar
SEC Registration Fee	$420.66
FINRA Filing Fee	$927.50
Legal Fees and Expenses	$145,000.00
Accounting Fees and Expenses	$7,000.00
Printing Expenses	$5,000.00
Miscellaneous Expenses	$3,651.84
Total	$162,000.00

113

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

The Company is incorporated in Ireland and conducts a majority of its operations through its subsidiary, Security Matters PTY, located outside the United States. The majority of the Company’s assets are located outside the United States. A majority of the Company’s officers reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against the Company or against these individuals outside of the United States in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws outside of the United States could render you unable to enforce a judgment against the Company’s assets or the assets of the Company’s officers.

LEGAL MATTERS

The validity of our Ordinary Shares has been passed upon by Arthur Cox LLP, Irish counsel to the Company. Lucosky Brookman LLP has acted as counsel for the underwriter in connection with certain legal matters related to this offering.

EXPERTS

The consolidated financial statements of Security Matters PTY (formerly Security Matters Limited) as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, included in this Registration Statement on Form F-1 have been so included in reliance on the report of BDO Ziv Haft, an independent registered public accounting firm, appearing elsewhere herein and in this registration statement, given on the authority of said firm as experts in auditing and accounting.

The financial statements of the Company as of December 31, 2022 and July 1, 2022 (inception), included in this Registration Statement on Form F-1 have been so included in reliance on the report of BDO Ziv Haft, an independent registered public accounting firm, appearing elsewhere herein and in this registration statement, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act with respect to the Ordinary Shares offered in this prospectus.

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and our securities offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at https://smx.tech. We will make available on our website, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

114

INDEX TO FINANCIAL STATEMENTS

SECURITY MATTERS LIMITED

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

F-1

SECURITY MATTERS LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022 AND 2021

The amounts are stated in thousands of U.S. Dollars

F-2

Report of Independent Registered Public Accounting Firm

to the Shareholders of

Security Matters Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Security Matters Limited and subsidiaries (the “Company”) as of December 31, 2022, and 2021, the related consolidated statements of comprehensive loss, changes in equity, and cash flows for each of the three years in the period ended December 31, 2022, and the related notes (collectively, the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and 2021, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2022, in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Tel-Aviv, Israel	/s/ Ziv Haft
April 25, 2023 We have served as the Company’s auditor since 2022	Certified Public Accountants (Isr.)
BDO Member Firm

F-3

SECURITY MATTERS LIMITED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

		December 31, 2022	December 31, 2021
	Note	US$ in thousands, except per share data
Current assets
Cash and cash equivalents		1,398	4,171
Other current assets	4	3,673	920
Total current assets		5,071	5,091
Non-current assets
Property and equipment, net	5	969	1,192
Intangible assets, net	8	5,027	3,908
Investment in associated companies	7	221	147
Total non-current assets		6,217	5,247

Total assets		11,288	10,338

Current liabilities
Trade payables		2,972	916
Lease liabilities	9	30	37
Other payables	10	650	673
Convertible note	6	563	—
Borrowings from related parties	11	710	270
Total current liabilities		4,925	1,896
Non-current liabilities
Lease liabilities	9	440	466
Bridge loans and derivative financial liabilities	12	3,682	—
Other liabilities	19	85	85
Total non-current liabilities		4,207	551

Total liabilities		9,132	2,447

Equity
Issued capital	13	—	—
Additional paid-in capital	13	32,713	31,504
Foreign currency translation		(537)	223
Accumulated losses		(30,020)	(23,836)
Total equity		2,156	7,891
Total liabilities and equity		11,288	10,338

/s/ Limor Moshe Lotker	/s/ Haggai Alon	April 25, 2023
Limor Moshe Lotker Chief Financial Officer	Haggai Alon Chief Executive Officer	Date of approval of financial statements

The accompanying notes are an integral part of the financial statements.

F-4

SECURITY MATTERS LIMITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

		December 31, 2022	December 31, 2021	December 31, 2020
	Note	US$ in thousands
Revenue		—	—	13
Cost of sales		—	—	10
Gross profit		—	—	3
Research and development expenses, net	14	1,898	2,039	1,689
Selling and marketing expenses		569	453	427
General and administrative expenses	15	2,723	2,482	2,447
Operating loss		(5,190)	(4,974)	(4,560)
Finance expenses		1,128	101	79
Finance income		28	237	67
Share of net profit (loss) of associated companies	7	106	(101)	(1)
Loss before income tax		(6,184)	(4,939)	(4,573)
Income tax	16	—	—	—
Loss after income tax for the year attributable to shareholders		(6,184)	(4,939)	(4,573)

Other comprehensive income (loss):
Items that will not be reclassified to profit or loss:
Foreign currency translation		(522)	(7)	388

Items that will or may be reclassified to profit or loss:
Exchange gains arising on translation of foreign operations		(238)	(375)	—
Other comprehensive income (loss), net of tax		(760)	(382)	388

Total comprehensive loss		(6,944)	(5,321)	_(4,185)
Loss per share attributable to shareholders

Basic and diluted loss per share attributable to shareholders	17	(0.04)	(0.03)	(0.04)

The accompanying notes are an integral part of the consolidated financial statements.

F-5

SECURITY MATTERS LIMITED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Issued capital	Additional paid-in capital	Foreign currency translation	Accumulated loss	Total equity
	US$ in thousands
Balance as of January 1, 2022	—	31,504	223	(23,836)	7,891
Comprehensive loss
Loss after income tax for the year	—	—	—	(6,184)	(6,184)
Other comprehensive loss for the year	—	—	(760)	—	(760)
Total comprehensive loss for the year	—		(760)	(6,184)	(6,944)

Issuance of shares, net	—	182	—	—	182
Share-based compensation	—	306	—	—	306
Issuance of options to acquire intangible asset	—	721	—	—	721

Balance as of December 31, 2022	—	32,713	(537)	(30,020)	2,156

The accompanying notes are an integral part of the consolidated financial statements.

F-6

SECURITY MATTERS LIMITED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Issued capital	Additional paid-in capital	Foreign currency translation	Accumulated loss	Total equity
	US$ in thousands
Balance as of January 1, 2021	—	24,733	605	(18,897)	6,441
Comprehensive loss
Loss after income tax for the year	—	—	—	(4,939)	(4,939)
Other comprehensive loss for the year	—	—	(382)	—	(382)
Total comprehensive loss for the year	—	—	(382)	(4,939)	(5,321)

Issuance of shares, net	—	5,892	—	—	5,892
Exercise of warrants	—	395	—	—	395
Share-based compensation	—	484	—	—	484

Balance as of December 31, 2021	—	31,504	223	(23,836)	7,891

The accompanying notes are an integral part of the consolidated financial statements.

F-7

SECURITY MATTERS LIMITED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Issued capital	Additional paid-in capital	Foreign currency translation	Accumulated loss	Total equity
	US$ in thousands
Balance as of January 1, 2020	—	17,357	217	(14,324)	3,250
Comprehensive loss
Loss after income tax for the year	—	—	—	(4,573)	(4,573)
Other comprehensive income for the year	—	—	388	—	388
Total comprehensive loss for the year	—	—	388	(4,573)	(4,185)

Issuance of shares, net	—	6,857	—	—	6,857
Exercise of warrants	—	—	—	—	—
Share-based compensation	—	519	—	—	519

Balance as of December 31, 2020	—	24,733	605	(18,897)	6,441

The accompanying notes are an integral part of the consolidated financial statements.

F-8

SECURITY MATTERS LIMITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31, 2022	Year ended December 31, 2021	Year ended December 31, 2020
	US$ in thousands
Cash flows from operating activities:
Loss before tax for the year	(6,184)	(4,939)	(4,573)
Share based compensation	252	431	483
Increase in other current assets	(2,936)	(463)	(162)
Depreciation and amortization	290	315	219
Increase in trade payables	2,217	401	323
Increase in other payables	114	60	150
Increase (decrease) in other liabilities	17	(3)	(15)
Change in fair value of financial liabilities	387	-	-
Decrease in provision	-	-	(6)
Interest on leases	51	47	29
Provision of borrowing to related parties	621	89	-
Share in (earnings) losses of associated companies, net	(106)	101	1
Issuance of shares for directors	54	53	36
Net cash flow used in operating activities	(5,223)	(3,908)	(3,515)

Cash flows from investing activities:
Purchase of property, plant and equipment	(152)	(297)	(235)
Capitalized development cost	(975)	(1,468)	(723)
Net cash flow used in investing activities	(1,127)	(1,765)	(958)

Cash flows from financing activities:
Payments of borrowings to related parties	(172)	(103)	(144)
Payment of lease liabilities	(55)	(98)	(12)
Exercise of warrants	-	395	-
Proceeds from issuance of convertible notes	581	-	-
Proceeds from issuance of shares, net	182	5,892	6,857
Proceeds from bridge loans and warrants	3,310	32	-
Net cash flow from financing activities	3,846	6,118	6,701

Increase (decrease) in cash and cash equivalents	(2,504)	445	2,228
Cash and cash equivalents at beginning of year	4,171	4,341	1,708
Exchange rate differences on cash and cash equivalent	(269)	(615)	405
Cash and cash equivalents at end of year	1,398	4,171	4,341

The accompanying notes are an integral part of the consolidated financial statements.

F-9

SECURITY MATTERS LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except per share data)

NOTE 1 – GENERAL:

A.	Security Matters Limited (“Security Matters” or the “Company”, and together with its subsidiaries, the “Group”) was incorporated in May 2018 under Australian law. Security Matters’ registered address is Mespil Business Center, Mespil House, Sessex Road, Dublin 4, Ireland, D04 T4A6.

The Group engages in research and development to permanently and irrevocably “mark” any object either solid, liquid or gas, allowing identification, circularity, proof of authenticity, tracking supply chain movements and quality assurance for countless products in virtually every industry.

Security Matters’ technology comprises a chemical-based hidden “barcode” system, alongside a unique “reader” to identify these codes, and a blockchain record to store and protect ownership data. Security Matters offers a business-to-business (B2B), “white-label” solution that serves market leaders’ needs for authentication, supply chain integrity and quality assurance.

B.	On March 7, 2023 the business combination (the “Business Combination”) with Lionheart III Corp (“Lionheart”) was completed, following that a newly-formed parent company – SMX (Security Matters) Public Limited Company (“SMX PLC”), (formerly called Empatan Public Limited Company) is listed in the NASDAQ stock exchange under the ticker SMX.

On July 26, 2022, the Company and Lionheart, a publicly traded special purpose acquisition company (SPAC), entered into a business combination agreement (“BCA”) and accompanying scheme implementation deed (“SID”). Under the BCA, the existing Lionheart stockholders receiving SMX PLC Shares and warrants in exchange for their existing Lionheart shares and warrants and all shares in the Company being cancelled in return for SMX PLC shares and resulting in the Company becoming a wholly owned subsidiary of SMX PLC.

The Business Combination resulted in 97.58% redemption and with 3,061 remaining funds in the trust account. The transaction cost amounted to 17,300.

C.	During the 12 months ended December 31, 2022, the Company incurred operating losses and negative cash flows from operating activities. The Company has not yet generated significant revenues. As discussed in Note 12, during the fourth quarter of 2022 the Company entered into binding loan agreements with existing shareholders. As discussed in Note 24 (4), the Company executed an equity line agreement. The Company has also the ability to decrease its expenses in order to meet its existing cash flow streams. Management believes that the proceeds from the recent funding agreements, combined with its cash on hand, equity line and the Company’s plans, are sufficient to meet the Company’s obligations as they come due in the foreseeable future. There are no assurances, however, that the Company will be able to obtain an adequate level of financial resources that are required for its long-term business plan.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES:

The significant accounting policies followed in the preparation of the financial statements, on a consistent basis, are:

Basis of preparation

These financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (“IASB”). The financial statements have been prepared under the historical cost convention except for certain financial liabilities which are measured at fair value until conversion. The Company has elected to present the statement of comprehensive income using the function of expense method.

Principles of consolidation

The consolidated financial statements incorporate the assets and liabilities of all subsidiaries of Security Matters Limited as of December 31, 2022 and 2021 and the results of all subsidiaries for the three years in the period then ended. Security Matters Limited and its subsidiaries together are referred to in these financial statements as the Group or the “consolidated entity”.

Subsidiaries are all those entities over which the Company has control. The Company controls an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power to direct the activities of the entity. Subsidiaries are fully consolidated from the date on which control is obtained by the Company and until the date that control is lost.

Intercompany transactions between entities in the consolidated entity are eliminated. Unrealized losses are also eliminated unless the transaction provides evidence of the impairment of the asset transferred.

Accounting Estimates and Assumptions

The preparation of the consolidated financial statements requires management to make estimates and assumptions that have an effect on the application of the accounting policies and on the reported amounts of assets, liabilities and expenses. These estimates and underlying assumptions are reviewed regularly. Changes in accounting estimates are reported in the period of the change in estimate. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements, are disclosed in note 3.

Cash and cash equivalents

Cash equivalents are considered by the Group to be highly liquid investments, including, inter alia, short-term deposits with banks and the maturity of which do not exceed three months at the time of deposit, and which are not restricted.

F-10

SECURITY MATTERS LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONT.):

Foreign currency

The consolidated financial statements are prepared in US Dollars which is the presentation currency of the Group. Security Matters Limited’s functional currency is Australian Dollars.

The functional currency of Security Matters Ltd. (Israel) is New Israeli Shekels. The functional currency of Security Matters Canada Ltd. Is Canadian Dollars. The functional currency of Security Matters France Ltd. Is Euro. The functional currency of SMX Beverages Pty Ltd. Is Australian Dollars.

Transactions and balances in foreign currencies are converted into US Dollars in accordance with the principles set forth by International Accounting Standard (IAS) 21 (“The Effects of Changes in Foreign Exchange Rates”). Accordingly, transactions and balances have been converted as follows:

●	Assets and liabilities – at the rate of exchange applicable at the reporting date;
●	Expense items – at annual average rate at the statements of financial position date.
●	Share capital, capital reserve and other capital movement items were at rate of exchange as of the date of recognition of those items.
●	Accumulated deficit was based on the opening balance for the beginning of the reporting period in addition to the movements mentioned above.
●	Exchange gains and losses from the aforementioned conversion are recognized in the statement of other comprehensive lose in Foreign Currency Translation Reserve.

Investments in associated companies

Investments in associated companies are accounted under the equity method and are initially recognized at cost. The investment’s cost includes transaction costs. The consolidated financial statements include the Group’s share in net income or loss, in other comprehensive income or loss, and in the net assets of associated companies accounted by the equity method from the date when significant influence or joint control materialized, until the date on which the conditions for significant influence or joint control are no longer met.

Losses of an associate in amounts which exceed its equity are recognized by the Company to the extent of its investment in the associate plus any losses that the Company may incur as a result of a guarantee or other financial support provided in respect of the associate.

Loss per share

Basic loss per share

Basic loss per share is calculated by dividing the net loss attributable to the owners of Security Matters Limited, by the weighted average number of ordinary shares outstanding during the financial year, adjusted for bonus elements in ordinary shares issued during the financial year.

Diluted earnings per share

Potential ordinary shares are included in the computation of diluted earnings per share when their conversion decreases earnings per share. Potential Ordinary shares that are converted during the period are included in diluted earnings per share only until the conversion date and from that date in basic earnings per share.

Governmental grants

Government grants received for the use of research and development activities, for which the Group undertook to pay royalties to the state, contingent on future sales arising from this financing, were treated as forgivable loans. The grant was recognized as a liability in the financial statements, except when there is reasonable assurance that the Group will comply with the conditions for the forgiveness of the loan, then it would be recognized as a government grant. When the loan bears a below-market rate of interest, the liability is recognized at its fair value in accordance with the market interest rate prevailing at the time of receiving the grant. The difference between the consideration received and the liability recognized at inception was treated as a government grant and recognized as a reimbursement of research expenses. The repayment of the liability to the state is reviewed every reporting period, with changes in the liability resulting from a change in the expected royalties recognized in profit or loss.

F-11

SECURITY MATTERS LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONT.):

Fair value measurement

Fair value is the price that would be received when selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:

A.	In the principal market for the asset or liability; or
B.	In the absence of a principal market, in the most advantageous market for the asset or liability.

The principal or the most advantageous market must be accessible to the Group.

The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

Classification of financial instruments by fair value hierarchy

The financial instruments presented in the statements of financial position at fair value are grouped into classes with similar characteristics using the following fair value hierarchy which is determined based on the source of input used in measuring fair value:

Level 1	-	Quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2	-	Inputs other than quoted prices included within Level 1 that are observable either directly or indirectly.
Level 3	-	Inputs that are not based on observable market data (valuation techniques which use inputs that are not based on observable market data).

Financial assets

The Group classifies its financial assets into one of the following categories, depending on the purpose for which the asset was acquired. The Group’s accounting policy for each category is as follows:

Other receivables: These assets are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They arise principally through the provision of goods and services, but also incorporate other types of contractual monetary asset. These assets are carried at amortized cost less any provision for impairment.

The Group has no financial assets classified at Fair value through profit or loss.

Financial liabilities

financial liabilities measured at amortized cost:

Financial liabilities are initially recognized at fair value less transaction costs that are directly attributable to the issue of the financial liability.

After initial recognition, the Group measures all financial liabilities at amortized cost using the effective interest rate method, which ensures that any interest expense over the period is at a constant interest rate on the balance of the liability carried in the statement of financial position, except for measured at fair value through profit or loss:

These financial liabilities comprise of derivatives that are options which are to be settled in equity instruments but nevertheless do not meet the definitions of equity instrument. At initial recognition, the Group measures those financial liabilities at fair value. Transaction costs are recognized in profit or loss. After initial recognition, changes in fair value are recognized in profit or loss.

F-12

SECURITY MATTERS LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONT.):

Impairment of financial assets

The Group recognizes a loss allowance for expected credit losses on financial assets which are either measured at amortized cost or fair value through other comprehensive income. The measurement of the loss allowance depends upon the Group’s assessment at the end of each reporting period as to whether the financial instrument’s credit risk has increased significantly since initial recognition, based on reasonable and supportable information that is available, without undue cost or effort to obtain.

Where there has not been a significant increase in exposure to credit risk since initial recognition, a 12-month expected credit loss allowance is estimated. This represents a portion of the asset’s lifetime expected credit losses that is attributable to a default event that is possible within the next 12 months. Where a financial asset has become credit impaired or where it is determined that credit risk has increased significantly, the loss allowance is based on the asset’s lifetime expected credit losses. The amount of expected credit loss recognized is measured on the basis of the probability weighted present value of anticipated cash shortfalls over the life of the instrument discounted at the original effective interest rate. The loss allowance is recognized in profit or loss.

Impairment of non-financial assets

Intangible assets that have an indefinite useful life are not subject to amortization and are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired. Other non-financial assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. Recoverable amount is the higher of an asset’s fair value less costs of disposal and value-in-use. The value-in-use is the present value of the estimated future cash flows relating to the asset using a pre-tax discount rate specific to the asset or cash-generating unit to which the asset belongs. Assets that do not have independent cash flows are grouped together to form a cash-generating unit.

Property, plant and equipment

Items of property, plant and equipment are initially recognized at cost. Cost includes directly attributable costs and the estimated present value of any future costs of dismantling and removing items. Depreciation is computed by the straight-line method, based on the estimated useful lives of the assets, as follows:

%
Computers	33
Machines and equipment	20
Furniture and office equipment	10
Leasehold improvements	5

Leasehold improvements are depreciated over the term of the expected lease including optional extension, or the estimated useful lives of the improvements, whichever is shorter.

Reimbursement of research and development expenses

Reimbursements in proof of concept (POC) agreements of expenditures on research and development in order to achieve commercial agreement once this activity will be result successful, are offset in profit or loss against the related expenses (research and development expenses). Any IP generated from this activity remains at the ownership of the Group.

F-13

SECURITY MATTERS LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONT.):

Right-of-use assets

All leases are accounted for by recognizing a right-of-use asset and a lease liability, excluding leases where the lease term is 12 months or less, or where the underlying asset is of low-value. These leases expenditures are recognized on a straight-line basis over the lease term.

A right-of-use asset is recognized at the commencement date of a lease. The right-of-use asset is measured at cost, which comprises the initial amount of the lease liability, adjusted for, as applicable, any lease payments made at or before the commencement date net of any lease incentives received.

Right-of-use assets are depreciated on a straight-line basis over the unexpired period of the lease or the estimated useful life of the asset, whichever is the shorter. Where the Group expects to obtain ownership of the leased asset at the end of the lease term, the depreciation is over its estimated useful life. Right-of use assets are subject to impairment or adjusted for any remeasurement of lease liabilities.

Lease liabilities

All leases are accounted for by recognizing a right-of-use asset and a lease liability. Lease liabilities are measured at the present value of the contractual payments due to the lessor over the lease term, with the discount rate determined by reference to the rate implicit in the lease unless (as is typically the case) this is not readily determinable, in which case the Group’s incremental borrowing rate on commencement of the lease is used. Variable lease payments are only included in the measurement of the lease liability if they depend on an index or rate. In such cases, the initial measurement of the lease liability assumes the variable element will remain unchanged throughout the lease term. Other variable lease payments are expensed in the period to which they relate.

On initial recognition, the carrying value of the lease liability also includes:

●	amounts expected to be payable under any residual value guarantee.
●	the exercise price of any purchase option granted in favor of the Group if it is reasonably certain to exercise that option.
●	any penalties payable for terminating the lease, if the term of the lease has been estimated on the basis of termination option being exercised.

Subsequent to initial measurement lease liabilities increase as a result of interest charged at a constant rate on the balance outstanding and are reduced for lease payments made. Lease liabilities are remeasured when there is a change in future lease payments arising from a change in an index or rate or when there is a change in the assessment of the term of any lease the remeasurement being recognized in front of the right of use assets.

Employee benefits

The Group has several employee benefit plans as to Israeli employees:

1.	Short-term employee benefits: Short-term employee benefits include salaries, paid annual leave, paid sick leave, recreation and social security contributions and are recognized as expenses as the services are rendered. A liability in respect of a cash bonus or a profit-sharing plan is recognized when the Group has a legal or constructive obligation to make such payment as a result of past service rendered by an employee and a reliable estimate of the amount can be made.
2.	Post-employment benefits: The plans are normally financed by contributions to insurance companies and classified as defined contribution plans or as defined benefit plans. The Group has defined for most of its employees contribution plans pursuant to Section 14 to the Israel Severance Pay Law since 2004 under which the Group pays fixed contributions and will have no legal or constructive obligation to pay further contributions if the fund does not hold sufficient amounts to pay all employee benefits relating to employee service in the current and prior periods.

Contributions to the defined contribution plan in respect of severance or retirement pay are recognized as an expense simultaneously with receiving the employee’s services and no additional provision is required in the financial statements except for the unpaid contribution.

F-14

SECURITY MATTERS LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONT.):

Intangible assets

Intangible assets include capitalized technology development costs. Expenditures on research activities are recognized in profit or loss as incurred. Expenditures on internally developed products are mainly employee salaries and legal fees for filing of patents and are capitalized when the Group demonstrates all the following criteria:

a.	The technical feasibility of completing the intangible asset so that it will be available for use or sale.
b.	The intention to complete the intangible asset and use or sell it.
c.	The ability to use or sell the intangible asset.
d.	The probability of the intangible asset to generate future economic benefits. Among other things, the Group considers the existence of a market for the output of the intangible asset or the intangible asset itself or, if it is to be used internally, the usefulness of the intangible asset.
e.	The availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset.
f.	The ability to measure reliably the expenditures attributable to the intangible asset during its development.

The recognition criteria above are considered by the Group at each stage of development to determine when the criteria have been initially met in full.

The technical feasibility criteria is determined to be met when the milestone of initial marking and reading capabilities is satisfied. The milestone’s identification occurs only following a detailed broad mapping of the raw material characteristics and establishing the formula for the chemical marker architecture to be embedded into the raw material based on industry standards and regulations. The result is the initial evidence that the x-ray algorithm of the designated reader is in a stage that can identify the marker and convey information. At this stage, the Group believes that the technical feasibility of completing the development for use is probable.

The Group notes that technical feasibility has been established and the achieved technology is ready for the next stage which consists of performing a proof-of-concept pilot with an industry partner, in order to adapt the technology for the relevant industry and adjust the development to meet the industry’s needs.

Currently, the Group’s capitalized development activities focus on:

1.	Development of marker architecture to be embedded topically or in-situ (application) for each material/product within the optimal industrial manufacturing phase, based on industry standards and regulations.
2.	Semi Industrial scale – technology implementation in semi-industrial production.
3.	Development of a digital platform to support the end-to-end traceability from raw material to final product to recycling.

The Group’s management has the full intention to complete the development of the technology and ultimately to sell it. This intention is demonstrated by initiating partnerships with industry market leaders and continuing the development into the next phase. The Group’s intention is also reflected in the Group’s approved budget.

The Group’s management intends to concentrate its future sales and marketing efforts in the U.S. market, including recruitment of sales and marketing personnel. It plans to advance successful proof-of-concept pilots performed with industry leading partners, and further advance its innovative technology and commercialization efforts and collaborations in the segments relevant to its technology.

The Group’s business model targets leading brands and manufacturers in order to create a new market standard for circular economy solutions, brand authentication and supply chain integrity. The Group’s technology is applicable for multiple industries such as gold, fashion, electronics and circular economy – plastic and rubber. The Group is able to provide an adaptive solution for multiple market segments, based on a unified technology solution, through collaborative relationships with leading market companies which provide it with access to various potential entities to sell its solution. This is part of the Group’s strategy to create strategic partnerships with market leaders across its main segments of activity. The Group believes that this close collaboration with market leaders, and developing a product that meets their requests, suggest that there is a strong potential market for its development.

F-15

SECURITY MATTERS LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONT.):

Intangible assets (Cont.)

Adequate technical and financial resources are available to complete the development; the development will be completed by the Group’s technology team which consists of professional experienced scientists and engineers, with a track record in the industrial sector and with financial resources successfully raised through the issuance of ordinary shares and loans. The Group has already accomplished its core technology development and is currently focused on development of specific adjustments for different market segments. This stage is focused and short-termed, therefore, management believes that limited financial resources are required for completing the development and that there is high probability for commencing commercial agreements following the successful proof-of-concept pilots.

The Group has financial systems in place that allow it to maintain records in sufficient detail that enable it to measure reliably the expenditures attributable to the intangible asset during its development.

Development expenditures not satisfying all the above criteria are recognized in the consolidated statement of comprehensive income as incurred.

Subsequent measurement

In subsequent periods, capitalized development expenditures are measured at cost less accumulated amortization and accumulated impairment losses.

An asset is ready for its intended use, when the developed technology becomes operational and the Group completes an initial customization for a client’s specific needs, which means that the technology is fully implemented in the customer’s manufacturing processes and ready for its intended use. The management estimates that in approximately two years such customization will be completed, and amortization will commence.

Intangible assets with a finite useful life are amortized over their estimated useful lives and reviewed for impairment whenever there is an indication that the asset may be impaired. The amortization period and the amortization method for intangible assets are reviewed at least at each year end.

The carrying amount of these assets is reviewed whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the asset is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset. An expenditure incurred in development activities, including the Group’s software development is capitalized only where it clearly increases the economic benefits to be derived from the asset to which it relates, the expenditure will lead to new or substantially improved products, the products are technically and commercially feasible and the Group has sufficient resources to complete the development and reach the stage for which the product is ready for use.

All other expenditure, including those incurred in order to maintain an intangible assets current level of performance, is expensed as incurred.

Share-based compensation

The Group measures the share-based expense and the cost of equity-settled transactions with employees and service providers by reference to the fair value of the equity instruments at the date at which they are granted. The Group selected the Black-Scholes model as the Group’s option pricing model to estimate the fair value of the Group’s options awards. The model is based on share price, grant date and on assumptions regarding expected volatility, expected life of the options, expected dividend, and a no risk interest rate. As for granted options which are settled in equity instruments, the fair value of the options at the grant date is charged to the statement of comprehensive loss over the vesting period. Non-market vesting conditions are taken into account by adjusting the number of equity instruments expected to vest at each reporting date so that, ultimately, the cumulative amount recognized over the vesting period is based on the number of options that eventually vest.

New standards, interpretations and amendments not yet effective

The Group has not early adopted any standard, interpretation or amendment that has been issued but is not yet effective. There are a number of standards, amendments to standards, and interpretations which have been issued by the IASB that are effective in future accounting periods that the Group has decided not to adopt early.

The following amendments are effective for the period beginning January 1, 2023:

●	Disclosure of Accounting Policies (Amendments to IAS 1 and IFRS Practice Statement 2);
●	Definition of Accounting Estimates (Amendments to IAS 8); and
●	Deferred Tax Related to Assets and Liabilities arising from a Single Transaction (Amendments to IAS 12).

The following amendments are effective for the period beginning January 1, 2024:

●	IFRS 16 Leases (Amendment – Liability in a Sale and Leaseback)
●	IAS 1 Presentation of Financial Statements (Amendment – Classification of Liabilities as Current or Non-current)
●	IAS 1 Presentation of Financial Statements (Amendment – Non-current Liabilities with Covenants)

The Group is currently assessing the impact of these new accounting standards and amendments.

The Group does not expect any other standards issued by the IASB, but not yet effective, to have a material impact on the Group.

F-16

SECURITY MATTERS LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except per share data)

NOTE 3 – CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS:

In the process of applying the significant accounting policies, the Group has made the following judgments which have the most significant effect on the amounts recognized in the financial statements.

The preparation of the financial statements requires management to make estimates and assumptions that have an effect on the application of the accounting policies and on the reported amounts of assets, liabilities, revenues and expenses. Changes in accounting estimates are reported in the period of the change in estimate. The key assumptions made in the financial statements are discussed below.

Share based payments

The Group has a share-based remuneration scheme for employees. The fair value of share options is estimated by using the Black-Scholes model, which was derived to model the value of the firm’s equity over time. The simulation model was designed to take into account the unique terms and conditions of the performance shares and share options, as well as the capital structure of the firm and the volatility of its assets, on the date of grant based on certain assumptions. Those conditions are described in the share-based compensation note and include, among others, the dividend growth rate, expected share price volatility and expected life of the options. The fair value of the equity settled options granted is charged to statement of profit or loss over the vesting period of each tranche and the credit is taken to equity, based on the consolidated entity’s estimate of shares that will eventually vest.

Intangible assets

The Group capitalizes costs for its developed projects when specific criteria are met. Initial capitalization of costs is based on management’s judgement that technological and economic feasibility is achievable, usually when a product development project has reached a defined milestone according to an established project management model. The management makes assumptions regarding the expected future economic benefit to be derived from the intangible asset and therefore whether the capitalized costs are expected to be recovered.

This amount of capitalized costs includes significant investment in the development of marking and reading capabilities in the subject material. Prior to being marketed, the Group will obtain a proof-of-concept pilot with an industry leading partner. The innovative nature of the product gives rise to some judgement as to whether the proof-of-concept will be successful such that it will lead to obtaining commercial contracts with customers. See also Note 2 – Intangible Assets.

The Management bases its estimates on historical experience, assumptions, and information currently available and deemed to be reasonable at the time the financial statements are prepared. However, actual amounts may differ from the estimated amounts as more detailed information becomes available. Estimates and assumptions are reviewed on an ongoing basis and, if necessary, changes are recognized in the period in which the estimate is revised.

Financial liability at fair value

The fair value of financial liabilities at fair value was estimated by using a Black Scholes model and Monte-Carlo simulation approach, which was aimed to model the value of the Company’s assets over time. The simulation approach was designed to take into account the terms and conditions financial liability, which are described in Note 12 and Note 23, as well as the capital structure of the Company and the volatility of its assets. The valuation was performed based on management’s assumptions and projections.

NOTE 4 – OTHER CURRENT ASSETS:

	December 31, 2022	December 31, 2021
Prepaid expenses (*)	3,157	454
Tax authorities	358	280
Proof of concept receivables	86	116
Other	72	70
Total	3,673	920

*	The prepaid expenses include 3,123 for December 31, 2022, which related to the anticipated SPAC transaction costs (refer to Note 1).

F-17

SECURITY MATTERS LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except per share data)

NOTE 5 – PROPERTY AND EQUIPMENT, NET:

	Leasehold improvements	Machines and Equipment	Furniture and Office Equipment	Computers	Right of use assets	Total

Cost
At January 1, 2022	81	1,233	83	99	628	2,124
Additions	-	135	-	17	49	201
Deductions					(21)	(21)
Currency translation adjustments	(18)	(221)	(18)	(14)	(64)	(335)
At December 31, 2022	63	1,147	65	102	592	1,969
Accumulated depreciation
At January 1, 2022	20	645	33	72	162	932
Depreciation	4	202	7	19	39	271
Currency translation adjustments	(6)	(148)	(9)	(17)	(23)	(203)
At December 31, 2022	18	699	31	74	178	1,000
Net book value at December 31, 2022	45	448	34	28	414	969

	Leasehold improvements	Machines and Equipment	Furniture and Office Equipment	Computers	Right of use assets	Total

Cost
At January 1, 2021	69	847	73	72	606	1,667
Additions	3	275	1	18	-	297
Currency translation adjustments	9	111	9	9	22	160
At December 31, 2021	81	1,233	83	99	628	2,124
Accumulated depreciation
At January 1, 2021	13	399	23	49	85	569
Depreciation	5	187	7	16	72	287
Currency translation adjustments	2	59	3	7	5	76
At December 31, 2021	20	645	33	72	162	932
Net book value at December 31, 2021	61	588	50	27	466	1,192

F-18

SECURITY MATTERS LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except per share data)

NOTE 6 – CONVERTIBLE NOTE:

In May 2022, the Company issued 828,240 convertible notes (the “Convertible Notes”), with a face value of AUD 1 (USD 0.7) per each Convertible Note, for an aggregate amount of AUD 828 thousand (569). The Convertible Notes have a maturity date of six months from issuance date. The conversion price is as follows: (i) if the Company executes a binding agreement for an M&A transaction or receives USD $20 million or more in return for the issuance of shares on or before December 31, 2022, the principal amount of each Convertible Note will automatically be converted into shares in the Company. The issuance price per share will be calculated at a 20% discount to the higher of the offer price or price paid by the investors participating in the qualified transaction, as such term is defined in the Convertible Notes agreement, subject to a floor cap of no lower than AUD 0.15 (USD 0.11) per share. In July 2022, the Company entered into a Business Combination Agreement that will be subject to de-listing of the Company’s ordinary share capital from the Australian Stock Exchange following receiving an Australian court approval of the future merger (ii) if the Company has not executed a binding agreement for a qualified transaction until December 31, 2022, the Convertible Notes balance will automatically convert into ordinary shares at that date. The issuance price per share will be calculated at a 20% discount to the 5-21 day volume weighted average price to December 31, 2022, as such term is defined in the Convertible Notes agreement, subject to a cap of no lower than AUD 0.15 (USD 0.11) per share, and on December 31, 2022 the investors will also be issued unlisted two year options on a 1:2 basis with an exercise price of AUD 0.45 (USD 0.32) per share. As of December 31, 2022, the Convertible Note amounted to 563.

In July 2022, an amendment to the Convertible Notes agreements was signed between the Company and the investors which prescribes a cancellation of the Convertible Notes and replacing them with the issuance of 1,000,000 ordinary shares of the Company (with the occurrence of the Business Combination).

On March 7, 2023, the Convertible Notes were converted to 1,000,000 ordinary shares of the Company.

NOTE 7 – INVESTMENTS IN ASSOCIATED COMPANIES:

Entity	Country of Incorporation	Percentage Owned December 31, 2022	Percentage Owned December 31, 2021
Yahaloma Technologies Inc.	Canada	50%	50%
True Gold Consortium Pty Ltd	Australia	44.4%	45.5%
SMX Beverages Pty Ltd	Australia	100%	50%

The proportion of ownership interest is equal to the proportion of voting power held.

F-19

SECURITY MATTERS LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except per share data)

NOTE 7 – INVESTMENTS IN ASSOCIATED COMPANIES (CONT.):

Yahaloma Technologies Inc.

On April 30, 2019, Security Matters Ltd. Signed an agreement with Trifecta Industries Inc. (“Trifecta”) for the commercialization of Security Matters Ltd.’s trace technology in the diamonds and precious stone industry.

Under the terms of the agreement, Security Matters Ltd. And Trifecta established a new entity – Yahaloma Technologies Inc. (“Yahaloma”), which is equally held by Security Matters Limited and Trifecta.

Yahaloma will have the exclusive rights and responsibility to commercialize the Group’s intellectual property in the area of diamonds or precious stone. Management has assessed the transaction and reached the conclusion that the new entity is jointly controlled by Security Matters Limited and Trifecta. Management has further determined that the contractual arrangement provides the parties to the joint arrangement with rights to the net assets of the arrangement. The contractual arrangement establishes each party’s share in the profit or loss relating to the activities of the arrangement. The arrangement is a joint venture and the Company’s interests in this joint venture is accounted for using the equity method of accounting.

SMX Beverages Pty Ltd

On February 10, 2020, the Company signed an agreement with Global BevCo Pty Ltd. (“Global BevCo”), an Australian company for the commercialization of Group’s trace technology in the alcoholic beverages industry. Under the terms of the agreement, the Company and Global BevCo established a new private entity, SMX Beverages Pty Ltd (“SMX-B”), which is equally held by the above two-mentioned entities. The Company has the exclusive rights and responsibility to commercialize the Group’s intellectual property in the area of alcoholic beverages.

The joint arrangement is a joint venture and the Company’s interests in its associate is accounted for using the equity method of accounting.

On December 24, 2021, the Company signed an agreement with Global BevCo to acquire the remaining 50% shares in SMX-B in exchange for 8,000,001 options of the Company at exercise price of AUD 0.4, with an expiration date of March 25, 2027. Total fair value is AUD 960,000 (USD 721,424), and the acquisition was settled on March 25, 2022. The Company assigned the consideration to technology license intellectual property. The total fair value of the options was determined according to Black & Scholes model, free rate interest of 2.5%, expected life 5 years. The acquisition agreement also provides a five-year consulting agreement to Global BevCo including AUD 13,500 per month and a 5% revenue share for referred clients.

True Gold Consortium Pty Ltd

On July 29, 2020, the Company signed a shareholders’ agreement with W.A. Mint Pty Ltd. And True Gold Consortium Pty Ltd. (“True Gold”). The purpose of the agreement is to set the framework for True Gold’s activity. True Gold’s goal is to establish an industry standard with the development of an innovative system that can mark (at a molecular level), track and trace gold bars and gold through every stage of the supply chain with blockchain technology. Under the terms of the agreement, True Gold will be equally held by the above two-mentioned entities, with the goal of adding other shareholders.

The Company’s management has assessed the transaction and reached the conclusion that the new entity is jointly controlled by Security Matters Limited, and W.A. Mint Pty Ltd. The Company’s management has further determined that the contractual arrangement provides the parties to the joint arrangement with rights to the net assets of the arrangement. The contractual arrangement establishes each party’s share in the profit or loss relating to the activities of the arrangement. The arrangement is a joint venture and the Company’s interests in this joint venture is accounted for using the equity method of accounting.

F-20

SECURITY MATTERS LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except per share data)

NOTE 7 – INVESTMENTS IN ASSOCIATED COMPANIES (CONT.):

Reconciliation of the consolidated entity’s carrying amount

	December 31, 2022	December 31, 2021	December 31, 2020
Security Matters Limited’s share of net assets	115	248	249
Company’s share in net profits (losses) of associated companies	106	(101)	(1)
Closing carrying amount	221	147	248

NOTE 8 – INTANGIBLE ASSETS, NET:

	Capitalization of development cost	Purchased license	Total
	US$ in thousands	US$ in thousands	US$ in thousands
COST
As of January 1, 2022	4,024	-	4,024
Capitalized development cost	975	721	1,696
Currency translation adjustments	(500)	(66)	(566)
As of December 31, 2022	4,499	655	5,154

Accumulated amortization
As of January 1, 2022	116	-	116
Amortization	14	-	14
Currency translation adjustments	(3)	-	(3)
As of December 31, 2022	127	-	127

Net book value as of December 31, 2022	4,372	655	5,027

F-21

SECURITY MATTERS LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except per share data)

NOTE 8 – Intangible assets, NET (CONT.):

Capitalization of development cost
US$ in thousands
COST
As of January 1, 2021	2,332
Capitalized development cost	1,468
Currency translation adjustments	224
As of December 31, 2021	4,024

Accumulated amortization
As of January 1, 2021	88
Amortization	28
As of December 31, 2021	116

Net book value as of December 31, 2021	3,908

An intangible asset at the amount of 145 is being amortized, the amortization completed by December 31, 2022. The rest of the intangible asset balance has not yet been amortized.

Intangible assets as of December 31, 2022, consist of capitalized technology development costs of the Group’s core technology as well as the cost of the exclusive license intellectual property (721) which includes the addition amount as a result of the acquisition of additional 50% interest in SMX Beverages Pty Ltd (Note 7). The acquired rights have not yet commenced amortization as the license was not yet commenced usage.

NOTE 9 – LEASES:

The Group has lease contracts for office facilities (including a lab) and motor vehicles used in its operations. Leases of office and lab facilities generally have lease term of 12 years, motor vehicles generally have lease terms of 3 years.

Set out below are the carrying amounts of right-of-use assets recognized and the movements during the period:

	Office and lab facilities	Motor vehicles	Total
At January 1, 2022	446	20	466
Additions	49	—	49
Foreign currency translation	(35)	(6)	(41)
Deductions	(7)	(14)	(21)
Depreciation expense	(39)	—	(39)
As at December 31, 2022	414	—	414

F-22

SECURITY MATTERS LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except per share data)

NOTE 9 – LEASES (CONT.):

Set out below are the carrying amounts of lease liabilities and the movements during the period:

	December 31, 2022	December 31, 2021
At January 1,	503	589
Additions	49	—
Deductions	(21)	—
Accretion of interest	51	47
Foreign exchange differences	(57)	(35)
Lease Payments	(55)	(98)
As at December 31,	470	503

Current	30	37
Non-current	440	466

The following are the amounts recognized in profit or loss:

	December 31, 2022	December 31, 2021
Depreciation expense of right-of-use assets	39	72
Interest expense on lease liabilities	51	47
Foreign Exchange different	16	(35)
Expense relating to short-term leases	-	-
Total amount recognized in profit or loss	106	84

NOTE 10 – OTHER PAYABLES:

	December 31, 2022	December 31, 2021

Employees, salaries and related liabilities	392	500
Related party	56	24
Liabilities for grants received (Note 19)	50	30
Accrued expenses	—	49
Derivative financial liability (Note 13)	—	32
Other	152	38
Total	650	673

F-23

SECURITY MATTERS LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except per share data)

NOTE 11 – BORROWINGS FROM RELATED PARTIES:

In 2015, the Group signed an agreement to receive a loan of ILS 2 million (approximately 513) from its shareholders.

These loan bears interest at an annual rate of 4%.

	December 31, 2022	December 31, 2021
Balance at January 1,	270	280
Payment of borrowings	(172)	(103)
Provision for bonus (include interest)	621	89
Exchange rate differences	(9)	4
Balance at December 31,	710	270

In consideration of providing funding as a seed capitalist, the Company agreed to provide, as additional consideration, a bonus payments (the “Bonus Payments”) on the occurrence of an exit or major liquidity event. In any way, the Bonus Payments are capped at ILS 3 million (approximately 965) per each of the two lenders.

The Bonus Payments are intended to operate in one of the two trigger events:

(i)	dividend distributions paid by the Company; or

(ii)	the sale of shares by a lender in Security Matters Ltd. (either in the event of a takeover or otherwise)

Only if the aggregate amounts of one of the two trigger events exceeds the investment of the lenders in the Company (in a way of loan or shares), then the lender would be entitled the Bonus Payments based on a formula set forth in the agreement.

The amount of the Bonus Payments is the amount that exceeds the aggregate sum invested in the Company (in a way of loan or shares) by the lender divided by several factors according to the formula as set forth in the agreement.

There is no time limit to pay the Bonus Payments. Once the Company has paid each Bonus Payment in its entirety (i.e., the cap of ILS 3 million has been paid to each Lender), then the Company has fulfilled its obligations. When the Bonus Payments are not expected to be made, the resulting cash flows will not affect profit and loss until the point in which the Company estimates that the liquidity events will take place. As of December 31, 2021, the Company estimated that is more likely than not that the shareholders will sell their shares in 2022 which will entitle them to the Bonus Payments. The amount of the Bonus Payment is subject to assumptions that were made with the assistance of external appraisal. As a result, the increase in the carrying amount of the liability was charged as expense of $87 to profit and loss in 2021. In August 2022 the loan from related party has been fully repaid. In August 2022, the Company signed an addendum to the loan agreement that reduces the total amount of the Bonus Payments to ILS 2.5 million (approximately $710), to be paid upon the completion of the business combination (refer also to Note 24 – Subsequent Events). As of December 31, 2022, the Company estimated that is more likely than not that the business combination will be completed in the foreseeable future, as a result, the Company updated the liability according to the addendum which described above, the carrying amount of the liability was increased to $710 and charged as expense of $621 to profit and loss in 2022.

NOTE 12 – BRIDGE LOANS AND DERIVATIVE FINANCIAL LIABILITY:

Between August to December 2022, the Company entered into bridge loan agreements (the “Bridge Loans”) with seven lenders, which lent the Company an aggregate amount of 3,310. The Bridge Loans have a maturity date of up to two years and bears interest rate of 10% per annum. The Bridge Loans were accounted for in accordance with amortized cost method.

F-24

SECURITY MATTERS LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except per share data)

NOTE 12 – BRIDGE LOANS AND DERIVATIVE FINANCIAL LIABILITY (CONT.):

As part of the Bridge Loans agreements, the lenders were granted with three types of warrants:

(i)	Bonus Warrants – 215,500 warrants to purchase ordinary shares of SMX PLC (refer to Note 1) at an exercise price of USD 11.50 per share. The Bonus Warrants term is five years commencing upon the Business Combination (refer to Note 1).

Management utilized a third-party appraiser to assist them in valuing the Bonus Warrants. The fair value of the Bonus Warrants was calculated using the Black and Scholes model. As of December 31, 2022, the fair value of the Bonus Warrants was 24.

(ii)	Redeemable Warrants Type 1 – 342,000 warrants to purchase ordinary shares of SMX PLC (refer to Note 1) at a purchase price of USD 11.50 per share. The Redeemable Warrants Type 1 term is five years commencing upon the Business Combination (refer to Note 1).

●	50.00% of the Redeemable Warrants Type 1 shall be redeemable on a non-cumulative basis at the option of the holder, during the 30 days following the Business Combination for USD 5.00 per warrant.
●	25.00% of the Redeemable Warrants Type 1 shall be redeemable on a non-cumulative basis at the option of the holder for the 30 days following the third anniversary of the Business Combination for USD 5.00 per warrant.
●	25.00% of the Redeemable Warrants Type 1 shall be redeemable on a non-cumulative basis at the option of the holder for the 30 days following the fourth anniversary of the Business Combination for USD 5.00 per warrant.

Each investor has the option to decide that the Company will satisfy any or each redemption through the issuance of ordinary shares of SMX PLC based upon a 20% discount to the 20 trading day VWAP preceding each such anniversary.

Management utilized a third-party appraiser to assist them in valuing the Redeemable Warrants Type 1. The fair value of the Redeemable Warrants Type 1 was calculated using Monte-Carlo simulation model. As of December 31, 2022, the fair value of the Redeemable Warrants Type 1 was 1,973.

(iii)	Redeemable Warrants Type 2 – 120,000 warrants to purchase ordinary shares of SMX PLC (refer to Note 1) at a purchase price of USD 11.50 per share. The Redeemable Warrants Type 2 term is five years commencing upon the Business Combination (refer to Note 1).

●	50.00% of the Redeemable Warrants Type 2 shall be redeemable on a non-cumulative basis at the option of the holder, during the 30 days following the first anniversary of the Business Combination for USD 5.00 per warrant.
●	50.00% of the Redeemable Warrants Type 2 shall be redeemable on a non-cumulative basis at the option of the holder, during the 30 days following the second anniversary of the Business Combination for USD 5.00 per warrant.

Each investor has the option to decide that the Company will satisfy any or each redemption through the issuance of ordinary shares of SMX PLC based upon a 20% discount to the 20 trading day VWAP preceding each such anniversary.

Management utilized a third-party appraiser to assist them in valuing the Redeemable Warrants Type 2. The fair value of the Redeemable Warrants Type 2 was calculated using Monte-Carlo simulation model. As of December 31, 2022, the fair value of the Redeemable Warrants Type 1 was 696.

The main assumptions used in the three valuation models described above were: (1) risk free rate 3.99%; (2) volatility of assets 81.03%; and (3) excepted terms of the warrants -5.18 years. All warrants were classified as a derivative financial liability and are re-measured each reporting date, with changes in fair value recognized in finance expense (income), net.

In the event that the Business Combination shall not be consummated, the Bonus Warrants and the Redeemable Warrants type 1 and 2 shall be exchanged for such number of warrants for the Company’s ordinary shares.

F-25

SECURITY MATTERS LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except per share data)

NOTE 13 – SHAREHOLDERS’ EQUITY

A.	The ordinary shares in the Company confer upon their holders the right to receive notice to participate and vote in general meetings of the Company, and the right to receive dividends, if and when declared.

	Number of shares
	December 31, 2022		December 31, 2021
	Authorized	Issued and outstanding	Authorized	Issued and outstanding
Ordinary shares	167,854,581	167,854,581	165,532,264	165,532,264

Ordinary shares

Ordinary shares entitle the holder to participate in dividends and the proceeds on the winding up of the company in proportion to the number of and amounts paid on the shares held. The fully paid ordinary shares have no par value and the company does not have a limited amount of authorised capital.

B.	Increase in issued share capital:

1)	In August 2022, the Company raised capital, in consideration of an aggregate of 254 net proceeds. An amount of 22 capital raise fee was paid in cash to the financial advisor. The Company issued 2,000,000 shares.

2)	In October 2021, the Company raised capital, in consideration of an aggregate of 1,890 net proceeds. An amount of 115 capital raise fee was paid in cash to the financial advisor. The Company issued 8,938,666 shares and 4,469,333 warrants. The terms of the warrants specify that each warrant has an exercise price of AUD 0.4 and expires in March 2022. Upon exercise the holder would receive one ordinary share and another unlisted warrant that bears an exercise price of AUD 0.7, converted to one ordinary share and expired on January 20, 2023. The warrants were considered to be a derivative financial liability and measured at fair value. The fair value of the warrant derivative is not material.

3)	In May 2021, the Company issued 15,270,249 shares in consideration of an aggregate of 4,034 net proceeds.

4)	During 2021, 1,774,744 warrants were exercised to 1,774,744 ordinary shares, for aggregate net proceeds of 395.

F-26

SECURITY MATTERS LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except per share data)

NOTE 13 – SHAREHOLDERS’ EQUITY (CONT.):

C.	Options granted to employees and service providers:

1)	In June 2018, the Company has adopted a Share Option Plan (the “Plan”) to provide an incentive to retain, in the employment or service or directorship of the Company and provide the ability to attract new employees, directors or consultants whose services are considered valuable. The persons eligible to participate in the Share Option Plan include employees, directors and consultants of the Company or any subsidiary of the Company.

2)	A summary of the status of the Company’s Share Option Plan granted to employees (including performance-based awards) and changes during the relevant period ended on that date is presented below:

	Year ended December 31, 2022		Year ended December 31, 2021
	Number of options (in thousands)	Weighted average Exercise price (AUD)	Number of options (in thousands)	Weighted average Exercise price (AUD)
Outstanding at beginning of year	11,280	0.27	9,530	0.23
Issue of options	1,000	0.27	1,850	0.45
Expired	(7,600)	0.22	(100)	0.34

Outstanding at end of year	4,680	0.35	11,280	0.27
Exercisable options	2,835	0.28	4,318	0.27

The options to employees outstanding as of December 31, 2022, are comprised, as follows:

Exercise price (AUD)	Outstanding as of December 31, 2022	Weighted average remaining contractual term	Exercisable as of December 31, 2022	Weighted average remaining contractual term
		(years)		(years)
0.12-0.2	800	4.59	400	4.64
0.2	955	0.67	878	0.67
0.31-0.357	2075	2.56	1432	2.15
0.6	100	2.24	100	2.24
0.7	750	3.97	25	3.74
	4,680		2,835

1.	In 2022, the Company granted 600,000 options to employees and 1,600,000 options to consultants. These grants carry an exercise price of between AUD 0.03-0.14, vesting period up to 4 years from the grant date, contractual life of the options under the Plan is 5 years. The fair value at grant date is 154.

2.	In 2021, the Company granted 250,000 options to employees and 5,400,000 options to consultants. These grants carry an exercise price of between AUD 0.35-0.70, vesting period up to 4 years from the grant date, contractual life of the options under the Plan is 5 years. The fair value at grant date is 622.

F-27

SECURITY MATTERS LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except per share data)

NOTE 13 – SHAREHOLDERS’ EQUITY (CONT.):

D.	Options granted to employees and service providers (cont.):

3.	In 2020, the Company granted 1,055,000 options to employees, 750,000 options to consultants and 2,500,000 options to a board member. These grants carry an exercise price of between AUD 0.20-0.70, vesting period up to 4 years from the grant date, contractual life of the options under the Plan is 5 years. The fair value at grant date is 533.

4.	The Company granted 322,317 shares in 2022 and 257,562 shares in 2021 to its Board members in lieu of cash remuneration. The fair value at grant date is 54 in 2022 and 53 in 2021.

5.	The expenses for the options that were not recognized as of December 31, 2022, amount to 152.

6.	The options issued in 2022 and 2021, were valued using the Black-Scholes pricing model. The main parameters which were used are: (1) risk-free rate: 0.11-3.55%; (2) expected volatility: 64-118%: (3) expected term: up to 5 years; and (4) expected dividend yield: 0%.

E.	Performance options:

1)	In August 2018, two Executive Directors were granted 10,000,000 Performance Options with an exercise price of AUD 0.2, for which their remuneration will be dependent on the Company satisfying several commercial and technological milestones. These milestones are reviewed by the Board of Directors and need to be achieved in 4 years since the date it was granted. If the milestones are not reached in 4 years, the options will expire. As of December 31, 2022, the Company did not reach the milestones. The Performance Options were expired.

2)	In August 2021, Executive Director was granted 167,000 options and a key management was granted 500,000 options based on a non-market condition for which if the Company raises an aggregated amount of at least 10 million in one raise (including by way of a merger with a company with such amount in its treasury) 80% of the options will become vested. If an amount of 20 million or more is raised in one raise all options will become vested. The exercise price is AUD 0.7 and the expiration date is December 6, 2026. The Company believes it is probable that the milestone will be reached. The fair value at grant date is 98.

3)	In July 2021, several employees were granted 1,100,000 options based on a non-market condition for which the options shall vest upon meeting the following conditions: (1) Company raised an aggregated amount of at least 20 million (including by way of a merger with a company with such amount in its treasury) (2) 25% of the options shall vest after one year and thereafter 6.25% at the end of every three months (3) the employees must continue to provide services to Company. The exercise price is AUD 0.351 and the expiration date is by July – September 2026. The Company believes it is probable that the milestone will be reached. The fair value at grant date is 214.

4)	In July 2022, several employees were granted 200,000 options based on a non-market condition for which the options shall vest upon meeting the following conditions: 25% on the first anniversary of the Vesting Commencement Date and additional 6.25% at the end of each three months of continuous services thereafter. However, if Company or a parent thereof commences trading on NASDAQ, all options shall become fully vested. The exercise price is AUD 0.7-0.8 and the expiration date is by July 2027. The options became fully vested on the consummation of the Business Combination in 2023. The fair value at grant date is 10.

F-28

SECURITY MATTERS LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except per share data)

NOTE 13 – SHAREHOLDERS’ EQUITY (CONT.):

E. Performance options (cont.):

5)	In June 2022, a key management was granted 200,000 options based on a non-market condition for which the options shall vest upon meeting the following conditions: The options will vest upon successful listing on NASDAQ/merger with SPAC. The exercise price is AUD 0.4 and the expiration date is by June 2027. The options became fully vested on the consummation of the Business Combination in 2023. The fair value at grant date is 5.

6)	In May 2022, a consultant was granted 250,000 options based on a non-market condition for which if the options will vest upon successful IPO of the Company on NASDAQ. The exercise price is AUD 0.11 and the expiration date is May 26, 2027. The options became fully vested on the consummation of the Business Combination in 2023. The fair value at grant date is 19.

NOTE 14 – RESEARCH AND DEVELOPMENT EXPENSES, NET:

	December 31, 2022	December 31, 2021	December 31, 2020
Salaries and related expenses	2,166	1,795	1,186
Subcontractors and consultants	374	631	509
Research expenses	316	252	155
Depreciation and amortization	255	287	243
Share based compensation	127	100	47
Travel expenses	50	42	11
Freight	30	23	33
Other	6	-	53
Reimbursement from paid pilots and proof of concept projects	(1,426)	(1,091)	(548)
Total	1,898	2,039	1,689

NOTE 15 – GENERAL AND ADMINISTRATIVE EXPENSES:

	December 31, 2022	December 31, 2021	December 31, 2020
Professional services	1,105	1,089	1,257
Wages and salaries related	935	752	409
Travel expenses	223	-	65
Office and maintenance	145	116	120
Share based compensation	137	331	436
Insurance	60	102	101
Depreciation and amortization	35	28	16
Other	83	64	43
Total	2,723	2,482	2,447

F-29

SECURITY MATTERS LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except per share data)

NOTE 16 – TAXES ON INCOME:

1.	The Company is incorporated and domiciled in Australia where the applicable tax rate is 27.5%.

2.	Theoretical tax:

	December 31, 2022	December 31, 2021	December 31, 2020
Reconciliation of income tax at the statutory rate
Loss before income tax	(6,184)	(4,939)	(4,573)

Theoretical tax rate of 27.5%	(1,701)	(1,358)	(1,257)

Tax effect amounts which are not deductible/(taxable) in calculating taxable income:
Non-deductible expenditure and others	335	118	132
Unrecognized temporary differences and tax losses for which deferred tax weren’t recognized	1,366	1,240	1,125
Income tax / (benefit)	—	—	—

3.	As of December 31, 2022, the Group has estimated carry forward tax losses of approximately 24,106 (2021: 17,659 2020:13,151) which may be carried forward and offset against taxable income for an indefinite period in the future. The Group did not recognize deferred tax assets relating to carry forward losses in the financial statements because their utilization in the foreseeable future is not probable.

NOTE 17 – LOSS PER SHARE

	December 31, 2022	December 31, 2021	December 31, 2020

Net loss attributable to the owners of the company	(6,184)	(4,939)	(4,573)

Basic and diluted loss per share	(0.04)	(0.03)	(0.04)
Weighted average number of ordinary shares
Weighted average number of ordinary shares used in calculating basic and diluted loss per share	167,855	151,850	125,960

F-30

SECURITY MATTERS LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except per share data)

NOTE 18 – RELATED PARTIES:

Key Management Personnel Compensation and other related party transactions and balances:

The key management personnel, among others includes board members, CEO and CFO.

The totals of remuneration paid to Key Management Personnel and related parties during the years are as follows:

1. Transactions with related parties:	December 31, 2022	December 31, 2021
Issuance of options to related party	721	-
Short-term salary and fees	508	475
Loan repayment	172	103
Share based payments	98	105
Post-employment retirement benefits	94	92
Payment for Administrative services	36	39
Non-monetary benefits	29	11
Proof of Concept projects paid by affiliated companies	(1,064)	(695)
	(594)	130

2. Balance with related parties:		December 31, 2022	December 31, 2021
Key management	Salary and related	(99)	(86)
Directors	Salary and related	(82)	(11)
Shareholders	Borrowings from related parties	(710)	(270)
Shareholders	Other accounts payable	(56)	(24)
Joint Ventures	Other receivables	59	74
Joint Ventures	Investment in subsidiary	221	147
		(667)	(170)

NOTE 19 – GOVERNMENT GRANTS

The Government of Israel encourages research and development projects oriented towards products for export or projects which will otherwise benefit the Israeli economy. This is conducted via the Israel Innovation Authority (IIA), which replaced the former Office of the Chief Scientist (OCS).

The Group has an approved project with the IIA under which it received a total of 162 in prior years.

The Group is subject to paying 3% of its relevant revenues until repayment of the entire grant. As of December 31, 2022, the Group paid an amount of 3.

The difference between the consideration received and the liability recognized at inception (present value) was treated as a government grant according to IAS 20 and recognized as a reimbursement of research expenses.

	December 31, 2022	December 31, 2021
Short term liability at year end	50	30
Long term liability at year end	85	85
Total	135	115

F-31

SECURITY MATTERS LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except per share data)

NOTE 20 – CONTROLLED ENTITIES

The ultimate legal parent entity of the Group is Security Matters Limited, incorporated and domiciled in Australia. The consolidated financial statements incorporate the assets, liabilities and results of the following subsidiaries in accordance with the accounting policies described in Note 2.

Controlled entity	Country of Incorporation	Percentage Owned December 31, 2022	Percentage Owned December 31, 2021
Security Matters Ltd.	Israel	100%	100%
Security Matters Canada Ltd.	Canada	100%	100%
Security Matters France Ltd.	France	100%	100%
SMX Beverages Pty Ltd.	Australia	100%	50%

Security Matters Canada

Security Matters Canada was founded in March 2021 for commercializing the group’s activity in Canada. During the period Security Matters Canada has not yet started its operations.

Security Matters France

Security Matters France was founded in June 2021 for commercializing the group’s activity in EU. During the period Security Matters France has not yet started its operations.

SMX Beverages Pty Ltd

SMX Beverages Pty Ltd was founded in February 2020 as a joint venture for commercializing the group’s alcoholic beverages activity. Since March 2022, SMX Beverages Pty Ltd has been a wholly owned subsidiary (Note 7). During the period SMX Beverages Pty Ltd has not yet started its operations.

NOTE 21 – COMMITMENTS AND CONTINGENT LIABILITIES:

As part of the Board’s ongoing regulatory compliance process, the Board continues to monitor legal and regulatory developments and their potential impact on the Company. Management is not aware of any contingencies that may have a significant impact on the financial position of the Company.

1.	In January 2015, the Company entered an agreement with Isorad Ltd. (a company wholly owned by the State of Israel with rights to exclusively commercialize the Soreq Research Center technology for civilian uses), according to which the Company was granted technological license in return for future royalties based on 2.2% of Gross sales by the Company and its affiliates and after 25 years the license becomes royalty-free. Upon the occurrence of an M&A event (as such event is defined in the agreement to include mergers, sale of all or substantially all the assets of ours and similar event), in the first M&A event, the Company is to pay a consideration equal to 1% of the amount received or transferred and in the second M&A event, a consideration equal to 2% of the amount received or transferred. This will not apply to any future offer of shares, merger or sale of assets thereafter.

On January 2023, the Company signed an amendment to the agreement that determine the following: (1) for the BCA with Lionheart, Isorad was issued (a) 864,000 options to purchase shares of the Company, the options were issued in January 2023 and valued using the Black-Scholes pricing model. The main parameters which were used are: (1) risk-free rate: 3.42%; (2) expected volatility: 81.92%: (3) expected term: up to 3 years; and (4) expected dividend yield: 0%; (b) Additionally, Isorad will be entitled to 1% of any amount actually received against equity or other funding convertible into equity at the closing of the transaction and until 13 months thereafter (to be paid after reaching an aggregated received amount of 27 million, or at the end of such 13 months, the earlier thereof). (2) Exit fee - in the occurrence of the first M&A event (as such event is defined in such agreement to include mergers, sale of all or substantially all the assets of the Company and similar event) after the closing of the BCA with SPAC, the Company is to pay a cash amount equal to 1.5% of the amount received or transferred. This will not apply to any future offer of shares, merger or sale of assets thereafter.

F-32

SECURITY MATTERS LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except per share data)

NOTE 21 – COMMITMENTS AND CONTINGENT LIABILITIES (CONT.):

2.	The Group leases its offices and laboratory under an operating lease agreement, as well as two company cars which are all recognized within lease balances in the financial statements.

3.	As Described in Note 11 borrowings from related parties, the Company is committed to pay a bonus payment upon achieving certain goals. The Bonus Payments were examined by an external valuator and based on management’s projections and insights it has estimated that the value of the Lender’s Bonus is estimated at the amount of 87 as of December 31, 2021. In August 2022, the Company signed an addendum to the loan agreement that reduces the maximum total amount of the Bonus Payments to ILS 2.5 million (approximately 710), to be paid upon the completion of the business combination. As of December 31, 2022, the bonus was recorded in the amount of 710.

4.	As Described in Note 19 Government grants, the Company has a contingent liability of 166 (unpaid governance grant dependent on the Company’s future revenues) for the Israel Innovation Authority (IIA), which replaced the former Office of the Chief Scientist (OCS) for grants received to fund an approved research and development project.

NOTE 22 - FINANCIAL INSTRUMENTS AND RISK MANAGEMENT:

Financial risk management objectives

The Group’s activities expose it to a variety of financial risks: foreign currency risk, credit risk and liquidity risk. The Group’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the financial performance of the Group. The Group uses different methods to measure different types of risk to which it is exposed. These methods include sensitivity analysis in the case of interest rate, foreign exchange and other price risks, ageing analysis for credit risk and beta analysis in respect of investment portfolios to determine market risk.

Foreign currency risk

Currency risk is the risk that the value of financial instruments will fluctuate due to changes in foreign exchange rates. Currency risk arises when future commercial transactions and recognized assets and liabilities are denominated in a currency that is not the Group’s functional currency. The Group is exposed to foreign exchange risk arising from currency exposure primarily with respect to the USD and Euro. The Group’s policy is not to enter into any currency hedging transactions.

The carrying amounts of the Group foreign currency denominated monetary liability at the reporting date are as follows:

	Assets		Liabilities
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
USD	1,214	481	(99)	—
EUR	28	135	(73)	—
	1,242	616	(172)	—

F-33

SECURITY MATTERS LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except per share data)

NOTE 22 - FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (CONT.):

Sensitivity analysis

A 10% strengthening of the United States Dollar against the following currencies would have increased (decreased) equity and the income statement by the amounts shown below. This analysis assumes that all other variables, in particular interest rates, remain constant. For a 10% weakening of the United States Dollar against the relevant currency, there would be an equal and opposite impact on the profit and other equity.

	December 31, 2022	December 31, 2021
Assets less liabilities	1,115	481
	10%	10%
	112	48

Price risk

The consolidated entity is not exposed to any significant price risk.

Interest rate risk

The consolidated entity is not exposed to any significant interest rate risk.

Credit risk

Credit risk arises when a failure by counterparties to discharge their obligations could reduce the amount of future cash inflows from financial assets on hand at the balance sheet date. The Group closely monitors the activities of its counterparties and controls the access to its intellectual property which enables it to ensure the prompt collection. The Group’s main financial assets are cash and cash equivalents as well as other receivables and represent the Group’s maximum exposure to credit risk in connection with its financial assets. Wherever possible and commercially practical, the Group holds cash with major financial institutions in Israel and Australia.

The carrying amount of financial assets represents the maximum credit exposure. The maximum exposure to credit risk at the reporting date was:

	December 31, 2022	December 31, 2021
Cash and cash equivalents	1,398	4,171
Other receivables	158	920
Total	1,556	5,091

F-34

SECURITY MATTERS LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except per share data)

NOTE 22 - FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (CONT.):

Liquidity risk

Liquidity risk is the risk that arises when the maturity of assets and the maturity of liabilities do not match. An unmatched position potentially enhances profitability but can also increase the risk of loss. The Group has procedures to minimize such loss by maintaining sufficient cash and other highly liquid current assets and by having available an adequate amount of committed credit facilities. As of the balance sheet date, the Group has a positive working capital.

The following tables detail the Group’s remaining contractual maturity for its financial liabilities. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the Group can be required to pay.

As of December 31, 2022	Less than 1 year	1-5 years	Over 5 years

Financial liabilities at amortized cost
Trade and other payables	3,622	—	—
Bridge loans (Note 23)	—	989	—
Government grants	75	84	—
Lease liability	72	371	270
Borrowings	710	—	—
Total	4,479	1,444	270

As of December 31, 2021	Less than 1 year	1-5 years	Over 5 years

Financial liabilities at amortized cost
Trade and other payables	1,589	—	—
Lease liability	37	272	193
Borrowings	270	—	—
Total	1,896	272	193

F-35

SECURITY MATTERS LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except per share data)

NOTE 23 – FAIR VALUE MEASUREMENT:

Fair value hierarchy

The following tables detail the consolidated entity’s assets and liabilities, measured or disclosed at fair value, using a three-level hierarchy, based on the lowest level of input that is significant to the entire fair value measurement, being:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly

Level 3: Unobservable inputs for the asset or liability

As of December 31, 2022	Level 1	Level 2	Level 3	Total
	US$ in thousands
Liabilities
Derivative financial liabilities (Note 22)	—	—	2,693	2,693
Total	—	—	2,693	2,693

As of December 31, 2021	Level 1	Level 2	Level 3	Total
	US$ in thousands
Liabilities
Derivative financial liability	—	32	—	32
Total	—	32	—	32

NOTE 24 – SUBSEQUENT EVENTS:

Since the reporting date the following significant events have occurred:

1.	On January 25, 2023, the Company issued 250,000 in principal amount of convertible notes for an aggregate amount of 250. These convertible notes have a maturity date of the earlier between December 31, 2024 and the date of any change in control (excluding the Business Combination). The convertible notes has an interest rate of 15% per annum. The convertible notes shall be converted into common shares at a conversion price of USD 10.
2.	In January 2023, the Company signed an amendment to the agreement with Isorad that determine the following: (1) for the BCA with Lionheart, Isorad was issued (a) 864,000 options to purchase shares of the Company, the options were issued in January 2023 and valued using the Black-Scholes pricing model. The main parameters which were used are: (1) risk-free rate: 3.42%; (2) expected volatility: 81.92%: (3) expected term: up to 3 years; and (4) expected dividend yield: 0%; (b) Additionally, Isorad will be entitled to 1% of any amount actually received against equity or other funding convertible into equity at the closing of the transaction and until 13 months thereafter (to be paid after reaching an aggregated received amount of 27 million, or at the end of such 13 months, the earlier thereof). (2) Exit fee - in the occurrence of the first M&A event (as such event is defined in such agreement to include mergers, sale of all or substantially all the assets of the Company and similar event) after the closing of the BCA with SPAC, the Company is to pay a cash amount equal to 1.5% of the amount received or transferred. This will not apply to any future offer of shares, merger or sale of assets thereafter.
3.	On March 2, 2023, the Group signed an amendment that postponed the Bonus payment from borrowing from related party to March 31, 2024 (see Note 11).
4.	In February 2023, SMX PLC entered a Standby Equity Facility to raise up to USD $25,000 of common stock over the course of 36 months. SMX PLC will issue to the investor the common stock at a purchase price as one of two options (i) equal to 96% of the weighted average price (“VWAP”) of the common stock during the applicable pricing period (ii) equal to 97% of the lowest VWAP of the common stock during a pricing period of 3 consecutive trading days commencing on the relevant period. SMX PLC issued in advance part of the common stocks for proceeds of $3,500 as follows (i) $1,500 at the initial closing (was received on March 2023) (ii) $2,000 upon effectiveness of a registration statement that was initially filed in March 2023.
5.	During 2023, the Company entered into an additional bridge loan agreement (the “Additional Bridge Loans”), in which the Company raised an aggregate amount of $550. The Additional Bridge Loans have a maturity date of up to two years and bears interest rate of 10% per annum.
6.	In March 2023, the Group signed an addendum to the Bridge Loans agreements (see also Note 12) which converted $1,350 into common shares and deferred the remaining cash payments to March 31, 2024.
7.	On March 7, 2023, certain of the Company’s Convertible Notes (see also Note 6) were converted to 1,000,000 ordinary shares of the Company.
8.	The financial statements were authorized for issuance on April 25, 2023.

F-36

SMX (SECURITY MATTERS)

PUBLIC LIMITED COMPANY

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022 AND JULY 1, 2022

The amounts are stated in thousands of EURO

_______________________

________________

____________

F-37

Report of Independent Registered Public Accounting Firm

to the Shareholders of

SMX (Security Matters) Public Limited Company

Opinion on the Financial Statements

We have audited the accompanying statements of financial position of SMX (Security Matters) Public Limited Company (the “Company”) as of December 31, 2022, and July 1, 2022 (inception), and the related notes (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and July 1, 2022 (inception) in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Tel-Aviv, Israel	/s/ Ziv Haft
April 25, 2023 We have served as the Company’s auditor since 2023	Certified Public Accountants (Isr.)
BDO Member Firm

F-38

		December 31, 2022	July 1, 2022
	Note	EURO in thousands
Current assets
Cash and cash equivalents		25	—	*
Total assets		25	—	*

Equity
Issued capital	3	—	—
Additional paid-in capital	3	25	—	*
Total equity		25	—	*

(*)	Less than 1 thousand.

/s/ Limor Moshe Lotker	/s/ Haggai Alon	April 25, 2023
Limor Moshe Lotker Chief Financial Officer	Haggai Alon Chief Executive Officer	Date of approval of financial statements

The accompanying notes are an integral part of the financial statements.

F-39

NOTE 1 – GENERAL:

A.	SMX (Security Matters) Public Limited Company (the “Company”) was incorporated in July 1, 2022 under the laws of Ireland with registered number 722009 and its registered office at Mespil Business Center, Mespil House, Sessex Road, Dublin 4, Ireland, D04 T4A6.

B.	The Corporation has not engaged in any activities except in connection with its formation.

C.

On July 26, 2022, Security Matters Limited and Lionheart III Corp (“Lionheart”), a publicly traded special purpose acquisition company (SPAC), entered into a business combination agreement (“BCA”) and accompanying scheme implementation deed (“SID”). Under the BCA, the existing Lionheart stockholders receiving Security Matters Limited shares and warrants in exchange for their existing Lionheart shares and warrants and all shares in Security Matters Limited being cancelled in return for the Company’s shares and resulting in that Security Matters Limited becoming a wholly owned subsidiary of the Company.

On March 7, 2023 a business combination (the “Business Combination”) with Lionheart III Corp (“Lionheart”) was completed, following that the Company, which is newly-formed parent company – SMX (Security Matters) Public Limited Company, (formerly called Empatan Public Limited Company) was listed in the NASDAQ stock exchange under the ticker SMX.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES:

The significant accounting policies followed in the preparation of the financial statements, on a consistent basis, are:

Basis of preparation

These financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (“IASB”). Separate statements of comprehensive income, changes in equity, and cash flows have not been presented because the Corporation has not engaged in any activities except in connection with its formation.

Cash and cash equivalents

Cash equivalents are considered by the Company to be highly liquid investments, including, inter alia, short-term deposits with banks and the maturity of which do not exceed three months at the time of deposit, and which are not restricted.

Foreign currency

The financial statements are prepared in EURO which is the presentation and functional currency of the Company.

F-40

NOTE 3 – SHAREHOLDERS’ EQUITY

A.	The ordinary shares in the Company confer upon their holders the right to receive notice to participate and vote in general meetings of the Company, and the right to receive dividends, if and when declared.

	Number of shares
	December 31, 2022		July 1, 2022
	Authorized	Issued and outstanding	Authorized	Issued and outstanding
Ordinary shares USD 0.0001 par value	500,000,000	1	500,000,000	1
Deferred Shares EURO 1 par value	25,000	25,000	-	-

Ordinary shares

Ordinary shares entitle the holder to participate in dividends and the proceeds on the winding up of the company in proportion to the number of and amounts paid on the shares held. The fully paid ordinary shares have no par value and the company does not have a limited amount of authorised capital.

Deferred shares

Deferred Ordinary Shares are non-voting shares and do not convey upon the holder the right to be paid a dividend or to receive notice of or to attend, vote or speak at a general meeting. The Deferred Shares confer the right on a return of capital, on a winding-up or otherwise, only to the repayment of the nominal value paid up on the Deferred Shares after repayment of the nominal value of the Ordinary Shares.

NOTE 4 – SUBSEQUENT EVENTS:

1.

In February 2023, the Company entered a Standby Equity Facility to raise up to USD 25,000 thousand of common stock over the course of 36 months. the Company will issue to the investor the common stock at a purchase price as one of two options (i) equal to 96% of the weighted average price (“VWAP”) of the common stock during the applicable pricing period (ii) equal to 97% of the lowest VWAP of the common stock during a pricing period of 3 consecutive trading days commencing on the relevant period. the Company issued in advance part of the common stocks for proceeds of USD 3,500 thousand as follows (i) USD 1,500 thousand at the initial closing (was received on March 2023) (ii) USD 2,000 thousand upon effectiveness of a registration statement that was filed on March 2023.

2.

On January 25, 2023, Security Matters Limited issued 250,000 convertible notes for an aggregate amount of USD 250 thousand. These convertible notes have a maturity date of the earlier between December 31, 2024 and the date of any change in control (excluding the Business Combination). The convertible notes have an interest rate of 15% per annum. The convertible notes shall be converted into common shares of the Company at a conversion price of USD 10.

F-41

NOTE 4 – SUBSEQUENT EVENTS (CONT.):

3.

Between August 2022 to January 2023, Security Matters Limited entered into bridge loan agreements (the “Bridge Loans”) with eleven lenders, which lent Security Matters Limited an aggregate amount of USD 3,860 thousand. The Bridge Loans have a maturity date of up to two years and bear interest rate of 10% per annum. The Bridge Loans were accounted for in accordance with amortized cost method.

As part of the Bridge Loans agreements, the lenders were granted with two types of warrants:

(i)	Bonus Warrants – 243,000 warrants to purchase ordinary shares of the Company at an exercise price of USD 11.50 per share. The Bonus Warrants term is five years commencing upon the Business Combination.

(ii)

Redeemable Warrants – 597,000 warrants to purchase ordinary shares of the Company at a purchase price of USD 11.50 per share. The Redeemable Warrants term is five years commencing upon the Business Combination. The Redeemable Warrants shall be redeemable on a non-cumulative basis at the option of the holder, according to a schedule for USD 5.00 per warrant.

Each investor has the option to decide that Security Matters Limited will satisfy any or each redemption through the issuance of ordinary shares of the Company based upon a 20% discount to the 20 trading day VWAP preceding each such anniversary.

In March 2023, Security Matters Limited signed an addendum to the Bridge Loans agreements which convert USD 1,350 thousand into common shares and defer the payments to March 31, 2024.

4.

The Company’s board of directors and its shareholders approved and adopted the SMX Public Limited Company 2022 Incentive Equity Plan, which was subsequently amended on April 25, 2023, which reserved for grant a number of Ordinary Shares equal to 15% of the number of issued and outstanding Ordinary Shares on a fully diluted basis immediately after the closing of the Business Combination, or 5,082,417 authorized ordinary shares.

5.	The financial statements were authorized for issuance on April 25, 2023.

F-42

SMX (SECURITY MATTERS)

PUBLIC LIMITED COMPANY

INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2023

UNAUDITED

F-43

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

UNAUDITED INTERIM CONDENSED CONSOLIDATED

STATEMENTS OF FINANCIAL POSITION

		As of June 30, 2023	As of December 31, 2022
	Note	US$ in thousands
Current assets
Cash and cash equivalents		3,020	1,398
Other current receivables		1,037	3,673
Total current assets		4,057	5,071
Non-current assets
Property and equipment, net		820	969
Intangible assets, net		5,269	5,027
Investment in associated companies		112	221
Total non-current assets		6,201	6,217

Total assets		10,258	11,288

Current liabilities
Trade payables		7,281	2,972
Lease liabilities		30	30
Other payables		2,415	650
Convertible notes	3	304	563
Warrants		856	-
Pre-paid advance	5.1	3,050	-
Bridge loans and derivative financial liabilities	4	2,363	3,682
Borrowings from related parties		689	710
Total current liabilities		16,988	4,925
Non-current liabilities
Lease liabilities		403	440
Bridge loans and derivative financial liabilities	4	938	-
Long term payables		3,930	85
Total non-current liabilities		5,271	4,207

Total liabilities		22,259	9,132

Shareholders’ equity (deficit)
Issued capital and additional paid in capital	6	51,730	32,711
Foreign currency translation reserve		(702)	(537)
Accumulated losses		(63,029)	(30,020)
Total Shareholders’ equity (deficit)		(12,001)	2,156
Total liabilities and shareholders’ equity (deficit)		10,258	11,288

/s/ Limor Moshe Lotker	/s/ Haggai Alon	/s/ Pauline Khoo	November 3, 2023
Limor Moshe Lotker Chief Financial Officer	Haggai Alon Chief Executive Officer	Pauline Khoo Audit Committee Chairperson	Date of approval of financial statements

The accompanying notes are an integral part of the financial statements.

F-44

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

UNAUDITED INTERIM CONDENSED CONSOLIDATED

STATEMENTS OF COMPREHENSIVE LOSS

		For the Six Months Ended
		June 30, 2023	June 30, 2022
	Note	US$ in thousands except share and per share data
Research and development expenses, net		1,172	933
Selling and marketing expenses		228	378
General and administrative expenses	7	13,350	1,200
Listing expenses		16,802	-
Operating loss		31,552	2,511
Finance income		1,143	105
Finance expenses		2,496	36
Share of net loss of associated companies		104	-
Loss before income tax		33,009	2,442
Income tax		-	-
Loss after income tax for the period attributable to shareholders		33,009	2,442

Other comprehensive loss:
Items that will be reclassified to profit or loss:
Foreign currency translation		(165)	(639)

Other comprehensive loss, net of tax		(165)	(639)

Total comprehensive loss		33,174	3,081

Loss per share attributable to shareholders

Basic and diluted loss per share attributable to shareholders (in dollars)	8	*(39.46)	**(3.36)

*	After giving effect to the reverse stock split (see also Note 9.1)
**	Restated as a result of the SPAC transaction and after giving effect to the reverse stock split (see also Note 1 and 9.1)

The accompanying notes are an integral part of the consolidated financial statements.

F-45

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

UNAUDITED INTERIM CONDENSED CONSOLIDATED CHANGES IN SHAREHOLDERS’ EQUITY

(US$ in thousands)

	Issued capital and Additional paid-in capital	Foreign currency translation reserve	Accumulated loss	Total equity
Balance as of January 1, 2023	32,713	(537)	(30,020)	2,156
Comprehensive loss
Loss after income tax for the period	-	-	(33,009)	(33,009)
Other comprehensive loss for the period	-	(165)	-	(165)
Total comprehensive loss for the period	-	(165)	(33,009)	(33,174)

Issuance of shares, net	170	-	-	170
Recapitalization due to issuance of shares following the SPAC transaction, net	11,460	-	-	11,460
Share-based compensation	2,092	-	-	2,092
Conversion of convertible notes to shares	175	-	-	175
Conversion of bridge loans to shares	2,983	-	-	2,983
Exercise of options	10	-	-	10
Conversion of warrants A to ordinary shares, net (See note 5.2)	290			290
Issuance of Security Bundle, net (See note 5.2)	1,837	-	-	1,837
Balance as of June 30, 2023	51,730	(702)	(63,029)	(12,001)

The accompanying notes are an integral part of the consolidated financial statements.

(*)	Represents an amount lower than US$ 1 thousand, see Note 2D.

F-46

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

UNAUDITED INTERIM CONDENSED CONSOLIDATED CHANGES IN SHAREHOLDERS’ EQUITY

(US$ in thousands)

	Issued capital and Additional paid-in capital	Foreign currency translation reserve	Accumulated loss	Total equity

Balance as of January 1, 2022	31,504	223	(23,836)	7,891
Comprehensive income
Loss after income tax for the period	-	-	(2,442)	(2,442)
Other comprehensive loss for the period	-	(639)	-	(639)
Total comprehensive loss for the period	-	(639)	(2,442)	(3,081)

Issuance of shares, net	721	-	-	721
Share-based compensation	219	-	-	219
Balance as of June 30, 2022	32,444	(416)	(26,278)	5,750

The accompanying notes are an integral part of the consolidated financial statements.

F-47

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ in thousands)

	For the Six Months Ended
	June 30, 2023	June 30, 2022
	US$ in thousands
Cash flows from operating activities:
Net Loss	(33,009)	(2,442)
Share-based compensation	2,052	165
Depreciation and amortization	114	176
Increase (decrease) in other receivables	2,575	(1,727)
Increase in trade payables	2,545	831
Increase in other payables	70	110
Decrease in other liabilities	13	32
Revaluation of financial liabilities at fair value	(41)	-
Financial expenses due to bridge loans principal amounts	1,421	-
Interest on leases	7	28
Provision of borrowing to related parties	14	(89)
Revaluation of convertible notes	(382)	-
Share of net loss of associated companies	104	-
Issuance of shares for directors	40	54
SPAC transaction - listing costs	16,802	-
Net cash flow used in operating activities	(7,675)	(2,862)
Cash flows from investing activities:
Purchase of property, plant and equipment	(10)	(183)
Capitalized development cost	(383)	(783)
Net cash flow used in investing activities	(393)	(966)
Cash flows from financing activities:
Payment of lease liabilities	(21)	(39)
Proceeds from issuance of convertible notes	250	581
Proceeds from issuance of Security Bundle, net	914	-
Issuance of warrants	923	-
Issuance of derivative financial liability	974	-
Proceeds from bridge loans	550	-
Repayment of bridge loans	(30)	-
Advance payment for equity, net (see Note 5.1)	3,220	-
Issuance of shares in the SPAC transaction, net	2,923	-
Net cash flow from financing activities	9,703	542

Increase (decrease) in cash and cash equivalents	1,635	(3,286)
Cash and cash equivalents at beginning of period	1,398	4,171
Exchange rate differences on cash and cash equivalent	(13)	(26)
Cash and cash equivalents at end of period	3,020	859

The accompanying notes are an integral part of the consolidated financial statements.

F-48

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ in thousands)

	For the Six Months Ended
	June 30, 2023	June 30, 2022
	US$ in thousands
Appendix A – Non-Cash transactions during the period:

Conversion of liability to ordinary shares (see Note 5.1)	450	-
Conversion of warrants to ordinary shares (see note 5.2)	290	-
Conversion of bridge loans and derivative financial liability to ordinary shares	2,983	-
Exercise of options and warrants to ordinary shares	2,229	-
Conversion of convertible notes to ordinary shares	175	-

The accompanying notes are an integral part of the consolidated financial statements.

F-49

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(US$ in thousands except share and per share data)

NOTE 1 - GENERAL:

A.	SMX (Security Matters) Public Limited Company (“Security Matters” or the “Company” and together with its subsidiaries, the “Group”) was incorporated in July 1, 2022 under the laws of Ireland with registered number 722009 and its registered office at Mespil Business Center, Mespil House, Sessex Road, Dublin 4, Ireland, D04 T4A6. The Company was incorporated in 2022 as part of the Business Combination (see Note 1.B).

The Group provides one solution to solve both authentication and track and trace challenges in order to uphold supply chain integrity and provide quality assurance and brand accountability to producers of goods. Its technology works as a track and trace system using a marker, a reader and an algorithm to identify embedded sub-molecular particles in order to track and trace different components along a production process (or any other marked good along a supply chain) to the end producer. Its proprietary marker system embeds a permanent or removable (depending on the needs of the customer) mark on solid, liquid or gaseous objects or materials. Each marker is comprised of a combination of marker codes such that each marker is designed to be unique and unable to be duplicated. The marker system is coupled with an innovative patented reader that responds to signals from the marker and, together with a patented algorithm, captures the details of the product retrieved and stored on a blockchain digital ledger. Each marker can be stored, either locally on the reader and on private servers, cloud servers or on a blockchain ledger, to protect data integrity and custody.

B.	The Business Combination - the SPAC transaction (“Business Combination”):

On March 7, 2023 (the “Closing Date”) the Company completed its Business Combination with Lionheart III Corp (“Lionheart”), following that Lionheart and Security Matters PTY Ltd. (formerly named Security Matters Limited, which was incorporated in May 2018 under Australian law) became the Company’s wholly-owned subsidiaries and the Company listed its ordinary shares and public warrants on the NASDAQ stock market under the tickers SMX and SMXWW, respectively. On July 26, 2022, Security Matters PTY Ltd. and Lionheart, a publicly traded special purpose acquisition company (SPAC), entered into a business combination agreement (the “BCA”) and accompanying scheme implementation deed (“SID”). Under the BCA, the existing Lionheart stockholders received the Company’s shares and warrants in exchange for their existing Lionheart shares and warrants and all shares existed in Security Matters PTY Ltd were cancelled in return for the Company’s shares and resulting in Security Matters PTY Ltd. becoming a wholly owned subsidiary of the Company. Security Matters PTY Ltd. shareholders received consideration of 1 ordinary share per 10.3624 Security Matters PTY Ltd. shares, having an implied value of $10.00 per ordinary share and the Company became the holder of all of the issued shares in Security Matters PTY Ltd. and Lionheart, with Security Matters PTY Ltd. being delisted from the Australian Stock Exchange.

The Business Combination resulted in 97.58% redemption by Lionheart’s public shareholders which resulted in leaving $3,061 of funds remaining in the trust account (See also Note 6 and Note 2.E as for the accounting treatment of the transaction in these financial statements).

F-50

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(US$ in thousands except share and per share data)

NOTE 1 – GENERAL (CONT.):

C.	The Company operates primarily through 8 wholly owned subsidiaries, all of which have been consolidated in these consolidated financial statements.

Controlled entity	Country of Incorporation	Percentage Owned June 30, 2023	Percentage Owned December 31, 2022
Security Matters PTY Ltd. (Formerly - Security Matters Limited)	Australia	100%	-
Lionheart III Corp	USA	100%	**
SMX Circular Economy Platform PTE, Ltd.	Singapore	100%	*
SMX (Security Matters) Ireland Limited	Ireland	100%	*
SMX (Security Matters) Israel Ltd. (Formerly - Security Matters Ltd.)	Israel	100%	100	%***
Security Matters Canada Ltd.	Canada	100%	100	%***
Security Matters France Ltd.	France	100%	100	%***
SMX Beverages Pty Ltd.	Australia	100%	100	%***

In addition, the Company’s has the following investments in associated companies:

Entity	Country of Incorporation	Percentage Owned June 30, 2023	Percentage Owned December 31, 2022
Yahaloma Technologies Inc.	Canada	50%	50	%***
True Gold Consortium Pty Ltd	Australia	44.4%	44.4	%***

The proportion of ownership interest is equal to the proportion of voting power held.

*	Incorporated in 2023.
**	Merger occurred in March 2023.
***	Owned by Security Matters PTY Ltd. (formerly - Security Matters Limited) as of December 31, 2022.

D.	During the six months ended June 30, 2023, the Company incurred operating losses and negative cash flows from operating activities. The Company has not yet generated revenues. As discussed in Note 4, during the period, the Company entered into binding loan agreements with existing shareholders. As discussed in Note 5.1, the Company executed an equity line agreement to raise up to $25,000 in consideration of the issuance of common stock over the course of 36 months with YA II PN, LTD (“Yorkville”). As discussed in Notes 4 and 9.4, the Company signed agreements to convert indebtedness by issuance of shares. As discussed in Note 9.3 the Company is continuing with additional capital raising, and post balance sheet date it received an additional $2,500 in funding. The Company has also the ability to decrease its expenses in order to meet its existing cash flow streams. Management believes that the proceeds from the recent funding agreements, combined with its cash on hand, equity line and the Company’s plans, are sufficient to meet the Company’s obligations as they come due in the foreseeable future. There are no assurances, however, that the Company will be able to obtain an adequate level of financial resources that are required for its long-term business plan.

F-51

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(US$ in thousands except share and per share data)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

A. Basis of preparation

These interim consolidated financial statements have been prepared in a condensed format in accordance with IAS 34 Interim Financial Reporting. They do not include all disclosures that would otherwise be required in a complete set of financial statements and should be read in conjunction with the annual consolidated financial statements as of December 31, 2022 of the Company and of Security Matters PTY Ltd. (formerly - Security Matters Limited).

B. Functional currency

The consolidated financial statements are prepared in US Dollars, which is the functional and presentation currency of the Company.

C. Application of accounting policies

The Group has applied the same accounting policies and methods of computation in its interim condensed consolidated financial statements as in its 2022 annual financial statements and as in the 2022 annual financial statements of Security Matters PTY Ltd, except as stated below in note 2D and 2E.

Several amendments to IFRS Standards apply for the first time in 2023, but do not have an impact on the interim condensed consolidated financial statements.

D. Issue of a unit of financial instruments

The issue of a unit of financial instruments such as a financial liability (e.g., a loan) and free-standing derivative (e.g. warrants) involves the allocation of the proceeds received (before issuance costs) to financial derivatives and other financial instruments measured at fair value in each period and to financial liabilities that are measured at amortized cost, with residual allocated to equity instruments. Issuance costs are allocated to each component pro rata to the amounts determined for each component in the unit.

E. Reverse acquisition transaction

The result of the merger between the Company and Security Matters PTY Ltd. as described in Note 1B is that legally the Company owns the entire share capital of Security Matters PTY Ltd.

Accordingly, for financial reporting purposes, Security Matters PTY Ltd. (the legal subsidiary) is the accounting acquirer, and the Company (the legal parent) is the accounting acquiree. The consolidated financial statements prepared following the reverse acquisition are issued under the name of the Company, but they are a continuance of the financial statements of Security Matters PTY Ltd. and reflect the fair values of the assets and liabilities of the Company (the acquiree for accounting purposes), together with a deemed issuance of shares by Security Matters PTY Ltd. at fair value based on the quoted opening share price of the Company in its first trading day following the closing of the business combination transaction ($11,599), and a recapitalization of its equity. This deemed issuance of shares is in fact both an equity transaction under IAS 32 (receiving the net assets of the Company) and an equity-settled share-based payment transaction under IFRS 2 (receiving the listing status of the Company). The difference, in the amount of $16,802, between the fair value of the shares deemed to have been issued by Security Matters PTY Ltd. and the fair value of the Company’s identifiable net assets represent a payment for the service of obtaining a stock exchange listing for its shares and it is therefore expensed immediately to profit or loss at the closing date.

F-52

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(US$ in thousands except share and per share data)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.):

E.	Reverse acquisition transaction (Cont.)

The Company is initially consolidated in the financial statements from the Closing Date of the Business Combination. Substantially all of the assets and liabilities of the Company were comprised of marketable securities held in a trust account ($4,921) and trade and other payables and warrants ($10,127) respectively, with fair values that were equivalent to their carrying amounts. Below are the implications of the accounting treatment on the financial statements:

1.	The assets and liabilities of Security Matters PTY Ltd. have been recognized and measured in these consolidated financial statements at their pre-combination carrying amounts.

2.	The retained earnings and other equity balances recognized in those consolidated financial statements are the retained earnings and other equity balances of Security Matters PTY Ltd. immediately before the Business Combination.

3.	The amount recognized as issued equity instruments in these consolidated financial statements has been determined by adding to the issued equity of Security Matters PTY Ltd. immediately before the Business Combination the fair value of the deemed issuance of shares, as described above. However, the equity structure (the number and type of shares issued) reflects the equity structure of the Company, including the shares issued by the Company through recapitalization. Accordingly, the equity structure of Security Matters PTY Ltd. (issued capital and addition paid in capital) in comparative periods is restated using the exchange ratio established in the Business Combination to reflect the number and par value of shares of the Company issued in the reverse acquisition transaction.

4.	The statement of comprehensive loss reflects that of Security Matters PTY Ltd. for the full period together with the post-acquisition results of the Company from the Closing Date. Loss per share of Security Matters PTY Ltd. for periods prior to the acquisition date is restated such the denominator of the historical loss per share calculation is adjusted by multiplying the weighted-average shares used in each historically reported loss per share calculation by the exchange ratio established in the Business Combination.

F. Reverse stock split

The presentation of loss per share amounts has been retrospectively adjusted to give effect to the reverse share split which occurred on August 8, 2023. Except otherwise specifically provided, no other adjustments have been made in these notes to reflect the reverse share split. See also Note 9.1.

F-53

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(US$ in thousands except share and per share data)

NOTE 3 – CONVERTIBLE NOTES

On January 25, 2023, the Company received an amount of $250 in consideration for issuance of convertible notes (the “Convertible Notes”) and two types of warrants. The Convertible Notes principal amount is $250 and maturity date is the earlier between December 31, 2024, and the date of any change in control (excluding the Business Combination). The Convertible Notes have an interest rate of 15% per annum and shall be converted into ordinary shares: (1) at the note holder’s discretion, at a fixed conversion price of USD 10 per ordinary share, or (2) through issuance of the Company’s ordinary shares at a 20% discount.

As part of the Convertible Note agreements, the investor was granted two types of warrants:

(i)	Bonus Warrants – 12,500 warrants to purchase ordinary shares of the Company at an exercise price of USD 11.50 per share. The Bonus Warrants term is five years commencing upon the Business Combination.

(ii)	Redeemable Warrants – 12,500 warrants to purchase ordinary shares of the Company at a purchase price of USD 11.50 per share. The Redeemable Warrants term is five years commencing upon the Business Combination. The Redeemable Warrants shall be redeemable on a non-cumulative basis at the option of the holder, according to a schedule for USD 5.00 per warrant. The investor has the option to decide that the Company will satisfy any or each redemption through the issuance of ordinary shares of the Company based upon a 20% discount to the 20-trading day VWAP preceding each such anniversary.

The Convertible Notes are recorded in accordance with their fair value. The Redeemable Warrants are accounted for as a derivative financial liability. Management utilized a third-party appraiser to assist them in valuing the Convertible Notes and Redeemable Warrants.

In order to calculate the fair value of the Convertible Notes, the Company discounted the payment schedule by a discount rate of 30.7%.

The fair value of the Redeemable Warrants was calculated using Monte-Carlo simulation model with expected volatility of 71.54% and the risk-free interest rate used is 4.19%. As of June 30, 2023, the fair value of the Convertible Notes was $218 and the fair value of the Redeemable Warrants was $71.

NOTE 4 – BRIDGE LOANS AND DERIVATIVE FINANCIAL LIABILITY:

Between August 2022 to January 2023, Security Matters PTY Ltd. entered into bridge loan agreements (the “Bridge Loans”) with eleven lenders, which lent Security Matters PTY Ltd. an aggregate amount of $3,860. The Bridge Loans have a maturity date of up to two years and bear an interest rate of 10% per annum. The Bridge Loans were accounted for in accordance with the amortized cost method.

As part of the Bridge Loans agreements, the lenders were granted two types of warrants:

(iii)	Bonus Warrants – 243,000 warrants to purchase ordinary shares of the Company at an exercise price of USD 11.50 per share. The Bonus Warrants term is five years commencing upon the Business Combination.

(iv)	Redeemable Warrants – 572,000 warrants to purchase ordinary shares of the Company at a purchase price of USD 11.50 per share. The Redeemable Warrants term is five years commencing upon the Business Combination. The Redeemable Warrants shall be redeemable on a non-cumulative basis at the option of the holder, according to a schedule for USD 5.00 per warrant.

Each investor has the option to decide that the Company will satisfy any or each redemption through the issuance of ordinary shares of the Company based upon a 20% discount to the 20-trading day VWAP preceding each such anniversary.

Management with the assistance of a third-party appraiser valued the Bonus and the Redeemable Warrants. The fair value of the Bonus Warrants was calculated using the Black-Scholes model. As of June 30, 2023, the fair value of the Bonus Warrants was less than $1 (December 31, 2022 - the fair value of the Bonus Warrants was $24).

The fair value of the Redeemable Warrants was calculated using Monte-Carlo simulation model. As of June 30, 2023, the fair value of the Redeemable Warrants was 2,133 (December 31, 2022, the fair value of the Redeemable Warrants was $2,669).

The main assumptions used in the three valuation models described above were: (1) risk free rate 3.99%; (2) volatility of assets 81.03%; and (3) excepted terms of the warrants -5.18 years. All warrants were classified as a derivative financial liability and are re-measured each reporting date, with changes in fair value recognized in finance expense (income), net.

During 2023, the Company entered into an additional bridge loan agreement (the “Additional Bridge Loans”), in which the Company raised an aggregate amount of $550. The Additional Bridge Loans have a maturity date of up to two years and bear interest rate of 10% per annum. In March 2023, the Company signed an addendum to the Bridge Loans agreements which convert principal amount of $1,350 and redeemable warrants at the amount of $1,000 into 872,418 ordinary shares and defer the remaining cash payments to March 31, 2024.

F-54

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(US$ in thousands except share and per share data)

NOTE 5 – MATERIAL EVENTS DURING THE PERIOD

1.	The Company entered in February 2023 into a Standby Equity Purchase Agreement (“SEPA”) to raise up to $25,000 in consideration of the issuance of ordinary shares over the course of 36 months with Yorkville. According to the SEPA, the Company may issue Yorkville the ordinary shares at a purchase price as one of two options (i) equal to 96% of the weighted average price (“VWAP”) of the common stock during the applicable pricing period (ii) equal to 97% of the lowest VWAP of the common stock during a pricing period of 3 consecutive trading days commencing on the relevant period.

Yorkville advanced to the Company an aggregate principal amount of $3,500 (the “Pre-Paid Advance”). The Pre-Paid Advance was disbursed in two separate installments evidenced as convertible loans, the first for $1,500 at the closing of the Business Combination, and the second, as subsequently amended, for $2,000 upon the effectiveness of the Initial Yorkville Registration Statement. The purchase price for the Pre-Paid Advance is 92.0% of the Pre-Paid Advance. Such Pre-Paid Advances will be offset upon the issuance of ordinary shares to Yorkville at a price per share equal to the lower of (a) 100% of the daily VWAP of the Ordinary Shares on The Nasdaq Stock Market as of the trading day immediately prior to the date of the disbursement of the Pre-Paid Advance (the “Fixed Price”) (in the case of the first Pre-Paid Advance, $3.65), or (b) 93.0% of the lowest daily VWAP of the Ordinary Shares on Nasdaq during the seven trading days immediately prior to each purchase (the “Variable Price” and the lower of the Fixed Price and the Variable Price shall be referred to as the “Purchase Price”); however, in no event shall the Purchase Price be less than $1.10 (the “Floor Price”). On July 27, 2023, the Company amended the promissory note evidencing the remaining Pre-Paid Advance to decrease the Floor Price to $1.10 (as adjusted for reverse stock split which occurred on August 21, 2023, see also Note 9.1), after the Company was required to repay in cash $500 of principal amount as a result of the Company’s share price being below the original Floor Price. The maturity date will be 12-months after the initial closing of each Pre-Paid Advance. In July 2023, the Company repaid in full the first Pre-Paid Advance in the amount of $1,500. In the period, the Company issued ordinary shares in consideration of $450 in accordance with the terms of the SEPA.

2.	On June 22, 2023, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with EF Hutton, LLC (the “Underwriter”) relating to the public offering of (i) 13,333,333 ordinary shares of the Company, at a subscription price per share of $0.24 (the “Firm Shares”), (ii) 13,333,333 warrants in the form of Warrant A to subscribe for 13,333,333 ordinary shares, at an exercise price of $0.24 per share (“Warrant A”), and (iii) 13,333,333 warrants in the form of Warrant B to subscribe for 13,333,333 ordinary shares, at an exercise price of $0.24 per share (“Warrant B” and together with Warrant A, the “Firm Warrants” and, collectively with the Firm Shares, the “Firm Securities”).

The Company also granted the Underwriter a 45-day option to subscribe for, in the aggregate, (a) up to 1,999,999 additional ordinary shares (15% of the Firm Shares) at a subscription price per share of $0.24 (100% of the public offering price allocated to each Firm Share) (the “Option Shares” and together with the Firm Shares, the “Shares”) or Pre-Funded Warrants to subscribe for up to 1,999,999 ordinary shares at a price per share of $0.2399 (100% of the public offering price allocated to each Firm Share less $0.0001) and the remaining non pre-funded exercise price of each pre-funded warrant will be $0.0001 per share, and/or (b) 1,999,999 warrants in the form of Warrant A to subscribe for an aggregate of 1,999,999 ordinary shares (15% of the Firm Warrants) at an exercise price of $0.24 per warrant (100% of the public offering price allocated to each set of warrants in the form of Warrant A), and/or (c) 1,999,999 warrants in the form of Warrant B to purchase an aggregate of 1,999,999 ordinary shares (15% of the Firm Warrants) at a purchase price of $0.24 per warrant (100% of the public offering price allocated to each set of warrants in the form of Warrant B) (the “Option Warrants” and together with the Firm Warrants and Pre-Funded Warrants, if any, the “Warrants”), which may be subscribed for in any combination of Option Shares and/or the Option Warrants. The Option Shares and the Option Warrants are referred to as the “Option Securities”.

The offering closed on June 27, 2023. The Company delivered the Firm Shares (or Firm Share equivalents in the form of Pre-Funded Warrants), the Firm Warrants and the Option Warrants to the Underwriter on the same day.

The Warrant A terms specify that the warrants may be exercised at any time on or before June 27, 2028. On or after the earlier of (i) the thirty day anniversary of the date of the Underwriting Agreement and (ii) the date on which the aggregate composite trading volume of the Company’s ordinary shares as reported by Bloomberg LP beginning on the date of the Underwriting Agreement exceeds 15,000,000 ordinary shares, a holder of Warrant A warrants may also provide notice and elect a “cashless exercise” pursuant to which the holder would receive an aggregate number of ordinary shares equal to the product of (x) the aggregate number of ordinary shares that would be issuable upon a cash exercise and (y) $0.50. As of the date of publication of these financial statements, an aggregate of 15,195,332 Warrant A warrants were cashless exercised into an aggregate of 7,597,665 ordinary shares.

F-55

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(US$ in thousands except share and per share data)

NOTE 5 – MATERIAL EVENTS DURING THE PERIOD (CONT.)

The Warrant B terms specify that the warrants may be exercised at any time on or before June 27, 2028. All of such Warrant B warrants remain outstanding as of the end of period.

Warrant A was valued at $0.0635 which is half of the share market price at the end of the period, assuming cashless exercise. Warrants A were considered to be a derivative financial liability. The terms of warrants B specify that each warrant has a cash exercise price of $0.24. Warrant B was valued at $0.0602 by using the Black-Scholes option-pricing model, with expected volatility of 70.39% and the risk-free interest rate used is 4.13%. Warrants A and B expire in June 2028.

The net proceeds to the Company upon the closing of this offering were approximately $2,580. The capital raise fee amounted to $660.

The Company also granted to the Underwriter, 666,667 warrants at an exercise price of $0.264 per share, which expires after 5 years. The Underwriter’s warrants were valued at $0.0575 per option by using the Black & Scholes option-pricing, with expected volatility of 70.39% and the risk-free interest rate used is 4.13%.

3.

In January 2023, the Company signed an amendment to the agreement with Isorad that determine the following: (1) for the BCA with Lionheart, (a) Isorad was issued 864,000 options to purchase shares of the Company, which options were issued in January 2023 and valued using the Black-Scholes pricing model, with the main parameters used are: (1) risk-free rate: 3.42%; (2) expected volatility: 81.92%: (3) expected term: up to 3 years; and (4) expected dividend yield: 0%; and (b) Isorad will be entitled to 1% of any amount actually received against equity or other funding convertible into equity at the closing of the transaction and until 13 months thereafter (to be paid after reaching an aggregated received amount of $27 million, or at the end of such 13 months, the earlier thereof). In the period, based on the funds the Company actually received, the Company recognized a technology license intellectual property at the amount of $101 against a liability that reflects the due amount; and

(2) Exit fee - in the occurrence of the first M&A event (as such event is defined in such agreement to include mergers, sale of all or substantially all the assets of the Company and similar event) after the closing of the BCA, the Company is to pay a cash amount equal to 1.5% of the amount received or transferred. This will not apply to any future offer of shares, merger or sale of assets thereafter.

4.	On March 2, 2023, the Company amended its loan agreement dated September 7, 2015, between the Company, its Shareholders and Kamea Fund that postponed the repayment of the borrowings from related party (Bonus Payment) to March 31, 2024 (refer also to Note 9.4 – Subsequent Events).

F-56

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(US$ in thousands except share and per share data)

NOTE 6 - SHAREHOLDERS’ EQUITY

A. Share capital:

	Number of shares
	June 30, 2023		December 31, 2022
	Authorized	Issued and outstanding	Authorized	Issued and outstanding
Ordinary shares USD 0.0001 par value	800,000,000,000	38,364,447	500,000,000	1
Preferred shares USD 0.0001 par value	200,000,000,000	-	-	-
Deferred shares Euro 1 par value	25,000	25,000	25,000	25,000

Ordinary shares

Ordinary shares entitle the holder to participate in dividends and the proceeds on the winding up of the Company in proportion to the number of and amounts paid on the shares held. The fully paid ordinary shares have a par value per share of $0.0001 (before the reverse split) and par value per share of $0.0022 (post reverse split) and the Company does not have a limited amount of authorised capital.

Preferred shares

preferred shares with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors.

Deferred shares

Deferred Ordinary Shares are non-voting shares and do not convey upon the holder the right to be paid a dividend or to receive notice of or to attend, vote or speak at a general meeting. The Deferred Shares confer the right on a return of capital, on a winding-up or otherwise, only to the repayment of the nominal value paid up on the Deferred Shares after repayment of the nominal value of the Ordinary Shares.

Changes in Share capital

A.	On March 7, 2023 (the “Closing Date”), the Company consummated the Business Combination pursuant the BCA, dated July 26, 2022, and also consummated the SID, dated July 26, 2022.

Beginning on the day immediately prior to the Closing Date and ending on the day immediately after the Closing Date, the following transactions occurred:

1.	The AUD 828,240 of the 2022 Convertible Notes have been cancelled in consideration for the issuance of 1,000,000 ordinary shares in Security Matters PTY Ltd.

2.	Security Matters PTY Ltd. performed acceleration of vesting for all unvested warrants and options, the expense for the acceleration amounted to $186.

3.	32,211,716 warrants have been exercised on cashless basis to 24,568,773 shares in Security Matters PTY Ltd.

4.	18,673,253 ordinary shares of the Company have been issued to Security Matters PTY Ltd.’s shareholders in return for their 193,500,379 ordinary shares in Security Matters PTY Ltd. that were cancelled. Security Matters PTY Ltd.’s shareholders received as consideration 1 ordinary share of the Company per 10.3624 Security Matters PTY Ltd.’s ordinary shares.

5.	The Company issued 3,525,000 ordinary shares, 2,200,000 private warrants and 6,250,000 public warrants to Lionheart’s stockholders, in exchange for their existing Lionheart shares and warrants. The warrants exercise price is $11.5 per share, expiring in March 2028. The warrants are considered to be a derivative financial liability and measured at fair value, which is the market price as of the end of the period, amounted to $0.0204 per warrant.

F-57

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(US$ in thousands except share and per share data)

NOTE 6 – SHAREHOLDERS’ EQUITY (CONT.)

6.	The Company issued 303,053 ordinary shares for an aggregate of $3,110 net proceeds.

7.	The Company issued 872,418 ordinary shares for the conversion of bridge loan at principal amount of $1,350 and 200,000 redeemable warrants ($5 per warrant, 5 years, exercise price of $11.5 per share).

B.	In May and June 2023, the Company issued 675,168 ordinary shares to Yorkville, for an aggregate of $450 net proceeds (see also Note 5.1).

C.	In June 2023, the Company raised capital as part of issuance of a unit of financial instruments in consideration of an aggregate of $2,580 net proceeds. As part of this issuance, the Company issued 13,333,333 shares, 15,333,332 warrants A and 15,333,332 warrants B (see also Note 5.2).

D.	After the balance sheet date, on August 21, 2023, the Company’s ordinary shares began trading on the Nasdaq Global Market on a post-Reverse Stock Split basis, after consolidating every twenty-two ordinary shares of the Company into one ordinary share (see also Note 9.1).

Incentive Equity Plan

In April 25, 2023, the Company’s board of directors and its shareholders approved and adopted the SMX Public Limited Company 2022 Incentive Equity Plan, which was subsequently amended the Company’s board of directors, subject to applicable Nasdaq requirements, which reserved for grant a number of ordinary shares equal to 15% of the number of issued and outstanding ordinary shares on a fully diluted basis immediately after the closing of the Business Combination, or 5,082,417 authorized ordinary shares.

1.	During the six-month period ended June 30, 2023, the Company granted 4,334,000 RSUs to employees, directors and service providers. The fair value at grant date of RSUs granted in the period were $1-$1.09. The related share-based expenses that were recognized in the period amounted to $1,738.

RSUs granted to employees, directors and service providers:

	Six months period ended June 30, 2023 (in thousands)	Six months period ended June 30, 2022 (in thousands)
Outstanding at beginning of period	-	-
Granted	4,334	-
Vested	(945)	-

Outstanding at June 30, 2023	3,389	-

2.	During the six-month period ended June 30, 2023, the Company granted 790,408 options to employees and service providers. These grants carry an exercise price of between $1.04 - $4.0, vesting period up to 4 years from the grant date, contractual life of the options under the plan is 5 years. The fair value of the grant at grant date is $185. The related share based expenses that were recognized in the six months period ended June 30, 2023 amounted to $168.

F-58

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(US$ in thousands except share and per share data)

NOTE 6 - SHAREHOLDERS’ EQUITY (CONT.)

Options granted to employees and service providers:

	Six months period ended June 30, 2023
	Number of options (in thousands)	Weighted average exercise price per share (US$)
Outstanding at beginning of period	1,251	2.01
Granted	790	3.47
Exercised	(7)	1.39
Expired	-	-

Outstanding at June 30, 2023	2,034	2.58
Exercisable options at June 30, 2023	1,825	2.48

	Six months period ended June 30, 2022
	Number of options (in thousands)	Weighted average exercise price per share (US$)
Outstanding at beginning of period	3,346	2.02
Granted	989	2.86
Exercised	-
Expired	(375)	2.16

Outstanding at June 30, 2022	3,960	2.21
Exercisable options at June 30, 2022	2,703	2.33

The options to employees and service providers outstanding as of June 30, 2023, are comprised, as follows:

Exercise price (US$)	Outstanding as of June 30, 2023 (in thousands)	Weighted average remaining contractual term	Exercisable as of June 30, 2023 (in thousands)	Weighted average remaining contractual term
		(years)		(years)
0.84-1.39	845	1.18	845	1.18
1.81-2.51	335	2.59	335	2.59
3.57-4.0	707	4.89	498	4.86
4.18	10	1.74	10	1.74
4.87	137	3.51	137	3.51
	2,034		1,825

NOTE 7 – GENERAL AND ADMINISTRATIVE EXPENSES

	Six Months Ended
	June 30, 2023	June 30, 2022
	US$ in thousands	US$ in thousands
Transaction cost	7,792	-
Advertising, Public and Investors Relations	1,526	-
Share based compensation	1,805	82
Professional services	718	545
Wages and salaries related	664	429
Travel expenses	379	4
Insurance	329	19
Office and maintenance	37	80
Depreciation and amortization	15	15
Others	86	26
Total	13,350	1,200

NOTE 8 - LOSS PER SHARE

	Six months ended
	June 30, 2023	June 30, 2022
Net loss attributable to the owners of the Company	$(33,009)		$(2,442)

Basic and diluted loss per share	$(39.46)	$	*(3.36)
Weighted average number of ordinary shares
Weighted average number of ordinary shares used in calculating basic and diluted loss per share (in thousands)	837		*727

As a result of the reverse share split described in Note 9.1, the calculation of the basic and diluted loss per share for all periods presented have been adjusted retrospectively based on the new number of shares as derived from the conversion ratio.

*	Restated as a result of the SPAC transaction

F-59

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(US$ in thousands except share and per share data)

NOTE 9 – SUBSEQUENT EVENTS

Since the reporting date, the following significant events have occurred:

1.	Reverse Stock Split - On August 8, 2023, at the Extraordinary General Meeting of Shareholders of the Company, the Company’s shareholders voted in favor of consolidating every twenty-two ordinary shares in the authorized but unissued and in the authorized and issued share capital of the Company into one ordinary share (the “Reverse Stock Split”).

On August 21, 2023, the Company’s ordinary shares began trading on the Nasdaq Global Market on a post-Reverse Stock Split basis under the current symbol “SMX”.

Following is a table which presents the loss per share before the change (see also Note 8).

Loss per share have been calculated using the weighted average number of shares in issue during the relevant financial periods, the weighted average number of equity shares in issue and loss for the period as follows:

	Six months ended
	June 30, 2023	June 30, 2022
Net loss attributable to the owners of the Company	(33,009)	(2,442)

Basic and diluted loss per share	(1.79)	(0.15)
Weighted average number of ordinary shares
Weighted average number of ordinary shares used in calculating basic and diluted loss per share	18,404	15,984

2.	On July 27, 2023, the Company amended its Pre-Paid Advance agreement with Yorkville (see also Note 5.1) evidencing the remaining Pre-Paid Advance to decrease the Floor Price to $1.10 (as adjusted for the Reverse Stock Split which occurred on August 21, 2023, see also Note 9.1), after the Company was required to repay in cash $500 of principal amount as a result of the Company’s share price being below the original Floor Price. The maturity date will be 12-months after the initial closing of the Pre-Paid Advance. In July 2023, the Company repaid in full the first Pre-Paid Advance in the amount of $1,500. In the period, the Company repaid approximately $450 principal amount by ordinary share issuance in accordance with the terms of the SEPA and subsequent to the period, the Company repaid approximately $1,350 through September 30, 2023.

3.	On September 6, 2023, the Company consummated the transactions pursuant to a Securities Purchase Agreement dated as of September 5, 2023 and issued and sold to an institutional investor a promissory note with a fixed conversion price of $1.6378 and warrants, for gross proceeds to SMX of approximately $2,500, before deducting fees and other offering expenses payable by the Company to their service providers. The note is in the principal amount of $4,290. The actual amount loaned by the investor pursuant to the Note is $2,574 after a 40% original issue discount. The maturity date of the note is the 12-month anniversary of the Effective Date, and is the date upon which the principal amount, as well as any accrued and unpaid interest and other fees, shall be due and payable. Interest accrues in the amount of 12% per year and shall be payable on the maturity date. The investor has the right, at any time, to convert all or any portion of the then outstanding and unpaid principal amount and interest (including any costs, fees and charges) into the Company’s ordinary shares, at a fixed conversion price of $1.6378 per share. Any such conversion is subject to customary conversion limitations set forth in the Purchase Agreement so the investor beneficially owns less than 4.99% of the Company’s ordinary shares. Additionally, the Company has the right to convert in whole or in part the note into ordinary shares; provided that in no case shall the Company so convert the note if the result of the issuance of Ordinary Shares thereby would result in the beneficial ownership of the investor of ordinary shares in excess of 4.99%.

4.	On September 15, 2023, the Company paid $250 to EF Hutton, division of Benchmark Investments, LLC, pursuant to a Satisfaction and Discharge of Indebtedness Pursuant to Promissory Note Dated March 7, 2023. Upon paying such amount, the promissory note dated March 7, 2023 in the principal sum of $900 was deemed fully paid and satisfied and the Note was thereafter canceled, discharged and no longer of any further force or effect.

5.	On September 19, 2023, the Company amended its loan agreements dated September 7, 2015, by and between the Company, its shareholders and Kamea Fund (the “Loan Agreements”). Pursuant to the amendment to the Loan Agreements, Kamea agreed to convert $657 of indebtedness under the Loan Agreements (the “Indebtedness Amount”) into 487,281 ordinary shares (post Reverse Stock Split) of the Company, as payment in full for the Indebtedness Amount; provided however, that in the event the proceeds received from Kamea with respect to any sales of such shares are not at least equal to the Indebtedness Amount, the Company will remain liable to Kamea for the balance of the Indebtedness Amount.

6.

On October 3, 2023, the Company has signed an agreement with True Gold Consortium Pty Ltd (“TrueGold”) (see also Note 1C) shareholders to acquire an additional 7.5% which will increase the Company’s holdings to 51.9% in TrueGold and result in the Company’s gain control over TrueGold. As part of the agreement and in consideration for the additional 7.5%, it was agreed that the outstanding payables from TrueGold to the Company which amounted to AU$ 475 as of June 30, 2023 (approximately $307) would be forgiven in full.

The transaction is based on past valuation, which was prepared in October 2021, which evaluates TrueGold’s fair value in the range of $78.5 million to $90 million and at a mean of $84.3 million. This past valuation was not audited or reviewed.

As of the agreement’s closing date, both parties agreed to engage an independent third party appraiser to prepare an updated TrueGold valuation as of closing date by November 30, 2023. Accordingly, the Company will recognize in its financial statements the fair value of TrueGold’s assets & liabilities at closing date as will be valued by the independent third party appraiser. Once this valuation will be completed, there may be material differences between TrueGold’s past valuation from October 2021 to the updated valuation.

F-60

Issuance of up to 12,124,666 Ordinary Shares

Pre-Funded Warrants to Subscribe for up to 12,124,666 Ordinary Shares

(or some combination of Ordinary Shares and

Pre-Funded Warrants in the amounts reflected above)

Up to 12,124,666 Ordinary Shares Underlying the Pre-Funded Warrants

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

PROSPECTUS

EF HUTTON LLC

February 15, 2024